Registration No. 33-89510
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 11

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                 ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL


           The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------



                  Please send copies of all communications to:

                            PETER E. PANARITES, ESQ.
                                 Foley & Lardner
                               Washington Harbour
                            3000 K Street, Northwest
                             Washington, D.C. 20007

EQUI-VEST(R)
Employer-Sponsored Retirement Programs



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(R)?


EQUI-VEST(R) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.



--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government     o EQ/High Yield(1)
  Securities                              o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care*            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian Research
  Equity*                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth*       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value*        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap           o EQ/FI Mid Cap
  Growth*                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value*    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology*             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                     o EQ/Marsico Focus*
o EQ/Alliance Common Stock                o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income           o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth              o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth            o EQ/MFS Research
o EQ/Alliance Technology                  o EQ/Putnam Growth & Income Value
o EQ/AXP New Dimensions**                 o EQ/Putnam Voyager(2)
o EQ/AXP Strategy Aggressive**            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity*   o EQ/Emerging Markets Equity
o EQ/Alliance Global                      o EQ/International Equity Index
o EQ/Alliance International               o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
  BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors            o EQ/Balanced
--------------------------------------------------------------------------------



(1) Formerly named, "EQ/Alliance High Yield."
*   Subject to state availability.
(2) Formerly named, "EQ/Putnam Investors Growth"
*   Subject to state availability.
** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.


You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of either Class IA/A or IB/B shares of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options may not be available in your state. Check with your financial professional regarding availability.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

Employer funded traditional Individual retirement annuities ("IRAs"):

o   A simplified employee pension plan ("SEP") sponsored by an employer.

o SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST(R) to new employer groups without existing plans.

o   SIMPLE IRAs funded by employee salary reduction and employer contributions.

Other employer-sponsored contracts:

o Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations including non-profit organizations and states or local governmental entities.

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA") for public schools and nonprofit entities under Internal Revenue Code
    Section 501(c)(3).

o A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

o To fund Internal Revenue Code Section 457 employee deferred compensation ("EDC") plans of state and municipal governments and other tax-exempt organizations.

o   Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

Minimum contribution amounts of $20 may be made under the contract.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                          X00280

Contents of this prospectus
--------------------------------------------------------------------


EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       6
How to reach us                                                              7

EQUI-VEST(R) employer-sponsored retirement programs
   at a glance -- key features                                               9

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Examples: EQUI-VEST(R) series 300                                           14
Examples: EQUI-VEST(R) series 100 and 200 contracts                         16
Condensed financial information                                             20

--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           21

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        21
Owner and annuitant requirements                                            23
How you can make your contributions                                         23
What are your investment options under the contract?                        23
Selecting your investment method                                            28
ERISA considerations for employers                                          29
Allocating your contributions                                               29
Your right to cancel within a certain number of days                        29

--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        30

--------------------------------------------------------------------------------

Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the guaranteed interest option                     30
Your contract's value in the fixed maturity options                         30

--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     30

--------------------------------------------------------------------------------

Transferring your account value                                             31
Disruptive transfer activity                                                31
Automatic transfer options                                                  31
Investment simplifier                                                       31
Rebalancing your account value                                              32


----------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     33

--------------------------------------------------------------------------------

Withdrawing your account value                                              33
How withdrawals are taken from your account value                           34
Loans under TSA and Corporate Trusteed contracts                            34
Termination                                                                 34
Texas ORP participants                                                      34
When to expect payments                                                     34
Your annuity payout options                                                 35

--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     37

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         37
Charges under the contracts                                                 37
For all contract series                                                     41
Charges that the Trusts deduct                                              41
Group or sponsored arrangements                                             40
Other distribution arrangements                                             42

--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 43

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           43
Beneficiary continuation option                                             43

--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          45

--------------------------------------------------------------------------------

Tax information and ERISA matters                                           45
Buying a contract to fund a retirement arrangement                          45
Special rules for tax-favored retirement programs                           45
Additional "Saver's Credit" for salary reduction contributions to
     certain plans or a traditional IRA or Roth IRA                         45
Qualified plans                                                             45
Tax-sheltered annuity arrangements (TSAs)                                   46
Distributions from Qualified Plans and TSAs                                 47
Simplified Employee Pensions (SEPs)                                         49
SIMPLE IRAs (Savings Incentive Match Plan)                                  49

Public and tax-exempt organization employee
     deferred compensation plans (EDC Plans)                                50

Traditional Individual Retirement Annuities
     (Traditional IRAs)                                                     51
ERISA matters                                                               58
Certain rules applicable to plans designed
     to comply with Section 404(c) of ERISA                                 58
Federal and state income tax withholding and
     information reporting                                                  59
Federal income tax withholding on periodic annuity payments                 59
Federal income tax withholding on non-periodic annuity
     payments (withdrawals)                                                 59
Mandatory withholding from TSA and qualified plan distributions             59
Impact of taxes to Equitable Life                                           60

--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         61

--------------------------------------------------------------------------------

About our Separate Account A                                                61
About the Trusts                                                            61
About our fixed maturity options                                            61
About the general account                                                   62
About other methods of payment                                              62
Dates and prices at which contract events occur                             63
About your voting rights                                                    63
About legal proceedings                                                     64
About our independent accountants                                           64
Financial statements                                                        64
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   64
Funding changes                                                             64
Distribution of the contracts                                               64

--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   65

--------------------------------------------------------------------------------

Communicating performance data                                              68

--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           69

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Original contracts                                                   B-1
III -- Market value adjustment example                                     C-1
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                       PAGE
   account value                         30
   annuitant                             29
   annuity payout options                35
   Annuitant-Owned HR-10                  5
   beneficiary                           43
   business day                          63
   cash value                            30
   contract date                         10
   contract date anniversary             10
   contract year                         10
   contributions                         44
   disruptive transfer activity          31
   DOL                                   44
   EDC                                    5
   EQAccess                               7
   ERISA                                 58
   elective deferral contributions       44
   fixed maturity amount                 27
   fixed maturity option                 27
   guaranteed interest option            27

                                       PAGE
   IRA                                    5
   investment options                    23
   market timing                         31
   nonelective contribution              45
   portfolio                          cover
   processing office                      7
   Required Beginning Date               56
   SAI                                cover
   SEC                                cover
   Salary reduction contributions        44
   SARSEP                                 5
   SEP                                    5
   SIMPLE IRA                             5
   TOPS                                   7
   Trusteed contracts                     5
   TSA                                    5
   Trusts                             cover
   unit                                  30
   unit investment trust                 61
   variable investment options           23


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
--------------------------------------------------------------------------------


4 Index of key words and phrases

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. However, only three are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:





------------------------------------------------------------------------------------------------------------------------
     TSA, SEP, SARSEP, EDC, ANNUITANT-OWNED HR-10 AND TRUSTEED CONTRACTS      series 100
     ISSUED BEFORE AUGUST 17, 1995.
                                                                              This series is no longer available for
                                                                              new purchasers except in NY and NJ
                                                                              (TSA, EDC and Trusteed), and in OR
                                                                              (SEP, SARSEP, EDC and TSA).
------------------------------------------------------------------------------------------------------------------------
     TSA, EDC, ANNUITANT-OWNED HR-10 AND TRUSTEED CONTRACTS ISSUED ON OR      series 200
     AFTER AUGUST 17, 1995. SEP AND SARSEP CONTRACTS ISSUED ON OR AFTER
     AUGUST 17, 1995 AND BEFORE NOVEMBER 1, 1995 AND CURRENTLY IN A STATE     This series is available for new
     WHERE THE SERIES 300 CONTRACT HAS NOT BEEN APPROVED.                     purchasers of TSA, EDC and Annuitant-
                                                                              Owned HR-10 contracts. Also available
                                                                              for SEP and SARSEP contracts in MD
                                                                              and WA.
------------------------------------------------------------------------------------------------------------------------
     SEP AND SARSEP CONTRACTS ISSUED ON OR AFTER NOVEMBER 1, 1995 IN STATES   series 300
     WHICH HAVE APPROVED THE SERIES 300 CONTRACT.
------------------------------------------------------------------------------------------------------------------------
     SIMPLE IRA CONTRACTS IN ALL APPROVED STATES. (WE RESERVE THE RIGHT TO    series 400
     ISSUE A SERIES 200 OR 300 SIMPLE IRA CONTRACT, AS NECESSARY, FOR STATES
     NOT APPROVING THE SERIES 400 VERSION.)
------------------------------------------------------------------------------------------------------------------------


We also have contracts that we refer to as "original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix II, which will be referenced throughout this prospectus when it applies.


                                                Index of key words and phrases 5

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



6  Who is Equitable Life?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)
Unit Collections

P.O. Box 13463
Newark, NJ 07188-0463

--------------------------------------------------------------------------------
 FOR TSA AND CORPORATE TRUSTEED LOAN REPAYMENTS
 SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life

Loan Repayment
EQUI-VEST(R) Lockbox
P.O. Box 13496
Newark, NJ 07188-0496

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life

EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard
3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)

200 Plaza Drive
2nd Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o quarterly statements of your contract values; and

o statement of your contract values as of the last day of the contract year.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option; and

o elect the investment simplifier (not available through EQAccess); and

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



                                                       Who is Equitable Life?  7

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.




--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of the automatic investment program (not applicable to all contracts);

(2) election of the investment simplifier;

(3) election of the automatic NQ deposit service;


(4) election of the rebalancing program;


(5) election of required minimum distribution option;

(6) transfer/rollover of assets to another carrier;

(7) request for a loan (ERISA and non-ERISA TSA and Corporate Trusteed contracts);

(8) tax withholding election; and

(9) contract surrender and withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;


(2) beneficiary changes;

(3) transfers among investment options; and

(4) change of ownership (when applicable).



TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) investment simplifier;

(3) rebalancing program;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.


8  Who is Equitable Life?

EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features



------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL           EQUI-VEST(R)'s variable investment options invest in different portfolios managed by
INVESTMENT             professional investment advisers.
MANAGEMENT             -------------------------------------------------------------------------------------------------
GUARANTEED             o Principal and interest guarantees
INTEREST OPTION        o Interest rates set periodically
------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to
OPTIONS                  10  years (1 to 7 in Oregon).
                       o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                       -------------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment (as well as withdrawal charges) may also apply.
                       -------------------------------------------------------------------------------------------------
                       Only available for contracts in states where approved.
------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside    No tax until you make withdrawals from your contract or receive
                         the contract          annuity payments.
                       o On transfers inside   No tax on transfers among investment options.
                         the contract
                       -------------------------------------------------------------------------------------------------
                       Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), or to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                       Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus.)
------------------------------------------------------------------------------------------------------------------------
MINIMUM CONTRIBUTION   o $20 each contribution
AMOUNTS                o maximum contribution limits may apply.
------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Contract surrender
                       Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed dollar option
                       o Automatic investment program (not applicable to all contracts)
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o No charge on transfers among investment options
                       o Waiver of withdrawal charge for disability, confinement to a nursing home, and terminal illness (series 300
                         and 400 only)

------------------------------------------------------------------------------------------------------------------------


                       EQUI-VEST(R) employer-sponsored retirement programs at a
                                                       glance -- key features 9

------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series:
                         series 100 -- 1.34%; three options at 1.49%.
                         series 200 -- 1.34%; three options at 1.49%.
                         series 300 and 400: 1.35% (maximum of 2.00% for series 400).

                       o Annual administrative charge*:
                         series 100 and 200: $30 or 2% of the account value, if less.
                         series 300 and 400: $30 during the first two contract years or 2% of the account value, if less;
                         $30 thereafter ($65 maximum).
                         * For individuals who own multiple contracts with combined account values over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this
                         Prospectus.

                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an
                         IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company): series 100 and 200: none series 300 and 400: $25 current per occurrence ($65 maximum).

                       o No sales charge deducted at the time you make contributions.

                       o Withdrawal charge:
                         -- series 300, 400, and Trusteed contracts under series 100 and 200: We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                         All non-Trusteed contracts under series 100 and 200: 6% of contributions withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                         There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year.
                         Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this Prospectus.
                       -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option.

                       o Annual expenses of the Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, other expenses, and for Class IB/B shares 12b-1 fees of 0.25% annually.
----------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different than those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 EQUI-VEST(R) employer-sponsored retirement programs at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The fee tables below will help you understand the various charges and expenses that apply to your contract series. The tables reflect charges you will directly incur under the contract, as well as charges and expenses of the Trusts and their Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

The guaranteed interest option and fixed maturity options are not covered by the fee tables and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option. Also, an annuity administrative fee may apply when your annuity payments are to begin.




--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------

                                        EQ/BALANCED,
                                        EQ/ALLIANCE
                                        COMMON STOCK,
                                        EQ/ALLIANCE                                   ALL OTHER
                                     MONEYMARKET OPTIONS                     VARIABLE INVESTMENT OPTIONS
                                     -------------------                  ---------------------------------
                                     SERIES     SERIES                     SERIES     SERIES     SERIES 300
                                      100        200                        100        200         and 400
                                     ----       ----                       ----       ----       ----------
Mortality and expense risk(1)        0.65%      1.15%                      0.50%      1.09%      1.10%
Other expenses(2)                    0.84%      0.25%                      0.84%      0.25%      0.25%
                                     ----       ----                       ----       ----       -----
Total Separate Account A
annual expenses(3)(4)                1.49%      1.40% current              1.34%      1.34%      1.35%    current (for series 400
                                     ====       ====  (1.49% maximum)      ====       ====       =====    2.00% maximum)

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------

Annual administrative charge(5)        $30 (for series 300 and 400; $65 maximum)


--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

Maximum withdrawal charge(6)                            6%
Charge for third-party transfer or exchange(7)          series 100 and 200; none
                                                        series 300 and 400; $25
                                                        current ($65 maximum)
                                                        for each occurence

Charge if you elect a Variable Immediate
  Annuity payout option                                 $350



                                                                  Fee Table   11

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            NET
                                                                                                           TOTAL
                                                                                        OTHER             ANNUAL
                                              MANAGEMENT                               EXPENSES          EXPENSES
                                         FEES (AFTER EXPENSE                        (AFTER EXPENSE    (AFTER EXPENSE
 PORTFOLIO NAME                             LIMITATION)(8)        12B-1 FEES(9)     LIMITATION)(10)   LIMITATION)(11)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%                 0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%                 0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%                 0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Growth                 0.31%                 0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Core Equity            0.17%                 0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Value                  0.08%                 0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%                 0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%                 0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%                 0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%                   --              0.08%             0.69%
EQ/Alliance Common Stock                         0.46%                   --              0.07%             0.53%
EQ/Alliance Global                               0.73%                   --              0.12%             0.85%
EQ/Alliance Growth and Income                    0.57%                   --              0.06%             0.63%
EQ/Alliance Growth Investors                     0.57%                   --              0.06%             0.63%
EQ/Alliance Intermediate Government Securities   0.50%                   --              0.12%             0.62%
EQ/Alliance International                        0.85%                   --              0.25%             1.10%
EQ/Alliance Money Market                         0.33%                   --              0.07%             0.40%
EQ/Alliance Premier Growth                       0.84%                 0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%                   --              0.07%             0.60%
EQ/Alliance Small Cap Growth                     0.75%                   --              0.06%             0.81%
EQ/Alliance Technology                           0.82%                 0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%                 0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%                 0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%                   --              0.08%             0.65%
EQ/Bernstein Diversified Value                   0.61%                 0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%                 0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%                 0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%                 0.25%             0.15%             0.95%
EQ/Capital Guardian US Equity                    0.59%                 0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%                 0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%                   --              0.06%             0.31%
EQ/Evergreen Omega                               0.00%                 0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%                 0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%                 0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%                   --              0.07%             0.67%
EQ/International Equity Index                    0.35%                 0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%                 0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%                 0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%                 0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%                 0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%                 0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%                 0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%                 0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%                 0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%                 0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%                 0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%                 0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%                 0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1)  A portion of this charge is for providing the death benefit.

(2) For the series 300 and 400 contracts: we currently charge 0.25% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock, and EQ/Alliance Money Market options and 0.24% for all the other options (we reserve the right to increase this charge to 0.25% at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.


12   Fee table

(3) Total Separate Account A annual expenses (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of:
     (i) 2.00% for series 400; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Balanced, EQ/Alliance Common Stock, and EQ/Alliance Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in (iii).

(4) For series 100 and 200 contracts, the total Separate Account A annual expenses and total annual expenses of the Trusts' fees when added together are not permitted to exceed 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock and EQ/Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus the Trusts' annual expenses for 2001 would have been 1.89% for the EQ/Alliance Money Market option; 2.00% for the EQ/Alliance Common Stock option; 2.01% for the EQ/Aggressive Stock option; and 2.14% for the EQ/Balanced option.

(5) For series 300 and 400 contracts, during the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to an annual maximum of $65. For series 100 and 200 contracts, the charge is equal to the lesser of $30 or 2% of your account value. Some series 100 and 200 contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions and is deducted upon a withdrawal of amounts, or defaulted loan amounts, in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal charges" in "Charges and expenses" later in this Prospectus.

(7) For series 300 and 400 contracts, we reserve the right to increase this charge to a maximum of $65 for each occurrence.

(8) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (10) for any expense limitation agreement information.

(9) The Class IB/B shares of the Trusts are subject to fees imposed under distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Class IA/A shares of the Trusts are not subject to these fees.

(10) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for AXA Premier VIP Trust portfolios on December 31, 2001, thus "Other Expenses" shown are estimated. See footnote (11) for any expense limitation agreement information.

(11) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect, or the expense limitation arrangement did not result in a fee waiver or reimbursement.



--------------------------------------------------------------------------------
                                        MANAGEMENT FEES      OTHER EXPENSES
                                        (BEFORE ANY FEE    (BEFORE ANY FEE
                                        WAIVERS AND/OR      WAIVERS AND/OR
                                            EXPENSE            EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond                   0.60%              0.84%
AXA Premier VIP Health Care                 1.20%              1.16%
AXA Premier VIP International
Equity                                      1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                      0.90%              0.93%
AXA Premier VIP Large Cap Growth            0.90%              0.79%
AXA Premier VIP Large Cap Value             0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                      1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                       1.10%              1.15%
AXA Premier VIP Technology                  1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  0.90%              0.06%
EQ/Alliance Technology                      0.90%              0.08%
EQ/AXP New Dimensions                       0.65%              1.06%
EQ/AXP Strategy Aggressive                  0.70%              0.77%
EQ/Bernstein Diversified Value              0.65%              0.09%
EQ/Calvert Socially Responsible             0.65%              1.46%
EQ/Capital Guardian International           0.85%              0.29%
EQ/Capital Guardian Research                0.65%              0.15%
EQ/Capital Guardian US Equity               0.65%              0.11%
EQ/Emerging Markets Equity                  1.15%              0.68%
EQ/Evergreen Omega                          0.65%              0.99%
EQ/FI Mid Cap                               0.70%              0.27%
EQ/FI Small/Mid Cap Value                   0.75%              0.11%
EQ/International Equity Index               0.35%              0.50%
EQ/J.P. Morgan Core Bond                    0.45%              0.11%
EQ/Janus Large Cap Growth                   0.90%              0.14%
EQ/Lazard Small Cap Value                   0.75%              0.13%
EQ/Marsico Focus                            0.90%              2.44%
EQ/MFS Investors Trust                      0.60%              0.12%
EQ/MFS Research                             0.65%              0.07%
EQ/Putnam Growth & Income Value             0.60%              0.13%
EQ/Putnam International Equity              0.85%              0.29%
EQ/Putnam Voyager                           0.65%              0.08%
--------------------------------------------------------------------------------



                                                                  Fee table   13

EXAMPLES: EQUI-VEST(R) SERIES 300

For each type of series 300 contracts, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.24     $ 134.71     $ 190.82     $ 278.92
AXA Premier VIP Health Care                      $ 89.17     $ 161.18     $ 235.46     $ 368.51
AXA Premier VIP International Equity             $ 88.68     $ 159.72     $ 233.09     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Value                  $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Technology                       $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Aggressive Stock                              $ 77.66     $ 126.97     $ 177.12     $ 251.47
EQ/Alliance Common Stock                         $ 76.07     $ 122.18     $ 168.60     $ 234.22
EQ/Alliance Global                               $ 79.25     $ 131.74     $ 185.57     $ 268.45
EQ/Alliance Growth and Income                    $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Growth Investors                     $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 76.96     $ 124.88     $ 173.40     $ 243.96
EQ/Alliance International                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 161.65     $ 219.99
EQ/Alliance Premier Growth                       $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Alliance Quality Bond                         $ 76.76     $ 124.28     $ 172.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 78.85     $ 130.55     $ 183.46     $ 264.23
EQ/Alliance Technology                           $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/AXP New Dimensions                            $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/Balanced                                      $ 77.26     $ 125.77     $ 174.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Capital Guardian International                $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/Capital Guardian Research                     $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Emerging Markets Equity                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Equity 500 Index                              $ 73.89     $ 115.58     $ 156.81     $ 210.03
EQ/Evergreen Omega                               $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/FI Mid Cap                                    $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/High Yield                                    $ 77.46     $ 126.37     $ 176.05     $ 249.33
EQ/International Equity Index                    $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 78.75     $ 130.25     $ 182.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Marsico Focus                                 $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 80.44     $ 135.30     $ 191.87     $ 281.00
EQ/MFS Investors Trust                           $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Research                                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam International Equity                   $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Putnam Voyager                                $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Small Company Index                           $ 79.25     $ 131.74     $ 185.57     $ 268.45
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ---------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.88     $  76.54   $ 130.82     $ 278.92
AXA Premier VIP Health Care                      $ 34.33     $ 104.60   $ 177.09     $ 368.51
AXA Premier VIP International Equity             $ 33.80     $ 103.05   $ 174.57     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Value                  $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Technology                       $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Aggressive Stock                              $ 22.15     $  68.33   $ 117.12     $ 251.47
EQ/Alliance Common Stock                         $ 20.48     $  63.26   $ 108.60     $ 234.22
EQ/Alliance Global                               $ 23.83     $  73.39   $ 125.57     $ 268.45
EQ/Alliance Growth and Income                    $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Growth Investors                     $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 21.42     $  66.11   $ 113.40     $ 243.96
EQ/Alliance International                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Alliance Money Market                         $ 19.11     $  59.12   $ 101.65     $ 219.99
EQ/Alliance Premier Growth                       $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Alliance Quality Bond                         $ 21.21     $  65.48   $ 112.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 23.41     $  72.12   $ 123.46     $ 264.23
EQ/Alliance Technology                           $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/AXP New Dimensions                            $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/Balanced                                      $ 21.73     $  67.06   $ 114.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Capital Guardian International                $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/Capital Guardian Research                     $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Emerging Markets Equity                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Equity 500 Index                              $ 18.17     $  56.26   $  96.81     $ 210.03
EQ/Evergreen Omega                               $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/FI Mid Cap                                    $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/High Yield                                    $ 21.94     $  67.70   $ 116.05     $ 249.33
EQ/International Equity Index                    $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 23.31     $  71.81   $ 122.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Marsico Focus                                 $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 25.09     $  77.17   $ 131.87     $ 281.00
EQ/MFS Investors Trust                           $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Research                                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam International Equity                   $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Putnam Voyager                                $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Small Company Index                           $ 23.83     $  73.39   $ 125.57     $ 268.45
---------------------------------------------------------------------------------------------



14   Fee table

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" later in this Prospectus.


EXAMPLES: EQUI-VEST(R) SERIES 400

For each type of series 400 contract, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges and expenses used to compute the examples below are the maximum series 400 expenses rather than the lower current series 400 expenses.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Health Care                      $ 95.62     $ 179.98     $ 265.84     $ 428.25
AXA Premier VIP International Equity             $ 95.13     $ 178.54     $ 263.53     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Value                  $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Technology                       $ 95.62     $ 179.98     $ 265.84     $ 428.25
EQ/Aggressive Stock                              $ 84.11     $ 146.24     $ 211.01     $ 318.75
EQ/Alliance Common Stock                         $ 82.52     $ 141.52     $ 202.82     $ 302.60
EQ/Alliance Global                               $ 85.70     $ 150.95     $ 218.74     $ 334.64
EQ/Alliance Growth and Income                    $ 83.51     $ 144.47     $ 208.00     $ 312.73
EQ/Alliance Growth Investors                     $ 83.51     $ 144.47     $ 208.00     $ 312.73
EQ/Alliance Intermediate Government Securities   $ 83.42     $ 144.18     $ 207.48     $ 311.72
EQ/Alliance International                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Alliance Money Market                         $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Alliance Premier Growth                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Alliance Quality Bond                         $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Alliance Small Cap Growth                     $ 85.30     $ 149.77     $ 216.82     $ 330.70
EQ/Alliance Technology                           $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/AXP New Dimensions                            $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/AXP Strategy Aggressive                       $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/Balanced                                      $ 83.71     $ 145.06     $ 209.03     $ 314.74
EQ/Bernstein Diversified Value                   $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Calvert Socially Responsible                  $ 87.68     $ 156.80     $ 228.33     $ 354.14
EQ/Capital Guardian International                $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Capital Guardian Research                     $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Emerging Markets Equity                       $ 95.13     $ 178.54     $ 263.53     $ 423.79
EQ/Equity 500 Index                              $ 80.34     $ 135.01     $ 191.35     $ 279.96
EQ/Evergreen Omega                               $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/FI Mid Cap                                    $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/High Yield                                    $ 83.91     $ 145.65     $ 210.05     $ 316.75
EQ/International Equity Index                    $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 85.20     $ 149.48     $ 216.33     $ 329.71
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 28.97     $  88.76   $ 151.09     $ 318.75
EQ/Alliance Common Stock                         $ 27.30     $  83.76   $ 142.82     $ 302.60
EQ/Alliance Global                               $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Growth and Income                    $ 28.34     $  86.89   $ 148.00     $ 312.73
EQ/Alliance Growth Investors                     $ 28.34     $  86.89   $ 148.00     $ 312.73
EQ/Alliance Intermediate Government Securities   $ 28.24     $  86.58   $ 147.48     $ 311.72
EQ/Alliance International                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Money Market                         $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Alliance Small Cap Growth                     $ 30.23     $  92.51   $ 157.26     $ 330.70
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 24.99     $  76.85   $ 131.35     $ 279.96
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 28.76     $  88.14   $ 150.06     $ 316.75
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
---------------------------------------------------------------------------------------------


                                                                  Fee table   15

---------------------------------------------------------------------------------
                                    IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                      EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                   ----------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------
EQ/Janus Large Cap Growth          $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Lazard Small Cap Value          $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Marsico Focus                   $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Mercury Basic Value Equity      $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Emerging Growth Companies   $ 86.89     $ 154.46     $ 224.50     $ 346.39
EQ/MFS Investors Trust             $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Research                    $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam Growth & Income Value    $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam International Equity     $ 89.67     $ 162.63     $ 237.83     $ 373.25
EQ/Putnam Voyager                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Small Company Index             $ 85.70     $ 150.95     $ 218.74     $ 334.64
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                    IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                      EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                   ----------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS      10 YEARS
---------------------------------------------------------------------------------
EQ/Janus Large Cap Growth          $ 33.80     $ 103.05     $ 174.57     $ 363.75
EQ/Lazard Small Cap Value          $ 33.28     $ 101.51     $ 172.04     $ 358.96
EQ/Marsico Focus                   $ 33.80     $ 103.05     $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity      $ 31.70     $  96.86     $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies   $ 31.91     $  97.48     $ 165.44     $ 346.39
EQ/MFS Investors Trust             $ 31.70     $  96.86     $ 164.42     $ 344.44
EQ/MFS Research                    $ 31.70     $  96.86     $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value    $ 31.70     $  96.86     $ 164.42     $ 344.44
EQ/Putnam International Equity     $ 34.85     $ 106.14     $ 179.61     $ 373.25
EQ/Putnam Voyager                  $ 31.70     $  96.86     $ 164.42     $ 344.44
EQ/Small Company Index             $ 30.65     $  93.75     $ 159.31     $ 334.64
---------------------------------------------------------------------------------



EXAMPLES: EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS

For each type of series 100 and 200 contract, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges and expenses used to compute the examples below are the maximum expenses (taking into account the expense limitation at an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock and EQ/Alliance Money Market options) rather than the lower current charge.
These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE: FOR SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:



-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.29     $ 140.88     $ 191.46     $ 312.51
AXA Premier VIP Health Care                      $ 95.17     $ 167.18     $ 234.99     $ 399.13
AXA Premier VIP International Equity             $ 94.67     $ 165.73     $ 232.61     $ 394.53
AXA Premier VIP Large Cap Core Equity            $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Growth                 $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Value                  $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Small/Mid Cap Growth             $ 92.70     $ 159.92     $ 223.07     $ 375.87
AXA Premier VIP Small/Mid Cap Value              $ 92.70     $ 159.92     $ 223.07     $ 375.87
AXA Premier VIP Technology                       $ 95.17     $ 167.18     $ 234.99     $ 399.13
EQ/Aggressive Stock                              $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Common Stock                         $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Global                               $ 85.30     $ 137.93     $ 186.52     $ 302.39
EQ/Alliance Growth and Income                    $ 83.13     $ 131.41     $ 175.57     $ 279.74
EQ/Alliance Growth Investors                     $ 83.13     $ 131.41     $ 175.57     $ 279.74
EQ/Alliance Intermediate Government Securities   $ 83.04     $ 131.11     $ 175.07     $ 278.70
EQ/Alliance International                        $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/Alliance Money Market                         $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Premier Growth                       $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Alliance Quality Bond                         $ 82.84     $ 130.52     $ 174.07     $ 276.62
EQ/Alliance Small Cap Growth                     $ 84.91     $ 136.74     $ 184.53     $ 298.31
EQ/Alliance Technology                           $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/AXP New Dimensions                            $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/AXP Strategy Aggressive                       $ 86.78     $ 142.35     $ 193.92     $ 317.54
EQ/Balanced                                      $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Bernstein Diversified Value                   $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Calvert Socially Responsible                  $ 87.28     $ 143.83     $ 196.38     $ 322.54
EQ/Capital Guardian International                $ 88.76     $ 148.23     $ 203.72     $ 337.38
-----------------------------------------------------------------------------------------------


16   Fee table

--------------------------------------------------------------------------------
                                   IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                     EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                   ----------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS      10 YEARS
---------------------------------------------------------------------------------
EQ/Capital Guardian Research       $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Capital Guardian U.S. Equity    $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Emerging Markets Equity         $ 94.67     $ 165.73     $ 232.61     $ 394.53
EQ/Equity 500 Index                $ 79.98     $ 121.87     $ 159.46     $ 245.90
EQ/Evergreen Omega                 $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/FI Mid Cap                      $ 86.78     $ 142.35     $ 193.92     $ 317.54
EQ/FI Small/Mid Cap Value          $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/High Yield                      $ 83.53     $ 132.59     $ 177.57     $ 283.90
EQ/International Equity Index      $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/J.P. Morgan Core Bond           $ 84.81     $ 136.45     $ 184.04     $ 297.29
EQ/Janus Large Cap Growth          $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Lazard Small Cap Value          $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/Marsico Focus                   $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Mercury Basic Value Equity      $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/MFS Emerging Growth Companies   $ 86.49     $ 141.47     $ 192.45     $ 314.53
EQ/MFS Investors Trust             $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/MFS Research                    $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Putnam Growth & Income Value    $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Putnam International Equity     $ 89.25     $ 149.70     $ 206.16     $ 342.28
EQ/Putnam Voyager                  $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Small Company Index             $ 85.30     $ 137.93     $ 186.52     $ 302.39
---------------------------------------------------------------------------------


FOR TSA AND UNIVERSITY TSA CONTRACTS:


-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.14     $ 134.41     $ 191.46     $ 312.51
AXA Premier VIP Health Care                      $ 89.07     $ 160.89     $ 234.99     $ 399.13
AXA Premier VIP International Equity             $ 88.58     $ 159.43     $ 232.61     $ 394.53
AXA Premier VIP Large Cap Core Equity            $ 84.11     $ 146.24     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Growth                 $ 84.11     $ 146.24     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Value                  $ 84.11     $ 146.24     $ 211.01     $ 352.00
AXA Premier VIP Small/Mid Cap Growth             $ 86.59     $ 153.58     $ 223.07     $ 375.87
AXA Premier VIP Small/Mid Cap Value              $ 86.59     $ 153.58     $ 223.07     $ 375.87
AXA Premier VIP Technology                       $ 89.07     $ 160.89     $ 234.99     $ 399.13
EQ/Aggressive Stock                              $ 74.78     $ 118.28     $ 164.52     $ 256.59
EQ/Alliance Common Stock                         $ 74.78     $ 118.28     $ 164.52     $ 256.59
EQ/Alliance Global                               $ 79.15     $ 131.44     $ 186.52     $ 302.39
EQ/Alliance Growth and Income                    $ 76.96     $ 124.88     $ 175.57     $ 279.74
EQ/Alliance Growth Investors                     $ 76.96     $ 124.88     $ 175.57     $ 279.74
EQ/Alliance Intermediate Government Securities   $ 76.86     $ 124.58     $ 175.07     $ 278.70
EQ/Alliance International                        $ 81.63     $ 138.86     $ 198.83     $ 327.51
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 164.52     $ 256.59
EQ/Alliance Premier Growth                       $ 82.12     $ 140.34     $ 201.28     $ 332.46
EQ/Alliance Quality Bond                         $ 76.67     $ 123.98     $ 174.07     $ 276.62
EQ/Alliance Small Cap Growth                     $ 78.75     $ 130.25     $ 184.53     $ 298.31
EQ/Alliance Technology                           $ 82.12     $ 140.34     $ 201.28     $ 332.46
EQ/AXP New Dimensions                            $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/AXP Strategy Aggressive                       $ 80.64     $ 135.90     $ 193.92     $ 317.54
EQ/Balanced                                      $ 74.78     $ 118.28     $ 164.52     $ 256.59
EQ/Bernstein Diversified Value                   $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Calvert Socially Responsible                  $ 81.13     $ 137.38     $ 196.38     $ 322.54
EQ/Capital Guardian International                $ 82.62     $ 141.82     $ 203.72     $ 337.38
EQ/Capital Guardian Research                     $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Capital Guardian U.S. Equity                  $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Emerging Markets Equity                       $ 88.58     $ 159.43     $ 232.61     $ 394.53
EQ/Equity 500 Index                              $ 73.79     $ 115.28     $ 159.46     $ 245.90
EQ/Evergreen Omega                               $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/FI Mid Cap                                    $ 80.64     $ 135.90     $ 193.92     $ 317.54
EQ/FI Small/Mid Cap Value                        $ 81.63     $ 138.86     $ 198.83     $ 327.51
-----------------------------------------------------------------------------------------------


                                                                  Fee table   17

---------------------------------------------------------------------------------
                                    IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                      EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                   ----------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS      10 YEARS
---------------------------------------------------------------------------------
EQ/High Yield                      $ 77.36     $ 126.07     $ 177.57     $ 283.90
EQ/International Equity Index      $ 81.63     $ 138.86     $ 198.83     $ 327.51
EQ/J.P. Morgan Core Bond           $ 78.65     $ 129.95     $ 184.04     $ 297.29
EQ/Janus Large Cap Growth          $ 82.12     $ 140.34     $ 201.28     $ 332.46
EQ/Lazard Small Cap Value          $ 81.63     $ 138.86     $ 198.83     $ 327.51
EQ/Marsico Focus                   $ 82.12     $ 140.34     $ 201.28     $ 332.46
EQ/Mercury Basic Value Equity      $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/MFS Emerging Growth Companies   $ 80.34     $ 135.01     $ 192.45     $ 314.53
EQ/MFS Investors Trust             $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/MFS Research                    $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Putnam Growth & Income Value    $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Putnam International Equity     $ 83.12     $ 143.29     $ 206.16     $ 342.28
EQ/Putnam Voyager                  $ 80.14     $ 134.41     $ 191.46     $ 312.51
EQ/Small Company Index             $ 79.15     $ 131.44     $ 186.52     $ 302.39
---------------------------------------------------------------------------------



18   Fee table

FOR ALL SERIES 200 TRUSTEED CONTRACTS:




-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.14     $ 134.41     $ 191.46     $ 277.88
AXA Premier VIP Health Care                      $ 89.07     $ 160.89     $ 234.99     $ 367.56
AXA Premier VIP International Equity             $ 88.58     $ 159.43     $ 232.61     $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Large Cap Growth                 $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Large Cap Value                  $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 86.59     $ 153.58     $ 223.07     $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 86.59     $ 153.58     $ 223.07     $ 343.47
AXA Premier VIP Technology                       $ 89.07     $ 160.89     $ 234.99     $ 367.56
EQ/Aggressive Stock                              $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Common Stock                         $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Global                               $ 79.15     $ 131.44     $ 186.52     $ 267.39
EQ/Alliance Growth and Income                    $ 76.96     $ 124.88     $ 175.57     $ 243.96
EQ/Alliance Growth Investors                     $ 76.96     $ 124.88     $ 175.57     $ 243.96
EQ/Alliance Intermediate Government Securities   $ 76.86     $ 124.58     $ 175.07     $ 242.88
EQ/Alliance International                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Premier Growth                       $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Alliance Quality Bond                         $ 76.67     $ 123.98     $ 174.07     $ 240.72
EQ/Alliance Small Cap Growth                     $ 78.75     $ 130.25     $ 184.53     $ 263.17
EQ/Alliance Technology                           $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/AXP New Dimensions                            $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/AXP Strategy Aggressive                       $ 80.64     $ 135.90     $ 193.92     $ 283.08
EQ/Balanced                                      $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Bernstein Diversified Value                   $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Calvert Socially Responsible                  $ 81.13     $ 137.38     $ 196.38     $ 288.25
EQ/Capital Guardian International                $ 82.62     $ 141.82     $ 203.72     $ 303.62
EQ/Capital Guardian Research                     $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Emerging Markets Equity                       $ 88.58     $ 159.43     $ 232.61     $ 362.79
EQ/Equity 500 Index                              $ 73.79     $ 115.28     $ 159.46     $ 208.92
EQ/Evergreen Omega                               $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/FI Mid Cap                                    $ 80.64     $ 135.90     $ 193.92     $ 283.08
EQ/FI Small/Mid Cap Value                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/High Yield                                    $ 77.36     $ 126.07     $ 177.57     $ 248.26
EQ/International Equity Index                    $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/J.P. Morgan Core Bond                         $ 78.65     $ 129.95     $ 184.04     $ 262.11
EQ/Janus Large Cap Growth                        $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Lazard Small Cap Value                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/Marsico Focus                                 $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Mercury Basic Value Equity                    $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/MFS Emerging Growth Companies                 $ 80.34     $ 135.01     $ 192.45     $ 279.96
EQ/MFS Investors Trust                           $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/MFS Research                                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Putnam Growth & Income Value                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Putnam International Equity                   $ 83.12     $ 143.29     $ 206.16     $ 308.69
EQ/Putnam Voyager                                $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Small Company Index                           $ 79.15     $ 131.44     $ 186.52     $ 267.39
-----------------------------------------------------------------------------------------------




                                                                    Fee table 19

IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE: FOR ALL SERIES 100 AND 200 CONTRACTS:



------------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                    EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                                 ----------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.78     $  76.22     $ 130.30     $ 277.88
AXA Premier VIP Health Care                      $ 34.22     $ 104.29     $ 176.59     $ 367.56
AXA Premier VIP International Equity             $ 33.70     $ 102.75     $ 174.06     $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Large Cap Growth                 $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Large Cap Value                  $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 31.60     $  96.55     $ 163.91     $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 31.60     $  96.55     $ 163.91     $ 343.47
AXA Premier VIP Technology                       $ 34.22     $ 104.29     $ 176.59     $ 367.56
EQ/Aggressive Stock                              $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Common Stock                         $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Global                               $ 23.73     $  73.07     $ 125.04     $ 267.39
EQ/Alliance Growth and Income                    $ 21.42     $  66.11     $ 113.40     $ 243.96
EQ/Alliance Growth Investors                     $ 21.42     $  66.11     $ 113.40     $ 243.96
EQ/Alliance Intermediate Government Securities   $ 21.32     $  65.80     $ 112.87     $ 242.88
EQ/Alliance International                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/Alliance Money Market                         $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Premier Growth                       $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Alliance Quality Bond                         $ 21.11     $  65.16     $ 111.80     $ 240.72
EQ/Alliance Small Cap Growth                     $ 23.31     $  71.81     $ 122.93     $ 263.17
EQ/Alliance Technology                           $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/AXP New Dimensions                            $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/AXP Strategy Aggressive                       $ 25.30     $  77.80     $ 132.92     $ 283.08
EQ/Balanced                                      $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Bernstein Diversified Value                   $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Calvert Socially Responsible                  $ 25.83     $  79.37     $ 135.53     $ 288.25
EQ/Capital Guardian International                $ 27.40     $  84.07     $ 143.34     $ 303.62
EQ/Capital Guardian Research                     $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Emerging Markets Equity                       $ 33.70     $ 102.75     $ 174.06     $ 362.79
EQ/Equity 500 Index                              $ 18.06     $  55.94     $  96.27     $ 208.92
EQ/Evergreen Omega                               $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/FI Mid Cap                                    $ 25.30     $  77.80     $ 132.92     $ 283.08
EQ/FI Small/Mid Cap Value                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/High Yield                                    $ 21.84     $  67.38     $ 115.52     $ 248.26
EQ/International Equity Index                    $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/J.P. Morgan Core Bond                         $ 23.20     $  71.49     $ 122.40     $ 262.11
EQ/Janus Large Cap Growth                        $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Lazard Small Cap Value                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/Marsico Focus                                 $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Mercury Basic Value Equity                    $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/MFS Emerging Growth Companies                 $ 24.99     $  76.85     $ 131.35     $ 279.96
EQ/MFS Investors Trust                           $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/MFS Research                                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Putnam Growth & Income Value                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Putnam International Equity                   $ 27.93     $  85.64     $ 145.93     $ 308.69
EQ/Putnam Voyager                                $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Small Company Index                           $ 23.73     $  73.07     $ 125.04     $ 267.39
-----------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2001.



20   Fee table

1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $20 for each type and series of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. The minimum contribution amount under our automatic investment program is $20 ($50 for series 300 and 400). We discuss the automatic investment program under "About other methods of payment" in "More information" later in this Prospectus. The following table summarizes our rules regarding contributions to your contract.





------------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE    SOURCE OF CONTRIBUTIONS                                             LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
SEP              o Employer.                                                       o Annual employer contributions up to the lesser
                 o Eligible rollover distributions from other traditional IRAs,      of $40,00 or 25% of employee compensation.
                   403(b) plans, qualified plans and governmental EDC plans.       o Limits on contributions after age 70-1/2.

SARSEP           o Employer remitted employee salary reduction and/or non-         o Annual employer contributions up to the lesser
                   elective employer contributions (pre 1997 plans only).            of $40,00 or 25% of employee compensation.
                 o Additional "catch-up" contributions.                            o Maximum salary reduction contribution is
                 o Eligible rollover distributions from other traditional IRAs,      $11,000 for 2002.
                   403(b) plans, qualified plans and governmental EDC plans.       o If plan permits, an individual at least age 50
                                                                                     at any time during 2002 can make up to $1,000
                                                                                     additional salary reduction contributions.
                                                                                   o Limits on contributions after age 70-1/2.

SIMPLE IRA       o Employee salary reduction; employer match.                      o Salary reduction contributions up to $7,000
                 o Additional "catch-up" contributions.                              for 2002; employer matching contributions up
                 o Rollover distributions or direct transfer distributions from      to 3% of employee compensation.
                   other SIMPLE IRAs.                                              o If plan permits, additional salary reduction
                                                                                     catch-up contributions totalling up to $500
                                                                                     can be made where the owner is at least age 50
                                                                                     at any time during 2002.
                                                                                   o Limits on contributions after age 70-1/2.

Unincorporated   o Employer, including for self employed.                          o For 2002, maximum amount of employer and
and Corporate    o Salary reduction 401(k) if plan permits.                          employee contributions is generally the lesser
Trusteed         o Additional "catch-up" contributions.                              of $40,000 or 100% of compensation, with
                 o Eligible rollover distributions from other qualified plans,       maximum salary reduction contribution of
                   403(b) plans, governmental EDC plans and traditional              $11,000.
                   IRAs, subject to recipient plan approval.                       o If your employer's plan permits, additional
                                                                                     salary reduction catch-up contributions
                                                                                     totalling up to $1,000 can be made where
                                                                                     you are at least age 50 at any time during
                                                                                     2002.

TSA and          o Employer remitted employee salary reduction and/or              o For 2002 maximum amount of employer and
University TSA     various types of employer contributions.                          employee contributions is generally the lesser
                 o Additional "catch-up" contributions.                              of $40,000 or 100% of compensation, with
                 o Direct transfers from another contract or arrangement             maximum salary reduction contribution of
                   under Section 403(b) of the Internal Revenue Code,                $11,000.
                   complying with IRS Revenue Ruling 90-24.                        o If your employer's plan permits, additional
                 o Subject to recipient plan approval, eligible rollover             salary reduction catch-up contributions
                   distributions from other 403(b) plans, 401(a) plans,              totalling up to $1,000 can be made where you
                   governmental EDC plans and traditional IRAs.                      are at least age 50 at any time during 2002.
                                                                                   o Rollover or direct transfer contributions after
                                                                                     age 70-1/2 must be net of required minimum
                                                                                     distributions.
                                                                                   o Different sources of contributions and earnings
                                                                                     may be subject to withdrawal restrictions.
------------------------------------------------------------------------------------------------------------------------------------



                                             Contract features and benefits   21

------------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE    SOURCE OF CONTRIBUTIONS                                           LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
EDC              o Employer remitted employee salary reduction and/or           o Contributions subject to plan limits. Maximum
                   employer contributions.                                        contribution for 2002 is lesser of $11,000 or 100%
                 o For governmental EDC plans only, additional "age 50            of includible compensation.
                   catch-up" contributions.                                     o If plan permits, an individual may make catch-up
                 o For governmental EDC plans only and subject to recipient       contributions for 3 years of service preceding
                   plan approval, eligible rollover distributions from other      plan retirement age, 2002 maximum is $22,000.
                   governmental EDC plans, 403(b) plans, qualified plans and    o If governmental EDC plan permits, an individual at
                   traditional IRAs.                                              least age 50 at any time during 2002 may be able
                                                                                  to make up to $1,000 additional salary reduction
                                                                                  catch-up contribution. This must be coordinated
                                                                                  with the catch-up contributions for 3 years of
                                                                                  service preceding plan retirement age.
------------------------------------------------------------------------------------------------------------------------------------



IRA FUNDING. The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.
                               ----------------
See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this Prospectus.



22   Contract features and benefits

CONTRIBUTIONS TO SARSEP, CORPORATE TRUSTEED AND CERTAIN HR-10 CONTRACTS

We no longer offer the EQUI-VEST(R) contracts under SARSEP, Corporate Trusteed and Annuitant-Owned HR-10 plans, except as noted below:


o If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.


o If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST(R) contracts, we will enroll new employees under your contract and accept contributions for existing employees.

o If an employer established an HR-10 plan where EQUI-VEST(R) contracts are owned by the annuitant, rather than by a trustee, we will offer
  Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.


o If a retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.


OWNER AND ANNUITANT REQUIREMENTS

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA and Annuitant HR-10.

The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus.


Under EDC contracts, the employer or a trust must be the owner and the employee is the annuitant. EDC contracts are not currently available for state or municipal government plans in Texas.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to "Equitable Life." We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may be made by our automatic investment program. The method of payment is discussed in detail in "About other methods of payment" in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear we will try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------

Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.

--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select (see "Selecting your investment method").



VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------

Contractholders can choose from among the variable investment options, the guaranteed interest option and fixed maturity options. subject to certain restrictions.

--------------------------------------------------------------------------------


                                             Contract features and benefits   23

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as an EQUI-VEST(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                      OBJECTIVE                                              ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*         Seeks a balance of a high current income and capital    BlackRock Advisors, Inc.
                                   appreciation consistent with a prudent level of risk    Pacific Investment Management Company LLC

AXA Premier VIP Health Care*       Long-term growth of capital                             AIM Capital Management, Inc.
                                                                                           Dresdner RCM Global Investors LLC
                                                                                           Wellington Management Company, LLP

AXA Premier VIP International      Long-term growth of capital                             Alliance Capital Management L.P., through
 Equity*                                                                                   its Bernstein Investment Research and
                                                                                           Management Unit
                                                                                           Bank of Ireland Asset Management (U.S.)
                                                                                           Limited
                                                                                           OppenheimerFunds, Inc.

AXA Premier VIP Large Cap Core     Long-term growth of capital                             Alliance Capital Management L.P., through
 Equity*                                                                                   its Bernstein Investment Research and
                                                                                           Management Unit
                                                                                           Janus Capital Management LLC
                                                                                           Thornburg Investment Management, Inc.

AXA Premier VIP Large Cap          Long-term growth of capital                             Alliance Capital Management L.P.
 Growth*                                                                                   Dresdner RCM Global Investors LLC
                                                                                           TCW Investment Management Company

AXA Premier VIP Large Cap Value*   Long-term growth of capital                             Alliance Capital Management L.P.
                                                                                           Institutional Capital Corporation
                                                                                           MFS Investment Management

AXA Premier VIP Small/Mid Cap      Long-term growth of capital                             Alliance Capital Management L.P.
 Growth*                                                                                   MFS Investment Management
                                                                                           RS Investment Management, L.P.

AXA Premier VIP Small/Mid Cap      Long-term growth of capital                             AXA Rosenberg Investment Management LLC
 Value*                                                                                    The Boston Company Asset Management, LLC
                                                                                           TCW Investment Management Company

AXA Premier VIP Technology*        Long-term growth of capital                             Alliance Capital Management L.P.
                                                                                           Dresdner RCM Global Investors LLC
                                                                                           Firsthand Capital Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                     OBJECTIVE                                              ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                Seeks to achieve long-term growth of capital            Alliance Capital Management L.P.
                                                                                           Marsico Capital Management, LLC
                                                                                           MFS Investment Management
                                                                                           Provident Investment Counsel, Inc.

EQ/Alliance Common Stock           Seeks to achieve long-term growth of capital            Alliance Capital Management L.P.
                                   and increased income

EQ/Alliance Global                 Seeks long-term growth of capital                       Alliance Capital Management L.P.

EQ/Alliance Growth and Income      Seeks to provide a high total return                    Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------


24   Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                      OBJECTIVE                                             ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent   Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk

EQ/Alliance Intermediate            Seeks to achieve high current income consistent with   Alliance Capital Management L.P.
 Government Securities              relative stability of principal

EQ/Alliance International           Seeks long-term growth of capital                      Alliance Capital Management L.P.
                                                                                           (including through its Bernstein
                                                                                           Investment Research and Management Unit)

EQ/Alliance Money Market            Seeks to obtain a high level of current income,        Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity

EQ/Alliance Premier Growth          Seeks long-term growth of capital                      Alliance Capital Management L.P.

EQ/Alliance Quality Bond            Seeks to achieve high current income consistent        Alliance Capital Management L.P.
                                    with moderate risk of capital

EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital           Alliance Capital Management L.P.

EQ/Alliance Technology              Seeks to achieve growth of capital. Current income     Alliance Capital Management L.P.
                                    is incidental to the Portfolio's objective

EQ/AXP New Dimensions               Seeks long-term growth of capital                      American Express Financial Corporation

EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                      American Express Financial Corporation

EQ/Balanced                         Seeks to achieve a high return through both            Alliance Capital Management L.P.
                                    appreciation of capital and current income             Capital Guardian Trust Company
                                                                                           Jennison Associates, LLC
                                                                                           Prudential Investments LLC
                                                                                           Mercury Advisors

EQ/Bernstein Diversified Value      Seeks capital appreciation                             Alliance Capital Management L.P.,
                                                                                           through its Bernstein Investment Research
                                                                                           Management Unit

EQ/Calvert Socially Responsible     Seeks long-term capital appreciation                   Calvert Asset Management Company, Inc.
                                                                                           Brown Capital Management, Inc.

EQ/Capital Guardian International   Seeks long-term growth of capital                      Capital Guardian Trust Company

EQ/Capital Guardian Research        Seeks long-term growth of capital                      Capital Guardian Trust Company

EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                      Capital Guardian Trust Company

EQ/Emerging Markets Equity          Seeks long-term capital appreciation                   Morgan Stanley Investment Management

EQ/Equity 500 Index                 Seeks a total return before expenses that              Alliance Capital Management L.P.
                                    approximates the total return performance of the
                                    S&P 500 Index, including reinvestment of dividends,
                                    at a risk level consistent with that of the S&P
                                    500 Index

EQ/Evergreen Omega                  Seeks long-term capital growth                         Evergreen Investment Management Company,
                                                                                           LLC

EQ/FI Mid Cap                       Seeks long-term growth of capital                      Fidelity Management & Research Company

EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                   Fidelity Management & Research Company

EQ/High Yield                       Seeks to achieve a high total return through a         Alliance Capital Management L.P.
                                    combination of current income and capital
                                    appreciation
------------------------------------------------------------------------------------------------------------------------------------


                                             Contract features and benefits   25

------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before         Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the MSCI EAFE Index

EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with      J.P. Morgan Investment Management, Inc.
                                 moderate risk of capital and maintenance of liquidity

EQ/Janus Large Cap Growth        Seeks long-term growth of capital                         Janus Capital Management LLC

EQ/Lazard Small Cap Value        Seeks capital appreciation                                Lazard Asset Management

EQ/Marsico Focus*                Seeks to achieve long-term growth of capital              Marsico Capital Management, LLC

EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income        Mercury Advisors

EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                 MFS Investment Management
 Companies

EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary        MFS Investment Management
                                 objective to seek reasonable current income

EQ/MFS Research                  Seeks to provide long-term growth of capital and          MFS Investment Management
                                 future income

EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary       Putnam Investment Management, LLC
 Value                           objective

EQ/Putnam International Equity   Seeks capital appreciation                                Putnam Investment Management, LLC

EQ/Putnam Voyager                Seeks long-term growth of capital and any increased       Putnam Investment Management, LLC
                                 income that results from this growth

EQ/Small Company Index           Seeks to replicate as closely as possible (before         Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


26   Contract features and benefits

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information."

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST(R) funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.

The minimum yearly guaranteed interest rate is 3% for the year 2002. The yearly guaranteed interest rate we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. The rate is 4% for EQUI-VEST(R) Corporate Trusteed contracts and Keogh Trusteed contracts. Current interest rates will never be less than the yearly guaranteed rate.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years (one to seven in Oregon) in states where they are approved. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland. Your financial professional can provide your state's approval status. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or


o the rate to maturity is 3%; or


o the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

                                             Contract features and benefits   27

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following two methods for selecting your investment options:


o Maximum investment options choice. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o Temporary removal of transfer restrictions that apply to the investment methods. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.



--------------------------------------------------------------------------------
                               INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
 DOMESTIC STOCKS                           INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care             o AXA Premier VIP International Equity
o AXA Premier VIP Large Cap Core          o EQ/Alliance Global
  Equity                                  o EQ/Alliance International
o AXA Premier VIP Large Cap Growth        o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Value         o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/International Equity Index
  Growth                                  o EQ/Putnam International Equity
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o  EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/AXP New Dimensions
o EQ/AXP Strategy Aggressive
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/MFS Research
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors            o EQ/Balanced
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond               o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government     o EQ/High Yield
  Securities                              o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
 The fixed maturity options are only available in all states where approved.
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------



28   Contract features and benefits

Please note that under Trusteed contracts your employer or the plan trustee will select the investment options available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced earlier in this Prospectus is selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the maximum investment options choice investment method.


--------------------------------------------------------------------------------

A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(R) contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS FOR EMPLOYERS


If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA")
Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this Prospectus.

See Appendix II at the end of this Prospectus for information regarding investment choices available under original contracts.



ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value" later in this Prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.


                                             Contract features and benefits   29

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and under a TSA or Corporate Trusteed contract, less any outstanding loan plus accrued interest.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are: (i) increased to reflect additional contributions; (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); (iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option; or (iv) decreased to reflect a transfer of your loan amount to the loan reserve account (if loans are permitted under your contract).


In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


30   Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
  (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


See Appendix II at the end of this Prospectus for transfer restrictions under original contracts.


Subject to the terms of your contract, upon advance notice we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.


See Appendix II at the end of this Prospectus for transfer restrictions under original contracts.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer



                           Transferring your money among investment options   31
at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."



INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER TRANSFER
OPTION WILL END. Your participation in the investment simplifier will end:


o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity option.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.


You may change your allocation instructions or cancel the program at any time.


32   Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.



METHOD OF WITHDRAWAL


--------------------------------------------------------------
                     PARTIAL                       MINIMUM
      CONTRACT     WITHDRAWAL      SYSTEMATIC   DISTRIBUTION
--------------------------------------------------------------
SEP/SARSEP            yes            yes            yes
SIMPLE IRA            yes            yes            yes
Trusteed (both
 types)               yes**          no             yes**
TSA                   yes*           yes*           yes
University TSA        yes***         yes***         yes
EDC                   yes**          no             yes**
Annuitant-Owned
 HR-10                yes**          yes**          yes
--------------------------------------------------------------



  * Only if the contract is not subject to withdrawal restrictions and there are no outstanding loans.
 ** Requires Plan Administrator's approval. See "Tax information and ERISA matters" later in this Prospectus.

*** May require Plan Administrator's approval.


PARTIAL WITHDRAWALS AND TERMINATIONS

Subject to the terms of the Plan, your contract, and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge.


SYSTEMATIC WITHDRAWALS


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount

If you choose to have a fixed dollar amount taken from the variable investment options. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:


(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You may elect systematic withdrawals under TSA contracts if:

o your plan or program permits it;

o the contract is not subject to withdrawal restrictions; and

o the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS


(SEPs, SARSEPs, SIMPLE IRAs, TSAs, EDCs, and Annuitant-owned HR-10 contracts - See "Tax information" later in this Prospectus)

We offer the minimum distribution withdrawal option to help you meet or exceed lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free



                                                       Accessing your money   33
withdrawal amount. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose.

For non-governmental EDC contracts, this election may not be revoked. For TSA Contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.


--------------------------------------------------------------------------------
For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


If you have an EQUI-VEST(R) TSA that was purchased before December 31, 1986 or a TSA purchased from another insurance company before December 31, 1986 and subsequently transferred to an EQUI-VEST(R) TSA, the amount of your pre-1987 account balance is not subject to the minimum distribution rules at age 70-1/2 but postponed to age 75. However, post-1986 salary reduction contributions and all earnings since that date are subject to minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code.


Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST(R) NQ or ROTH IRA or an existing EQUI-VEST(R) Express NQ or ROTH IRA contract according to your allocation instructions.



LOANS UNDER TSA AND CORPORATE TRUSTEED CONTRACTS

You may borrow against your account value only under a TSA or Corporate Trusteed contract. An employer's retirement plan may, however, contain restrictions, and loans under TSA and Corporate Trusteed contracts may not be available in all states. Also, ERISA rules apply to loans under Corporate Trusteed contracts, and may apply under TSA contracts. Loans are not available under University TSA contracts or under any TSA when the required minimum distribution withdrawal option has been elected.


Before we make a loan, you must properly complete and sign a loan request form. You should read the terms and conditions of the form carefully and consult with a tax adviser before taking out a loan. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. Please see the loan provisions stated in the contract and the loan request form for more details.


We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan will not be treated as a taxable distribution unless:

o it exceeds limits of federal income tax rules; or

o interest and principal are not paid when due; or

o in some instances, service with the employer terminates.


Loans under TSA and Corporate Trusteed contracts are discussed further in "Tax information" later in this Prospectus. The tax consequences of failure to repay a loan when due are substantial.



TERMINATION

We may terminate your contract and pay you the account value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

We will deduct the amount of any outstanding loan balance and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.


TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

o turning age 70-1/2; or

o death; or

o retirement; or

o termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the


34   Accessing your money
transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:


(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.


You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:


---------------------------------------------------------------
Fixed annuity payout options       o Life annuity
                                   o Life annuity with period
                                     certain
                                   o Life annuity with refund
                                     certain
                                   o Period certain annuity

Variable Immediate Annuity         o Life annuity (not available
  payout options                     in New York)
                                   o Life annuity with period
                                     certain
----------------------------------------------------------------



o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse, except for EDC plans in New York. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the normal form of annuity for annuitants in governmental EDC plans in New York. Life annuity payout options are not available for governmental EDC plans in New York.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION


With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.


                                                        Accessing your money  35

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3-1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


36  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risk charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o Charge for third-party transfer or exchange (for series 300 and 400 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of the net assets in each variable investment options as follows:




--------------------------------------------------------------------------------
       EQ/BALANCED, EQ/ALLIANCE               ALL OTHER
      COMMON STOCK, EQ/ALLIANCE          VARIABLE INVESTMENT
         MONEY MARKET OPTIONS                  OPTIONS
--------------------------------------------------------------------------------
       SERIES             SERIES         SERIES      SERIES        SERIES 300
        100                200             100        200           AND 400
--------------------------------------------------------------------------------
       0.65%              1.15%           0.50%      1.09%            1.10%
--------------------------------------------------------------------------------



The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.



CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of: (i) 0.84% of the net assets in each variable investment option. Under series 100 contracts, 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts; (ii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net assets in each variable investment option; and (iii) under series 300 and 400 contracts, 0.25% of the net assets in each variable investment option. Currently, the charge we deduct for variable investment options other than the EQ/Alliance Money Market, EQ/Alliance Common Stock, EQ/Aggressive Stock, and EQ/Balanced options is 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.

Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/Balanced, EQ/Alliance Common Stock, and


                                                        Charges and expenses  37

EQ/Alliance Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in (iii).



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year.


Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year -- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year.


For SEP, SARSEP, SIMPLE IRA, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.


The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and (except for series 300 contracts issued in Florida) a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply.

We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.



WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS


The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.


For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.


We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn. Any change will not be unfairly discriminatory.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.


38  Charges and expenses

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


(i) the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
      (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:
      - its main function is to provide skilled, intermediate, or custodial nursing care;
      - it provides continuous room and board to three or more persons;

      - it is supervised by a registered nurse or licensed practical nurse;
      - it keeps daily medical records of each patient;
      - it controls and records all medications dispensed; and
      - its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance.


Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:


o after six contract years and the annuitant is at least age 59-1/2; or


o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.



WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS

For Trusteed and TSA contracts, no withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For EDC, SEP, SARSEP and SIMPLE IRA contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 59-1/2.


FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, and after deducting the amount of any loan balance and accrued interest, or (ii) the free withdrawal amount plus 94% of the remaining account value. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.


For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information" later in this Prospectus.


The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

o The annuitant dies and a death benefit is made available to the beneficiary.

o We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

o The contract owner has completed at least five contract years and the annuitant has reached age 59-1/2.

o We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

o In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 59-1/2 and has retired or employment has been terminated, no matter how many contract years have been completed.



FOR SEP, SARSEP, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS.
The withdrawal charge equals a percentage of the amount withdrawn, and any TSA defaulted loans. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:




--------------------------------
 CONTRACT YEAR(S)     CHARGE
--------------------------------
    1 through 5         6%*
    6 through 8          5
         9               4
        10               3
        11               2
        12               1
   13 and later          0
--------------------------------

* This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

The withdrawal charge does not apply in the circumstances described below.


No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:


o after five contract years and the annuitant is at least age 59-1/2; or


                                                       Charges and expenses   39

o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55, and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59-1/2, and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or


o the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental EDC Plans in New York); or


o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This provision is available only for annuitants in governmental EDC plans in New York.)

No withdrawal charge applies under a TSA contract if:

o the contract owner has completed at least five contract years, has reached age 55 and has separated from service.

No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April
  15th of the calendar year following the calendar year in which you were notified of such disallowance; or

o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which the excess contributions were made; or

o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which such excess deferrals were made.

The tax consequences of withdrawals are discussed under "Tax information."


NY EDC PLANS. As a result of regulations which apply to EDC plans of government employers in New York ("NY EDC plans"), EQUI-VEST(R) contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST(R) funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST(R) funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST(R) funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement, or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.


No further investment experience, whether positive, or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.

FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.



--------------------------------------------
                            ALTERNATIVE
    DECLINING SCALE            SCALE
--------------------------------------------
  YEAR OF INVESTMENT     YEAR OF TRANSFER
       IN FIXED            WITHIN FIXED
   MATURITY OPTION*      MATURITY OPTION*
--------------------------------------------
   Within year 1   6%   Within year 1   5%
         2         6%         2         4%
         3         5%         3         3%
         4         4%         4         2%
         5         3%         5         1%
         6         2%    After year 5   0%
   After year 6    0%   Not to exceed 1%
                        times the number of
                        years remaining in
                        the fixed maturity
                        option, rounded to
                        the higher number of
                        years. In other
                        words, if 4.3 years
                        remain, it would be
                        a 5% charge.
----------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.


In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.


o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed


40  Charges and expenses
  maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Alliance Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.


FOR ALL CONTRACT SERIES

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 1%. The charge is 1% in Puerto Rico.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25% for Class IB/B shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectuses for each Trust.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


                                                       Charges and expenses   41

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


42  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts.



DEATH BENEFIT

Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply (and less any outstanding loan balances plus accrued interest in the case of a TSA or Corporate Trusteed contract).

If you have transferred the value of another annuity contract that we issue to your EQUI-VEST(R) contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:


SUCCESSOR OWNER AND ANNUITANT (MAY NOT BE AVAILABLE FOR ALL SERIES AND MARKETS). You can elect to have your spouse continue the contract, as the owner/annuitant. In such a case, no death benefit is payable until your surviving spouse's death. Neither you nor your spouse can change this selection once it is made.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this Prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.



BENEFICIARY CONTINUATION OPTION (FOR TSAS ONLY)

Beneficiary continuation option ("BCO") may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

Upon your death under a TSA contract, your beneficiary may generally elect to keep the TSA contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary. We require this election to be made within 9 months following the date we receive proof of your death and before any other inconsistent election is made. We will not process any beneficiary continuation option election for which we have not received the election by December 15th of the calendar year following your death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option.

As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the BCO feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o Any death benefit provision (including the minimum death benefit provision) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, the beneficiary named by the original beneficiary has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed (unless


                                                    Payment of death benefit  43
  that beneficiary elects to continue the payment method that was elected by the original beneficiary) when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions as discussed in "Tax Information" your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



44  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

TAX INFORMATION AND ERISA MATTERS


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Code
Section 403(b) Arrangements ("TSAs"): a 403(b) annuity contract such as this one or a 403(b)(7) custodial account. Similarly a SEP IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.



SPECIAL RULES FOR TAX-FAVORED RETIREMENT PROGRAMS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

o participation and coverage;

o nondiscrimination;

o vesting and funding;

o limits on contributions, distributions, and benefits;

o withholding;

o reporting and disclosure; and

o penalties.

--------------------------------------------------------------------------------

State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules.

--------------------------------------------------------------------------------


ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS OR A TRADITIONAL IRA OR ROTH IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as to a traditional IRA or Roth IRA.



QUALIFIED PLANS


GENERAL; CONTRIBUTIONS

Any type of employer -- corporation, partnership, self-employed individual, governmental entity, non-profit organization -- is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a


                                                            Tax information   45
qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisors for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.


The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for plan years beginning after December 31, 2001 is the lesser of $40,000 or 100% of compensation or earned income. This amount may be further adjusted for cost of living changes in future years. When figuring out the contribution limit you have to:


o include reallocated forfeitures and voluntary nondeductible employee contributions;

o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 or "EDC" plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


o disregard compensation or earned income of more than a specified amount. For 2002, this amount is $200,000. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $11,000 for 2002. This amount is scheduled to increase until the limits reach $15,000 for 2006, and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs. If the plan permits, an individual who is at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction contributions for 2002.


Except for governmental plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."

TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions. Generally, there are two types of funding vehicles available to fund 403(b) arrangements: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.


CONTRIBUTIONS TO TSAS


There are three ways you can make contributions to this EQUI-VEST(R) TSA contract:


o annual contributions made through the employer's payroll; or


o a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free transfers from another 403(b) arrangement or tax-deferred rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to the TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. The permissible annual contribution to the participant's TSA is calculated the same way as contributions to a 401(k) plan, beginning with plan years beginning after December 31, 2001:

o The annual limit on employer and employee contributions to defined contribution plans is the lesser of $40,000 or 100% of compensation for 2002.

o The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $11,000 for 2002. The salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $15,000 in 2006. This limit may be further adjusted for cost of living changes in future years.

Special provisions may allow certain participants with at least 15 years of service to "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction contributions for 2002.



46  Tax information

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS

Beginning in 2002, eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may make rollover contributions to your EQUI-VEST(R) TSA contract from these sources: qualified plans, governmental EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.

Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA, qualified plan, or governmental EDC plan as a result of your:

o termination of employment with the employer who provided the plan funds; or


o reaching age 59-1/2 even if you are still employed; or

o disability (special federal income tax definition).


You can roll over pre-tax funds from your traditional IRA to your TSA at any time.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE
RETIREMENT PLANS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


DIRECT TRANSFERS


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the EQUI-VEST(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an EQUI-VEST(R) TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.


SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER
AGE 70-1/2


Any rollover or direct transfer contribution to an EQUI-VEST(R) TSA must be net of the required minimum distribution for the tax year if:


o you are or will be at least age 70-1/2 in the current calendar year, and


o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST(R) TSA.


This rule applies regardless of whether the source of funds is a:


o rollover by check of the proceeds from another TSA or other eligible retirement plan; or

o direct rollover from another TSA or other eligible retirement plan; or

o direct transfer under Revenue Ruling 90-24 from another TSA.



DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS


GENERAL

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal.

WITHDRAWAL RESTRICTIONS. You may not be able to withdraw or take payment from all or part of your TSA or 401(k) qualified plan unless you reach age 59-1/2, die, become disabled (special federal income tax definition), sever employment with the employer who provided the funds or suffer financial hardship. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings.

These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts directly transferred to your EQUI-VEST(R) TSA contract from another TSA in a Revenue Ruling 90-24 transfer.


TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS.
Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free.



                                                             Tax information  47

Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH


Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.



LOANS FROM QUALIFIED PLANS AND TSAS

If the plan permits, loans are available from a qualified plan or TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual separates from service. In addition, the 10% early distribution penalty tax may apply.

Effective for loans made and defaulted on or after November 1, 2001, we will report the entire unpaid balance of the loan as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(R) TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.

You may roll over a distribution from a qualified plan or TSA to any of the following: a qualified plan, a governmental EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these.

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or TSA to a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals, and (3) any required minimum distributions under federal income tax rules.

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Also beginning in 2002, you may roll over any after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions may not be rolled into a governmental EDC plan.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax advisor the rules which may apply to the rolled over funds. For example, distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental EDC plan (qualified plan, TSA or traditional IRA) into a



48  Tax information
governmental EDC plan, and you later take a distribution from the recipient government EDC plan, those amounts generally remain subject to the penalty.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


DISTRIBUTION REQUIREMENTS


Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this Prospectus.



SPOUSAL CONSENT RULES

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals, or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o if you are separated from service, any form of payout after you are age 55;
  or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


SIMPLIFIED EMPLOYEE PENSIONS (SEPS)


An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this Prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified Plans -- General; Contributions" apply. In 2002 an employer can annually contribute an amount for an employee up to the lesser of $40,000 or 25% of compensation. This amount may be further adjusted for cost of living change in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP IRA contract and are put into a separate traditional IRA contract.

Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees for 1997 and later years. Please consult your tax advisor.

SEP plans are available under EQUI-VEST(R) Series 300 in all states except OR, WA and MD. EQUI-VEST(R) SEP Series 200 are available in WA and MD (Series 100 in Oregon).



SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.


The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation, and employee or employer contributions.

Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years


                                                             Tax information  49

(they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $7,000 in 2002. This salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $10,000 in 2005. This limit may be further adjusted for cost of living charges in future years.

If the plan permits, an individual at least age 50 at any time during 2002 can make up to $500 additional salary reduction contributions for 2002.


Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)


TAX TREATMENT OF SIMPLE IRAS

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.

Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA and, within limits, to a traditional IRA or Roth IRA. No rollovers from a SIMPLE IRA to a traditional IRA or a Roth IRA are permitted for individuals under age 59-1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)


SIMPLE IRA plans are available under EQUI-VEST(R) Series 400 states where approved.



PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)


SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities, and state agencies (governmental employer) or tax-exempt entities (tax-exempt employer). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.

The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental EDC plan. The participants of a tax-exempt EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2002 is the lesser of $11,000 or 100% of includible compensation.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for 2002 for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $22,000 for 2002.

For governmental EDC plans only, if the plan permits, an individual at least age 50 at any time during 2002 may be able to make up to $1,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS.

Beginning in 2002, eligible rollover distributions from 403(b) plans (TSAs), 401(a) qualified plans, other governmental EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental EDC plan, and the recipient plan is a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.



50  Tax information

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a non-governmental 457(b) plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70-1/2, separates from service with the employer or in the event of an unforeseen emergency. Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed (governmental EDC plan) or made available (tax-exempt EDC plan) to the employee or beneficiary. Small amounts (up to $5000) may be taken out by the employee or forced out by the plan under certain circumstances, even though the employee may still be working and amounts would not otherwise be made available.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" later in this Prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70-1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS.
 Distributions to a tax-exempt EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" later in this Prospectus. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt EDC plan may not be rolled over to any other eligible retirement plan.

TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. Beginning in 2002, the taxation of distributions from a governmental EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this Prospectus. That is, amounts are generally not subject to tax until actually distributed, and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this Prospectus. However, distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions.

TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS.
Beginning in 2002, a participant in a governmental EDC plan may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental EDC plan. The recipient plan must agree to take the distribution.

If you roll over funds from a governmental EDC plan into an eligible retirement plan which is not a governmental EDC plan (qualified plan, TSA, or traditional
IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA, and covers some of the special tax rules that apply to IRAs.


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusted account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs, first available in 1998, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs.



                                                            Tax information   51

If you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements
(IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.


The EQUI-VEST(R) SEP and SIMPLE IRA contracts have been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) SEP, SARSEP and SIMPLE IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



CANCELLATION


You can cancel an EQUI-VEST(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel a contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



CONTRIBUTIONS


As SEP, SARSEP-IRA and SIMPLE IRA contracts are employer- funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP-IRA, SARSEP-IRA, and in limited circumstances, to SIMPLE-IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST(R) SEP, SARSEP-IRA and SIMPLE IRA contracts.



RECHARACTERIZATION

Employer-funded amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.



ROLLOVERS AND TRANSFER CONTRIBUTIONS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":


o qualified plans;


o governmental 457(b) plans (beginning in 2002);


o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.


Direct transfer contributions may only be made directly from one traditional IRA to another. Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


There are two ways to do rollovers:

o Do it yourself



  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o Direct rollover



  You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding. All distributions from a TSA, qualified plan or governmental EDC plan are eligible rollover distributions, unless the distributions are:


o "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or


o substantially equal periodic payments made for a specified period of 10 years or more; or


o a hardship withdrawal; or


o corrective distributions which fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental EDC plan) may be rolled



52  Tax information
over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS


You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:

o regular contributions to a traditional IRA made after you reach age 70-1/2; or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.


You can avoid the excise tax by withdrawing an excess contribution before the due date (including extensions) for filing your federal income tax return for the year. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or


o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See "Rollovers from eligible retirement plans other than traditional IRAs" above.)


Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.


REQUIRED MINIMUM DISTRIBUTIONS


Traditional IRAs are subject to required minimum distribution rules described in "Required minimum distributions" later in this Prospectus.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

                                                             Tax information  53

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored.


54  Tax information

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


                                    TABLE I
                              ACCOUNT VALUES AND
                                  CASH VALUES

                 (assuming $1,000 contributions made annually
                    at the beginning of the contract year)


-------------------------------------------------
                3% MINIMUM GUARANTEE
-------------------------------------------------
    CONTRACT         ACCOUNT              CASH
    YEAR END          VALUE              VALUE
-------------------------------------------------
       1        $   1,009.40        $     954.89
       2        $   2,039.68        $   1,929.54
       3        $   3,100.87        $   2,933.43
       4        $   4,193.90        $   3,967.43
       5        $   5,319.72        $   5,032.45
       6        $   6,479.31        $   6,129.42
       7        $   7,673.69        $   7,313.69
       8        $   8,903.90        $   8,543.90
       9        $  10,171.01        $   9,811.01
       10       $  11,476.14        $  11,116.14
       11       $  12,820.43        $  12,460.43
       12       $  14,205.04        $  13,845.04
       13       $  15,631.19        $  15,271.19
       14       $  17,100.13        $  16,740.13
       15       $  18,613.13        $  18,253.13
       16       $  20,201.53        $  19,841.53
       17       $  21,837.57        $  21,477.57
       18       $  23,522.70        $  23,162.70
       19       $  25,258.38        $  24,898.38
       20       $  27,046.13        $  26,686.13
       21       $  28,887.52        $  28,527.52
       22       $  30,784.14        $  30,424.14
       23       $  32,737.67        $  32,377.67
       24       $  34,749.80        $  34,389.80
       25       $  36,822.29        $  36,462.29

-------------------------------------------------
                3% MINIMUM GUARANTEE
-------------------------------------------------
   CONTRACT        ACCOUNT               CASH
   YEAR END         VALUE               VALUE
-------------------------------------------------
       26       $  38,956.96        $  38,596.96
       27       $  41,155.67        $  40,795.67
       28       $  43,420.34        $  43,060.34
       29       $  45,752.95        $  45,392.95
       30       $  48,155.53        $  47,795.53
       31       $  50,630.20        $  50,270.20
       32       $  53,179.11        $  52,819.11
       33       $  55,804.48        $  55,444.48
       34       $  58,508.61        $  58,148.61
       35       $  61,293.87        $  60,933.87
       36       $  64,162.69        $  63,802.69
       37       $  67,117.57        $  66,757.57
       38       $  70,161.10        $  69,801.10
       39       $  73,295.93        $  72,935.93
       40       $  76,524.81        $  76,164.81
       41       $  79,850.55        $  79,490.55
       42       $  83,276.07        $  82,916.07
       43       $  86,804.35        $  86,444.35
       44       $  90,438.48        $  90,078.48
       45       $  94,181.64        $  93,821.64
       46       $  98,037.08        $  97,677.08
       47       $ 102,008.20        $ 101,648.20
       48       $ 106,098.44        $ 105,738.44
       49       $ 110,311.40        $ 109,951.40
       50       $ 114,650.74        $ 114,290.74
--------------------------------------------------


                                                            Tax information   55

                                   TABLE II
                              ACCOUNT VALUES AND
                                  CASH VALUES

                 (assuming a single contribution of $1,000 and
                            no further contribution)


--------------------------------------------
               3% MINIMUM GUARANTEE
--------------------------------------------
   CONTRACT       ACCOUNT            CASH
   YEAR END        VALUE            VALUE
--------------------------------------------
       1        $ 1,009.40       $   954.89
       2        $ 1,018.89       $   963.87
       3        $ 1,019.46       $   964.40
       4        $ 1,020.04       $   964.96
       5        $ 1,020.64       $   965.53
       6        $ 1,021.26       $   966.11
       7        $ 1,021.90       $ 1,021.90
       8        $ 1,022.55       $ 1,022.55
       9        $ 1,023.23       $ 1,023.23
       10       $ 1,023.93       $ 1,023.93
       11       $ 1,024.65       $ 1,024.65
       12       $ 1,025.38       $ 1,025.38
       13       $ 1,026.15       $ 1,026.15
       14       $ 1,026.93       $ 1,026.93
       15       $ 1,027.74       $ 1,027.74
       16       $ 1,028.57       $ 1,028.57
       17       $ 1,029.43       $ 1,029.43
       18       $ 1,030.31       $ 1,030.31
       19       $ 1,031.22       $ 1,031.22
       20       $ 1,032.16       $ 1,032.16
       21       $ 1,033.12       $ 1,033.12
       22       $ 1,034.11       $ 1,034.11
       23       $ 1,035.14       $ 1,035.14
       24       $ 1,036.19       $ 1,036.19
       25       $ 1,037.28       $ 1,037.28
--------------------------------------------

--------------------------------------------
               3% MINIMUM GUARANTEE
--------------------------------------------
   CONTRACT       ACCOUNT            CASH
   YEAR END        VALUE            VALUE
--------------------------------------------
       26       $ 1,038.40       $ 1,038.40
       27       $ 1,039.55       $ 1,039.55
       28       $ 1,040.73       $ 1,040.73
       29       $ 1,041.96       $ 1,041.96
       30       $ 1,043.22       $ 1,043.22
       31       $ 1,044.51       $ 1,044.51
       32       $ 1,045.85       $ 1,045.85
       33       $ 1,047.22       $ 1,047.22
       34       $ 1,048.64       $ 1,048.64
       35       $ 1,050.10       $ 1,050.10
       36       $ 1,051.60       $ 1,051.60
       37       $ 1,053.15       $ 1,053.15
       38       $ 1,054.74       $ 1,054.74
       39       $ 1,056.39       $ 1,056.39
       40       $ 1,058.08       $ 1,058.08
       41       $ 1,059.82       $ 1,059.82
       42       $ 1,061.61       $ 1,061.61
       43       $ 1,063.46       $ 1,063.46
       44       $ 1,065.37       $ 1,065.37
       45       $ 1,067.33       $ 1,067.33
       46       $ 1,069.35       $ 1,069.35
       47       $ 1,071.43       $ 1,071.43
       48       $ 1,073.57       $ 1,073.57
       49       $ 1,075.78       $ 1,075.78
       50       $ 1,078.05       $ 1,078.05
--------------------------------------------



56   Tax information

REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------

The IRS and Treasury recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized in 2002. Since the proposed revisions permit (under specified circumstances) plan administrators, plan participants, IRA owners, TSA owners and death beneficiaries under these plans and arrangements to apply the proposed revisions to distributions for calendar year 2001, the discussion below generally reflects the proposed revisions. Note that plan approval may be needed to use the new proposed revisions.

--------------------------------------------------------------------------------


If you are a participant in a qualified retirement plan, an EDC plan (both employer types), or own a TSA or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.



LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

Generally, qualified plan, TSA and EDC plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 70-1/2. However, qualified plan, TSA and EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70-1/2, as follows:

o For qualified plan, TSA and EDC plan participants who have not retired from service with the employer who provided the funds for this qualified plan, TSA, or EDC contract by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2.

The first required minimum distribution is for the calendar year in which you turn age 70-1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70-1/2 or retire, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, TSA, EDC, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy.


ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?

No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?


No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Otherwise, you will be responsible for calculating your required minimum distribution withdrawal.



WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA or TSA that you maintain, using the method that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall


                                                             Tax information  57
traditional IRA or TSA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually.



WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the revised proposed rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/ certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.


o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(R) processing and all other terms and conditions of the loan.


o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.


o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.


CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in


58  Tax information
his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).


The EQUI-VEST(R) Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs in SEP, SARSEP, or SIMPLE IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a qualified plan or TSA which is not an eligible rollover distribution we generally withhold at a flat 10% rate.


You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA, GOVERNMENTAL EDC AND QUALIFIED PLAN
DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans, governmental EDC plans, and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan and governmental EDC plan distributions. An eligible rollover distribution from one of these eligible retirement plans can be rolled over to another one of these eligible retirement plans or a traditional IRA. All distributions from a TSA, governmental EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are "required minimum distributions" after age 70-1/2 or retirement; or


o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or


                                                             Tax information  59

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions which fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


60  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.


Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A or Class IB/B shares, respectively, issued by the corresponding portfolios of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE
We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.
The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
   FIXED MATURITY OPTIONS
      WITH JUNE 15TH
     MATURITY DATE OF       RATE TO MATURITY AS OF      PRICE PER $100 OF
       MATURITY YEAR          FEBRUARY 15, 2002         MATURITY VALUE
--------------------------------------------------------------------------------
           2002                    3.00%                     $ 99.03
           2003                    3.00%                     $ 96.15
           2004                    3.25%                     $ 92.81
           2005                    3.95%                     $ 87.39
           2006                    4.30%                     $ 83.33
           2007                    4.75%                     $ 78.08
           2008                    5.05%                     $ 73.19
          2009*                    5.30%                     $ 68.47
          2010*                    5.50%                     $ 64.00
          2011*                    5.65%                     $ 59.87
--------------------------------------------------------------------------------


*Not available in Oregon.

                                                            More information  61

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III later in this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interest under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking


62  More information
account, bank money market account, or credit union checking account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for Single Life SEP and Keogh Units provided that the single life is the employer who provided the funds.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20 (or $50 for Series 300 and 400 contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

WIRE TRANSFERS. Employers may also send contributions by wire transfer from a bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees; or


o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may



                                                            More information  63
arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP independent accountants given on the authority of such firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by an assignment unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA) and Corporate Trusteed contracts only, unless restricted by the employer.


FUNDING CHANGES

The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.


DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, N.Y. 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.



64  More information

9. Investment performance

--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract including the withdrawal charge and annual administrative charge, if applicable, but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or the annuity administrative fee, if applicable.

The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply.


For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  65

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




-------------------------------------------------------------------------------------------
                                                    LENGTH OF OPTION PERIOD
                                     ------------------------------------------------------
                                                                              SINCE OPTION
VARIABLE INVESTMENT OPTIONS              1 YEAR        5 YEARS     10 YEARS    INCEPTION+*
-------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    (31.40)%       (7.89)%       0.54%         8.21%
EQ/Alliance Common Stock               (18.17)%        5.34%        9.31%        12.18%
EQ/Alliance Global                     (26.88)%       (0.59)%         --          3.23%
EQ/Alliance Growth and Income          ( 9.72)%        9.65%          --         10.40%
EQ/Alliance Growth Investors           (19.90)%        2.87%          --          4.98%
EQ/Alliance Intermediate Government
Securities                             ( 1.08)%        1.37%          --          2.17%
EQ/Alliance International              (29.46)%       (7.47)%         --        ( 3.90)%
EQ/Alliance Money Market               ( 5.03)%        0.08%        0.57%         3.40%
EQ/Alliance Premier Growth             (30.46)%          --           --        (18.36)%
EQ/Alliance Quality Bond               ( 0.96)%        1.97%          --          2.31%
EQ/Alliance Small Cap Growth           (20.45)%          --           --          2.46%
EQ/Alliance Technology                 (30.90)%          --           --        (32.19)%
EQ/AXP New Dimensions                  (22.73)%          --           --        (28.76)%
EQ/AXP Strategy Aggressive             (39.15)%          --           --        (52.01)%
EQ/Balanced                            (10.23)%        4.45%        3.70%         6.90%
EQ/Bernstein Diversified Value         ( 5.71)%          --           --        ( 6.09)%
EQ/Calvert Socially Responsible        (21.98)%          --           --        ( 9.93)%
EQ/Capital Guardian Research           (10.39)%          --           --        ( 1.21)%
EQ/Capital Guardian International      (27.65)%          --           --        ( 4.28)%
EQ/Capital Guardian U.S. Equity        (10.38)%          --           --        ( 3.97)%
EQ/Emerging Markets Equity             (13.25)%          --           --        (15.00)%
EQ/Equity 500 Index                    (19.46)%        5.56%          --         10.62%
EQ/Evergreen Omega                     (24.10)%          --           --        (15.64)%
EQ/FI Mid Cap                          (20.81)%          --           --        (16.47)%
EQ/FI Small/Mid Cap Value              ( 4.88)%          --           --        ( 2.87)%
EQ/High Yield                          ( 7.68)%       (5.13)%         --          0.54%
EQ/Janus Large Cap Growth              (29.54)%          --           --        (32.87)%
EQ/Lazard Small Cap Value                7.68%           --           --        ( 4.60)%
EQ/Mercury Basic Value Equity          ( 3.48)%          --           --          7.34%
EQ/MFS Emerging Growth Companies       (39.68)%          --           --          3.20%
EQ/MFS Investors Trust                 (23.16)%          --           --        (10.99)%
EQ/MFS Research                        (28.50)%          --           --        ( 0.20)%
EQ/Putnam Growth & Income Value        (14.77)%          --           --        ( 0.62)%
EQ/Putnam International Equity         (28.23)%          --           --        ( 4.12)%
EQ/Putnam Voyager                      (30.92)%          --           --        ( 4.20)%
------------------------------------------------------------------------------------------
                                                  LENGTH OF PORTFOLIO PERIOD
                                     -----------------------------------------------------
                                                                                 SINCE
                                                                               PORTFOLIO
VARIABLE INVESTMENT OPTIONS              3 YEARS       5 YEARS     10 YEARS   INCEPTION+**
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    (13.51)%       (7.89)%       0.54%         8.21%
EQ/Alliance Common Stock               ( 6.72)%        5.34%        9.31%         9.19%
EQ/Alliance Global                     ( 8.84)%       (0.59)%       5.12%         5.63%
EQ/Alliance Growth and Income            2.82%         9.65%          --          9.84%
EQ/Alliance Growth Investors           ( 4.39)%        2.87%        5.47%         9.18%
EQ/Alliance Intermediate Government
Securities                               0.11%         1.37%        1.99%         2.83%
EQ/Alliance International              (11.83)%       (7.47)%         --        ( 3.04)%
EQ/Alliance Money Market               ( 0.60)%        0.08%        0.57%         3.40%
EQ/Alliance Premier Growth                 --            --           --        (16.21)%
EQ/Alliance Quality Bond                 0.13%         1.97%          --          2.00%
EQ/Alliance Small Cap Growth             2.59%           --           --          4.80%
EQ/Alliance Technology                     --            --           --        (29.62)%
EQ/AXP New Dimensions                      --            --           --        (28.76)%
EQ/AXP Strategy Aggressive                 --            --           --        (52.01)%
EQ/Balanced                            ( 1.12)%        4.45%        3.70%         6.90%
EQ/Bernstein Diversified Value         ( 4.00)%          --           --          0.47%
EQ/Calvert Socially Responsible            --            --           --        (10.54)%
EQ/Capital Guardian Research               --            --           --        ( 1.81)%
EQ/Capital Guardian International          --            --           --        ( 9.45)%
EQ/Capital Guardian U.S. Equity            --            --           --        ( 3.84)%
EQ/Emerging Markets Equity             ( 1.79)%          --           --        (15.00)%
EQ/Equity 500 Index                    ( 6.86)%        5.56%          --         10.03%
EQ/Evergreen Omega                         --            --           --        (12.35)%
EQ/FI Mid Cap                              --            --           --        (16.47)%
EQ/FI Small/Mid Cap Value              ( 1.94)%          --           --        ( 1.38)%
EQ/High Yield                          ( 9.17)%       (5.13)%       3.40%         4.04%
EQ/Janus Large Cap Growth                  --            --           --        (32.87)%
EQ/Lazard Small Cap Value                6.66%           --           --          1.74%
EQ/Mercury Basic Value Equity            6.27%           --           --          8.90%
EQ/MFS Emerging Growth Companies       ( 7.76)%          --           --          5.03%
EQ/MFS Investors Trust                     --            --           --        ( 8.61)%
EQ/MFS Research                        ( 8.45)%          --           --          1.21%
EQ/Putnam Growth & Income Value        ( 6.10)%          --           --          0.50%
EQ/Putnam International Equity         ( 2.24)%          --           --          3.35%
EQ/Putnam Voyager                      (12.18)%          --           --          2.14%
------------------------------------------------------------------------------------------



 + Unannualized (including Since Inception values if time since inception is less than one year).

 * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate
    Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
    EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
    EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/ High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August


66  Investment performance

    31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 67

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios, and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                   Investment Management Weekly
Morningstar's Variable Annuity             Money Management Letter
     Sourcebook                            Investment Dealers Digest
Business Week                              National Underwriter
Forbes                                     Pension & Investments
Fortune                                    USA Today
Institutional Investor                     Investor's Business Daily
Money                                      The New York Times
Kiplinger's Personal Finance               The Wall Street Journal
Financial Planning                         The Los Angeles Times
Investment Adviser                         The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o the "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life insurance and annuity contracts; and

o the "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.


The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charges for state premium and other applicable taxes. For more information, see "EQ/Alliance Money Market option yield information" and "Other yield information" in the SAI.


68   Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  69

                      (This page intentionally left blank)

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.



SERIES 300 AND 400 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001


----------------------------------------------------------------------------------------
                                                FOR THE YEARS ENDING DECEMBER 31,
                                        ------------------------------------------------
                                             1994        1995         1996         1997
----------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $ 95.45    $  123.95     $ 149.41     $ 163.33
  Number of units outstanding (000's)         664        1,310        2,468        3,226

 EQ/Alliance Common Stock
  Unit value                              $ 97.03       126.78     $ 155.42     $ 198.12
  Number of units outstanding (000's)         948        1,989        3,457        4,765

 EQ/Alliance Global
  Unit value                              $104.12    $  122.06     $ 138.00     $ 151.87
  Number of units outstanding (000's)       1,305        2,121        2,995        3,369

 EQ/Alliance Growth and Income
  Unit value                              $ 98.86    $  121.02     $ 143.37     $ 179.30
  Number of units outstanding (000's)         210          498          975        1,800

 EQ/Alliance Growth Investors
  Unit value                              $ 96.31    $  120.08     $ 133.40     $ 153.69
  Number of units outstanding (000's)       1,023        2,113        3,325        3,704

 EQ/Alliance Intermediate Government
    Securities
  Unit value                              $ 98.19    $  109.80     $ 112.40     $ 118.98
  Number of units outstanding (000's)          32           89          146          202

 EQ/Alliance International
  Unit value                                   --    $  104.15     $ 112.83     $ 107.92
  Number of units outstanding (000's)          --          141          763          968

 EQ/Alliance Money Market
  Unit value                              $102.61    $  107.04     $ 111.21     $ 115.66
  Number of units outstanding (000's)          63           81          165          146

 EQ/Alliance Premier Growth
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --

 EQ/Alliance Quality Bond
  Unit value                              $ 93.87    $  108.38     $ 112.65     $ 121.30
  Number of units outstanding (000's)          53          135          196          283

 EQ/Alliance Small Cap Growth
  Unit value                                   --           --           --     $ 125.55
  Number of units outstanding (000's)          --           --           --          488

 EQ/Alliance Technology
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --

 EQ/AXP New Dimensions
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --

-----------------------------------------------------------------------------------------
                                                 FOR THE YEARS ENDING DECEMBER 31,
                                        -------------------------------------------------
                                             1998         1999         2000         2001
-----------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $ 161.59     $ 189.44     $ 162.34     $ 120.13
  Number of units outstanding (000's)        3,342        2,980        2,607        2,242

 EQ/Alliance Common Stock
  Unit value                              $ 252.88     $ 312.31     $ 264.88     $ 233.80
  Number of units outstanding (000's)        5,808        6,502        6,233        5,579

 EQ/Alliance Global
  Unit value                              $ 182.50     $ 249.93     $ 200.17     $ 157.88
  Number of units outstanding (000's)        3,395        3,509        3,712        3,331

 EQ/Alliance Growth and Income
  Unit value                              $ 213.81     $ 250.31     $ 269.09     $ 262.05
  Number of units outstanding (000's)        2,475        3,095        3,352        3,789

 EQ/Alliance Growth Investors
  Unit value                              $ 180.63     $ 225.59     $ 207.65     $ 179.41
  Number of units outstanding (000's)        3,962        4,231        4,354        3,967

 EQ/Alliance Intermediate Government
    Securities
  Unit value                              $ 126.48     $ 124.96     $ 134.60     $ 143.62
  Number of units outstanding (000's)          314          360          309          587

 EQ/Alliance International
  Unit value                              $ 117.72     $ 160.04     $ 121.54     $  92.48
  Number of units outstanding (000's)          971          926        1,028          945

 EQ/Alliance Money Market
  Unit value                              $ 120.19     $ 124.47     $ 130.47     $ 133.66
  Number of units outstanding (000's)          262          360          297          395

 EQ/Alliance Premier Growth
  Unit value                                    --     $ 116.36     $  93.70     $  70.28
  Number of units outstanding (000's)           --          887        2,596        2,788

 EQ/Alliance Quality Bond
  Unit value                              $ 130.07     $ 125.76     $ 138.33     $ 147.79
  Number of units outstanding (000's)          557          622          566          899

 EQ/Alliance Small Cap Growth
  Unit value                              $ 118.57     $ 149.64     $ 168.29     $ 144.40
  Number of units outstanding (000's)        1,101          976        1,895        1,988

 EQ/Alliance Technology
  Unit value                                    --           --     $  66.10     $  49.27
  Number of units outstanding (000's)           --           --        1,313        1,757

 EQ/AXP New Dimensions
  Unit value                                    --           --     $  82.87     $  69.07
  Number of units outstanding (000's)           --           --           41          105
-----------------------------------------------------------------------------------------


                               Appendix I: Condensed financial information   A-1

SERIES 300 AND 400 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001 (CONTINUED)


----------------------------------------------------------------------------
                                           FOR THE YEARS ENDING DECEMBER 31,
                                        ------------------------------------
                                             1994        1995         1996
----------------------------------------------------------------------------
 EQ/AXP Strategy Aggressive
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Balanced
  Unit value                             $  91.64     $ 108.26     $ 119.26
  Number of units outstanding (000's)         289          386          548

 EQ/Bernstein Diversified Value
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Calvert Socially Responsible
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Capital Guardian Research
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Capital Guardian U.S. Equity
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Emerging Markets Equity
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Equity 500 Index
  Unit value                             $ 100.95     $ 135.94     $ 164.12
  Number of units outstanding (000's)          47          592        1,486

 EQ/Evergreen Omega
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/FI Mid Cap
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/FI Small/Mid Cap Value
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/High Yield
  Unit value                             $  95.88     $ 113.44     $ 137.53
  Number of units outstanding (000's)          99          209          444

 EQ/Janus Large Cap Growth
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Marsico Focus
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/Mercury Basic Value Equity
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

 EQ/MFS Emerging Growth Companies
  Unit value                                   --           --           --
  Number of units outstanding (000's)          --           --           --

-----------------------------------------------------------------------------------------------------
                                                      FOR THE YEARS ENDING DECEMBER 31,
                                        -------------------------------------------------------------
                                             1997         1998         1999         2000        2001
------------------------------------------------------------------------------------------------------
 EQ/AXP Strategy Aggressive
  Unit value                                    --           --           --    $  62.12    $  40.77
  Number of units outstanding (000's)           --           --           --          54         113

 EQ/Balanced
  Unit value                              $ 135.29     $ 157.63     $ 183.18    $ 178.32    $ 172.66
  Number of units outstanding (000's)          655          752          854         846       1,334

 EQ/Bernstein Diversified Value
  Unit value                                    --           --           --          --    $  94.39
  Number of units outstanding (000's)           --           --           --          --       1,544

 EQ/Calvert Socially Responsible
  Unit value                                    --           --     $ 107.58    $ 103.06    $  86.73
  Number of units outstanding (000's)           --           --            4          15          33

 EQ/Capital Guardian Research
  Unit value                                    --           --     $ 106.78    $ 111.59    $ 107.86
  Number of units outstanding (000's)           --           --            8          44          95

 EQ/Capital Guardian U.S. Equity
  Unit value                                    --           --     $ 101.64    $ 103.88    $ 100.43
  Number of units outstanding (000's)           --           --           13          34          96

 EQ/Emerging Markets Equity
  Unit value                              $  79.41     $  57.18     $ 110.43    $  65.32    $  61.12
  Number of units outstanding (000's)          109          217          590         926         850

 EQ/Equity 500 Index
  Unit value                              $ 214.66     $ 271.24     $ 322.15    $ 287.40    $ 249.66
  Number of units outstanding (000's)        2,686        3,805        4,579       4,346       4,083

 EQ/Evergreen Omega
  Unit value                                    --           --     $ 106.57    $  92.84    $  76.01
  Number of units outstanding (000's)           --           --            5          18          33

 EQ/FI Mid Cap
  Unit value                                    --           --           --    $  99.98    $  85.41
  Number of units outstanding (000's)           --           --           --          86         420

 EQ/FI Small/Mid Cap Value
  Unit value                              $ 118.06     $ 104.82     $ 105.28    $ 109.21    $ 112.05
  Number of units outstanding (000's)          577          859          721         628       1,238

 EQ/High Yield
  Unit value                              $ 160.74     $ 150.42     $ 143.43    $ 129.28    $ 128.74
  Number of units outstanding (000's)          831        1,164          998         800         770

 EQ/Janus Large Cap Growth
  Unit value                                    --           --           --    $  83.95    $  63.80
  Number of units outstanding (000's)           --           --           --         165         464

 EQ/Marsico Focus
  Unit value                                    --           --           --          --    $ 105.89
  Number of units outstanding (000's)           --           --           --          --          --

 EQ/Mercury Basic Value Equity
  Unit value                              $ 115.97     $ 127.67     $ 149.82    $ 165.27      172.07
  Number of units outstanding (000's)          145          444          617         634       1,044

 EQ/MFS Emerging Growth Companies
  Unit value                              $ 121.34     $ 161.04     $ 275.93    $ 220.97    $ 143.76
  Number of units outstanding (000's)          256        1,090        2,427       3,720       3,422
-----------------------------------------------------------------------------------------------------


A-2   Appendix I: Condensed financial information

SERIES 300 AND 400 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                        ----------------------------------------------------------------------------------------
                                           1994     1995     1996       1997         1998         1999         2000         2001
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                              --       --       --             --           --     $ 104.48     $ 102.37    $  84.85
  Number of units outstanding (000's)     --       --       --             --           --           18           68          87
 EQ/MFS Research
  Unit value                              --       --       --       $ 115.01     $ 140.83     $ 171.06     $ 159.89    $ 123.32
  Number of units outstanding (000's)     --       --       --            236          720          959        1,258       1,124
 EQ/Putnam Growth & Income Value
  Unit value                              --       --       --       $ 115.17     $ 128.20     $ 124.76     $ 131.45    $ 120.85
  Number of units outstanding (000's)     --       --       --            250          581          648          521         532
 EQ/T. Rowe Price International Stock
  Unit value                              --       --       --       $  97.61     $ 109.49     $ 142.46     $ 114.30    $  88.15
  Number of units outstanding (000's)     --       --       --            387          671          765          871         896
---------------------------------------------------------------------------------------------------------------------------------



                               Appendix I: Condensed financial information   A-3

SERIES 100 AND 200 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2001


-------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                       ------------------------------------------------------------
                                                           1992        1993           1994        1995        1996
-------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                            $  48.30    $  55.68       $  52.88    $  68.73    $  82.91
  Number of units outstanding (000's)                     17,986      21,496         24,787      25,821      27,945

 EQ/Alliance Common Stock
  Unit value                                            $ 104.63    $ 128.81       $ 124.32    $ 162.42    $ 199.05
  Number of units outstanding (000's)                     11,841      13,917         15,749      16,292      16,933

 EQ/Alliance Global
  Unit value                                                  --          --       $ 104.12    $ 122.06    $ 138.00
  Number of units outstanding (000's)                         --          --          1,305       2,121       2,995

 EQ/Alliance Growth and Income
  Unit value                                                  --          --       $  98.86    $ 121.02    $ 143.37
  Number of units outstanding (000's)                         --          --            210         498         975

 EQ/Alliance Growth Investors
  Unit value                                                  --          --       $  96.31    $ 120.08    $ 133.40
  Number of units outstanding (000's)                         --          --          1,023       2,113       3,325

 EQ/Alliance Intermediate Government Securities
  Unit value                                                  --          --       $  98.19    $ 109.80    $ 112.40
  Number of units outstanding (000's)                         --          --             32          89         146

 EQ/Alliance International
  Unit value                                                  --          --             --    $ 104.15    $ 112.83
  Number of units outstanding (000's)                         --          --             --         141         763

 EQ/Alliance Money Market
  Unit value                                            $  25.01    $  25.41       $  26.08    $  27.22    $  28.28
  Number of units outstanding (000's)                      1,201       1,065          1,000       1,021       1,013

 EQ/Alliance Premier Growth
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Alliance Quality Bond
  Unit value                                                  --          --       $  93.87    $ 108.38    $ 112.65
  Number of units outstanding (000's)                         --          --             53         135         196

 EQ/Alliance Small Cap Growth
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Alliance Technology
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/AXP New Dimensions
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/AXP Strategy Aggressive
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Balanced
  Unit Value                                            $  26.04    $  28.85       $  26.18    $  30.92    $  34.06
  Number of units outstanding (000's)                     25,975      31,259         32,664      30,212      28,319

 EQ/Bernstein Diversified Value
  Unit Value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Calvert Socially Responsible
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Capital Guardian Research
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --

 EQ/Capital Guardian U.S. Equity
  Unit value                                                  --          --             --          --          --
  Number of units outstanding (000's)                         --          --             --          --          --
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                         FOR THE YEARS ENDING DECEMBER 31,
                                                           ---------------------------------------------------------------
                                                               1997        1998         1999             2000        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                $  90.75    $  89.92     $ 105.59         $  90.70    $  67.13
  Number of units outstanding (000's)                         28,030      25,634       20,946           18,138      16,058

 EQ/Alliance Common Stock
  Unit value                                                $ 253.68    $ 323.75     $ 399.74         $ 339.28    $ 299.82
  Number of units outstanding (000's)                         17,386      17,231       16,705           15,685      14,197

 EQ/Alliance Global
  Unit value                                                $ 151.87    $ 182.50     $ 249.93         $ 200.17    $ 157.88
  Number of units outstanding (000's)                          3,369       3,395        3,509            3,712       3,331

 EQ/Alliance Growth and Income
  Unit value                                                $ 179.30    $ 213.81     $ 250.31         $ 269.09    $ 262.05
  Number of units outstanding (000's)                          1,800       2,475        3,095            3,352       3,789

 EQ/Alliance Growth Investors
  Unit value                                                $ 153.69    $ 180.63     $ 225.59         $ 207.65    $ 179.41
  Number of units outstanding (000's)                          3,704       3,962        4,231            4,354       3,967

 EQ/Alliance Intermediate Government Securities
  Unit value                                                $ 118.98    $ 126.48     $ 124.96         $ 134.60    $ 143.62
  Number of units outstanding (000's)                            202         314          360              309         587

 EQ/Alliance International
  Unit value                                                $ 107.92    $ 117.72     $ 160.04         $ 121.54    $  92.48
  Number of units outstanding (000's)                            968         971          926            1,028         945

 EQ/Alliance Money Market
  Unit value                                                $  29.41    $  30.55     $  31.63         $  33.15    $  33.96
  Number of units outstanding (000's)                            973       1,261        1,516            1,458       1,796

 EQ/Alliance Premier Growth
  Unit value                                                      --          --     $ 116.36         $  93.70    $  70.28
  Number of units outstanding (000's)                             --          --          887            2,596       2,788

 EQ/Alliance Quality Bond
  Unit value                                                $ 121.30    $ 130.07     $ 125.76         $ 138.33    $ 147.79
  Number of units outstanding (000's)                            283         557          622              566         899

 EQ/Alliance Small Cap Growth
  Unit value                                                $ 125.55    $ 118.57     $ 149.64         $ 168.29    $ 144.40
  Number of units outstanding (000's)                            488       1,101          976            1,895       1,988

 EQ/Alliance Technology
  Unit value                                                      --          --           --         $  66.10    $  49.27
  Number of units outstanding (000's)                             --          --           --            1,313       1,757

 EQ/AXP New Dimensions
  Unit value                                                      --          --           --         $  82.87    $  69.07
  Number of units outstanding (000's)                             --          --           --               41         105

 EQ/AXP Strategy Aggressive
  Unit value                                                      --          --           --         $  62.12    $  40.77
  Number of units outstanding (000's)                             --          --           --               54         113

 EQ/Balanced
  Unit Value                                                $  38.66    $  45.07     $  52.39         $  51.10    $  49.61
  Number of units outstanding (000's)                         26,036      24,361       22,434           20,413      19,822

 EQ/Bernstein Diversified Value
  Unit Value                                                      --          --           --               --    $  94.39
  Number of units outstanding (000's)                             --          --           --               --       1,544

 EQ/Calvert Socially Responsible
  Unit value                                                      --          --     $ 107.58         $ 103.06    $  86.73
  Number of units outstanding (000's)                             --          --            4               15          33

 EQ/Capital Guardian Research
  Unit value                                                      --          --     $ 106.78         $ 111.59    $ 107.86
  Number of units outstanding (000's)                             --          --            8               44          95

 EQ/Capital Guardian U.S. Equity
  Unit value                                                      --          --     $ 101.64         $ 103.88    $ 100.43
  Number of units outstanding (000's)                             --          --           13               34          96
--------------------------------------------------------------------------------------------------------------------------


A-4   Appendix I: Condensed financial information

SERIES 100 AND 200 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2001 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                                                  ------------------------------------------------------
                                                                  1992    1993           1994         1995         1996
------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/Equity 500 Index
  Unit value                                                      --      --          $ 100.95     $ 135.94     $ 164.12
  Number of units outstanding (000's)                             --      --                47          592        1,486

 EQ/Evergreen Omega
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/FI Mid Cap
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/FI Small/Mid Cap Value
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/High Yield
  Unit value                                                      --      --          $  95.88     $ 113.44     $ 137.53
  Number of units outstanding (000's)                             --      --                99          209          444

 EQ/Janus Large Cap Growth
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/Marsico Focus
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)

 EQ/Mercury Basic Value Equity
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/MFS Emerging Growth Companies
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/MFS Investors Trust
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/MFS Research
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --

 EQ/Putnam Growth and Income Value
  Unit Value
  Number of units outstanding (000's)

 EQ/T. Rowe Price International Stock
  Unit value                                                      --      --                --           --           --
  Number of units outstanding (000's)                             --      --                --           --           --
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                         -----------------------------------------------------------
                                                            1997        1998         1999          2000        2001
--------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                             $  79.41    $  57.18     $ 110.43      $  65.32    $  61.12
  Number of units outstanding (000's)                         109         217          590           926         850

 EQ/Equity 500 Index
  Unit value                                             $ 214.66    $ 271.24     $ 322.15      $ 287.40    $ 249.66
  Number of units outstanding (000's)                       2,686       3,805        4,579         4,346       4,083

 EQ/Evergreen Omega
  Unit value                                                   --          --     $ 106.57      $  92.84    $  76.01
  Number of units outstanding (000's)                          --          --            5            18          33

 EQ/FI Mid Cap
  Unit value                                                   --          --           --      $  99.98    $  85.41
  Number of units outstanding (000's)                          --          --           --            86         420

 EQ/FI Small/Mid Cap Value
  Unit value                                             $ 118.06    $ 104.82     $ 105.28      $ 109.21    $ 112.05
  Number of units outstanding (000's)                         577         859          721           628       1,238

 EQ/High Yield
  Unit value                                             $ 160.74    $ 150.42     $ 143.43      $ 129.28    $ 128.74
  Number of units outstanding (000's)                         831       1,164          998           800         770

 EQ/Janus Large Cap Growth
  Unit value                                                   --          --           --      $  83.95    $  63.90
  Number of units outstanding (000's)                          --          --           --           165         464

 EQ/Marsico Focus
  Unit value                                                   --          --           --            --    $ 105.94
  Number of units outstanding (000's)                                                                             --

 EQ/Mercury Basic Value Equity
  Unit value                                             $ 115.97    $ 127.97     $ 149.82      $ 165.27    $ 172.07
  Number of units outstanding (000's)                         145         444          617           634       1,044

 EQ/MFS Emerging Growth Companies
  Unit value                                             $ 121.34    $ 161.04     $ 275.93      $ 220.97    $ 143.76
  Number of units outstanding (000's)                         256       1,090        2,427         3,720       3,422

 EQ/MFS Investors Trust
  Unit value                                                   --          --     $ 104.48      $ 102.37    $  84.85
  Number of units outstanding (000's)                          --          --           18            68          87

 EQ/MFS Research
  Unit value                                             $ 115.01    $ 140.83     $ 171.06      $ 159.89    $ 123.32
  Number of units outstanding (000's)                         236         720          959         1,258       1,124

 EQ/Putnam Growth and Income Value
  Unit Value                                             $ 115.17    $ 128.80     $ 124.26      $ 131.45    $ 120.85
  Number of units outstanding (000's)                         250         581          648           521         532

 EQ/T. Rowe Price International Stock
  Unit value                                             $  97.61    $ 109.49     $ 142.46      $ 114.30    $  88.15
  Number of units outstanding (000's)                         387         671          765           871         896
--------------------------------------------------------------------------------------------------------------------



                               Appendix I: Condensed financial information   A-5

                      (This page intentionally left blank)

Appendix II: Original contracts

--------------------------------------------------------------------------------


Original contracts are EQUI-VEST(R) contracts under which the contract owner has not elected to add any new variable investment options. Therefore, only the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock variable investment options are available.


SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.

TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the EQ/Alliance Money Market option is always available. However, we will not permit transfers into the EQ/Alliance Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.


                                          Appendix II: Original contracts    B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2003 to a fixed maturity option with a maturity date of June 15, 2012 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2007.



--------------------------------------------------------------------------------
                                                          HYPOTHETICAL ASSUMED
                                                           RATE TO MATURITY ON
                                                              JUNE 15, 2007
                                                        ------------------------
                                                             5.00%        9.00%
--------------------------------------------------------------------------------
 AS OF JUNE 15, 2007 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                               $144,048     $ 119,487
(2) Fixed maturity amount                                $131,080     $ 131,080
(3) Market value adjustment: (1) - (2)                   $ 12,968     $ (11,593)
--------------------------------------------------------------------------------
 ON JUNE 15, 2007 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
       with withdrawal:
    (3) x [$50,000/(1)]                                  $  4,501     $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]  $ 45,499     $  54,851
(6) Fixed maturity amount: (2) - (5)                     $ 85,581     $  76,229
(7) Maturity value                                       $120,032     $ 106,915
(8) Market adjusted amount of (7)                        $ 94,048     $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.


                             Appendix III: Market value adjustment example   C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Unit Values                                                                  2
Calculation of annuity payments                                              2
The reorganization                                                           3
Custodian and independent accountants                                        3
EQ/Alliance Money Market option yield information                            4
Other yield information                                                      5
Distribution of the Contracts                                                5
Financial statements                                                         5



HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A



Call 1-800-628-6673 or send this request form to:
 EQUI-VEST(R)
 Employer Sponsored Programs
 Processing Office
 The Equitable Life
 P.O. Box 2996
 New York, NY 10116-2996


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2002 (Employer-Sponsored Retirement Programs)


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City           State    Zip





888-1297 (5/02)

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.



--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.




--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME:
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government     o EQ/High Yield(1)
  Securities                              o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care*            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian Research
  Equity*                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth*       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value*        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap           o EQ/FI Mid Cap
  Growth*
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Technology*             o EQ/Janus Large Cap Growth
o EQ/Aggressive Stock                     o EQ/Lazard Small Cap Value
o EQ/Alliance Common Stock                o EQ/Marsico Focus*
o EQ/Alliance Growth and Income           o EQ/Mercury Basic Value Equity
o EQ/Alliance Premier Growth              o EQ/MFS Emerging Growth Companies
o EQ/Alliance Small Cap Growth            o EQ/MFS Investors Trust
o EQ/Alliance Technology                  o EQ/MFS Research
o EQ/AXP New Dimensions**                 o EQ/Putnam Growth & Income Value
o EQ/AXP Strategy Aggressive**            o EQ/Putnam Voyager(2)
o EQ/Bernstein Diversified Value          o EQ/Small Company Index
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity*   o EQ/Emerging Markets Equity
o EQ/Alliance Global                      o EQ/International Equity Index
o EQ/Alliance International               o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors            o EQ/Balanced



(1)  Formerly named "EQ/Alliance High Yield."
(2)  Formerly named, "EQ/Putnam Investors Growth."
*    Subject to state availablility.
** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Allliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either Class IA/A or IB/B shares of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options may currently not be available in your state. Check with your financial professional regarding availability.

TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

A contribution ranging from $20 to $1,000 is required to purchase a contract. The minimum amount required depends on the type of contract, NQ or IRA and the series purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                         X00301
                                                                Series 100 & 300

Contents of this prospectus
--------------------------------------------------------------------------------


EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6


EQUI-VEST(R) at a glance -- key features                                     8


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Examples: EQUI-VEST(R) series 300 contracts                                 14
Examples: EQUI-VEST(R) series 100 contracts                                 16
Condensed financial information                                             18


--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           21
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        21
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Selecting your investment method                                            30
Allocating your contributions                                               31
Your right to cancel within a certain number of days                        31


--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        32
--------------------------------------------------------------------------------
Your account value and cash value                                           32
Your contract's value in the variable investment options                    32
Your contract's value in the guaranteed interest option                     32
Your contract's value in the fixed maturity options                         32




--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
   OPTIONS                                                                  33
--------------------------------------------------------------------------------
Transferring your account value                                             33
Disruptive transfer activity                                                33
Automatic transfer options                                                  33
Investment simplifier                                                       33
Rebalancing your account value                                              34



----------------------
"We," "our" and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     35
--------------------------------------------------------------------------------
Withdrawing your account value                                              35
How withdrawals are taken from your account value                           35
Surrender of your contract to receive its cash value                        36
Termination                                                                 36
When to expect payments                                                     36
Your annuity payout options                                                 36




--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     38
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         38
Charges under the contracts                                                 38
Charges that the Trusts deduct                                              38
Group or sponsored arrangements                                             40
Other distribution arrangements                                             40




--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 42
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     42
How death benefit payment is made                                           42
Beneficiary continuation option under Series 100 and
     300 Traditional IRA and Roth IRA contracts                             42




--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          44
--------------------------------------------------------------------------------
Overview                                                                    44
Buying a contract to fund a retirement arrangement                          44
Transfers among investment options                                          44
Taxation of nonqualified annuities                                          44
Individual retirement arrangements ("IRAs")                                 45
Roth individual retirement annuities ("Roth IRAs")                          53
Federal and state income tax withholding and
     information reporting                                                  55
Impact of taxes to Equitable Life                                           56




--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         57
--------------------------------------------------------------------------------
About Separate Account A                                                    57
About the Trusts                                                            57
About our fixed maturity options                                            57
About the general account                                                   58
About other methods of payment                                              59
Dates and prices at which contract events occur                             59
About your voting rights                                                    59
About legal proceedings                                                     60
About our independent accountants                                           60
Financial statements                                                        60
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   60
Distribution of the contracts                                               60


--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   59
--------------------------------------------------------------------------------
Communicating performance data                                              64





--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS

    BY REFERENCE                                                            65

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                         PAGE
   account value
   annuitant                               21
   annuity payout options                  36
   beneficiary                             42
   business day                            59
   cash value                              26
   conduit IRA                             46
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           31
   contributions to Roth IRAs
    regular contribution                   53
    rollovers and transfers                53
    conversion contributions               53
   contributions to traditional IRAs       46
    regular contributions                  46
    rollovers and transfers                48
   disruptive transfer activity            33
   EQAccess                                 6
   fixed maturity options                  29
   guaranteed interest option              29
   IRA                                  cover


                                         PAGE
   IRS                                     44
   investment options                      24
   market adjusted amount                  26
   market timing                           33
   market value adjustment                 29
   maturity value                          29
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   rate to maturity                        57
   regular contribution                    46
   Required Beginning Date                 48
   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   traditional IRA                      cover
   Trusts                               cover
   TSA                                  cover
   unit                                    32
   unit investment trust                   57
   variable investment options             24


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o elect the investment simplifier (not available through EQAccess);

o change your TOPS personal identification number ("PIN") (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ


6  Who is Equitable Life?

reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.


Hearing or speech-impared clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time, AT&T personnel will communicate our reply back to you via the TDD.



 TOLL-FREE TELEPHONE SERVICE:

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your Traditional IRA contract to a Standard Roth IRA;

(2) cancellation of your Standard Roth IRA or Roth Advantage contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;


(6)  election of the rebalancing program;

(7)  election of the required minimum distribution option;

(8)  election of beneficiary contribution option;


(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT      EQUI-VEST(R) variable investment options invest in different portfolios managed by professional
MANAGEMENT                   investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION   o Principal and interest guarantees

                             o Interest rates set periodically
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o 10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10
                               (1 to 7 in Oregon) years.

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract

                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                             Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see
                             "Tax Information" later in this Prospectus.)

CONTRIBUTION AMOUNTS         o NQ:
                             --$1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                             o Traditional IRA and Standard Roth IRA:
                               --series 300 - $50 (initial and additional);
                               --series 100 - $20 (initial and additional).

                             Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS               o Fixed annuity payout options

                             o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES          o Dollar-cost averaging by automatic transfers
                             -- Interest sweep option
                             -- Fixed-dollar option

                             o Automatic investment program

                             o Account value rebalancing (quarterly, semiannually, and annually)

                             o No charge on transfers among investment options

                             o Waiver of withdrawal charge for disability, confinement to a nursing home, and terminal illness
                               (series 300 only)

                             o Minimum death benefit
------------------------------------------------------------------------------------------------------------------------------------


8 EQUI-VEST(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES             o  Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at current annual rates determined by contract series.
                                series 100: 1.34%; three options at 1.49%
                                series 300: 1.35%.

                             o  Annual administrative charge:*
                                series 100: $30 or 2% of the account value, if less.
                                series 300: $30 or, during the first two contract years, 2% of the account value if less;
                                thereafter, $30 ($65 maximum).
                                *For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this
                                Prospectus.

                             o  Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company):
                                series 100: None
                                series 300: $25 current ($65 maximum) per occurrence.

                             o  No sales charge deducted at the time you make contributions.

                             o  Series 300 and NQ contracts under series 100: we deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                             o  IRAs under series 100: -- 6% of the amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                             o  There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year.
                                Under certain circumstances the withdrawal charge will not apply. The circumstances are discussed in
                                "Charges and expenses" later in this Prospectus.

                             -------------------------------------------------------------------------------------------------------
                             The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                             -------------------------------------------------------------------------------------------------------

                             o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                             o  We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option.

                             o  Annual expenses of the Trusts portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                                1.20% annually, other expenses, and for Class IB/B shares, 12b-1 fees of 0.25% annually.

                             o  Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series.
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. FOR TRADITIONAL IRAS, THE MAXIMUM ISSUE AGE IS 70, BUT WE WILL ISSUE UP TO AGE 79 IF THE CONTRIBUTION IS A ROLLOVER CONTRIBUTION. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


                                      EQUI-VEST(R) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee tables below will help you understand the various charges and expenses that apply to your contract series.* The tables reflect charges you will directly incur under the contract, as well as charges and expenses of the Trusts and their Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for each Trust.


The guaranteed interest option and fixed maturity options are not covered by the fee tables and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.



--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

                                             EQ/Balanced, EQ/Alliance
                                          Common Stock, EQ/Alliance      All Other Variable
                                             Money Market Options        Investment Options
                                          ---------------------------    ------------------
                                                    series                   series                     series
                                                     100                      100                        300
                                          ---------------------------    ------------------       ------------------
Mortality and expense risk(1)                       0.65%                     0.50%                      1.10%
Other expenses(2)                                   0.84%                     0.84%                      0.25%
                                                    -----                     -----                      -----
Total Separate Account A                            1.49%                     1.34%                      1.35%
 annual expenses(3)(4)

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------
Annual administrative charge(5)            $30 (under series 300, $65 maximum)

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST
CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal charge(6)               6%
--------------------------------------------------------------------------------
Charge for third-party transfer or         series 100: None
 exchange(7)                               series 300: $25 current ($65 maximum)
                                           for each occurrence
--------------------------------------------------------------------------------
Charge if you elect a Variable Immediate
Annuity payout option                      $350
--------------------------------------------------------------------------------



* Series 300 contracts are issued in Pennsylvania and series 100 contracts are issued in Oregon.


10 Fee table

                                               ANNUAL EXPENSES OF THE TRUSTS
                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                              NET
                                                                                                             TOTAL
                                                                                             OTHER          ANNUAL
                                                    MANAGEMENT                            EXPENSES         EXPENSES
                                              FEES (AFTER EXPENSE                      (AFTER EXPENSE   (AFTER EXPENSE
                                                 LIMITATION)(8)       12B-1 FEES(9)   LIMITATION)(10)   LIMITATION)(11)
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond                        0.00%                 0.25%             0.70%             0.95%
 AXA Premier VIP Health Care                      0.44%                 0.25%             1.16%             1.85%
 AXA Premier VIP International Equity             0.62%                 0.25%             0.93%             1.80%
 AXA Premier VIP Large Cap Growth                 0.31%                 0.25%             0.79%             1.35%
 AXA Premier VIP Large Cap Core Equity            0.17%                 0.25%             0.93%             1.35%
 AXA Premier VIP Large Cap Value                  0.08%                 0.25%             1.02%             1.35%
 AXA Premier VIP Small/Mid Cap Growth             0.42%                 0.25%             0.93%             1.60%
 AXA Premier VIP Small/Mid Cap Value              0.20%                 0.25%             1.15%             1.60%
 AXA Premier VIP Technology                       0.58%                 0.25%             1.02%             1.85%
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                              0.61%                   --              0.08%             0.69%
 EQ/Alliance Common Stock                         0.46%                   --              0.07%             0.53%
 EQ/Alliance Global                               0.73%                   --              0.12%             0.85%
 EQ/Alliance Growth and Income                    0.57%                   --              0.06%             0.63%
 EQ/Alliance Growth Investors                     0.57%                   --              0.06%             0.63%
 EQ/Alliance Intermediate Government Securities   0.50%                   --              0.12%             0.62%
 EQ/Alliance International                        0.85%                   --              0.25%             1.10%
 EQ/Alliance Money Market                         0.33%                   --              0.07%             0.40%
 EQ/Alliance Premier Growth                       0.84%                 0.25%             0.06%             1.15%
 EQ/Alliance Quality Bond                         0.53%                   --              0.07%             0.60%
 EQ/Alliance Small Cap Growth                     0.75%                   --              0.06%             0.81%
 EQ/Alliance Technology                           0.82%                 0.25%             0.08%             1.15%
 EQ/AXP New Dimensions                            0.00%                 0.25%             0.70%             0.95%
 EQ/AXP Strategy Aggressive                       0.00%                 0.25%             0.75%             1.00%
 EQ/Balanced                                      0.57%                   --              0.08%             0.65%
 EQ/Bernstein Diversified Value                   0.61%                 0.25%             0.09%             0.95%
 EQ/Calvert Socially Responsible                  0.00%                 0.25%             0.80%             1.05%
 EQ/Capital Guardian International                0.66%                 0.25%             0.29%             1.20%
 EQ/Capital Guardian Research                     0.55%                 0.25%             0.15%             0.95%
 EQ/Capital Guardian US Equity                    0.59%                 0.25%             0.11%             0.95%
 EQ/Emerging Markets Equity                       0.87%                 0.25%             0.68%             1.80%
 EQ/Equity 500 Index                              0.25%                   --              0.06%             0.31%
 EQ/Evergreen Omega                               0.00%                 0.25%             0.70%             0.95%
 EQ/FI Mid Cap                                    0.48%                 0.25%             0.27%             1.00%
 EQ/FI Small/Mid Cap Value                        0.74%                 0.25%             0.11%             1.10%
 EQ/High Yield                                    0.60%                   --              0.07%             0.67%
 EQ/International Equity Index                    0.35%                 0.25%             0.50%             1.10%
 EQ/J.P. Morgan Core Bond                         0.44%                 0.25%             0.11%             0.80%
 EQ/Janus Large Cap Growth                        0.76%                 0.25%             0.14%             1.15%
 EQ/Lazard Small Cap Value                        0.72%                 0.25%             0.13%             1.10%
 EQ/Marsico Focus                                 0.00%                 0.25%             0.90%             1.15%
 EQ/Mercury Basic Value Equity                    0.60%                 0.25%             0.10%             0.95%
 EQ/MFS Emerging Growth Companies                 0.63%                 0.25%             0.09%             0.97%
 EQ/MFS Investors Trust                           0.58%                 0.25%             0.12%             0.95%
 EQ/MFS Research                                  0.63%                 0.25%             0.07%             0.95%
 EQ/Putnam Growth & Income Value                  0.57%                 0.25%             0.13%             0.95%
 EQ/Putnam International Equity                   0.71%                 0.25%             0.29%             1.25%
 EQ/Putnam Voyager                                0.62%                 0.25%             0.08%             0.95%
 EQ/Small Company Index                           0.25%                 0.25%             0.35%             0.85%


Notes:


(1) A portion of this charge is for providing the death benefit.

(2) For the series 300 contracts we currently charge 0.25% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock, and EQ/Alliance Money Market options and 0.24% for all the other options (we reserve the right to increase this charge to 0.25% at our discretion). For series 100 contracts, this charge is for financial accounting and other administrative services relating to the contracts.


                                                                    Fee table 11

(3) Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300 and (ii) 1.49% for series 100 for the EQ/Balanced, EQ/Alliance Common Stock, and EQ/Alliance Money Market options; and (iii) for series 100, an annual rate of 1.34% for all the other options not listed in (ii).

(4 For series 100 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trusts fees when added together are not permitted to exceed an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock, and EQ/Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus the Trusts annual expenses for 2001 would have been 1.89% for the EQ/Alliance Money Market option; 2.00% for the EQ/Alliance Common Stock option; 2.01% for the EQ/Aggressive Stock option; and 2.14% for the EQ/Balanced option.

(5) For series 300 contracts, during the first two contract years this charge is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to an annual maximum of $65. For series 100 contracts, the charge is equal to the lesser of $30 or 2% of your account value. Some series 100 contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions and is deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charge, please see "Withdrawal Charge" in "Charges and expenses," later in this Prospectus.

(7) For series 300 contracts we reserve the right to increase this charge to a maximum of $65 for each occurrence.

(8) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (11) for any expense limitation agreement information.

(9) Class IB/B shares of the Trusts are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by The Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Class IA/A shares of the Trusts are not subject to these fees.

(10) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (10) for any expense limitation agreement information.

(11) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectuses for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                        MANAGEMENT FEES      OTHER EXPENSES
                                        (BEFORE ANY FEE    (BEFORE ANY FEE
                                        WAIVERS AND/OR      WAIVERS AND/OR
                                            EXPENSE            EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growrth                               1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
EQ/Bernstein Diversified Value        0.65%              0.09%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                        MANAGEMENT FEES      OTHER EXPENSES
                                        (BEFORE ANY FEE    (BEFORE ANY FEE
                                        WAIVERS AND/OR      WAIVERS AND/OR
                                            EXPENSE            EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian US Equity         0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------




12  Fee table

EXAMPLES: EQUI-VEST(R) SERIES 300 CONTRACTS

For each type of series 300 contract, the examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





-------------------------------------------------------------------------------------------------------
                                                   IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                          EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
------------------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.24     $ 134.71     $ 190.82     $ 278.92
AXA Premier VIP Health Care                      $ 89.17     $ 161.18     $ 235.46     $ 368.51
AXA Premier VIP International Equity             $ 88.68     $ 159.72     $ 233.09     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Value                  $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Technology                       $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Aggressive Stock                              $ 77.66     $ 126.97     $ 177.12     $ 251.47
EQ/Alliance Common Stock                         $ 76.07     $ 122.18     $ 168.60     $ 234.22
EQ/Alliance Global                               $ 79.25     $ 131.74     $ 185.57     $ 268.45
EQ/Alliance Growth and Income                    $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Growth Investors                     $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 76.96     $ 124.88     $ 173.40     $ 243.96
EQ/Alliance International                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 161.65     $ 219.99
EQ/Alliance Premier Growth                       $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Alliance Quality Bond                         $ 76.76     $ 124.28     $ 172.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 78.85     $ 130.55     $ 183.46     $ 264.23
EQ/Alliance Technology                           $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/AXP New Dimensions                            $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/Balanced                                      $ 77.26     $ 125.77     $ 174.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Capital Guardian International                $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/Capital Guardian Research                     $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Emerging Markets Equity                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Equity 500 Index                              $ 73.89     $ 115.58     $ 156.81     $ 210.03
EQ/Evergreen Omega                               $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/FI Mid Cap                                    $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/High Yield                                    $ 77.46     $ 126.37     $ 176.05     $ 249.33
EQ/International Equity Index                    $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 78.75     $ 130.25     $ 182.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Marsico Focus                                 $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 80.44     $ 135.30     $ 191.87     $ 281.00
EQ/MFS Investors Trust                           $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Research                                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam International Equity                   $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Putnam Voyager                                $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Small Company Index                           $ 79.25     $ 131.74     $ 185.57     $ 268.45
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END
                                                   OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
------------------------------------------------------------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.88     $  76.54   $ 130.82     $ 278.92
AXA Premier VIP Health Care                      $ 34.33     $ 104.60   $ 177.09     $ 368.51
AXA Premier VIP International Equity             $ 33.80     $ 103.05   $ 174.57     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Value                  $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Technology                       $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Aggressive Stock                              $ 22.15     $  68.33   $ 117.12     $ 251.47
EQ/Alliance Common Stock                         $ 20.48     $  63.26   $ 108.60     $ 234.22
EQ/Alliance Global                               $ 23.83     $  73.39   $ 125.57     $ 268.45
EQ/Alliance Growth and Income                    $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Growth Investors                     $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 21.42     $  66.11   $ 113.40     $ 243.96
EQ/Alliance International                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Alliance Money Market                         $ 19.11     $  59.12   $ 101.65     $ 219.99
EQ/Alliance Premier Growth                       $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Alliance Quality Bond                         $ 21.21     $  65.48   $ 112.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 23.41     $  72.12   $ 123.46     $ 264.23
EQ/Alliance Technology                           $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/AXP New Dimensions                            $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/Balanced                                      $ 21.73     $  67.06   $ 114.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Capital Guardian International                $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/Capital Guardian Research                     $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Emerging Markets Equity                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Equity 500 Index                              $ 18.17     $  56.26   $  96.81     $ 210.03
EQ/Evergreen Omega                               $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/FI Mid Cap                                    $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/High Yield                                    $ 21.94     $  67.70   $ 116.05     $ 249.33
EQ/International Equity Index                    $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 23.31     $  71.81   $ 122.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Marsico Focus                                 $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 25.09     $  77.17   $ 131.87     $ 281.00
EQ/MFS Investors Trust                           $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Research                                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam International Equity                   $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Putnam Voyager                                $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Small Company Index                           $ 23.83     $  73.39   $ 125.57     $ 268.45


                                                                    Fee table 13

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" later in this Prospectus.



14 Fee table

EXAMPLES: EQUI-VEST(R) SERIES 100 CONTRACTS

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume there is no waiver of the withdrawal charge. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


FOR IRA (TRADITIONAL IRA AND STANDARD ROTH IRA CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):





-----------------------------------------------------------------------------------------------------------
                                                    IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                                 EACH PERIOD SHOWN,
                                                               THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.29     $ 140.88     $ 191.46     $ 312.51
AXA Premier VIP Health Care                      $ 95.17     $ 167.18     $ 234.99     $ 399.13
AXA Premier VIP International Equity             $ 94.67     $ 165.73     $ 232.61     $ 394.53
AXA Premier VIP Large Cap Core Equity            $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Growth                 $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Large Cap Value                  $ 90.24     $ 152.63     $ 211.01     $ 352.00
AXA Premier VIP Small/Mid Cap Growth             $ 92.70     $ 159.92     $ 223.07     $ 375.87
AXA Premier VIP Small/Mid Cap Value              $ 92.70     $ 159.92     $ 223.07     $ 375.87
AXA Premier VIP Technology                       $ 95.17     $ 167.18     $ 234.99     $ 399.13
EQ/Aggressive Stock                              $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Common Stock                         $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Global                               $ 85.30     $ 137.93     $ 186.52     $ 302.39
EQ/Alliance Growth and Income                    $ 83.13     $ 131.41     $ 175.57     $ 279.74
EQ/Alliance Growth Investors                     $ 83.13     $ 131.41     $ 175.57     $ 279.74
EQ/Alliance Intermediate Government Securities   $ 83.04     $ 131.11     $ 175.07     $ 278.70
EQ/Alliance International                        $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/Alliance Money Market                         $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Alliance Premier Growth                       $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Alliance Quality Bond                         $ 82.84     $ 130.52     $ 174.07     $ 276.62
EQ/Alliance Small Cap Growth                     $ 84.91     $ 136.74     $ 184.53     $ 298.31
EQ/Alliance Technology                           $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/AXP New Dimensions                            $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/AXP Strategy Aggressive                       $ 86.78     $ 142.35     $ 193.92     $ 317.54
EQ/Balanced                                      $ 80.96     $ 124.86     $ 164.52     $ 256.59
EQ/Bernstein Diversified Value                   $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Calvert Socially Responsible                  $ 87.28     $ 143.83     $ 196.38     $ 322.54
EQ/Capital Guardian International                $ 88.76     $ 148.23     $ 203.72     $ 337.38
EQ/Capital Guardian Research                     $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Capital Guardian U.S. Equity                  $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Emerging Markets Equity                       $ 94.67     $ 165.73     $ 232.61     $ 394.53
EQ/Equity 500 Index                              $ 79.98     $ 121.87     $ 159.46     $ 245.90
EQ/Evergreen Omega                               $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/FI Mid Cap                                    $ 86.78     $ 142.35     $ 193.92     $ 317.54
EQ/FI Small/Mid Cap Value                        $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/High Yield                                    $ 83.53     $ 132.59     $ 177.57     $ 283.90
EQ/International Equity Index                    $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/J.P. Morgan Core Bond                         $ 84.81     $ 136.45     $ 184.04     $ 297.29
EQ/Janus Large Cap Growth                        $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Lazard Small Cap Value                        $ 87.77     $ 145.30     $ 198.83     $ 327.51
EQ/Marsico Focus                                 $ 88.26     $ 146.77     $ 201.28     $ 332.46
EQ/Mercury Basic Value Equity                    $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/MFS Emerging Growth Companies                 $ 86.49     $ 141.47     $ 192.45     $ 314.53
EQ/MFS Investors Trust                           $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/MFS Research                                  $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Putnam Growth & Income Value                  $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Putnam International Equity                   $ 89.25     $ 149.70     $ 206.16     $ 342.28
-----------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

-----------------------------------------------------------------------------------------------------------
                                IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                             EACH PERIOD SHOWN,
                                           THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------------------
                             1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager           $ 86.29     $ 140.88     $ 191.46     $ 312.51
EQ/Small Company Index       $ 85.30     $ 137.93     $ 186.52     $ 302.39
-----------------------------------------------------------------------------------------------------------




16 Fee table

FOR NQ CONTRACTS:




-----------------------------------------------------------------------------------------------------------
                                                    IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                     EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.14     $ 134.41     $ 191.46     $ 277.88
AXA Premier VIP Health Care                      $ 89.07     $ 160.89     $ 234.99     $ 367.56
AXA Premier VIP International Equity             $ 88.58     $ 159.43     $ 232.61     $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Large Cap Growth                 $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Large Cap Value                  $ 84.11     $ 146.24     $ 211.01     $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 86.59     $ 153.58     $ 223.07     $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 86.59     $ 153.58     $ 223.07     $ 343.47
AXA Premier VIP Technology                       $ 89.07     $ 160.89     $ 234.99     $ 367.56
EQ/Aggressive Stock                              $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Common Stock                         $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Global                               $ 79.15     $ 131.44     $ 186.52     $ 267.39
EQ/Alliance Growth and Income                    $ 76.96     $ 124.88     $ 175.57     $ 243.96
EQ/Alliance Growth Investors                     $ 76.96     $ 124.88     $ 175.57     $ 243.96
EQ/Alliance Intermediate Government Securities   $ 76.86     $ 124.58     $ 175.07     $ 242.88
EQ/Alliance International                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Alliance Premier Growth                       $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Alliance Quality Bond                         $ 76.67     $ 123.98     $ 174.07     $ 240.72
EQ/Alliance Small Cap Growth                     $ 78.75     $ 130.25     $ 184.53     $ 263.17
EQ/Alliance Technology                           $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/AXP New Dimensions                            $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/AXP Strategy Aggressive                       $ 80.64     $ 135.90     $ 193.92     $ 283.08
EQ/Balanced                                      $ 74.78     $ 118.28     $ 164.52     $ 219.99
EQ/Bernstein Diversified Value                   $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Calvert Socially Responsible                  $ 81.13     $ 137.38     $ 196.38     $ 288.25
EQ/Capital Guardian International                $ 82.62     $ 141.82     $ 203.72     $ 303.62
EQ/Capital Guardian Research                     $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Emerging Markets Equity                       $ 88.58     $ 159.43     $ 232.61     $ 362.79
EQ/Equity 500 Index                              $ 73.79     $ 115.28     $ 159.46     $ 208.92
EQ/Evergreen Omega                               $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/FI Mid Cap                                    $ 80.64     $ 135.90     $ 193.92     $ 283.08
EQ/FI Small/Mid Cap Value                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/High Yield                                    $ 77.36     $ 126.07     $ 177.57     $ 248.26
EQ/International Equity Index                    $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/J.P. Morgan Core Bond                         $ 78.65     $ 129.95     $ 184.04     $ 262.11
EQ/Janus Large Cap Growth                        $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Lazard Small Cap Value                        $ 81.63     $ 138.86     $ 198.83     $ 293.40
EQ/Marsico Focus                                 $ 82.12     $ 140.34     $ 201.28     $ 298.52
EQ/Mercury Basic Value Equity                    $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/MFS Emerging Growth Companies                 $ 80.34     $ 135.01     $ 192.45     $ 279.96
EQ/MFS Investors Trust                           $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/MFS Research                                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Putnam Growth & Income Value                  $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Putnam International Equity                   $ 83.12     $ 143.29     $ 206.16     $ 308.69
EQ/Putnam Voyager                                $ 80.14     $ 134.41     $ 191.46     $ 277.88
EQ/Small Company Index                           $ 79.15     $ 131.44     $ 186.52     $ 267.39
-----------------------------------------------------------------------------------------------------------



                                                                    Fee table 17

FOR NQ AND ALL IRA SERIES 100 CONTRACTS:




-----------------------------------------------------------------------------------------------------------
                                                    IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                                      END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.78     $  76.22     $ 130.30     $ 277.88
AXA Premier VIP Health Care                      $ 34.22     $ 104.29     $ 176.59     $ 367.56
AXA Premier VIP International Equity             $ 33.70     $ 102.75     $ 174.06     $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Large Cap Growth                 $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Large Cap Value                  $ 28.97     $  88.76     $ 151.09     $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 31.60     $  96.55     $ 163.91     $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 31.60     $  96.55     $ 163.91     $ 343.47
AXA Premier VIP Technology                       $ 34.22     $ 104.29     $ 176.59     $ 367.56
EQ/Aggressive Stock                              $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Common Stock                         $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Global                               $ 23.73     $  73.07     $ 125.04     $ 267.39
EQ/Alliance Growth and Income                    $ 21.42     $  66.11     $ 113.40     $ 243.96
EQ/Alliance Growth Investors                     $ 21.42     $  66.11     $ 113.40     $ 243.96
EQ/Alliance Intermediate Government Securities   $ 21.32     $  65.80     $ 112.87     $ 242.88
EQ/Alliance International                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/Alliance Money Market                         $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Alliance Premier Growth                       $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Alliance Quality Bond                         $ 21.11     $  65.16     $ 111.80     $ 240.72
EQ/Alliance Small Cap Growth                     $ 23.31     $  71.81     $ 122.93     $ 263.17
EQ/Alliance Technology                           $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/AXP New Dimensions                            $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/AXP Strategy Aggressive                       $ 25.30     $  77.80     $ 132.92     $ 283.08
EQ/Balanced                                      $ 19.11     $  59.12     $ 101.65     $ 219.99
EQ/Bernstein Diversified Value                   $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Calvert Socially Responsible                  $ 25.83     $  79.37     $ 135.53     $ 288.25
EQ/Capital Guardian International                $ 27.40     $  84.07     $ 143.34     $ 303.62
EQ/Capital Guardian Research                     $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Emerging Markets Equity                       $ 33.70     $ 102.75     $ 174.06     $ 362.79
EQ/Equity 500 Index                              $ 18.06     $  55.94     $  96.27     $ 208.92
EQ/Evergreen Omega                               $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/FI Mid Cap                                    $ 25.30     $  77.80     $ 132.92     $ 283.08
EQ/FI Small/Mid Cap Value                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/High Yield                                    $ 21.84     $  67.38     $ 115.52     $ 248.26
EQ/International Equity Index                    $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/J.P. Morgan Core Bond                         $ 23.20     $  71.49     $ 122.40     $ 262.11
EQ/Janus Large Cap Growth                        $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Lazard Small Cap Value                        $ 26.35     $  80.94     $ 138.14     $ 293.40
EQ/Marsico Focus                                 $ 26.88     $  82.51     $ 140.74     $ 298.52
EQ/Mercury Basic Value Equity                    $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/MFS Emerging Growth Companies                 $ 24.99     $  76.85     $ 131.35     $ 279.96
EQ/MFS Investors Trust                           $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/MFS Research                                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Putnam Growth & Income Value                  $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Putnam International Equity                   $ 27.93     $  85.64     $ 145.93     $ 308.69
EQ/Putnam Voyager                                $ 24.78     $  76.22     $ 130.30     $ 277.88
EQ/Small Company Index                           $ 23.73     $  73.07     $ 125.04     $ 267.39
-----------------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



18 Fee table

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options available as of December 31, 2001.



                                                                    Fee table 19

1. Contract features and benefits

--------------------------------------------------------------------------------


In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss two series of contracts: series 100 which is available only in Oregon, and series 300 which is available only in Pennsylvania. Once you have purchased a contract, you can identify the EQUI-VEST(R) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number.


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20 ($50 for series 300). We discuss the automatic investment program under "About other methods of payment" in "More information" later in this Prospectus. The following table summarizes our rules regarding contributions to your contract. Ages in the table refer to the age of the annuitant.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                         MINIMUM                   SOURCE OF              LIMITATIONS ON CONTRI-
 CONTRACT TYPE    ANNUITANT ISSUE AGES   CONTRIBUTIONS             CONTRIBUTIONS          BUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 NQ              0-83                    o $1,000 (initial),       o After-tax money.          Not applicable.
                                           $50 (additional)
                                           (both series)           o Paid to us by check
                                                                     or transfer of con-
                                                                     tract value in a tax
                                                                     deferred exchange
                                                                     under Section 1035
                                                                     of the Internal Rev-
                                                                     enue Code.

                                                                   o Paid to us by an
                                                                     employer who
                                                                     establishes a pay-
                                                                     roll deduction
                                                                     program.


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                                          MINIMUM                    SOURCE OF                       LIMITATIONS ON CONTRI-
 CONTRACT TYPE     ANNUITANT ISSUE AGES   CONTRIBUTIONS              CONTRIBUTIONS                   BUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0-83                    o $20 (initial and addi-   o "Regular" traditional IRA     o Regular IRA contributions
                                            tional) (series 100)       contributions either            may not exceed $3,000
                                                                       made by you or paid to          for 2002.
                                          o $50 (initial and addi-     us by an employer who
                                            tional) (series 300)       establishes a payroll         o No regular IRA contribu-
                                                                       deduction program.              tions in the year you turn
                                                                                                       age 70-1/2 and thereafter.
                                                                     o For the calendar year
                                                                       2002, additional              o Rollover and direct trans-
                                                                       catch-up contributions.         fer contributions after age
                                                                                                       701/2 must be net of
                                                                     o Eligible rollover distribu-     required minimum
                                                                       tions from TSA contracts        distributions.
                                                                       or other 403(b) arrange-
                                                                       ments, qualified plans        o Although we accept
                                                                       and governmental EDC            rollover and direct trans-
                                                                       plans.                          fer contributions under
                                                                                                       the traditional IRA con-
                                                                     o Rollovers from another          tracts, we intend that
                                                                       traditional individual          these contracts be used
                                                                       retirement arrangement.         for ongoing regular
                                                                                                       contributions.
                                                                     o Direct custodian-to-
                                                                       custodian transfers from      o Additional catch-up con-
                                                                       other traditional indi-         tributions totalling up to
                                                                       vidual retirement               $500 can be made for the
                                                                       arrangements.                   calendar year 2002 where
                                                                                                       the owner is at least age
                                                                                                       50 but under age 70-1/2 at
                                                                                                       any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA          0-83                    o $20 (initial and addi-   o Regular after-tax contri-     o Regular Roth IRA contri-
                                            tional) (series 100)       butions either made by          butions may not exceed
                                                                       you or paid to us by an         $3,000 for 2002.
                                          o $50 (initial and addi-     employer who estab-
                                            tional) (series 300)       lishes a payroll deduction    o Contributions are subject
                                                                       program.                        to income limits and
                                                                                                       other tax rules. See "Con-
                                                                     o For the calendar year           tributions to Roth IRAs"
                                                                       2002, additional                in "Tax information" later
                                                                       catch-up contributions.         in this Prospectus.
                                                                     o Rollovers from another        o Additional catch-up con-
                                                                       Roth IRA.                       tributions totalling up to
                                                                                                       $500 can be made where
                                                                     o Conversion rollovers            the owner is at least age
                                                                       from a Traditional IRA.         50 at any time during
                                                                     o Direct transfers from           2002 for 2002.
                                                                       another Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this Prospectus.




                                               Contract features and benefits 21

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. Under any type of the IRA contract, the owner and annuitant must be the same person.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.



--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

--------------------------------------------------------------------------------



22  Contract features and benefits

Portfolios of the Trusts

     You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short peri- ods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


--------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                                OBJECTIVE                                 ADVISER(S)
--------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                    Seeks a balance of a high current          BlackRock Advisors, Inc.
                                              income and capital appreciation            Pacific Investment Management
                                              consistent with a prudent level            Company LLC
                                              of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*                  Long-term growth of capital                AIM Capital Mangement, Inc.
                                                                                         Dresdner RCM Global Investors LLC
                                                                                         Wellington Mangement Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International                 Long-term growth of capital                Alliance Capital Management L.P.,
 Equity*                                                                                 through its Bernstein Investment
                                                                                         Research and Management Unit
                                                                                         Bank of Ireland Asset Management
                                                                                         (U.S.) Limited
                                                                                         OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core                Long-term growth of capital                Alliance Capital Management L.P.,
 Equity*                                                                                 through its Bernstein Investment
                                                                                         Research and Management Unit
                                                                                         Janus Capital Management LLC
                                                                                         Thornburg Investment
                                                                                         Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap                     Long-term growth of capital                Alliance Capital Management L.P.
 Growth*                                                                                 Dresdner RCM Global Investors LLC
                                                                                         TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*              Long-term growth of capital                Alliance Capital Management L.P.
                                                                                         Institutional Capital Corporation
                                                                                         MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap                 Long-term growth of capital                Alliance Capital Management L.P.
 Growth*                                                                                 MFS Investment Management
                                                                                         RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap                 Long-term growth of capital                AXA Rosenberg Investment Management,
Value*                                                                                   LLC
                                                                                         The Boston Company Asset Management
                                                                                         LLC
                                                                                         TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*                   Long-term growth of capital                Alliance Capital Management L.P.
                                                                                         Dresdner RCM Global Investors LLC
                                                                                         Firsthand Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
PORTFOLIO NAME                                OBJECTIVE
--------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           Seeks to achieve long-term growth of       Alliance Capital Management L.P.
                                              capital                                    Marsico Capital Management, LLC
                                                                                         MFS Investment Management
                                                                                         Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                      Seeks to achieve long-term growth          Alliance Capital Management L.P.
                                              of capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                            Seeks long-term growth of capital          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                                  ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income      Seeks to provide a high total return.                      Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors       Seeks to achieve the highest total return consistent with  Alliance Capital Management L.P.
                                   the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate           Seeks to achieve high current income consistent with       Alliance Capital Management L.P.
  Government Securities            relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International          Seeks long-term growth of capital                          Alliance Capital Management L.P.
                                                                                              (including through its Bernstein
                                                                                              Investment Research and Management
                                                                                              Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market           Seeks to obtain a high level of current income, preserve   Alliance Capital Management L.P.
                                   its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth         Seeks long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond           Seeks to achieve high current income consistent with       Alliance Capital Management L.P.
                                   moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth       Seeks to achieve long-term growth of capital               Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology             Seeks to achieve growth of capital. Current income is      Alliance Capital Management L.P.
                                   incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions              Seeks long-term growth of capital                          American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive         Seeks long-term growth of capital                          American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                        Seeks to achieve a high return through both appreciation   Alliance Capital Management L.P.
                                   of capital and current income                              Capital Guardian Trust Company
                                                                                              Jennison Associates LLC
                                                                                              Prudential Investments LLC
                                                                                              Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     Seeks capital appreciation                                 Alliance Capital Management L.P.,
                                                                                              through its Bernstein Investment
                                                                                              Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*   Seeks long-term capital appreciation                       Calvert Asset Management Company, Inc.
                                                                                              Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International  Seeks long-term growth of capital                          Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research       Seeks long-term growth of capital                          Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity    Seeks long-term growth of capital                          Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity         Seeks long-term capital appreciation                       Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                Seeks a total return before expenses that approximates     Alliance Capital Management L.P.
                                   the total return performance of the S&P 500 Index,
                                   including reinvestment of dividends, at a risk level consis-
                                   tent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                 Seeks long-term capital growth                             Evergreen Investment Management
                                                                                              Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                      Seeks long-term growth of capital                          Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value          Seeks long-term capital appreciation                       Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                      Seeks to achieve a high total return through a combina-    Alliance Capital Management, L.P.
                                   tion of current income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------




24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                                   ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
  Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
  Value                          objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


                                               Contract features and benefits 25

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this Prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2002 (except for Series 100 NQ contracts where the minimum is 4%). The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. A 4% minimum may apply under some contracts. Current interest rates will never be less than the yearly guaranteed interest rate.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years (one to seven in Oregon). You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are only available in states where approved. Your financial professional can provide your state's approval status.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2003 through 2012. Not all fixed maturity options will be available for annuitants 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or


o    the rate to maturity is 3%; or


o    the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). We may change our procedures in the future.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value


26  Contract features and benefits
adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:


o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.




--------------------------------------------------------------------------------
                                INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
O GUARANTEED INTEREST OPTION
--------------------------------------------------------------------------------
 DOMESTIC STOCKS                          INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care           o AXA Premier VIP International Equity
o AXA Premier VIP Large Cap Core        o EQ/Alliance Global
  Equity                                o EQ/Alliance International
o AXA Premier VIP Large Cap Growth      o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Value       o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap         o EQ/International Equity Index
  Growth                                o EQ/Putnam International Equity
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/AXP New Dimensions
o EQ/AXP Strategy Aggressive
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap Value
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/MFS Research
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors          o EQ/Balanced
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond             o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government   o EQ/High Yield
  Securities                            o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
 The fixed maturity options are only available in states where approved.
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."




                                              Contract features and benefits  27

o PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of June 15, 2011, since the rate to maturity was 5.65% on February 15, 2002, we would have allocated $5,987 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date, your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. This feature is only available if the fixed maturity option is available in your state.



ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Standard Roth IRA, you may cancel your Standard Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."



28  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.


In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


                                           Determining your contract's value  29

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
     (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2)  the dollar amounts to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER


You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other but not both.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.



30  Transferring your money among investment options

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial advisor before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.


If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.


You may change your allocation instructions or cancel the program at any time.


                            Transferring your money among investment options  31

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.





--------------------------------------------------------------------------------
                             METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                        MINIMUM
 CONTRACT             LUMP SUM      SYSTEMATIC      DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes             No
--------------------------------------------------------------------------------
Traditional IRA       Yes            Yes             Yes
--------------------------------------------------------------------------------
Standard Roth
 IRA                  Yes            Yes             No
--------------------------------------------------------------------------------


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.)



SYSTEMATIC WITHDRAWALS
(All contracts)


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:


(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.



LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA contracts -- See "Tax information" later in this Prospectus)

We offer the minimum distribution withdrawal option to help you meet or exceed lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this Prospectus.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax Information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to Traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of



32  Accessing your money
the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an EQUI-VEST(R) NQ or Roth IRA or an EQUI-VEST(R) Express (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. You generally cannot contribute to a Roth IRA unless you have earned income or compensation for the year of the contribution. See "Tax Information -- Roth IRAs" later in this Prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:




--------------------------------------------------------------------------------
Fixed annuity payout options        o Life annuity
                                    o Life annuity with period
                                      certain
                                    o Life annuity with refund
                                      certain
                                    o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout   o Life annuity (not available in
   options                            New York)
                                    o Life annuity with period
                                      certain
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment


                                                        Accessing your money  33
     before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. We may offer other payout options not outlined here. Your financial professional can provide details.



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3-1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o    Charge for third-party transfer or exchange (series 300 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks. The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:


o    1.10% in each variable investment option under series 300 contracts.


o 0.65% under series 100 contracts in the EQ/Alliance Money Market, EQ/Balanced and EQ/Alliance Common Stock options.

o    0.50% under series 100 contracts for all other variable investment options.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:

(i) under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts;

(ii) under series 300 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options other than the EQ/Alliance Money Market, EQ/Alliance Common Stock and EQ/Balanced options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.


MAXIMUM TOTAL CHARGES

Under series 100 contracts for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment options and EQ Advisors Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300 and (ii) 1.49% for series 100 for the EQ/Balanced, EQ/Alliance Common Stock and EQ/Alliance Money Market options; and (iii) for series 100, an annual rate of 1.34% for all the other options not listed in (ii).



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the


                                                        Charges and expenses  35
charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


Under series 300, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


Under series 300, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.



WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply.

o FOR SERIES 100 NQ CONTRACTS AND ALL SERIES 300 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus.
For series 300 contracts, we reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn. Any change would not be unfairly discriminatory.


o FOR SERIES 100 TRADITIONAL IRA AND STANDARD ROTH IRA


The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

-----------------------------------------
 CONTRACT YEAR(S)             CHARGE
-----------------------------------------
    1 through 5                 6%*
    6 through 8                 5
         9                      4
        10                      3
        11                      2
        12                      1
   13 and later                 0
-----------------------------------------


* This percentage may be reduced at older ages for certain contracts. Your Equitable associate can provide further details about the contract series you own.


The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.


We reserve the right to reduce or waive the withdrawal charge including transfers to a Traditional IRA and Standard Roth IRA from another EQUI-VEST(R) contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.



WHEN WITHDRAWAL CHARGES DO NOT APPLY

o 10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

o    FOR SERIES 100 CONTRACTS


(i)  For NQ contracts, the withdrawal charge does not apply if:


36  Charges and expenses

o    the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.


(ii) For a Traditional IRA and Standard Roth IRA:


o The 10% free withdrawal amount described above will be available after the third contract year; or

o    after five contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59-1/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.

o    FOR SERIES 300 CONTRACTS

(i)  Death or purchase of annuity. The withdrawal charge does not apply if:

o    the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.


(ii) Disability, terminal illness, or confinement to nursing home. The withdrawal charge also does not apply if:


(a) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(b) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(c) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
     Guam) and meets all of the following:

-- its main function is to provide skilled, intermediate, or custodial nursing care;

--   it provides continuous room and board to three or more persons;

--   it is supervised by a registered nurse or licensed practical nurse;

--   it keeps daily medical records of each patient;

--   it controls and records all medications dispensed; and

--   its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


(iii) For Traditional IRA and Standard Roth IRA contracts the withdrawal charge also does not apply:


o    after six contract years if the annuitant is at least age 59-1/2; or


o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5%. (The rate is 1% in Puerto Rico.)


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Investment advisory fees ranging from 0.25% to 1.20%.

o    12b-1 fees of 0.25% for Class IB/B shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for the Trusts following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group


                                                        Charges and expenses  37
arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


38  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals, withdrawal charges, and taxes that apply.

If you have transferred the value of another annuity contract that we issue to your EQUI-VEST(R) contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:



SUCCESSOR OWNER AND ANNUITANT: TRADITIONAL IRA, NQ AND ROTH IRA CONTRACTS FOR BOTH SERIES. If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. This election may not be approved in your state. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions after the original owner's death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office.


Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION UNDER SERIES 100 AND 300 TRADITIONAL IRA AND ROTH IRA

Upon your death under a Traditional IRA or Roth IRA contract, your beneficiary may generally elect to keep the contract in your name and



                                                    Payment of death benefit  39
receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made. We will not process any beneficiary continuation option election for which we have not received the election by December 15 of the calandar year following your death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option. As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o    The minimum death benefit provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, the beneficiary named by the original beneficiary has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions as discussed in "Tax Information" later in this Prospectus, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



40  Payment of death benefit

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annu-


                                                             Tax information  41
ity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-free basis. Special forms, agreements between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified deferred annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the Separate Account A for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a


42  Tax information
trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS web site (www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The EQUI-VEST(R) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



CANCELLATION


You can cancel any version of the EQUI-VEST(R) IRA contract (Traditional IRA or Standard Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. You can cancel an EQUI-VEST(R) Standard Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST(R) Traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA or Standard Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you were born from July 1, 1931 to December 31, 1952, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for 2002.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for 2002 to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during calendar year 2002.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for 2002 up to $3,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER



                                                             Tax information  43

DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $3,000 for 2002, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with the AGI between $34,000 and $44,000 in 2002. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution for 2002, you determine AGI and subtract $34,000 if you are single, or $54,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


($10,000-excess AGI)     times    $3,000 (or earned    Equals    the adjusted
--------------------       x      income, if less,       =       deductible
divided by $10,000                or $3,500,                     contribution
                                  if applicable)                 limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for 2002. For 2002, the dollar limit is $3,500 for people eligible to make age 50--70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental 457(b) plans (beginning in 2002);

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.



44  Tax information

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o    "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    a hardship withdrawal; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a non-governmental 457(b) plan and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs."


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $3,000 for 2002, (or $3,500 if you are age 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is $3,000 for 2002, (or $3,500 if you are age 50-70-1/2); or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;



                                                             Tax information  45

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

Beginning in 2002, the following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax advisor.


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized in 2002. Since the proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001, the discussion below reflects the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an



46  Tax information
annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Otherwise, you will be responsible for calculating and requesting your required minimum distribution withdrawal.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/ CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional



                                                             Tax information  47

IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.



ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Standard Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."


The EQUI-VEST(R) Standard Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you can contribute to all IRAs (including Roth IRAs) for 2002. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during 2002, additional catch-up contributions totalling up to $500 can be made for the calendar year 2002.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as Traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE-IRA funds), in a taxable conversion rollover ("conversion contribution").


48  Tax information

You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE-IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule


                                                             Tax information  49
applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the both qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2002 and the conversion contribution is made in 2003, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2003.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


50  Tax information

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?"



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.



                                                             Tax information  51

                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)






---------------------------------------------------------
                3% MINIMUM GUARANTEE
   CONTRACT           ACCOUNT            CASH
   YEAR END           VALUE              VALUE
---------------------------------------------------------
       1        $   1,009.40        $     954.89
       2        $   2,039.68        $   1,929.54
       3        $   3,100.87        $   2,933.43
       4        $   4,193.90        $   3,967.43
       5        $   5,319.72        $   5,032.45
       6        $   6,479.31        $   6,129.42
       7        $   7,673.69        $   7,313.69
       8        $   8,903.90        $   8,543.90
       9        $  10,171.01        $   9,811.01
       10       $  11,476.14        $  11,116.14
       11       $  12,820.43        $  12,460.43
       12       $  14,205.04        $  13,845.04
       13       $  15,631.19        $  15,271.19
       14       $  17,100.13        $  16,740.13
       15       $  18,613.13        $  18,253.13
       16       $  20,201.53        $  19,841.53
       17       $  21,837.57        $  21,477.57
       18       $  23,522.70        $  23,162.70
       19       $  25,258.38        $  24,898.38
       20       $  27,046.13        $  26,686.13
       21       $  28,887.52        $  28,527.52
       22       $  30,784.14        $  30,424.14
       23       $  32,737.67        $  32,377.67
       24       $  34,749.80        $  34,389.80
       25       $  36,822.29        $  36,462.29
---------------------------------------------------------

---------------------------------------------------------
                3% MINIMUM GUARANTEE
      CONTRACT           ACCOUNT            CASH
      YEAR END           VALUE              VALUE
---------------------------------------------------------
       26       $  38,956.96        $  38,596.96
       27       $  41,155.67        $  40,795.67
       28       $  43,420.34        $  43,060.34
       29       $  45,752.95        $  45,392.95
       30       $  48,155.53        $  47,795.53
       31       $  50,630.20        $  50,270.20
       32       $  53,179.11        $  52,819.11
       33       $  55,804.48        $  55,444.48
       34       $  58,508.61        $  58,148.61
       35       $  61,293.87        $  60,933.87
       36       $  64,162.69        $  63,802.69
       37       $  67,117.57        $  66,757.57
       38       $  70,161.10        $  69,801.10
       39       $  73,295.93        $  72,935.93
       40       $  76,524.81        $  76,164.81
       41       $  79,850.55        $  79,490.55
       42       $  83,276.07        $  82,916.07
       43       $  86,804.35        $  86,444.35
       44       $  90,438.48        $  90,078.48
       45       $  94,181.64        $  93,821.64
       46       $  98,037.08        $  97,677.08
       47       $ 102,008.20        $ 101,648.20
       48       $ 106,098.44        $ 105,738.44
       49       $ 110,311.40        $ 109,951.40
       50       $ 114,650.74        $ 114,290.74
---------------------------------------------------------



                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                            no further contribution)






---------------------------------------------------------
               3% MINIMUM GUARANTEE
    CONTRACT          ACCOUNT          CASH
    YEAR END          VALUE            VALUE
---------------------------------------------------------
       1        $ 1,009.40       $   954.89
       2        $ 1,018.89       $   963.87
       3        $ 1,019.46       $   964.40
       4        $ 1,020.04       $   964.96
       5        $ 1,020.64       $   965.53
       6        $ 1,021.26       $   966.11
       7        $ 1,021.90       $ 1,021.90
       8        $ 1,022.55       $ 1,022.55
       9        $ 1,023.23       $ 1,023.23
       10       $ 1,023.93       $ 1,023.93
       11       $ 1,024.65       $ 1,024.65
       12       $ 1,025.38       $ 1,025.38
       13       $ 1,026.15       $ 1,026.15
       14       $ 1,026.93       $ 1,026.93
       15       $ 1,027.74       $ 1,027.74
       16       $ 1,028.57       $ 1,028.57
       17       $ 1,029.43       $ 1,029.43
       18       $ 1,030.31       $ 1,030.31
       19       $ 1,031.22       $ 1,031.22
       20       $ 1,032.16       $ 1,032.16
       21       $ 1,033.12       $ 1,033.12
       22       $ 1,034.11       $ 1,034.11
       23       $ 1,035.14       $ 1,035.14
       24       $ 1,036.19       $ 1,036.19
       25       $ 1,037.28       $ 1,037.28
---------------------------------------------------------

---------------------------------------------------------
               3% MINIMUM GUARANTEE
    CONTRACT        ACCOUNT         CASH
    YEAR END        VALUE           VALUE
---------------------------------------------------------
       26       $ 1,038.40       $ 1,038.40
       27       $ 1,039.55       $ 1,039.55
       28       $ 1,040.73       $ 1,040.73
       29       $ 1,041.96       $ 1,041.96
       30       $ 1,043.22       $ 1,043.22
       31       $ 1,044.51       $ 1,044.51
       32       $ 1,045.85       $ 1,045.85
       33       $ 1,047.22       $ 1,047.22
       34       $ 1,048.64       $ 1,048.64
       35       $ 1,050.10       $ 1,050.10
       36       $ 1,051.60       $ 1,051.60
       37       $ 1,053.15       $ 1,053.15
       38       $ 1,054.74       $ 1,054.74
       39       $ 1,056.39       $ 1,056.39
       40       $ 1,058.08       $ 1,058.08
       41       $ 1,059.82       $ 1,059.82
       42       $ 1,061.61       $ 1,061.61
       43       $ 1,063.46       $ 1,063.46
       44       $ 1,065.37       $ 1,065.37
       45       $ 1,067.33       $ 1,067.33
       46       $ 1,069.35       $ 1,069.35
       47       $ 1,071.43       $ 1,071.43
       48       $ 1,073.57       $ 1,073.57
       49       $ 1,075.78       $ 1,075.78
       50       $ 1,078.05       $ 1,078.05
---------------------------------------------------------


52  Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  53

8. More information
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.


Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A or Class IB/B shares, respectively, issued by the corresponding portfolios of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessors to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios on EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares , and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS
RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below.



--------------------------------------------------------------------------------
    FIXED MATURITY
   OPTIONS WITH
     JUNE 15TH           RATE TO            PRICE
 MATURITY DATE OF     MATURITY AS OF     PER $100 OF
   MATURITY YEAR    FEBRUARY 15, 2002   MATURITY VALUE
--------------------------------------------------------------------------------
       2002             3.00%               $ 99.03
       2003             3.00%               $ 96.15
       2004             3.25%               $ 92.81
       2005             3.95%               $ 87.89
       2006             4.30%               $ 83.33
       2007             4.75%               $ 78.08
       2008             5.05%               $ 73.19
       2009*            5.30%               $ 68.47
       2010*            5.50%               $ 64.00
       2011*            5.65%               $ 59.87
--------------------------------------------------------------------------------



* Not available in Oregon.


54  More information

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA AND STANDARD ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account,


                                                            More information  55
money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA and Standard Roth IRA contracts on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this Prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20 (or $50 for Series 300 contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS


As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o    the election of trustees; or


o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of



56  More information
the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Traditional IRA or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA and Roth IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Traditional IRA and Roth IRA contract to another similar arrangement.



DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.


The contracts are sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.



                                                            More information  57

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract including the withdrawal charge and annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us such as premium taxes in your state, or the annuity administrative fee, if applicable.

The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of the Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.


AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH PERFORMANCE ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


58  Investment performance

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




------------------------------------------------------------------------------------------
                                                    LENGTH OF OPTION PERIOD
                                     -----------------------------------------------------
                                                                                 SINCE
                                                                                 OPTION
VARIABLE INVESTMENT OPTIONS          1 YEAR         5 YEARS      10 YEARS      INCEPTION+*
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                  (31.47)%       (7.99)%       0.43%         8.09%
EQ/Alliance Common Stock             (18.25)%        5.34%        9.31%        12.06%
EQ/Alliance Global                   (26.96)%       (0.71)%         --          3.23%
EQ/Alliance Growth and Income        ( 9.82)%        9.65%          --         10.40%
EQ/Alliance Growth Investors         (19.99)%        2.74%          --          4.98%
EQ/Alliance Intermediate Government
Securities                           ( 1.19)%        1.25%          --          2.15%
EQ/Alliance International            (29.54)%       (7.58)%         --        ( 3.95)%
EQ/Alliance Money Market             ( 5.12)%       (0.03)%       0.45%         3.27%
EQ/Alliance Premier Growth           (30.54)%          --           --        (18.45)%
EQ/Alliance Quality Bond             ( 1.07)%        1.85%          --          2.30%
EQ/Alliance Small Cap Growth         (20.54)%          --           --          2.33%
EQ/Alliance Technology               (30.97)%          --           --        (32.27)%
EQ/AXP New Dimensions                (22.82)%          --           --        (28.84)%
EQ/AXP Strategy Aggressive           (39.22)%          --           --        (52.06)%
EQ/Balanced                          (10.33)%        4.33%        3.58%         6.78%
EQ/Bernstein Diversified Value       ( 5.81)%          --           --        ( 6.19)%
EQ/Calvert Socially Responsible          --            --           --        ( 9.93)%
EQ/Capital Guardian International    (27.72)%          --           --        ( 4.28)%
EQ/Capital Guardian Research         (10.49)%          --           --        ( 1.32)%
EQ/Capital Guardian U.S. Equity      (10.48)%          --           --        ( 4.08)%
EQ/Emerging Markets Equity           (13.35)%          --           --        (15.10)%
EQ/Equity 500 Index                  (19.55)%        5.56%          --         10.62%
EQ/Evergreen Omega                   (24.18)%          --           --        (15.73)%
EQ/FI Mid Cap                        (20.90)%          --           --        (16.56)%
EQ/FI Small/Mid Cap Value            ( 4.99)%          --           --        ( 2.99)%
EQ/High Yield                        ( 7.78)%       (5.25)%         --          0.54%
EQ/Janus Large Cap Growth            (29.62)%          --           --        (32.95)%
EQ/Lazard Small Cap Value              7.68%           --           --        ( 4.60)%
EQ/Mercury Basic Value Equity        ( 3.59)%          --           --          7.34%
EQ/MFS Emerging Growth Companies     (39.75)%          --           --          3.09%
EQ/MFS Investors Trust               (23.24)%          --           --        (11.10)%
EQ/MFS Research                      (28.58)%          --           --        ( 0.32)%
EQ/Putnam Growth & Income Value      (14.86)%          --           --        ( 0.74)%
EQ/Putnam International Equity       (28.31)%          --           --        ( 4.12)%
EQ/Putnam Voyager                    (30.99)%          --           --        ( 4.20)%
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                                                  LENGTH OF PORTFOLIO PERIOD
                                     -----------------------------------------------------
                                                                                 SINCE
                                                                               PORTFOLIO
VARIABLE INVESTMENT OPTIONS          3 YEARS        5 YEARS       10 YEARS    INCEPTION+**
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                  (13.60)%       (7.99)%       0.43%         8.09%
EQ/Alliance Common Stock             ( 6.82)%        5.34%        9.31%         9.06%
EQ/Alliance Global                   ( 8.94)%       (0.71)%       5.12%         5.50%
EQ/Alliance Growth and Income          2.70%         9.65%          --          9.84%
EQ/Alliance Growth Investors         ( 4.50)%        2.74%        5.47%         9.05%
EQ/Alliance Intermediate Government
Securities                           ( 0.01)%        1.25%        1.86%         2.70%
EQ/Alliance International            (11.94)%       (7.58)%         --        ( 3.04)%
EQ/Alliance Money Market             ( 0.71)%       (0.03)%       0.45%         3.27%
EQ/Alliance Premier Growth               --            --           --        (16.31)%
EQ/Alliance Quality Bond               0.01%         1.85%          --          1.87%
EQ/Alliance Small Cap Growth           2.46%           --           --          4.79%
EQ/Alliance Technology                   --            --           --        (29.70)%
EQ/AXP New Dimensions                    --            --           --        (28.84)%
EQ/AXP Strategy Aggressive               --            --           --        (52.06)%
EQ/Balanced                          ( 1.22)%        4.33%        3.58%         6.78%
EQ/Bernstein Diversified Value       ( 4.11)%          --           --          0.35%
EQ/Calvert Socially Responsible          --            --           --        (10.64)%
EQ/Capital Guardian International        --            --           --        ( 9.55)%
EQ/Capital Guardian Research             --            --           --        ( 1.93)%
EQ/Capital Guardian U.S. Equity          --            --           --        ( 3.95)%
EQ/Emerging Markets Equity           ( 1.91)%          --           --        (15.10)%
EQ/Equity 500 Index                  ( 6.97)%        5.56%          --         10.03%
EQ/Evergreen Omega                       --            --           --        (12.46)%
EQ/FI Mid Cap                            --            --           --        (16.56)%
EQ/FI Small/Mid Cap Value            ( 2.06)%          --           --        ( 1.50)%
EQ/High Yield                        ( 9.28)%       (5.25)%       3.40%         3.91%
EQ/Janus Large Cap Growth                --            --           --        (32.95)%
EQ/Lazard Small Cap Value              6.66%           --           --          1.63%
EQ/Mercury Basic Value Equity          6.27%           --           --          8.90%
EQ/MFS Emerging Growth Companies     ( 7.87)%          --           --          5.03%
EQ/MFS Investors Trust                   --            --           --        ( 8.72)%
EQ/MFS Research                      ( 8.56)%          --           --          1.08%
EQ/Putnam Growth & Income Value      ( 6.20)%          --           --          0.38%
EQ/Putnam International Equity       ( 2.34)%          --           --          3.27%
EQ/Putnam Voyager                    (12.27)%          --           --          2.02%
------------------------------------------------------------------------------------------



 + Unannualized (including Since Inception values if time since inception is less than one year)

 * The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
   EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
   EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value,



                                                       Investment performance 59

 EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



60 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------

Barron's                                     Investment Management Weekly
Morningstar's Variable Annuity               Money Management Letter
     Sourcebook                              Investment Dealers Digest
Business Week                                National Underwriter
Forbes                                       Pension & Investments
Fortune                                      USA Today
Institutional Investor                       Investor's Business Daily
Money                                        The New York Times
Kiplinger's Personal Finance                 The Wall Street Journal
Financial Planning                           The Los Angeles Times
Investment Adviser                           The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, and any charges for state premium and other applicable taxes. For more information, see "EQ/Alliance Money Market option yield information" and "Other yield information" in the SAI.


                                                      Investment performance  61

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


62  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.





SERIES 300 CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER
DECEMBER 31, 2001.

-------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS
                                                                         ENDING DECEMBER 31,
-------------------------------------------------------------------------------------------------
                                                                           1994        1995
-------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 95.45     $ 123.95
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          664        1,310
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 97.03     $ 126.78
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          948        1,989
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
-------------------------------------------------------------------------------------------------
  Unit value                                                               $104.12     $ 122.06
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,305        2,121
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 98.86     $ 121.02
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          210          498
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 96.31     $ 120.08
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,023        2,113
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 98.19     $ 109.80
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                            32           89
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --     $ 104.15
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --          141
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------------------------------------
  Unit value                                                               $102.61     $ 107.04
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           63           81
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 93.87     $ 108.38
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           53          135
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --
-------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --
-------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --
-------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
-------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --
-------------------------------------------------------------------------------------------------
 EQ/BALANCED
-------------------------------------------------------------------------------------------------
  Unit value                                                               $ 91.64     $ 108.26
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          289          386
-------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                     1996         1997         1998
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 149.41     $ 163.33     $ 161.59
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,468        3,226        3,342
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 155.42     $ 198.12     $ 252.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   3,457        4,765        5,808
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 138.00     $ 151.87     $ 182.50
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,995        3,369        3,395
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 143.37     $ 179.30     $ 213.81
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     975        1,800        2,475
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 133.40     $ 153.69     $ 180.63
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   3,325        3,704        3,962
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 112.40     $ 118.98     $ 126.48
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                      146          202          314
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 112.83     $ 107.92     $ 117.72
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     763          968          971
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 111.21     $ 115.66     $ 120.19
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     165          146          262
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                               --           --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 112.65     $ 121.30     $ 130.07
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     196          283          557
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                               --     $ 125.55     $ 118.57
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --          488        1,101
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                               --           --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                               --           --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                               --           --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 119.26     $ 135.29     $ 157.63
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     548          655          752
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                         1999         2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 189.44     $ 162.34     $ 120.13
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       2,980        2,607        2,242
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 312.31     $ 264.88     $ 233.80
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       6,502        6,233        5,579
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 249.93     $ 200.17     $ 157.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       3,509        3,712        3,331
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 250.31     $ 269.09     $ 262.05
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       3,095        3,352        3,789
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 225.59     $ 207.65     $ 179.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       4,231        4,354        3,967
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 124.96     $ 134.60     $ 143.62
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                          360          309          587
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 160.04     $ 121.54     $  92.48
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         926        1,028          945
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 124.47     $ 130.47     $ 133.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         360          297          395
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 116.36     $  93.70     $  70.28
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         887        2,596        2,788
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 125.76     $ 138.33     $ 147.79
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         622          566          899
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 149.64     $ 168.29     $ 144.40
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         976        1,895        1,988
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --     $  66.10     $  49.27
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --        1,313        1,757
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --     $  82.87     $  69.07
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --           41          105
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --     $  62.12     $  40.77
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --           54          113
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 183.18     $ 178.32     $ 172.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                         854          846        1,334
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

--------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS
                                                                       ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                         1994         1995
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --           --
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --           --
--------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 100.95     $ 135.94
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       47          592
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  95.88     $ 113.44
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       99          209
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           --
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                         1996         1997        1998
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --          --          --
--------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $  79.41    $  57.18
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         109         217
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 164.12    $ 214.66    $ 271.24
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    1,486       2,686       3,805
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $ 118.06    $ 104.82
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         577         859
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 137.53    $ 160.74    $ 150.42
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      444         831       1,164
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $ 115.97    $ 127.67
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         145         444
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $ 121.34    $ 161.04
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         256       1,090
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $ 115.01    $ 140.83
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         236         720
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $ 115.17    $ 128.20
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         250         581
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --    $  97.61    $ 109.49
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --         387         671
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                         1999         2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --    $  94.39
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --           --       1,544
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 107.58     $ 103.06    $  86.73
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                         4           15          33
--------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 106.78     $ 111.59    $ 107.86
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        8           44          95
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 101.64     $ 103.88    $ 100.43
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       13           34          96
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 110.43     $  65.32    $  61.12
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      590          926         850
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 322.15     $ 287.40    $ 249.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    4,579        4,346       4,083
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 106.57     $  92.84    $  76.01
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        5           18          33
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --     $  99.98    $  85.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --           86         420
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 105.28     $ 109.21    $ 112.05
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      721          628       1,238
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 143.43     $ 129.28    $ 128.74
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      998          800         770
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --     $  83.95    $  63.80
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       --          165         464
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                                --           --      105.89
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                        --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 149.82     $ 165.27    $ 172.07
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      617          634       1,044
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 275.93     $ 220.97    $ 143.76
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    2,427        3,720       3,422
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 104.48     $ 102.37    $  84.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       18           68          87
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 171.06     $ 159.89    $ 123.32
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      959        1,258       1,124
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 124.76     $ 131.45    $ 120.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      648          521         532
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 142.46     $ 114.30    $  88.15
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      765          871         896
--------------------------------------------------------------------------------------------------------------



A-2 Appendix I: Condensed financial information

SERIES 100 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

--------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS
                                                                  ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                   1992        1993
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 48.30    $  55.68
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding  (000's)                            17,986      21,496
 --------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $104.63    $ 128.81
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             11,841      13,917
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTEMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
  Unit value                                                     $ 25.01    $  25.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,201       1,065
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 26.04    $  28.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             25,975      31,259
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                   1994        1995        1996
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  52.88    $  68.73    $  82.91
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             24,787      25,821      27,945
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 124.32    $ 162.42    $ 199.05
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             15,749      16,292      16,933
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 104.12    $ 122.06    $ 138.00
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,305       2,121       2,995
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  98.86    $ 121.02    $ 143.37
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                210         498         975
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  96.31    $ 120.08    $ 133.40
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,023       2,113       3,325
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTEMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  98.19    $ 109.80    $ 112.40
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 32          89         146
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --    $ 104.15    $ 112.83
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --         141         763
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  26.08    $  27.22    $  28.28
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,000       1,021       1,013
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  93.87    $ 108.38    $ 112.65
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 53         135         196
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  26.18    $  30.92    $  34.06
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             32,664      30,212      28,319
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          --
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                   1997        1998         1999
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  90.75    $  89.92     $ 105.59
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             28,030      25,634       20,946
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 253.68    $ 323.75     $ 399.74
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             17,386      17,231       16,705
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 151.87    $ 182.50     $ 249.93
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,369       3,395        3,509
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 179.30    $ 213.81     $ 250.31
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,800       2,475        3,095
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                                                    $ 153.69    $ 180.63     $ 225.59
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,704       3,962        4,231
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTEMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 118.98    $ 126.48     $ 124.96
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                202         314          360
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 107.92    $ 117.72     $ 160.04
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                968         971          926
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  29.41    $  30.55     $  31.63
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                973       1,261        1,516
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --     $ 116.36
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --          887
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 121.30    $ 130.07     $ 125.76
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                283         557          622
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 125.55    $ 118.57     $ 149.64
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                488       1,101          976
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  38.66    $  45.07     $  52.39
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             26,036      24,361       22,434
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --           --
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING
                                                                    DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                   2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  90.70    $  67.13
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             18,138      16,058
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 339.28    $ 299.82
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             15,685      14,197
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 200.17    $ 157.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,712       3,331
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 269.09    $ 262.05
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,352       3,789
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 207.65    $ 179.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,354       3,967
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTEMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 134.60    $ 143.62
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                309         587
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 121.54    $  92.48
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,028         945
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  33.15    $  33.96
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,458       1,796
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  93.70    $  70.28
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,596       2,788
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 138.33    $ 147.79
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                566         899
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 168.29    $ 144.40
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,895       1,988
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  66.10    $  49.27
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,313       1,757
--------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  82.87    $  69.07
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 41         105
--------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  62.12    $  40.77
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 54         113
--------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  51.10    $  49.61
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             20,413      19,822
--------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --    $  94.39
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --       1,544
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED
FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

--------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS
                                                                   ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                 1992    1993       1994
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                             --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                             --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --      $ 100.95
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            47
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --      $  95.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            99
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                             --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --      --            --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --      --            --
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                    1995         1996        1997
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                   --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                   --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $  79.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         109
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 135.94     $ 164.12    $ 214.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 592        1,486       2,686
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $ 118.06
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         577
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 113.44     $ 137.53    $ 160.74
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 209          444         831
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                   --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $ 115.97
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         145
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $ 121.34
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         256
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --          --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --          --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $ 115.01
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         236
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $ 115.17
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         250
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                           --           --    $  97.61
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --           --         387
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                     1998         1999         2000
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --     $ 107.58     $ 103.06
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  --            4           15
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --     $ 106.78     $ 111,59
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  --            8           44
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --     $ 101.64     $ 103.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --           13           34
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  57.18     $ 110.43     $  65.32
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                217          590          926
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 271.24     $ 322.15     $ 287.40
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,805        4,579        4,346
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --     $ 106.57     $  92.84
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --            5           18
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --     $  99.98
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --           --           86
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 104.82     $ 105.28     $ 109.21
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                859          721          628
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 150.42     $ 143.43     $ 129.28
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,164          998          800
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --     $  83.95
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --           --          165
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 127.97     $ 149.82     $ 165.27
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                444          617          634
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 161.04     $ 275.93     $ 220.97
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,090        2,427        3,720
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                          --     $ 104.48     $ 102.37
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --           18           68
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 140.83     $ 171.06     $ 159.89
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                720          959        1,258
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 128.20     $ 124.76     $ 131.45
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                581          648          521
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 109.49     $ 142.46     $ 114.30
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                671          765          871
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS
                                                              ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
                                                                    2001
--------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  86.73
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  33
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 107.86
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  95
--------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 100.43
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 96
--------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  61.12
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                850
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 249.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,083
--------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  76.01
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 33
--------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  85.41
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                420
--------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 112.05
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,238
--------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 128.74
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                770
--------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  63.80
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                464
--------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 105.94
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000s)                                  --
--------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 172.07
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,044
--------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 143.76
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              3,422
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  84.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 87
--------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 123.32
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              1,124
--------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 120.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                532
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  88.15
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                896
--------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2003 to a fixed maturity option with a maturity date of June 15, 2012 (i.e., nine* years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2007.






----------------------------------------------------------------------------------
                                                           HYPOTHETICAL ASSUMED
                                                         RATE TO MATURITY ON JUNE
                                                                 15, 2007
                                                         ------------------------
                                                              5.00%        9.00%
----------------------------------------------------------------------------------
 AS OF JUNE 15, 2007 (BEFORE WITHDRAWAL)
----------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,048     $ 119,487
----------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,080     $ 131,080
----------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                               $ 12,968     $ (11,593)
----------------------------------------------------------------------------------
 ON JUNE 15, 2007 (AFTER WITHDRAWAL)
----------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                     $  4,501     $  (4,851)
----------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]    $ 45,499     $  54,851
----------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                       $ 85,581     $  76,229
----------------------------------------------------------------------------------
(7) Maturity value                                        $120,032     $ 106,915
----------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,048     $  69,487
----------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

*In Oregon, seven is the maximum maturity year.

                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS



                                                                           Page

Unit Value                                                                  2
Calculation of Annuity Payments                                             2
The reorganization                                                          3
Custodian and independent accountants                                       3
EQ/Alliance Money Market option yield information                           3
Other yield information                                                     4
Distribution of the Contracts                                               5
Financial statements                                                        5


How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST(R)
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2002.

(Combination variable and fixed deferred annuity)


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City            State    Zip







888-1297 (5/02)

EQUI-VEST(R) Express(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust which contain important information about their portfolios.


--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(R) EXPRESS(SM)?

EQUI-VEST(R) Express(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.





--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME:
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government     o EQ/High Yield1
  Securities                              o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care*            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian Research
  Equity*                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth*       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value*        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap           o EQ/FI Mid Cap
  Growth*                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value*    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology*             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                     o EQ/Marsico Focus*
o EQ/Alliance Common Stock                o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income           o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth              o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth            o EQ/MFS Research
o EQ/Alliance Technology                  o EQ/Putnam Growth & Income Value
o EQ/AXP New Dimensions**                 o EQ/Putnam Voyager(2)
o EQ/AXP Strategy Aggressive**            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity*   o EQ/Emerging Markets Equity
o EQ/Alliance Global                      o EQ/International Equity Index
o EQ/Alliance International               o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors            o EQ/Balanced
--------------------------------------------------------------------------------




(1)   Formerly named "EQ/Alliance High Yield."

(2)   Formerly named "EQ/Putnam Investors Growth."

*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Gap Growth investment options (the "surviving options"), respectively, on or about July 12,2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only


o   An individual retirement annuity ("IRA"), either Traditional IRA or Roth IRA


A contribution of at least $50 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00300

                                                                      Series 700

Contents of this prospectus
--------------------------------------------------------------------


----------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


EQUI-VEST(R) EXPRESS(SM)
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Equi-Vest(R) Express(SM) at a glance -- key features                         8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14

Condensed financial information                                             15

--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           16

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            18
How you can make your contributions                                         18
What are your investment options under the contract?                        18
Allocating your contributions                                               22
Your right to cancel within a certain number of days                        23

--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        24

--------------------------------------------------------------------------------

Your account value and cash value                                           24
Your contract's value in the variable investment options                    24
Your contract's value in the fixed maturity options                         24

--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         25

--------------------------------------------------------------------------------

Transferring your account value                                             25
Disruptive transfer activity                                                25
Automatic transfer options                                                  25
Rebalancing your account value                                              25

--------------------------------------------------------------------------------

4. ACCESSING YOUR MONEY                                                     27

--------------------------------------------------------------------------------

Withdrawing your account value                                              27

How withdrawals are taken from your account value                           27
Surrender of your contract to receive its cash value                        28
Termination                                                                 28
When to expect payments                                                     28
Your annuity payout options                                                 28


2  Contents of this prospectus


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     30

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         30
Charges under the contracts                                                 30
Charges that the Trusts deduct                                              31
Group or sponsored arrangements                                             31
Other distribution arrangements                                             32

--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 33

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     33
How death benefit payment is made                                           33
Beneficiary continuation option                                             34

--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          35

--------------------------------------------------------------------------------

Overview                                                                    35
Buying a contract to fund a retirement arrangement                          35
Transfers among investment options                                          35
Taxation of nonqualified annuities                                          35
Individual retirement arrangements ("IRAs")                                 36
Roth individual retirement annuities ("Roth IRAs")                          42
Federal and state income tax withholding and
   information reporting                                                    45
Impact of taxes to Equitable Life                                           46

--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         47

--------------------------------------------------------------------------------

About Separate Account A                                                    47
About the Trusts                                                            47
About our fixed maturity options                                            47
About the general account                                                   48
About other methods of payment                                              49
Dates and prices at which contract events occur                             49
About your voting rights                                                    49
About legal proceedings                                                     50
About our independent accountants                                           50
Financial statements                                                        50
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                            50
Distribution of the contracts                                               50

--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   51

--------------------------------------------------------------------------------

Communicating performance data                                              54


--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         55

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                         PAGE
   account value                           24
   annuitant                               16
   annuity payout options                  28
   beneficiary                             34
   business day                            49
   cash value                              24
   conduit IRA                             40
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           18
   contributions to Roth IRAs
      regular and direct transfers         42
      rollover contributions               43
      conversion contributions             44
   contributions to Traditional IRAs
      regular contributions                37
      rollovers and direct transfers       38
   disruptive transfer activity            25
   EQAccess                                 6
   financial professional                  50
   fixed maturity options                  22
   IRA                                  cover

                                         PAGE
   IRS                                     35
   investment options                      18
   market adjusted amount                  22
   market timing                           25
   market value adjustment                 22
   maturity value                          22
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   rate to maturity                        22
   regular contribution                    37
   Required Beginning Date                 40
   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   Traditional IRA                      cover
   TSA                                  cover
   Trusts                               cover
   unit                                    25
   unit investment trust                   48
   variable investment options             18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
variable investment options   Investment Funds or Investment Divisions
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation unit
unit value                    Accumulation unit value
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R) Express(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------
Equitable Life

EQUI-VEST(R) Express(SM)
P.O. Box 2996
New York, NY 10116-2996


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) Express(SM)
200 Plaza Drive, 2nd Floor

Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
EQUI-VEST(R) Express(SM)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463




--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options; and

o change your TOPS personal identification number ("PIN") (not available through EQAccess).

o   change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


6  Who is Equitable Life?

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.



--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of general dollar-cost averaging;


(5)  election of the rebalancing program;

(6)  election of the automatic nonqualified deposit service;


(7)  election of required minimum distribution option;

(8)  election of beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers among investment options;

(4) change of ownership; and

(5) contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar-cost averaging;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) Express(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
Professional investment   EQUI-VEST(R) Express(SM) variable investment options invest in different portfolios managed by
management                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                          contract                    payments.
                          o On transfers inside the   No tax on transfers among investment options.
                          contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that
                          such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                          Revenue Code.
                          Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax
                          deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of
                          these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in the Prospectus.)
                          ----------------------------------------------------------------------------------------------------------
                          Contribution amounts        Minimum: $50 ($20 under our automatic investment program)
                                                      Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options
                          o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features       o General dollar-cost averaging
                          o Automatic investment program
                          o Account value rebalancing (quarterly, semiannually and annually)
                          o Principal assurance allocation
                          o No charge on transfers among investment options


8 EQUI-VEST(R) Express(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.95% (2.00% maximum).
                       o If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30, or, during the first two contract years, 2% of your account value, if less thereafter, $30 per year ($65 maximum). If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over
                         $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this Prospectus.

                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract)
                         or exchange (if your contract is exchanged for a contract issued by another insurance company): $25 currently ($65 maximum) per occurrence.

                       o No sales charge deducted at the time you make contributions.

                       o During the first seven contract years following each contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the date of the withdrawal to calculate the 10% amount available. The charge begins at 7% in the first contract year following each contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                         -----------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to purchase a Variable Immediate
                         Annuity payout option.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20%
                         annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages     NQ           0-83
                         Traditional  0-83
                         Roth IRA     0-83
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



                          EQUI-VEST(R) Express(SM) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 EQUI-VEST(R) Express(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Trusts and their Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for each Trust.


The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                           0.70% (maximum 1.75%)
Other expenses                                                                          0.25%
                                                                                        ----
Total Separate Account A annual expenses                                                0.95% current (2.00% maximum)
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Annual administrative charge
  If your account value on the last day of your contract year is less than $25,000(2)
  for NQ contracts (or less than $20,000 for IRA contracts)                             $30 current ($65 maximum)
  If your account value on the last day of your contract year is $25,000 or more for
  NQ contracts (or $20,000 or more for IRA contracts)                                   $ 0
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions withdrawn (deducted if you           Contract
surrender your contract or make certain withdrawals. The withdrawal charge per-         Year
centage we use is determined by the contract year in which you make the                 1 .................................... 7.00%
withdrawal or surrender your contract. For each contribution, we consider the con-      2 .................................... 6.00%
tract year in which we receive that contribution to be "contract year 1")(3)            3 .................................... 5.00%
                                                                                        4 .................................... 4.00%
                                                                                        5 .................................... 3.00%
                                                                                        6 .................................... 2.00%
                                                                                        7 .................................... 1.00%
                                                                                        8+ ................................... 0.00%
Charge for third-party transfer or exchange(4)                                          $25 current ($65 maximum) for each
                                                                                        occurrence
Charge if you elect a Variable Immediate Annuity payout option                          $350

------------------------------------------------------------------------------------------------------------------------------------




                                                                    Fee table 11

                                              ANNUAL EXPENSES OF THE TRUSTS
                             (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          NET
                                                                                                         TOTAL
                                                                                       OTHER            ANNUAL
                                               MANAGEMENT                             EXPENSES         EXPENSES
                                          FEES (AFTER EXPENSE                      (AFTER EXPENSE   (AFTER EXPENSE
 PORTFOLIO NAME                              LIMITATION)(5)       12B-1 FEES(6)    LIMITATION)(7)   LIMITATION)(8)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%                 0.25%             0.70%            0.95%
AXA Premier VIP Health Care                      0.44%                 0.25%             1.16%            1.85%
AXA Premier VIP International Equity             0.62%                 0.25%             0.93%            1.80%
AXA Premier VIP Large Cap Core Equity            0.17%                 0.25%             0.93%            1.35%
AXA Premier VIP Large Cap Growth                 0.31%                 0.25%             0.79%            1.35%
AXA Premier VIP Large Cap Value                  0.08%                 0.25%             1.02%            1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%                 0.25%             0.93%            1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%                 0.25%             1.15%            1.60%
AXA Premier VIP Technology                       0.58%                 0.25%             1.02%            1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%                 0.25%             0.08%            0.94%
EQ/Alliance Common Stock                         0.46%                 0.25%             0.07%            0.78%
EQ/Alliance Global                               0.73%                 0.25%             0.12%            1.10%
EQ/Alliance Growth and Income                    0.57%                 0.25%             0.06%            0.88%
EQ/Alliance Growth Investors                     0.57%                 0.25%             0.06%            0.88%
EQ/Alliance Intermediate Government Securities   0.50%                 0.25%             0.12%            0.87%
EQ/Alliance International                        0.85%                 0.25%             0.25%            1.35%
EQ/Alliance Money Market                         0.33%                 0.25%             0.07%            0.65%
EQ/Alliance Premier Growth                       0.84%                 0.25%             0.06%            1.15%
EQ/Alliance Quality Bond                         0.53%                 0.25%             0.07%            0.85%
EQ/Alliance Small Cap Growth                     0.75%                 0.25%             0.06%            1.06%
EQ/Alliance Technology                           0.82%                 0.25%             0.08%            1.15%
EQ/AXP New Dimensions                            0.00%                 0.25%             0.70%            0.95%
EQ/AXP Strategy Aggressive                       0.00%                 0.25%             0.75%            1.00%
EQ/Balanced                                      0.57%                 0.25%             0.08%            0.90%
EQ/Bernstein Diversified Value                   0.61%                 0.25%             0.09%            0.95%
EQ/Calvert Socially Responsible                  0.00%                 0.25%             0.80%            1.05%
EQ/Capital Guardian International                0.66%                 0.25%             0.29%            1.20%
EQ/Capital Guardian Research                     0.55%                 0.25%             0.15%            0.95%
EQ/Capital Guardian U.S. Equity                  0.59%                 0.25%             0.11%            0.95%
EQ/Emerging Markets Equity                       0.87%                 0.25%             0.68%            1.80%
EQ/Equity 500 Index                              0.25%                 0.25%             0.06%            0.56%
EQ/Evergreen Omega                               0.00%                 0.25%             0.70%            0.95%
EQ/FI Mid Cap                                    0.48%                 0.25%             0.27%            1.00%
EQ/FI Small/Mid Cap Value                        0.74%                 0.25%             0.11%            1.10%
EQ/High Yield                                    0.60%                 0.25%             0.07%            0.92%
EQ/International Equity Index                    0.35%                 0.25%             0.50%            1.10%
EQ/J.P. Morgan Core Bond                         0.44%                 0.25%             0.11%            0.80%
EQ/Janus Large Cap Growth                        0.76%                 0.25%             0.14%            1.15%
EQ/Lazard Small Cap Value                        0.72%                 0.25%             0.13%            1.10%
EQ/Marsico Focus                                 0.00%                 0.25%             0.90%            1.15%
EQ/Mercury Basic Value Equity                    0.60%                 0.25%             0.10%            0.95%
EQ/MFS Emerging Growth Companies                 0.63%                 0.25%             0.09%            0.97%
EQ/MFS Investors Trust                           0.58%                 0.25%             0.12%            0.95%
EQ/MFS Research                                  0.63%                 0.25%             0.07%            0.95%
EQ/Putnam Growth & Income Value                  0.57%                 0.25%             0.13%            0.95%
EQ/Putnam International Equity                   0.71%                 0.25%             0.29%            1.25%
EQ/Putnam Voyager                                0.62%                 0.25%             0.08%            0.95%
EQ/Small Company Index                           0.25%                 0.25%             0.35%            0.85%
------------------------------------------------------------------------------------------------------------------------------------



Notes:

(1) A portion of this charge is for providing the death benefit.

(2) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to an annual maximum of $65.

(3) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.



12 Fee table

(4) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(5) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information, see the prospectuses for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.






--------------------------------------------------------------------------------
                                  MANAGEMENT        OTHER EXPENSES
                                 FEES (BEFORE      (BEFORE ANY FEE
                               ANY FEE WAIVERS      WAIVERS AND/OR
                               AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                REIMBURSEMENTS)     REIMBURSEMENTS)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%             0.84%
AXA Premier VIP Health Care           1.20%             1.16%
AXA Premier VIP International
 Equity                               1.05%             0.93%
AXA Premier VIP Large Cap Growth      0.90%             0.79%
AXA Premier VIP Large Cap Core
 Equity                               0.90%             0.93%
AXA Premier VIP Large Cap Value       0.90%             1.02%
AXA Premier VIP Small/Mid Cap
 Growth                               1.10%             0.93%
AXA Premier VIP Small/Mid Cap
 Value                                1.10%             1.15%
AXA Premier VIP Technology            1.20%             1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%             0.06%
EQ/Alliance Technology                0.90%             0.08%
EQ/AXP New Dimensions                 0.65%             1.06%
EQ/AXP Strategy Aggressive            0.70%             0.77%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                  MANAGEMENT        OTHER EXPENSES
                                 FEES (BEFORE      (BEFORE ANY FEE
                               ANY FEE WAIVERS      WAIVERS AND/OR
                               AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                REIMBURSEMENTS)     REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%             0.09%
EQ/Calvert Socially Responsible       0.65%             1.46%
EQ/Capital Guardian International     0.85%             0.29%
EQ/Capital Guardian Research          0.65%             0.15%
EQ/Capital Guardian U.S. Equity       0.65%             0.11%
EQ/Emerging Markets Equity            1.15%             0.68%
EQ/Evergreen Omega                    0.65%             0.99%
EQ/FI Mid Cap                         0.70%             0.27%
EQ/FI Small/Mid Cap Value             0.75%             0.11%
EQ/International Equity Index         0.35%             0.50%
EQ/J.P. Morgan Core Bond              0.45%             0.11%
EQ/Janus Large Cap Growth             0.90%             0.14%
EQ/Lazard Small Cap Value             0.75%             0.13%
EQ/Marsico Focus                      0.90%             2.44%
EQ/MFS Investors Trust                0.60%             0.12%
EQ/MFS Research                       0.65%             0.07%
EQ/Putnam Growth & Income Value       0.60%             0.13%
EQ/Putnam International Equity        0.85%             0.29%
EQ/Putnam Voyager                     0.65%             0.08%
--------------------------------------------------------------------------------




                                                                   Fee table  13

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included the examples. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses discussed in "Charges and Expenses" later in this Prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


----------------------------------------------------------------------------------------------------
                                                           IF YOU SURRENDER YOUR CONTRACT
                                                             AT THE END OF EACH PERIOD
                                                           SHOWN, THE EXPENSES WOULD BE:
                                                 ---------------------------------------------------
                                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 101.70     $ 146.86     $ 194.42     $ 344.44
AXA Premier VIP Health Care                      $ 111.15     $ 174.53     $ 239.40     $ 428.25
AXA Premier VIP International Equity             $ 110.62     $ 173.01     $ 236.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 108.52     $ 166.90     $ 227.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 108.52     $ 166.90     $ 227.09     $ 405.74
AXA Premier VIP Technology                       $ 111.15     $ 174.53     $ 239.40     $ 428.25
EQ/Aggressive Stock                              $ 101.60     $ 146.55     $ 193.91     $ 343.47
EQ/Alliance Common Stock                         $  99.92     $ 141.57     $ 185.72     $ 327.72
EQ/Alliance Global                               $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/Alliance Growth and Income                    $ 100.97     $ 144.68     $ 190.85     $ 337.60
EQ/Alliance Growth Investors                     $ 100.97     $ 144.68     $ 190.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 100.86     $ 144.37     $ 190.34     $ 336.61
EQ/Alliance International                        $ 105.90     $ 159.22     $ 214.63     $ 382.65
EQ/Alliance Money Market                         $  98.55     $ 137.51     $ 179.03     $ 314.74
EQ/Alliance Premier Growth                       $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Alliance Quality Bond                         $ 100.65     $ 143.75     $ 189.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 102.86     $ 150.27     $ 200.01     $ 355.11
EQ/Alliance Technology                           $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/AXP New Dimensions                            $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 102.23     $ 148.41     $ 196.97     $ 349.31
EQ/Balanced                                      $ 101.18     $ 145.31     $ 191.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 102.75     $ 149.96     $ 199.51     $ 354.14
EQ/Capital Guardian International                $ 104.33     $ 154.60     $ 207.09     $ 368.51
EQ/Capital Guardian Research                     $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Emerging Markets Equity                       $ 110.62     $ 173.01     $ 236.95     $ 423.79
EQ/Equity 500 Index                              $  97.61     $ 134.70     $ 174.37     $ 305.65
EQ/Evergreen Omega                               $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/FI Mid Cap                                    $ 102.23     $ 148.41     $ 196.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/High Yield                                    $ 101.39     $ 145.93     $ 192.89     $ 341.52
EQ/International Equity Index                    $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 100.13     $ 142.19     $ 186.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/Marsico Focus                                 $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 101.91     $ 147.48     $ 195.44     $ 346.39
EQ/MFS Investors Trust                           $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/MFS Research                                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Putnam International Equity                   $ 104.85     $ 156.14     $ 209.61     $ 373.25
EQ/Putnam Voyager                                $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Small Company Index                           $ 100.65     $ 143.75     $ 189.31     $ 334.64




----------------------------------------------------------------------------------------------------
                                                        IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                             AT THE END OF EACH PERIOD
                                                           SHOWN, THE EXPENSES WOULD BE:
                                                 ---------------------------------------------------
                                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 31.60     $  96.55   $ 163.91     $ 343.47
EQ/Alliance Common Stock                         $ 29.92     $  91.57   $ 155.72     $ 327.72
EQ/Alliance Global                               $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Growth and Income                    $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Growth Investors                     $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 30.86     $  94.37   $ 160.34     $ 336.61
EQ/Alliance International                        $ 35.90     $ 109.22   $ 184.63     $ 382.65
EQ/Alliance Money Market                         $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 32.86     $ 100.27   $ 170.01     $ 355.11
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 31.18     $  95.31   $ 161.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 27.61     $  84.70   $ 144.37     $ 305.65
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 31.39     $  95.93   $ 162.89     $ 341.52
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Putnam Voyager                                $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Small Company Index                           $ 30.65     $  93.75   $ 159.31     $ 334.64
----------------------------------------------------------------------------------------------------


14 Fee table

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2001.



                                                                    Fee table 15

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this Prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
 CONTRACT     AVAILABLE FOR         SOURCE OF                                        LIMITATIONS ON
 TYPE         ANNUITANT ISSUE AGES  CONTRIBUTIONS                                    CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ           0 through 83           o After-tax money.                               o Additional contributions can be made up to
                                                                                       age 84.
                                    o Paid to us by check or transfer of contract
                                      value in a tax deferred exchange under
                                      Section 1035 of the Internal Revenue Code.
                                    o Paid to us by an employer who establishes a
                                      payroll deduction program.
------------------------------------------------------------------------------------------------------------------------------------
Traditional  0 through 83           o "Regular" traditional IRA contributions        o Additional rollover contributions can be
IRA*                                  either made by you or paid to us by an           made up to age 84.
                                      employer who establishes a payroll deduc-
                                      tion program.                                  o Regular contributions may not exceed
                                                                                       $3,000 for 2002.
                                    o For the calendar year 2002, additional         o No regular IRA contributions in the calendar
                                      catch-up contributions.                          year you turn age 70-1/2 and thereafter.
                                    o Eligible rollover distributions from TSA con-
                                      tracts, or other 403(b) arrangements,          o Rollover and direct transfer contributions
                                      qualified plans and governmental EDC             after age 701/2 must be net of required mini-
                                      plans.                                           mum distributions.

                                                                                     o Although we accept rollover and direct
                                    o Rollovers from another traditional individual    transfer contributions under the Traditional
                                      retirement arrangement.                          IRA contracts, we intend that these contracts
                                    o Direct custodian-to-custodian transfers from     be used for ongoing regular contributions.
                                      other traditional individual retirement
                                      arrangements.                                  o Additional catch-up contributions totalling
                                                                                       up to $500 can be made for the calendar
                                                                                       year 2002 where the owner is at least age
                                                                                       50 but under age 70-1/2 at any time during
                                                                                       2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA     0 through 83           o Regular after-tax contributions either made    o Additional contributions can be made up to
                                      by you or paid to us by an employer who          age 84.
                                      establishes a payroll deduction program.
                                                                                     o Regular Roth IRA contributions may not
                                    o For the calendar year 2002, additional           exceed $3,000 for the calendar year 2002.
                                      catch-up contributions
                                                                                     o Contributions are subject to income limits
                                    o Rollovers from another Roth IRA.                 and other tax rules. See "Contributions to
                                                                                       Roth IRAs" in "Tax information" later in this
                                    o Conversion rollovers from a traditional IRA.     Prospectus.
                                    o Direct transfers from another Roth IRA.
                                                                                     o Additional catch-up contributions totalling
                                                                                       up to $500 can be made for the calendar
                                                                                       year where the owner is at least age 50 at
                                                                                       any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
* For traditional IRA contracts, the maximum issue age is 70, but we will issue up to age 83 if the contribution is a rollover contribution.


16 Contract features and benefits

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited, see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.




                                               Contract features and benefits 17

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under any type of the IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.



--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.



--------------------------------------------------------------------------------
You can choose from among the variable investment options and fixed maturity options.
--------------------------------------------------------------------------------






18  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows;
and specific strategies employed by the portfolio manager.

------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
 PORTFOLIO NAME                        OBJECTIVE                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*             Seeks a balance of a high current        BlackRock Advisors, Inc.
                                       income and capital                       Pacific Investment Management Company LLC
                                       appreciation consistent with a
                                       prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*           Long-term growth of capital              AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International          Long-term growth of capital              Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Bank of Ireland Asset Management (U.S.)
                                                                                Limited
                                                                                OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core         Long-term growth of capital              Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap              Long-term growth of capital              Alliance Capital Management L.P.
 Growth*                                                                        Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*       Long-term growth of capital              Alliance Capital Management L.P.
                                                                                Institutional Capital Corporation
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital              Alliance Capital Management L.P.
 Growth*                                                                        MFS Investment Management
                                                                                RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital              AXA Rosenberg Investment Management LLC
 Value*                                                                         The Boston Company Asset Management, LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*            Long-term growth of capital              Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
PORTFOLIO NAME                          OBJECTIVE                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    Seeks to achieve long-term growth of     Alliance Capital Management L.P.
                                       capital                                  Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock               Seeks to achieve long-term growth of     Alliance Capital Management L.P.
                                       capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                     Seeks long-term growth of capital        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 19

PORTFOLIOS OF THE TRUSTS (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                          OBJECTIVE                                            ADVISER(S)
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return                     Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent     Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with     Alliance Capital Management L.P.
 Government Securities              relative stability of principal
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                        Alliance Capital Management L.P.
                                                                                             (including through its Bernstein
                                                                                             Investment Research and Management
                                                                                             Unit)
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,          Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                        Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent          Alliance Capital Management L.P.
                                    with moderate risk of capital
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital             Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current              Alliance Capital Management L.P.
                                    income is incidental to the Portfolio's objective
---------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                        American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                        American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both              Alliance Capital Management L.P.
                                    appreciation of capital and current income               Capital Guardian Trust Company
                                                                                             Jennison Associates, LLC
                                                                                             Prudential Investments LLC
                                                                                             Mercury Advisors
---------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                               Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
---------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible     Seeks long-term capital appreciation                     Calvert Asset Management Company, Inc.
                                                                                             Brown Capital Management, Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                     Morgan Stanley Investment Management
---------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates   Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                           Evergreen Investment Management
                                                                                             Company, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                        Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                     Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-  Alliance Capital Management L.P.
                                    tion of current income and capital appreciation
---------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)
---------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                          OBJECTIVE                                            ADVISER(S)
---------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before           Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the MSCI EAFE Index
---------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with        J.P. Morgan Investment Management, Inc.
                                 moderate risk of capital and maintenance of liquidity
---------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
---------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
---------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before           Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the Russell 2000 Index
---------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


                                               Contract features and benefits 21

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2003 through 2012. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or


o   the rate to maturity is 3%; or


o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.


YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:


(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). We may change our procedures in the future.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value."



PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to


22  Contract features and benefits
that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of June 15, 2011, since the rate to maturity was 5.65% on February 15, 2002, we would have allocated $5,987 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."



                                              Contract features and benefits  23

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);
      or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


24  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o you must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o you may not transfer to a fixed maturity option in which you already have value.


o you may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o if the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less.

o if you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing, or by telephone using TOPS or on line using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the EQUI-VEST(R) Express(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


GENERAL DOLLAR-COST AVERAGING

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


One of our automatic transfer options, referred to as general dollar-cost averaging, allows you to have amounts automatically transferred from the EQ/Alliance Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Alliance Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Alliance Money Market option have been transferred out.


The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


                            Transferring your money among investment options  25

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


26  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.





--------------------------------------------------------------------------------
                             METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                    MINIMUM
 CONTRACT             LUMP SUM      SYSTEMATIC    DISTRIBUTION
--------------------------------------------------------------------------------
NQ                     Yes            Yes              No
Traditional IRA        Yes            Yes             Yes
Roth IRA               Yes            Yes              No
--------------------------------------------------------------------------------


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and Expenses" later in this Prospectus).



SYSTEMATIC WITHDRAWALS
(All contracts)


You may take systematic withdrawals if you have at least $20,000 of account value in the variable investment options. You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(Traditional IRA contracts -- See "Tax information" later in this Prospectus.)

We offer the minimum distribution withdrawal option to help you meet or exceed lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose. See "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this Prospectus.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to Traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a Traditional IRA contract, you may use our automatic deposit service.



                                                        Accessing your money  27

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation to make regular contributions to Roth IRAs. See "Tax information" later in this Prospectus.



SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(R) Express(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue.







--------------------------------------------------------------------------------
Fixed annuity payout options       o Life annuity
                                   o Life annuity with period
                                     certain
                                   o Life annuity with refund
                                     certain
                                   o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout  o Life annuity (not available in
   options                           New York)
                                   o Life annuity with period
                                     certain
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


28  Accessing your money

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and variable annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.


For the fixed annuity payout option, the withdrawal charge applicable is imposed if you select a period certain. Any applicable withdrawal charge will be waived for Traditional IRA and Roth IRA contracts, if the period certain is more than 10 years.



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we will use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3-1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


                                                        Accessing your money  29

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o on the last day of the contract year -- an annual administrative charge, if applicable

o   charge for third-party transfer or exchange

o at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge


o at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.70% of the net assets in each variable investment option. We reserve the right under the contract to increase this charge to 1.75%.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to an annual rate of 0.25% of net assets in each variable investment option.

The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.



ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal


30  Charges and expenses
charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.



WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         CONTRACT YEAR
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution  7%    6%    5%    4%    3%    2%    1%    0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" in "More information" later in this Prospectus.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OF THE ANNUITANT. The withdrawal charge does not apply if the annuitant dies and a death benefit is payable to the beneficiary.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5%. (The rate is 1% in Puerto Rico.)


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   investment advisory fees ranging from 0.25% to 1.20%.


o   12b-1 fees of 0.25%.

o operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o   investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectuses for each Trust.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.


We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or


                                                        Charges and expenses  31
both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


32  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.


The death benefit is equal to greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.

If you have transferred the value of another annuity contract that we issue to your EQUI-VEST(R) Express(SM) contract, the value of the other contract's minimum death benefit, calculated as of the time of the transfer, will be included in the total contributions for the purpose of calculating the minimum death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.


Also, for all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed in "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions, the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o the cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



                                                    Payment of death benefit  33

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.


BENEFICIARY CONTINUATION OPTION

This feature permits a beneficiary, upon your death, to maintain a contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA and Roth IRA contracts. This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals.

The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary. This feature must be elected within 9 months following the date we receive proof of your death and before any other inconsistent election is made, however, in no event will we accept a beneficiary continuation option election if such election is received after December 15th of the calendar year following your death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value.
Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.
Under the beneficiary continuation option:

o   The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   The minimum death benefit provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.



34  Payment of death benefit

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) Express(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST(R) Express(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity


                                                             Tax information  35
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o the owner and the annuitant are the same under the source contract and the EQUI-VEST(R) Express(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in your contract of the source contract carries over to the EQUI-VEST(R) Express(SM) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreements between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular Portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of Separate Account A for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and


36  Tax information
individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST(R) Express(SM) Roth IRA is a Roth IRA.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The EQUI-VEST(R) Express(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) Express(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



CANCELLATION


You can cancel any version of the EQUI-VEST(R) Express(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. You can cancel an EQUI-VEST(R) Express(SM) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").



REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you were born from July 1, 1931 to December 31, 1952, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for 2002.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for 2002 to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during calendar year 2002.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.



                                                             Tax information  37

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $3,000 for 2002 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $3,000 for 2002, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with the AGI between $34,000 and $44,000 in 2002. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution for 2002, you determine AGI and subtract $34,000 if you are single, or $54,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times            $3,000 (or earned             Equals       the adjusted
                            x              income, if less,                =          deductible
   divided by $10,000                         or $3,500,                              contribution
                                             if applicable)                              limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for 2002. For 2002, the dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental 457(b) plans (beginning in 2002);

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and



38  Tax information

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

There are two ways to do rollovers:

o  Do it yourself
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o  "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  a hardship withdrawal; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a non-governmental 457(b) plan and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs."


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $3,000 for 2002, (or $3,500 if you are ages 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is under $3,000 for 2002 (or $3,500 if you are ages 50-70-1/2); or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings



                                                             Tax information  39
that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

Beginning in 2002, the following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax advisor.


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized in 2002. Since the proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001, the discussion below reflects the proposed revisions.
--------------------------------------------------------------------------------
LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for



40  Tax information
that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Otherwise, you will be responsible for calculating and requesting your required minimum distribution withdrawal.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/ CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.



SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.


                                                             Tax information  41

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES
("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST(R) Express(SM) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408(a) and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o  tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during 2002, additional catch-up contributions totalling up to $500 can be made for the calendar year 2002.

With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


42  Tax information

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o  another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE-IRA funds) in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.


                                                             Tax information  43

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o  Rollovers from a Roth IRA to another Roth IRA;

o  Direct transfers from a Roth IRA to another Roth IRA;

o  "Qualified distributions" from Roth IRAs; and

o  return of excess contributions or amounts recharacterized to a traditional
   IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules in the case of any conversion in which the conversion distribution is made in 2002 and the conversion contribution is made in 2003, the conversion contribution is treated as contributed prior to other conversion contributions made in 2003.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


44  Tax information

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain limited cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.



REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?"



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o we might have to withhold and/or report on amounts we pay under a free look or cancellation.

o we are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and


                                                             Tax information  45
to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


46  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.


Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisors with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------------------------
  FIXED MATURITY
     OPTIONS
   WITH JUNE 15
   MATURITY DATE     RATE TO MATURITY AS
        OF                   OF             PRICE PER $100 OF
   MATURITY YEAR     FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------
        2002         3.00%                  $ 99.03
        2003         3.00%                  $ 96.15
        2004         3.25%                  $ 92.81
        2005         3.95%                  $ 87.89
        2006         4.30%                  $ 83.33
        2007         4.75%                  $ 78.08
--------------------------------------------------------------------------------


                                                            More information  47

--------------------------------------------------------------------------------
  FIXED MATURITY
     OPTIONS
   WITH JUNE 15
   MATURITY DATE     RATE TO MATURITY AS
        OF                   OF             PRICE PER $100 OF
   MATURITY YEAR     FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------

        2008         5.05%                  $ 73.19
        2009         5.30%                  $ 68.47
        2010         5.50%                  $ 64.00
        2011         5.65%                  $ 59.87
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to


48  More information
the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS



You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are subject to the limitations and requirements discussed in "Tax Information" earlier in this Prospectus.


AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.


WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.


o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS


As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o   the election of trustees; or


o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance poli-



                                                            More information  49
cies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K, are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Traditional IRA or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA and Roth IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.



DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.


50  More information

9. Investment performance

--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge and the annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  51

                                                 TABLE
             AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001
-------------------------------------------------------------------------------------------------------
                                                                LENGTH OF OPTION PERIOD
-------------------------------------------------------------------------------------------------------
                                                                                             SINCE
                                                                                            OPTION
 VARIABLE INVESTMENT OPTIONS                      1 YEAR        5 YEARS     10 YEARS      INCEPTION+*
-------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (34.37)%       (7.52)%       0.71%          8.26%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (20.36)%        6.17%        9.72%         12.29%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (29.61)%        0.06%          --           3.90%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    (11.43)%       10.47%          --          11.03%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (22.19)%        3.57%          --           5.70%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities    (2.28)%        2.10%          --           2.45%
-------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (32.56)%       (7.14)%         --          (3.91)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                          (6.47)%        0.79%        0.76%          3.61%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (33.20)%          --           --         (18.81)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                          (2.15)%        2.71%          --           2.61%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (22.78)%          --           --           3.21%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (33.66)%          --           --         (34.25)%
-------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (25.00)%          --           --         (30.46)%
-------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (42.42)%          --           --         (55.54)%
-------------------------------------------------------------------------------------------------------
EQ/Balanced                                      (11.98)%        5.12%        3.88%          7.07%
-------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                    (6.93)%          --           --          (5.71)%
-------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --          (0.28)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                (30.21)%          --           --          (4.66)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     (11.89)%          --           --          (0.55)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  (11.88)%          --           --          (3.47)%
-------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       (14.94)%          --           --         (14.68)%
-------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (21.74)%        6.41%          --          11.34%
-------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (26.45)%          --           --         (15.89)%
-------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (22.95)%          --           --         (17.32)%
-------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                         (6.05)%          --           --          (1.96)%
-------------------------------------------------------------------------------------------------------
EQ/High Yield                                     (9.27)%       (4.64)%         --           1.01%
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (32.22)%          --           --         (34.87)%
-------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                           7.28%          --           --          (5.00)%
-------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                     (4.56)%          --           --           8.55%
-------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (42.99)%          --           --           4.23%
-------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (25.45)%          --           --         (10.93)%
-------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (31.11)%          --           --           0.81%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (16.54)%          --           --           0.37%
-------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   (30.83)%          --           --          (4.50)%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (33.68)%          --           --          (4.58)%
-------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                                LENGTH OF PORTFOLIO PERIOD
-------------------------------------------------------------------------------------------------------
                                                                                            SINCE
                                                                                          PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                     3 YEARS        5 YEARS     10 YEARS      INCEPTION+*
-------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.94)%       (7.52)%       0.71%          8.26%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          (6.70)%        6.17%        9.72%          9.33%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Global                                (8.96)%        0.06%        5.53%          5.79%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      3.29%        10.47%          --          10.37%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                      (4.23)%        3.57%        5.80%          9.37%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     0.50%         2.10%        2.17%          3.01%
-------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (12.23)%       (7.14)%         --          (2.96)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                          (0.23)%        0.79%        0.76%          3.61%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --           --         (16.57)%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                           0.55%         2.71%          --           2.18%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       3.05%           --           --           5.61%
-------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --           --         (31.49)%
-------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --           --         (30.46)%
-------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --           --         (55.54)%
-------------------------------------------------------------------------------------------------------
EQ/Balanced                                       (0.79)%        5.12%        3.88%          7.07%
-------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                    (3.57)%          --           --           1.58%
-------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --         (10.45)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    --            --           --          (9.32)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --           --          (1.23)%
-------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --           --          (3.37)%
-------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                        (1.23)%          --           --         (14.68)%
-------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                               (6.86)%        6.41%          --          10.73%
-------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   --            --           --             --
-------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --           --         (17.32)%
-------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                         (1.39)%          --           --          (0.42)%
-------------------------------------------------------------------------------------------------------
EQ/High Yield                                     (9.33)%       (4.64)%       3.79%          4.23%
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --           --         (34.87)%
-------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          7.58%           --           --           2.90%
-------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      7.14%           --           --          10.12%
-------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                  (7.56)%          --           --           6.16%
-------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               --            --           --             --
-------------------------------------------------------------------------------------------------------
EQ/MFS Research                                   (8.30)%          --           --           2.25%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                   (5.79)%          --           --           1.52%
-------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                    (1.69)%          --           --           4.40%
-------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (12.27)%          --           --           3.18%
-------------------------------------------------------------------------------------------------------



+ Unannualized (including Since Inception values if time since inception is less than one year)

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert
    Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
    2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
    EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
    EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity
    (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August


52 Investment performance

    31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 53

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------

Barron's
Money Management Letter
Morningstar's Variable Annuity
  Sourcebook
Investment Dealers Digest
National Underwriter
Business Week
Pension & Investments
Forbes
USA Today
Fortune

Investor's Business Daily
Institutional Investor
The New York Times
Money
The Wall Street Journal
Kiplinger's Personal Finance
The Los Angeles Times
Financial Planning
The Chicago Tribune
Investment Adviser
Investment Management Weekly
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed Portfolios into 25 categories by portfolio objectives. According to Lipper , the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) Express(SM) performance relative to other variable annuity products. The

Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and, therefore, reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "EQ/Alliance Money Market option yield information" and "Other yield information" in the SAI.


54  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K, for the year ended December 31, 2001, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  55

                      (This page intentionally left blank)

Appendix I: Condensed financial information
--------------------------------------------------------------------



THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                 1999        2000        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 112.33    $  96.42    $  71.46
  Number of units outstanding (000's)                                                               3          28          33
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.02    $  94.30    $  83.37
  Number of units outstanding (000's)                                                              25         296         387
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 119.52    $  96.06    $  75.87
  Number of units outstanding (000's)                                                               9         109         162
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.87    $ 111.81    $ 109.04
  Number of units outstanding (000's)                                                              14         145         300
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 112.30    $ 103.52    $  89.58
  Number of units outstanding (000's)                                                              10         101         133
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 100.40    $ 108.29    $ 115.71
  Number of units outstanding (000's)                                                               3          10          68
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 126.71    $  96.46    $  73.27
  Number of units outstanding (000's)                                                               1          33          48
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.49    $ 106.56    $ 109.30
  Number of units outstanding (000's)                                                              43         139         270
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 116.53    $  94.20    $  70.94
  Number of units outstanding (000's)                                                              21         242         305
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  99.28    $ 109.43    $ 117.07
  Number of units outstanding (000's)                                                               4          26         113
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 130.79    $ 147.23    $ 126.52
  Number of units outstanding (000's)                                                               1          63         129
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  66.29    $  49.61
  Number of units outstanding (000's)                                                              --          92         168
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  82.97    $  69.43
  Number of units outstanding (000's)                                                              --           2          14
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  62.20    $  40.99
  Number of units outstanding (000's)                                                              --           5          28
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 108.71    $ 105.98    $ 102.76
  Number of units outstanding (000's)                                                               2          34         136
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --    $ 101.04
  Number of units outstanding (000's)                                                              --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.94    $ 112.19    $ 108,87
  Number of units outstanding (000's)                                                              --           4           9
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.79    $ 104.44    $ 101.37
  Number of units outstanding (000's)                                                              --           3           9
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY
ASSET CHARGE OF 0.95%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                 1999        2000        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 147.71    $  87.72    $  82.40
  Number of units outstanding (000's)                                                               1          28          35
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.17    $  94.85    $  82.52
  Number of units outstanding (000's)                                                               9          78         139
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.73    $  93.34    $  76.72
  Number of units outstanding (000's)                                                              --           1           3
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $ 100.11    $  85.86
  Number of units outstanding (000's)                                                              --           7          77
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.09    $ 110.49      113.81
  Number of units outstanding (000's)                                                               1          13         105
------------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  99.34    $  89.64    $  89.40
  Number of units outstanding (000's)                                                               4          23          51
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  84.05    $  64.14
  Number of units outstanding (000's)                                                              --          12          82
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --    $ 106.00
  Number of units outstanding (000's)                                                              --          --           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  97.22    $ 107.68    $ 112.55
  Number of units outstanding (000's)                                                               5          31          88
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 157.69    $ 126.78    $  82.81
  Number of units outstanding (000's)                                                              17         181         204
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 104.63    $ 102.92    $  85.65
  Number of units outstanding (000's)                                                               1          12          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 116.97    $ 109.77    $  85.00
  Number of units outstanding (000's)                                                               3          56          69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  92.44    $  97.78    $  90.25
  Number of units outstanding (000's)                                                              --           6          13
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 123.90    $  99.81    $  77.28
  Number of units outstanding (000's)                                                               3          43          85




A-2 Appendix I: Condensed financial information

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2003 to a fixed maturity option with a maturity date of June 15, 2012 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2007.






--------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED
                                                             RATE TO MATURITY ON
                                                                JUNE 15, 2007
                                                               5.00%        9.00%
--------------------------------------------------------------------------------
 AS OF JUNE 15, 2007 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,048     $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,080     $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                    $ 12,968     $ (11,593)
--------------------------------------------------------------------------------
 ON JUNE 15, 2007 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                     $  4,501     $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $ 45,499     $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $ 85,581     $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                                        $120,032     $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,048     $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.


                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE
Unit Values                                                                  2
Calculation of Annuity Payments                                              2
The Reorganization                                                           3
Custodian and independent accountants                                        3
EQ/Alliance Money Market option yield information                            3
Other yield information                                                      4
Distribution of the Contracts                                                5
Financial Statements                                                         5


How to obtain an EQUI-VEST(R) Express(SM) Statement of Additional Information for Separate Account A


Call 1-800-628-6673 or send this request form to:

     EQUI-VEST(R) Express(SM)

     Processing Office
     The Equitable Life
     P.O. Box 2996
     New York, NY 10116-2996

--------------------------------------------------------------------------------

Please send me an EQUI-VEST(R) Express(SM) Statement of Additional Information dated May 1, 2002.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







888-1298  (5/02)

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus, you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(R)?

EQUI-VEST(R) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME:
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Alliance Quality Bond
o EQ/Alliance Intermediate Government     o EQ/High Yield(1)
  Securities                              o EQ/J.P. Morgan Core Bond
o EQ/Alliance Money Market
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Health Care*            o EQ/Calvert Socially Responsible
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian Research
  Equity*                                 o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Growth*       o EQ/Equity 500 Index
o AXA Premier VIP Large Cap Value*        o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap           o EQ/FI Mid Cap
  Growth*                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Small/Mid Cap Value*    o EQ/Janus Large Cap Growth
o AXA Premier VIP Technology*             o EQ/Lazard Small Cap Value
o EQ/Aggressive Stock                     o EQ/Marsico Focus*
o EQ/Alliance Common Stock                o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income           o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth              o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth            o EQ/MFS Research
o EQ/Alliance Technology                  o EQ/Putnam Growth & Income Value
o EQ/AXP New Dimensions**                 o EQ/Putnam Voyager(2)
o EQ/AXP Strategy Aggressive**            o EQ/Small Company Index
o EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP International Equity*   o EQ/Emerging Markets Equity
o EQ/Alliance Global                      o EQ/International Equity Index
o EQ/Alliance International               o EQ/Putnam International Equity
o EQ/Capital Guardian International
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors            o EQ/Balanced
--------------------------------------------------------------------------------



(1) Formerly named, "EQ/Alliance High Yield"

(2) Formerly named, "EQ/Putnam Investors Growth."

* Subject to state availability.

**Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.


You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either Class IA/A or IB/B of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.


A contribution ranging from $50 to $2,500 is required to purchase a contract. The minimum amount required depends on the type of contract, NQ or IRA, purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00299

                                                                      Series 800

Contents of this prospectus



--------------------------------------------------------------------------------
EQUI-VEST(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
EQUI-VEST(R) at a glance -- key features                                     8



--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             15





--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Selecting your investment method                                            24
Allocating your contributions                                               25
Your right to cancel within a certain number of days                        25




--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27



----------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsi bility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
     OPTIONS                                                                28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Automatic transfer options                                                  28
Investment simplifier                                                       28
Rebalancing your account value                                              29


--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           30
Surrender of your contract to receive its cash value                        31
Termination                                                                 31
When to expect payments                                                     31
Your annuity payout options                                                 31


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         33
Charges under the contracts                                                 33
Charges that the Trusts deduct                                              36
Group or sponsored arrangements                                             36
Other distribution arrangements                                             36


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 37
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     37
How death benefit payment is made                                           37
Beneficiary continuation option                                             38


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          39
--------------------------------------------------------------------------------
Overview                                                                    39
Buying a contract to fund a retirement arrangement                          39
Transfers among investment options                                          39
Taxation of nonqualified annuities                                          39
Individual retirement arrangements ("IRAs")                                 40
Roth individual retirement annuities ("Roth IRAs")                          46
Federal and state income tax withholding and
     information reporting                                                  52
Impact of taxes to Equitable Life                                           52

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         53
--------------------------------------------------------------------------------
About Separate Account A                                                    53
About the Trusts                                                            53
About our fixed maturity options                                            53
About the general account                                                   54
About other methods of payment                                              55
Dates and prices at which contract events occur                             55
About your voting rights                                                    55
About legal proceedings                                                     56
About our independent accountants                                           56
Financial statements                                                        56
Transfers of ownership, collateral assignments, loans, and
     borrowing                                                              56
Distribution of the contracts                                               56


--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   57
--------------------------------------------------------------------------------
Communicating performance data                                              60


--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           61

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Market value adjustment example                                      B-1
III -- Death benefit example                                               C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                         PAGE
   account value                           27
   annuitant                               16
   annuity payout options                  31
   beneficiary                             37
   business day                            55
   cash value                              27
   conduit IRA                             44
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions                           19
   Contributions to Roth IRAs              46
     regular contribution                  46
     rollovers and direct transfers        47
     conversion contributions              47
     direct transfers                      47
   Contributions to traditional IRAs       41
     regular contribution                  41
     rollovers and transfers               42
   Disruptive transfer activity            28
   EQAccess                                 6
   fixed maturity amount                   23
   fixed maturity options                  23
   guaranteed interest option              23


                                         PAGE

   IRA                                  cover
   IRS                                     39
   investment options                      19
   market adjusted amount                  23
   market timing                           28
   market value adjustment                 23
   maturity value                          23
   NQ                                   cover
   portfolio                            cover
   processing office                    cover
   ratcheted death benefit                 25
   rate to maturity                        23
   Required Beginning Date                 44
   Roth IRA                             cover
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   traditional IRA                      cover
   Trusts                               cover
   TSA                                  cover
   unit                                    27
   unit investment trust                   53
   variable investment options             19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of the contract date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option;

o elect the investment simplifier; (not available through EQAccess);

o change your TOPS personal identification number ("PIN"); (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ


6  Who is Equitable Life?

reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing." (See "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus.)


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-628-6673) to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.



--------------------------------------------------------------------------------
 TOLL FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1(800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA to a Roth IRA contract;


(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;


(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;

(6)  election of the rebalancing program;

(7)  election of required minimum distribution option;

(8)  election of beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers among investment options;

(4) change of ownership; and

(5) contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) investment simplifier;

(3) rebalancing program;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

EQUI-VEST(R) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT    EQUI-VEST(R) variable investment options invest in different portfolios managed by professional
MANAGEMENT                 investment advisers.

------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST        o Principal and interest guarantees
OPTION
                           o Interest rates set periodically

------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS     o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.

                           o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                           ---------------------------------------------------------------------------------------------------------
                           If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES             o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                             contract                  payments.

                           o On transfers inside the   No tax on transfers among investment options.
                             contract
                          ----------------------------------------------------------------------------------------------------------
                           If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                           Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in the
                           Prospectus.)

------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS       o NQ:
                             -- $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).

                           o Traditional IRA and Roth IRA:
                             -- $50 (initial and additional).

                           Maximum contribution limitations may apply.

------------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT PROTECTION   The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the account value or the minimum death benefit, whichever is higher. However, if you elect the optional ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.

------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY       o Lump sum withdrawals

                           o Several withdrawal options on a periodic basis

                           o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.

------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS             o Fixed annuity payout options

                           o Variable annuity payout options
------------------------------------------------------------------------------------------------------------------------------------


8 EQUI-VEST(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar-cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed-dollar option

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Principal assurance allocation

                       o No charge on transfers among investment options

                       o Waiver of withdrawal charge for disability, confinement to a nursing home, and terminal illness
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 1.20% (2.00% maximum).

                       o If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than
                         $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less; thereafter, $30 per year ($65 maximum). If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses," later in this
                         Prospectus.

                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract)
                         or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 current ($65 maximum) per occurrence.

                       o No sales charge deducted at the time you make contributions.

                       o We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount withdrawn does not exceed 15% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply.
                         They are discussed in "Charges and expenses" later in this Prospectus. In addition there is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with other required documents and, your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct an annual charge equal to 0.15% of the account value on each contract date anniversary if you elect the optional ratcheted death benefit.

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option.

                       o Annual expenses of the Trusts portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ               0-90
                       Traditional      0-90
                       Roth IRA         0-90
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


                                      EQUI-VEST(R) at a glance -- key features 9

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 EQUI-VEST(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Trusts and their Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.


The guaranteed interest option and fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the optional ratcheted death benefit charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                           0.95%
Other expenses                                                          0.25%
                                                                        ----
Total Separate Account A annual expenses                                1.20% current (2.00% maximum)

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(2)
  If your account value is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts) on the last day of your contract
   year                                                                 $30 current ($65 maximum)
-----------------------------------------------------------------------
  If your account value is $25,000 or more for NQ contracts (or
   $20,000 or more for IRA contracts) on the last day of your con-
   tract year                                                           $  0

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge(3)                                                    6%
Charge for third-party transfer or exchange(4)                          $25 current ($65 maximum) for each occurrence
Charge if you elect a Variable Immediate Annuity payout option          $350

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
Optional ratcheted death benefit charge (as a percentage of your account value this charge is deducted annually on each contract date
anniversary until age 90)                                               0.15%
------------------------------------------------------------------------------------------------------------------------------------






                                                                    Fee table 11

ANNUAL EXPENSES OF THE TRUSTS
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   NET
                                                                                                                TOTAL
                                                                                                 OTHER          ANNUAL
                                                         MANAGEMENT                           EXPENSES         EXPENSES
                                                   FEES (AFTER EXPENSE                     (AFTER EXPENSE   (AFTER EXPENSE
                                                      LIMITATION)(5)       12B-1 FEES(6)   LIMITATION)(7)   LIMITATION)(8)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond                        0.00%                 0.25%             0.70%            0.95%
 AXA Premier VIP Health Care                      0.44%                 0.25%             1.16%            1.85%
 AXA Premier VIP International Equity             0.62%                 0.25%             0.93%            1.80%
 AXA Premier VIP Large Cap Growth                 0.31%                 0.25%             0.79%            1.35%
 AXA Premier VIP Large Cap Core Equity            0.17%                 0.25%             0.93%            1.35%
 AXA Premier VIP Large Cap Value                  0.08%                 0.25%             1.02%            1.35%
 AXA Premier VIP Small/Mid Cap Growth             0.42%                 0.25%             0.93%            1.60%
 AXA Premier VIP Small/Mid Cap Value              0.20%                 0.25%             1.15%            1.60%
 AXA Premier VIP Technology                       0.58%                 0.25%             1.02%            1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                              0.61%                 0.25%             0.08%            0.94%
 EQ/Alliance Common Stock                         0.46%                 0.25%             0.07%            0.78%
 EQ/Alliance Global                               0.73%                 0.25%             0.12%            1.10%
 EQ/Alliance Growth and Income                    0.57%                 0.25%             0.06%            0.88%
 EQ/Alliance Growth Investors                     0.57%                 0.25%             0.06%            0.88%
 EQ/Alliance Intermediate Government Securities   0.50%                 0.25%             0.12%            0.87%
 EQ/Alliance International                        0.85%                 0.25%             0.25%            1.35%
 EQ/Alliance Money Market                         0.33%                 0.25%             0.07%            0.65%
 EQ/Alliance Premier Growth                       0.84%                 0.25%             0.06%            1.15%
 EQ/Alliance Quality Bond                         0.53%                 0.25%             0.07%            0.85%
 EQ/Alliance Small Cap Growth                     0.75%                 0.25%             0.06%            1.06%
 EQ/Alliance Technology                           0.82%                 0.25%             0.08%            1.15%
 EQ/AXP New Dimensions                            0.00%                 0.25%             0.70%            0.95%
 EQ/AXP Strategy Aggressive                       0.00%                 0.25%             0.75%            1.00%
 EQ/Balanced                                      0.57%                 0.25%             0.08%            0.90%
 EQ/Bernstein Diversified Value                   0.61%                 0.25%             0.09%            0.95%
 EQ/Calvert Socially Responsible                  0.00%                 0.25%             0.80%            1.05%
 EQ/Capital Guardian International                0.66%                 0.25%             0.29%            1.20%
 EQ/Capital Guardian Research                     0.55%                 0.25%             0.15%            0.95%
 EQ/Capital Guardian U.S. Equity                  0.59%                 0.25%             0.11%            0.95%
 EQ/Emerging Markets Equity                       0.87%                 0.25%             0.68%            1.80%
 EQ/Equity 500 Index                              0.25%                 0.25%             0.06%            0.56%
 EQ/Evergreen Omega                               0.00%                 0.25%             0.70%            0.95%
 EQ/FI Mid Cap                                    0.48%                 0.25%             0.27%            1.00%
 EQ/FI Small/Mid Cap Value                        0.74%                 0.25%             0.11%            1.10%
 EQ/High Yield                                    0.60%                 0.25%             0.07%            0.92%
 EQ/International Equity Index                    0.35%                 0.25%             0.50%            1.10%
 EQ/J.P. Morgan Core Bond                         0.44%                 0.25%             0.11%            0.80%
 EQ/Janus Large Cap Growth                        0.76%                 0.25%             0.14%            1.15%
 EQ/Lazard Small Cap Value                        0.72%                 0.25%             0.13%            1.10%
 EQ/Marsico Focus                                 0.00%                 0.25%             0.90%            1.15%
 EQ/Mercury Basic Value Equity                    0.60%                 0.25%             0.10%            0.95%
 EQ/MFS Emerging Growth Companies                 0.63%                 0.25%             0.09%            0.97%
 EQ/MFS Investors Trust                           0.58%                 0.25%             0.12%            0.95%
 EQ/MFS Research                                  0.63%                 0.25%             0.07%            0.95%
 EQ/Putnam Growth & Income Value                  0.57%                 0.25%             0.13%            0.95%
 EQ/Putnam International Equity                   0.71%                 0.25%             0.29%            1.25%
 EQ/Putnam Voyager                                0.62%                 0.25%             0.08%            0.95%
 EQ/Small Company Index                           0.25%                 0.25%             0.35%            0.85%
------------------------------------------------------------------------------------------------------------------------------------



Notes:


(1) A portion of this charge is for providing the death benefit.


(2) During the first two contract years, this charge is currently equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to a maximum of $65.



12 Fee table

(3) This charge applies to any contribution withdrawn within six contract years of the date of the contribution. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(4) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(5) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectuses for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.






--------------------------------------------------------------------------------
                                        MANAGEMENT FEES      OTHER EXPENSES
                                        (BEFORE ANY FEE    (BEFORE ANY FEE
                                        WAIVERS AND/OR      WAIVERS AND/OR
                                            EXPENSE            EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                        MANAGEMENT FEES      OTHER EXPENSES
                                        (BEFORE ANY FEE    (BEFORE ANY FEE
                                        WAIVERS AND/OR      WAIVERS AND/OR
                                            EXPENSE            EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------




                                                                   Fee table  13

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) We also assume that the optional ratcheted death benefit is not elected and there is no waiver of the withdrawal charge. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. Total Separate Account A expenses used to compute the example below are the maximum expenses rather than the lower current expenses. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------------------------
                                                         IF YOU SURRENDER YOUR CONTRACT AT
                                                           THE END OF EACH PERIOD SHOWN,
                                                              THE EXPENSES WOULD BE:
                                                    1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 83.64     $ 150.71     $ 220.26     $ 344.44
AXA Premier VIP Health Care                      $ 92.60     $ 176.90     $ 262.70     $ 428.25
AXA Premier VIP International Equity             $ 92.10     $ 175.46     $ 260.39     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Large Cap Value                  $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 90.11     $ 169.68     $ 251.08     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 90.11     $ 169.68     $ 251.08     $ 405.74
AXA Premier VIP Technology                       $ 92.60     $ 176.90     $ 262.70     $ 428.25
EQ/Aggressive Stock                              $ 83.54     $ 150.42     $ 219.78     $ 343.47
EQ/Alliance Common Stock                         $ 81.94     $ 145.71     $ 212.05     $ 327.72
EQ/Alliance Global                               $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/Alliance Growth and Income                    $ 82.94     $ 148.65     $ 216.89     $ 337.60
EQ/Alliance Growth Investors                     $ 82.94     $ 148.65     $ 216.89     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 82.84     $ 148.36     $ 216.41     $ 336.61
EQ/Alliance International                        $ 87.62     $ 162.41     $ 239.33     $ 382.65
EQ/Alliance Money Market                         $ 80.65     $ 141.87     $ 205.74     $ 314.74
EQ/Alliance Premier Growth                       $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Alliance Quality Bond                         $ 82.64     $ 147.77     $ 215.44     $ 334.64
EQ/Alliance Small Cap Growth                     $ 84.73     $ 153.94     $ 225.54     $ 355.11
EQ/Alliance Technology                           $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/AXP New Dimensions                            $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/AXP Strategy Aggressive                       $ 84.13     $ 152.18     $ 222.66     $ 349.31
EQ/Balanced                                      $ 83.14     $ 149.24     $ 217.85     $ 339.56
EQ/Bernstein Diversified Value                   $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Calvert Socially Responsible                  $ 84.63     $ 153.64     $ 225.06     $ 354.14
EQ/Capital Guardian International                $ 86.13     $ 158.04     $ 232.22     $ 368.51
EQ/Capital Guardian Research                     $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Emerging Markets Equity                       $ 92.10     $ 175.46     $ 260.39     $ 423.79
EQ/Equity 500 Index                              $ 79.75     $ 139.20     $ 201.35     $ 305.65
EQ/Evergreen Omega                               $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/FI Mid Cap                                    $ 84.13     $ 152.18     $ 222.66     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/High Yield                                    $ 83.34     $ 149.83     $ 218.82     $ 341.52
EQ/International Equity Index                    $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 82.14     $ 146.30     $ 213.02     $ 329.71
EQ/Janus Large Cap Growth                        $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Lazard Small Cap Value                        $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/Marsico Focus                                 $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Mercury Basic Value Equity                    $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 83.83     $ 151.30     $ 221.22     $ 346.39
EQ/MFS Investors Trust                           $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/MFS Research                                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Putnam Growth & Income Value                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Putnam International Equity                   $ 86.62     $ 159.50     $ 234.59     $ 373.25
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                          THE END OF EACH PERIOD SHOWN,
                                                              THE EXPENSES WOULD BE:
                                                    1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 31.60     $  96.55   $ 163.91     $ 343.47
EQ/Alliance Common Stock                         $ 29.92     $  91.57   $ 155.72     $ 327.72
EQ/Alliance Global                               $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Growth and Income                    $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Growth Investors                     $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 30.86     $  94.37   $ 160.34     $ 336.61
EQ/Alliance International                        $ 35.90     $ 109.22   $ 184.63     $ 382.65
EQ/Alliance Money Market                         $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 32.86     $ 100.27   $ 170.01     $ 355.11
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 31.18     $  95.31   $ 161.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 27.61     $  84.70   $ 144.37     $ 305.65
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 31.39     $  95.93   $ 162.89     $ 341.52
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
------------------------------------------------------------------------------------------------------------


14 Fee table

------------------------------------------------------------------------------------------------------------------------------
                                     IF YOU SURRENDER YOUR CONTRACT AT             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                       THE END OF EACH PERIOD SHOWN,                    THE END OF EACH PERIOD SHOWN,
                                          THE EXPENSES WOULD BE:                            THE EXPENSES WOULD BE:
                                1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager            $ 83.64     $ 150.71     $ 220.26     $ 344.44    $ 31.70     $ 96.86    $ 164.42     $ 344.44
EQ/Small Company Index       $ 82.64     $ 147.77     $ 215.44     $ 334.64    $ 30.65     $ 93.75    $ 159.31     $ 334.64
------------------------------------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT THE OPTIONAL RATCHETED DEATH BENEFIT:


The above examples do not reflect a charge for the optional ratcheted death benefit. If you elect the optional ratcheted death benefit we will also deduct an annual charge equal to 0.15% of your account value on each contract date anniversary up to age 90. Therefore, the expenses shown in the above examples would, in each case, be increased by an amount not in excess of $1.57 in the first year, $1.74 in the third year, $1.91 in the fifth year and $2.44 in the tenth year.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2001.



                                                                    Fee table 15

1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this Prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE FOR ANNUITANT    MINIMUM                SOURCE OF                     LIMITATIONS ON
CONTRACT TYPE  ISSUE AGES                 CONTRIBUTIONS          CONTRIBUTIONS                 CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ            0 through 90                $1,000 (initial),      o After-tax money.             o For annuitants up to age 83
                                          $  50 (additional)                                      at contract issue, additional
              0 through 85 in New York                           o Paid to us by check or         contributions may be made
                                                                   transfer of contract value     up to age 84.
                                                                   in a tax deferred exchange
                                                                   under Section 1035 of the    o For annuitants age 84 up to
                                                                   Internal Revenue Code.         age 88 at contract issue,
                                                                                                  additional contributions may
                                                                 o Paid to us by an employer      be made up to one year
                                                                   who establishes a payroll      beyond the annuitant's issue
                                                                   deduction program.             age.

                                                                                                o For annuitants age 89 to 90
                                                                                                  (ages 84 and 85 in NY) at
                                                                                                  contract issue, no additional
                                                                                                  contribution(s) may be
                                                                                                  made.
------------------------------------------------------------------------------------------------------------------------------------



16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE FOR ANNUITANT    MINIMUM                   SOURCE OF                       LIMITATIONS ON
CONTRACT TYPE  ISSUE AGES                 CONTRIBUTIONS             CONTRIBUTIONS                   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Traditional   0 through 90              $50 (initial and            o "Regular" traditional IRA     o For annuitants ages 70-1/2 to
IRA*          0 through 85 in New York  additional)                   contributions either made       83 at contract issue, addi-
                                                                      by you or paid to us by an      tional rollover contributions
                                                                      employer who establishes a      may be made up to age 84.
                                                                      payroll deduction program.
                                                                                                    o For annuitants age 84 up to
                                                                    o For the calendar year 2002,     age 88 at contract issue,
                                                                      additional catch-up             additional rollover contribu-
                                                                      contributions.                  tions may be made up to
                                                                                                      one year beyond the annu-
                                                                    o Eligible rollover distribu-     itant's issue age.
                                                                      tions from TSA contracts or
                                                                      other 403(b) arrangements,    o For annuitants age 89 to 90
                                                                      qualified plans and govern-     (age 84 and 85 in NY) at
                                                                      mental EDC plans.               contract issue, no additional
                                                                                                      rollover contributions may
                                                                    o Rollovers from another          be made.
                                                                      traditional individual retire-
                                                                      ment arrangement.             o Regular IRA contributions
                                                                                                      may not exceed $3,000 for
                                                                    o Direct custodian-to-            2002.
                                                                      custodian transfers from
                                                                      other traditional individual  o No regular IRA contributions
                                                                      retirement arrangements.        in the calendar year you turn
                                                                                                      age 70-1/2 and thereafter.

                                                                                                    o Rollover and direct transfer
                                                                                                      contributions after age 70-1/2
                                                                                                      must be net of required
                                                                                                      minimum distributions.

                                                                                                    o Additional catch-up contri-
                                                                                                      butions totalling up to $500
                                                                                                      can be made for the calen-
                                                                                                      dar year 2002 where the
                                                                                                      owner is at least age 50 but
                                                                                                      under age 70-1/2 at any time
                                                                                                      during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE FOR ANNUITANT    MINIMUM                SOURCE OF                       LIMITATIONS ON
CONTRACT TYPE  ISSUE AGES                 CONTRIBUTIONS          CONTRIBUTIONS                   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA     0 through 90              $50 (initial and          o Regular after-tax            o For annuitants up to age 83
             0 through 85 in New York  additional)                 contributions either made      at contract issue, additional
                                                                   by you or paid to us by an     contributions may be made
                                                                   employer who establishes a     up to age 84.
                                                                   payroll deduction program.
                                                                                                o For annuitants age 84 up to
                                                                 o Rollovers from another         age 88 at contract issue,
                                                                   Roth IRA.                      additional contributions may
                                                                                                  be made up to one year
                                                                 o Conversion rollovers from a    beyond the annuitant's issue
                                                                   traditional IRA.               age.

                                                                 o Direct transfers from        o For annuitants age 89 to 90
                                                                   another Roth IRA.              (age 84 and 85 in NY) at
                                                                                                  contract issue, no additional
                                                                 o For the calendar year 2002,    contributions may be made.
                                                                   additional catch-up
                                                                   contributions.               o Regular Roth IRA contributions
                                                                                                  may not exceed $3,000 for 2002.

                                                                                                o Contributions are subject to
                                                                                                  income limits and other tax
                                                                                                  rules. See "Contributions to
                                                                                                  Roth IRAs -- Tax information"
                                                                                                  later in this Prospectus.

                                                                                                o Additional catch-up contri-
                                                                                                  butions totalling up to $500
                                                                                                  can be made for the calen-
                                                                                                  dar year 2002 where the
                                                                                                  owner is at least age 50 at
                                                                                                  any time during 2002.



* For traditional IRA contracts, the maximum issue age is 70, but we will issue up to age 90 if the contribution is a rollover contribution.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited, see "Dates and prices at which contract events occur" under "More information" later in this Prospectus.




18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under any type of the IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About our methods of payment" in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.



--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(R). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.




------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
 PORTFOLIO NAME                        OBJECTIVE                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*             Seeks a balance of a high current        BlackRock Advisors, Inc.
                                       income and capital                       Pacific Investment Management Company LLC
                                       appreciation consistent with a
                                       prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*           Long-term growth of capital              AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International          Long-term growth of capital              Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Bank of Ireland Asset Management (U.S.)
                                                                                Limited
                                                                                OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core         Long-term growth of capital              Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap              Long-term growth of capital              Alliance Capital Management L.P.
 Growth*                                                                        Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*       Long-term growth of capital              Alliance Capital Management L.P.
                                                                                Institutional Capital Corporation
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital              Alliance Capital Management L.P.
 Growth*                                                                        MFS Investment Management
                                                                                RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital              AXA Rosenberg Investment Management LLC
 Value*                                                                         The Boston Company Asset Management, LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*            Long-term growth of capital              Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                        OBJECTIVE                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    Seeks to achieve long-term growth of     Alliance Capital Management L.P.
                                       capital                                  Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock               Seeks to achieve long-term growth of     Alliance Capital Management L.P.
                                       capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                     Seeks long-term growth of capital        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------






20 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                          OBJECTIVE                                            ADVISER(S)
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return                     Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent     Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with     Alliance Capital Management L.P.
 Government Securities              relative stability of principal
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                        Alliance Capital Management L.P.
                                                                                             (including through its Bernstein
                                                                                             Investment Research and Management
                                                                                             Unit)
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,          Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                        Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent          Alliance Capital Management L.P.
                                    with moderate risk of capital
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital             Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current              Alliance Capital Management L.P.
                                    income is incidental to the Portfolio's objective
---------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                        American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                        American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both              Alliance Capital Management L.P.
                                    appreciation of capital and current income               Capital Guardian Trust Company
                                                                                             Jennison Associates, LLC
                                                                                             Prudential Investments LLC
                                                                                             Mercury Advisors
---------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                               Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
---------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible     Seeks long-term capital appreciation                     Calvert Asset Management Company, Inc.
                                                                                             Brown Capital Management, Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                     Morgan Stanley Investment Management
---------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates   Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                           Evergreen Investment Management
                                                                                             Company, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                        Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                     Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-  Alliance Capital Management L.P.
                                    tion of current income and capital appreciation
---------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 21

PORTFOLIOS OF THE TRUSTS (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                          OBJECTIVE                                            ADVISER(S)
---------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before           Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the MSCI EAFE Index
---------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with        J.P. Morgan Investment Management, Inc.
                                 moderate risk of capital and maintenance of liquidity
---------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
---------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
---------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before           Deutsche Asset Management Inc.
                                 deduction of Portfolio expenses) the total return
                                 of the Russell 2000 Index
---------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this prospectus.


22 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 3% for 2002. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."


The fixed maturity options are not available in contracts issued in Maryland. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" later in this Prospectus. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or


o the rate to maturity is 3%; or


o the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next (or another investment option if we are required to do so by any state regulation). We may change our procedures in the future.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


                                              Contract features and benefits  23
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:


o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.


o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.




--------------------------------------------------------------------------------
                          INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                   A
--------------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------------
 DOMESTIC STOCKS                          INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond             o AXA Premier VIP International Equity
o AXA Premier VIP Health Care           o EQ/Alliance Global
o AXA Premier VIP Large Cap Core        o EQ/Alliance International
  Equity                                o EQ/Capital Guardian International
o AXA Premier VIP Large Cap Growth      o EQ/Emerging Markets Equity
o AXA Premier VIP Large Cap Value       o EQ/International Equity Index
o AXA Premier VIP Small/Mid Cap         o EQ/Putnam International Equity
  Growth
o AXA Premier VIP Small/Mid Cap Value
o AXA Premier VIP Technology
o EQ/Aggressive Stock
o EQ/Alliance Common Stock
o EQ/Alliance Growth and Income
o EQ/Alliance Premier Growth
o EQ/Alliance Small Cap Growth
o EQ/Alliance Technology
o EQ/AXP New Dimensions
o EQ/AXP Strategy Aggressive
o EQ/Bernstein Diversified Value
o EQ/Calvert Socially Responsible
o EQ/Capital Guardian Research
o EQ/Capital Guardian U.S. Equity
o EQ/Equity 500 Index
o EQ/Evergreen Omega
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap
o EQ/Janus Large Cap Growth
o EQ/Lazard Small Cap Value
o EQ/Marsico Focus
o EQ/Mercury Basic Value Equity
o EQ/MFS Emerging Growth Companies
o EQ/MFS Investors Trust
o EQ/MFS Research
o EQ/Putnam Growth & Income Value
o EQ/Putnam Voyager
o EQ/Small Company Index
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors          o EQ/Balanced
--------------------------------------------------------------------------------
                                        B
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o EQ/Alliance Intermediate Government   o EQ/Alliance Quality Bond
  Securities                            o EQ/High Yield
o EQ/Alliance Money Market              o EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------



24  Contract features and benefits

o PRINCIPAL ASSURANCE ALLOCATION Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of June 15, 2011, since the rate to maturity was 5.65% on February 15, 2002, we would have allocated $5,987 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.



ALLOCATING YOUR CONTRIBUTIONS


Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value later in this Prospectus in "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing Traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(R) Roth IRA Re-Characterization Form."



DEATH BENEFIT


Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment or the minimum death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.

If you elect the ratcheted death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or the ratcheted death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount. You should note that in certain circumstances, where you have made withdrawals from your contract, the minimum death benefit will provide a higher benefit than the ratcheted death benefit.



RATCHETED DEATH BENEFIT


For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 90, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher



                                              Contract features and benefits  25
than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.


If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is less than age 87 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.


See Appendix III at the end of this Prospectus for an example of how we calculate the death benefit.



26  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);
       or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


                                           Determining your contract's value  27

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
  (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the EQUI-VEST(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kind of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.


INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


28  Transferring your money among investment options

The fixed-dollar option and the interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.


You may change your allocation instructions or cancel the program at any time.


                            Transferring your money among investment options  29

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this Prospectus.





--------------------------------------------------------------------------------
                             METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                     MINIMUM
      CONTRACT        LUMP SUM      SYSTEMATIC     DISTRIBUTION
--------------------------------------------------------------------------------
NQ                     Yes            Yes             No
--------------------------------------------------------------------------------
Traditional IRA        Yes            Yes            Yes
--------------------------------------------------------------------------------
Roth IRA               Yes            Yes             No
--------------------------------------------------------------------------------


LUMP SUM WITHDRAWALS
(All Contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.


SYSTEMATIC WITHDRAWALS
(All Contracts)


If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals. You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:


(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(Traditional IRA contracts -- See "Tax information" later in this Prospectus)

We offer the minimum distribution withdrawal option to help you meet or exceed lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose. See "Required minimum distributions" under "Individual retirement arrangements ("IRAs") in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax Information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.


--------------------------------------------------------------------------------

We will send to Traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in


30  Accessing your money
order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE


If you are receiving required minimum distribution payments from a Traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA contract directly into an existing EQUI-VEST(R) NQ or Roth IRA or an existing EQUI-VEST(R) ExpressSM NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation to make regular contributions to Roth IRAs. See "Tax information" later in this Prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.



TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS

You choose from among the following annuity payout options:




--------------------------------------------------------------------------------
Fixed annuity payout options        o Life annuity
                                    o Life annuity with period
                                      certain
                                    o Life annuity with refund
                                      certain
                                    o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout   o Life annuity (not available in
   options                            New York)
                                    o Life annuity with period
                                      certain
--------------------------------------------------------------------------------



o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of


                                                        Accessing your money  31
  benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION


With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. We may offer other payout options not outlined here. Your financial professional can provide details.



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:


(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;



(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;


(iii) if the annuitant was age 89 or 90 when the contract was issued, age
      95; and

(iv)  for contracts issued in New York, the annuitant's 90th birthday.

The above may be different in some states.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3-1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year -- an annual administrative charge, if applicable

o Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o A ratcheted death benefit charge, if you elect the benefit

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.95% of the net assets in each variable investment option.


The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that it will cost us more to issue and administer contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to an annual rate of 0.25% of net assets in each variable investment option.


TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES

The total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.



ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA and contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three or later.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



                                                        Charges and expenses  33

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.



WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturities date(s). If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" in "More information" later in this Prospectus.

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this Prospectus. Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.


We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn.

Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.


The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances,


34  Charges and expenses
or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

o after six contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.



CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.



--------------------------------------------------------------------------------
   DECLINING SCALE            ALTERNATIVE SCALE
--------------------------------------------------------------------------------
  Year of investment    Year of transfer within fixed
  in fixed maturity               maturity
       option*                     option*
--------------------------------------------------------------------------------
  Within year 1   6%          Within year 1        5%
--------------------------------------------------------------------------------
        2         6%                2              4%
--------------------------------------------------------------------------------
        3         5%                3              3%
--------------------------------------------------------------------------------
        4         4%                4              2%
--------------------------------------------------------------------------------
        5         3%                5              1%
--------------------------------------------------------------------------------
        6         2%          After year 5         0%
--------------------------------------------------------------------------------
   After year 6   0%   Not to exceed 1% times
                       the number of years
                       remaining in the fixed
                       maturity option, rounded
                       to the higher number of
                       years. In other words, if
                       4.3 years remain, it would
                       be a 5% charge.
--------------------------------------------------------------------------------



* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or Traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.


o If you were to withdraw the total amount of the contribution within the first six years after it was made the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Alliance Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5%. The rate is 1% in Puerto Rico.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option.



OPTIONAL RATCHETED DEATH BENEFIT CHARGE


If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary until the annuitant is age 90. The charge is equal to 0.15% of your account value on the contract date anniversary.



                                                        Charges and expenses  35

We will deduct this charge from your investment options pro rata from the guaranteed interest option and the variable investment options. If you do not have sufficient value in those options, we will deduct the required amounts from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply if we deduct the charge from the fixed maturity options.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Investment advisory fees ranging from 0.25% to 1.20%.


o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the attached prospectus for each Trust.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


36  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.


If you have transferred the value of another annuity contract that we issue to your EQUI-VEST(R) contract, the value of the other contract's minimum death benefit, calculated as of the time of the transfer, will be included in the total contributions for the purpose of calculating the minimum death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse's age as of the date the successor owner and annuitant feature is effected.


Also, for all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the


                                                    Payment of death benefit  37
proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.


BENEFICIARY CONTINUATION OPTION

This feature permits a beneficiary, upon your death, to maintain the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA and Roth IRA contracts. This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals.

The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary. This feature must be elected within 9 months following the date we receive proof of your death and before any other inconsistent election is made, however, in no event will we accept a beneficiary continuation option election if such election is received after December 15th of the calendar year following your death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit (or the ratcheted death benefit if applicable) if such death benefit is greater than such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.

Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If the ratcheted death benefit was elected under the contract, it will no longer be in effect and all charges for this benefit will stop.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.



38  Payment of death benefit

7.  Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(R) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an annuity contract such as this one, or an IRA or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(R)'s choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


                                                             Tax information  39

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the EQUI-VEST(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(R) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract if necessary to attempt to prevent you from being considered the owner of the assets of Separate Account A for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and


40  Tax information
individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/ or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST(R) Roth IRA is a Roth IRA.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The EQUI-VEST(R) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(R) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



CANCELLATION


You can cancel any version of the EQUI-VEST(R) IRA contract (Traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. You can cancel an EQUI-VEST(R) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(R) traditional IRA contract by following the instructions in the "EQUI-VEST(R) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").



REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.

LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you were born from July 1, 1931 to December 31, 1952, you may be eligible to make an additional "catch up contribution" of up to $500 to your traditional IRA for 2002.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for 2002 to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during calendar year 2002.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for 2002 up to $3,000 or, if less, your earned income.



                                                             Tax information  41

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $3,000 for 2002, or if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with the AGI between $34,000 and $44,000 in 2002. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution for 2002, you determine AGI and subtract $34,000 if you are single, or $54,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)  times   $3,000 (or earned   Equals    the adjusted
---------------------   x      income, if less,      =       deductible
 divided by $10,000            or $3,500,                    contribution
                               if applicable)                limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for 2002. For 2002, the dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental 457(b) plans (beginning in 2002);

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.



42  Tax information

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

There are two ways to do rollovers:

o Do it yourself
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distribution is:

o "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o a hardship withdrawal; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a non-governmental 457(b) plan and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs."


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $3,000 for 2002 (or $3,500 if you are age 50-70-1/2); or

o regular contributions of more than earned income for the year, if that amount is under $3,000 for 2002 (or $3,500 if you are age 50-70-1/2); or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;



                                                             Tax information  43

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

Beginning in 2002, the following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax advisor.


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized in 2002. Since the proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001, the discussion below reflects the proposed revisions.
--------------------------------------------------------------------------------
LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy.



44  Tax information

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Otherwise, you will be responsible for calculating and requesting your required minimum distribution withdrawal.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/ certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


                                                             Tax information  45

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.



ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST(R) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408(a) and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $3,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during 2002, additional catch-up contributions totalling up to $500 can be made for the calendar year 2002.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


46  Tax information

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE-IRA funds) in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.


                                                             Tax information  47

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE-IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o Qualified distributions from a Roth IRA; and

o Return of excess contributions or amounts recharacterized to a traditional
  IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain - with any custodian or issuer - are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2002 and the conversion contribution is made in 2003, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2003.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


48  Tax information

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions do not apply.



REQUIRED MINIMUM DISTRIBUTION AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?"



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The 3% guaranteed interest rate is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


                                                             Tax information  49

                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                    at the beginning of the contract year)




--------------------------------------------------------------------------------
                     3% MINIMUM GUARANTEE
   CONTRACT YEAR END       ACCOUNT VALUE          CASH VALUE
--------------------------------------------------------------------------------
          1           $   1,009.40         $     954.89
--------------------------------------------------------------------------------
          2           $   2,039.68         $   1,929.54
--------------------------------------------------------------------------------
          3           $   3,100.87         $   2,933.43
--------------------------------------------------------------------------------
          4           $   4,193.90         $   3,967.43
--------------------------------------------------------------------------------
          5           $   5,319.72         $   5,032.45
--------------------------------------------------------------------------------
          6           $   6,479.31         $   6,129.42
--------------------------------------------------------------------------------
          7           $   7,673.69         $   7,313.69
--------------------------------------------------------------------------------
          8           $   8,903.90         $   8,543.90
--------------------------------------------------------------------------------
          9           $  10,171.01         $   9,811.01
--------------------------------------------------------------------------------
          10          $  11,476.14         $  11,116.14
--------------------------------------------------------------------------------
          11          $  12,820.43         $  12,460.43
--------------------------------------------------------------------------------
          12          $  14,205.04         $  13,845.04
--------------------------------------------------------------------------------
          13          $  15,631.19         $  15,271.19
--------------------------------------------------------------------------------
          14          $  17,100.13         $  16,740.13
--------------------------------------------------------------------------------
          15          $  18,613.13         $  18,253.13
--------------------------------------------------------------------------------
          16          $  20,201.53         $  19,841.53
--------------------------------------------------------------------------------
          17          $  21,837.57         $  21,477.57
--------------------------------------------------------------------------------
          18          $  23,522.70         $  23,162.70
--------------------------------------------------------------------------------
          19          $  25,258.38         $  24,898.38
--------------------------------------------------------------------------------
          20          $  27,046.13         $  26,686.13
--------------------------------------------------------------------------------
          21          $  28,887.52         $  28,527.52
--------------------------------------------------------------------------------
          22          $  30,784.14         $  30,424.14
--------------------------------------------------------------------------------
          23          $  32,737.67         $  32,377.67
--------------------------------------------------------------------------------
          24          $  34,749.80         $  34,389.80
--------------------------------------------------------------------------------
          25          $  36,822.29         $  36,462.29
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     3% MINIMUM GUARANTEE
   CONTRACT YEAR END       ACCOUNT VALUE          CASH VALUE
--------------------------------------------------------------------------------
          26          $  38,956.96         $  38,596.96
--------------------------------------------------------------------------------
          27          $  41,155.67         $  40,795.67
--------------------------------------------------------------------------------
          28          $  43,420.34         $  43,060.34
--------------------------------------------------------------------------------
          29          $  45,752.95         $  45,392.95
--------------------------------------------------------------------------------
          30          $  48,155.53         $  47,795.53
--------------------------------------------------------------------------------
          31          $  50,630.20         $  50,270.20
--------------------------------------------------------------------------------
          32          $  53,179.11         $  52,819.11
--------------------------------------------------------------------------------
          33          $  55,804.48         $  55,444.48
--------------------------------------------------------------------------------
          34          $  58,508.61         $  58,148.61
--------------------------------------------------------------------------------
          35          $  61,293.87         $  60,933.87
--------------------------------------------------------------------------------
          36          $  64,162.69         $  63,802.69
--------------------------------------------------------------------------------
          37          $  67,117.57         $  66,757.57
--------------------------------------------------------------------------------
          38          $  70,161.10         $  69,801.10
--------------------------------------------------------------------------------
          39          $  73,295.93         $  72,935.93
--------------------------------------------------------------------------------
          40          $  76,524.81         $  76,164.81
--------------------------------------------------------------------------------
          41          $  79,850.55         $  79,490.55
--------------------------------------------------------------------------------
          42          $  83,276.07         $  82,916.07
--------------------------------------------------------------------------------
          43          $  86,804.35         $  86,444.35
--------------------------------------------------------------------------------
          44          $  90,438.48         $  90,078.48
--------------------------------------------------------------------------------
          45          $  94,181.64         $  93,821.64
--------------------------------------------------------------------------------
          46          $  98,037.08         $  97,677.08
--------------------------------------------------------------------------------
          47          $ 102,008.20         $ 101,648.20
--------------------------------------------------------------------------------
          48          $ 106,098.44         $ 105,738.44
--------------------------------------------------------------------------------
          49          $ 110,311.40         $ 109,951.40
--------------------------------------------------------------------------------
          50          $ 114,650.74         $ 114,290.74
--------------------------------------------------------------------------------


50  Tax information

                                   TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                           no further contribution)




--------------------------------------------------------------------------------
                     3% MINIMUM GUARANTEE
   CONTRACT YEAR END       ACCOUNT VALUE          CASH VALUE
--------------------------------------------------------------------------------
          1           $ 1,009.40           $   954.89
--------------------------------------------------------------------------------
          2           $ 1,018.89           $   963.87
--------------------------------------------------------------------------------
          3           $ 1,019.46           $   964.40
--------------------------------------------------------------------------------
          4           $ 1,020.04           $   964.96
--------------------------------------------------------------------------------
          5           $ 1,020.64           $   965.53
--------------------------------------------------------------------------------
          6           $ 1,021.26           $   966.11
--------------------------------------------------------------------------------
          7           $ 1,021.90           $ 1,021.90
--------------------------------------------------------------------------------
          8           $ 1,022.55           $ 1,022.55
--------------------------------------------------------------------------------
          9           $ 1,023.23           $ 1,023.23
--------------------------------------------------------------------------------
          10          $ 1,023.93           $ 1,023.93
--------------------------------------------------------------------------------
          11          $ 1,024.65           $ 1,024.65
--------------------------------------------------------------------------------
          12          $ 1,025.38           $ 1,025.38
--------------------------------------------------------------------------------
          13          $ 1,026.15           $ 1,026.15
--------------------------------------------------------------------------------
          14          $ 1,026.93           $ 1,026.93
--------------------------------------------------------------------------------
          15          $ 1,027.74           $ 1,027.74
--------------------------------------------------------------------------------
          16          $ 1,028.57           $ 1,028.57
--------------------------------------------------------------------------------
          17          $ 1,029.43           $ 1,029.43
--------------------------------------------------------------------------------
          18          $ 1,030.31           $ 1,030.31
--------------------------------------------------------------------------------
          19          $ 1,031.22           $ 1,031.22
--------------------------------------------------------------------------------
          20          $ 1,032.16           $ 1,032.16
--------------------------------------------------------------------------------
          21          $ 1,033.12           $ 1,033.12
--------------------------------------------------------------------------------
          22          $ 1,034.11           $ 1,034.11
--------------------------------------------------------------------------------
          23          $ 1,035.14           $ 1,035.14
--------------------------------------------------------------------------------
          24          $ 1,036.19           $ 1,036.19
--------------------------------------------------------------------------------
          25          $ 1,037.28           $ 1,037.28
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     3% MINIMUM GUARANTEE
   CONTRACT YEAR END       ACCOUNT VALUE          CASH VALUE
--------------------------------------------------------------------------------
          26          $ 1,038.40           $ 1,038.40
--------------------------------------------------------------------------------
          27          $ 1,039.55           $ 1,039.55
--------------------------------------------------------------------------------
          28          $ 1,040.73           $ 1,040.73
--------------------------------------------------------------------------------
          29          $ 1,041.96           $ 1,041.96
--------------------------------------------------------------------------------
          30          $ 1,043.22           $ 1,043.22
--------------------------------------------------------------------------------
          31          $ 1,044.51           $ 1,044.51
--------------------------------------------------------------------------------
          32          $ 1,045.85           $ 1,045.85
--------------------------------------------------------------------------------
          33          $ 1,047.22           $ 1,047.22
--------------------------------------------------------------------------------
          34          $ 1,048.64           $ 1,048.64
--------------------------------------------------------------------------------
          35          $ 1,050.10           $ 1,050.10
--------------------------------------------------------------------------------
          36          $ 1,051.60           $ 1,051.60
--------------------------------------------------------------------------------
          37          $ 1,053.15           $ 1,053.15
--------------------------------------------------------------------------------
          38          $ 1,054.74           $ 1,054.74
--------------------------------------------------------------------------------
          39          $ 1,056.39           $ 1,056.39
--------------------------------------------------------------------------------
          40          $ 1,058.08           $ 1,058.08
--------------------------------------------------------------------------------
          41          $ 1,059.82           $ 1,059.82
--------------------------------------------------------------------------------
          42          $ 1,061.61           $ 1,061.61
--------------------------------------------------------------------------------
          43          $ 1,063.46           $ 1,063.46
--------------------------------------------------------------------------------
          44          $ 1,065.37           $ 1,065.37
--------------------------------------------------------------------------------
          45          $ 1,067.33           $ 1,067.33
--------------------------------------------------------------------------------
          46          $ 1,069.35           $ 1,069.35
--------------------------------------------------------------------------------
          47          $ 1,071.43           $ 1,071.43
--------------------------------------------------------------------------------
          48          $ 1,073.57           $ 1,073.57
--------------------------------------------------------------------------------
          49          $ 1,075.78           $ 1,075.78
--------------------------------------------------------------------------------
          50          $ 1,078.05           $ 1,078.05
--------------------------------------------------------------------------------


                                                             Tax information  51

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any required transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


52  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.


Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.

Equitable Life serves as the investment manager of the Trusts. As such Equitable Life oversees the activities of the investment advisors with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants Inc. the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust).

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to the Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
     WITH JUNE 15TH
    MATURITY DATE OF       RATE TO MATURITY AS OF      PRICE PER $100 OF
      MATURITY YEAR          FEBRUARY 15, 2002         MATURITY VALUE
--------------------------------------------------------------------------------
           2002          3.00%                     $ 99.03
           2003          3.00%                     $ 96.15
           2004          3.25%                     $ 92.81
           2005          3.95%                     $ 87.89
           2006          4.30%                     $ 83.33
           2007          4.75%                     $ 78.08
           2008          5.05%                     $ 73.19
           2009          5.30%                     $ 68.47
--------------------------------------------------------------------------------


                                                           More information  53

--------------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
     WITH JUNE 15TH
    MATURITY DATE OF       RATE TO MATURITY AS OF      PRICE PER $100 OF
      MATURITY YEAR          FEBRUARY 15, 2002         MATURITY VALUE
--------------------------------------------------------------------------------
           2010          5.50%                     $ 64.00
           2011          5.65%                     $ 59.87
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


54  More information

ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS



You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax Information" earlier in this Prospectus.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.


WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS


As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees; or


o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


                                                            More information  55

VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Traditional IRA or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Traditional IRA or Roth IRA contract to another similar arrangement. Under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.




DISTRIBUTION OF THE CONTRACTS

AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104.


The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.



56  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the annual administrative charge and the optional ratcheted death benefit charge, if applicable but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable, or any applicable annuity administrative fee.

The results shown under "Length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "Length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



                                                      Investment performance  57

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




--------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF OPTION PERIOD
                                                 ------------------------------------------------------
                                                                                          SINCE OPTION
VARIABLE INVESTMENT OPTIONS                          1 YEAR        5 YEARS     10 YEARS    INCEPTION+*
--------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (31.25)%       (7.93)%       0.43%         7.97%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (17.99)%        5.41%        9.44%        12.00%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (26.74)%       (0.64)%         --          3.63%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    ( 9.54)%        9.80%          --         10.75%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (19.72)%        2.76%          --          5.42%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities   ( 0.87)%        1.31%          --          2.16%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (29.53)%       (7.57)%         --        ( 3.98)%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 4.84)%        0.04%        0.46%         3.29%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (30.14)%          --           --        (18.12)%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                         ( 0.75)%        1.89%          --          2.32%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (20.28)%          --           --          2.33%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (30.58)%          --           --        (31.96)%
--------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (22.38)%          --           --        (28.49)%
--------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (38.87)%          --           --        (51.82)%
--------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                      (10.05)%        4.34%        3.59%         6.77%
--------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 5.27)%          --           --        ( 5.82)%
--------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --          1.23%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                (27.31)%          --           --        ( 4.14)%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     ( 9.97)%          --           --        ( 0.93)%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  ( 9.96)%          --           --        ( 3.70)%
--------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       (12.86)%          --           --        (14.80)%
--------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (19.30)%        5.66%          --         11.05%
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (23.75)%          --           --        (15.40)%
--------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (20.44)%          --           --        (16.15)%
--------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 4.45)%          --           --        ( 2.65)%
--------------------------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 7.49)%       (5.18)%         --          0.74%
--------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (29.22)%          --           --        (32.62)%
--------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          8.18%           --           --        ( 4.46)%
--------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                    ( 3.04)%          --           --          7.76%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (39.41)%          --           --          3.38%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (22.80)%          --           --        (10.74)%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (28.17)%          --           --          0.02%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (14.38)%          --           --        ( 0.40)%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   (27.90)%          --           --        ( 3.99)%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (30.59)%          --           --        ( 4.07)%
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                              LENGTH OF PORTFOLIO PERIOD
                                                 -----------------------------------------------------
                                                                                             SINCE
                                                                                           PORTFOLIO
VARIABLE INVESTMENT OPTIONS                          3 YEARS       5 YEARS     10 YEARS   INCEPTION+**
--------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.50)%       (7.93)%       0.43%         7.97%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         ( 6.72)%        5.41%        9.44%         8.99%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               ( 8.85)%       (0.64)%       5.25%         5.50%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      2.75%         9.80%          --         10.09%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 4.39)%        2.76%        5.51%         9.08%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     0.10%         1.31%        1.87%         2.71%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (11.91)%       (7.57)%         --        ( 3.04)%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 0.60)%        0.04%        0.46%         3.29%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --           --        (15.99)%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                           0.14%         1.89%          --          1.89%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       2.52%           --           --          4.79%
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --           --        (29.39)%
--------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --           --        (28.49)%
--------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --           --        (51.82)%
--------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                      ( 1.13)%        4.34%        3.59%         6.77%
--------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 3.76)%          --           --          0.70%
--------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --        (10.29)%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    --            --           --        ( 9.20)%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --           --        ( 1.55)%
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --           --        ( 3.58)%
--------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       ( 1.54)%          --           --        (14.80)%
--------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              ( 6.87)%        5.66%          --         10.44%
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   --            --           --        (12.13)%
--------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --           --        (16.15)%
--------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 1.70)%          --           --        ( 1.16)%
--------------------------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 9.19)%       (5.18)%       3.51%         3.93%
--------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --           --        (32.62)%
--------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          7.00%           --           --          1.96%
--------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      6.56%           --           --          9.36%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 ( 7.53)%          --           --          5.35%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               --            --           --        ( 8.38)%
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 8.22)%          --           --          1.42%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 5.86)%          --           --          0.72%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   ( 1.98)%          --           --          3.55%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (11.95)%          --           --          2.31%
--------------------------------------------------------------------------------------------------------------------



+ Unannualized (including Since Inception values if time since inception is less than one year)

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance
   Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance
   High Yield and EQ/Alliance Quality Bond (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard
   Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
   EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
   EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/High Yield (1/2/87); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August


58 Investment performance

  31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 59

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------

Barron's
Morningstar's Variable Annuity
     Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST(R) performance relative to other variable annuity products . The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the annual administrative charge, optional ratcheted death benefit charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "EQ/Alliance Money Market Option yield information" and "Other yield information" in the SAI.


60  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  61

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 2001, are for contracts offered under Separate Account A with the same asset based charge of 1.20%.





SERIES 800 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001

---------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                                       1998        1999         2000        2001
---------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
---------------------------------------------------------------------------------------------------
  Unit value                                       $  90.25     $ 105.70    $  90.50    $  66.90
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           17          71         100
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 102.87     $ 126.92    $ 107.54    $  94.83
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          105         702         944
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
---------------------------------------------------------------------------------------------------
  Unit value                                       $  98.37     $ 134.29    $ 107.66    $  84.81
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           20         181         235
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 102.73     $ 120.14    $ 129.01    $ 125.48
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           37         262         526
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 101.93     $ 127.17    $ 116.93    $ 100.93
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           21         222         280
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 103.32     $ 101.97    $ 109.71    $ 116.93
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            1          16         112
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
---------------------------------------------------------------------------------------------------
  Unit value                                       $  93.00     $ 126.30    $  95.90    $  72.66
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            3          36          45
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 101.68     $ 105.21    $ 110.19    $ 112.74
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           17          57         125
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
---------------------------------------------------------------------------------------------------
  Unit value                                             --     $ 116.42    $  93.88    $  70.52
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           36         350         438
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
---------------------------------------------------------------------------------------------------
  Unit value                                       $ 103.62     $ 100.07    $ 110.03    $ 117.42
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            4          27         112
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------
  Unit value                                       $  86.94     $ 109.62    $ 123.09    $ 105.51
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --            2          98         166
---------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
---------------------------------------------------------------------------------------------------
  Unit value                                             --           --    $  66.17    $  49.39
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --         128         196
---------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
---------------------------------------------------------------------------------------------------
  Unit value                                             --           --    $  82.91    $  69.20
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           2          14
---------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
---------------------------------------------------------------------------------------------------
  Unit value                                             --           --    $  62.15    $  40.85
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           --           2          24
---------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

SERIES 800 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

---------------------------------------------------------------------------------------------------
                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             1998         1999         2000         2001
---------------------------------------------------------------------------------------------------
 EQ/BALANCED
---------------------------------------------------------------------------------------------------
  Unit value                              $ 102.39     $ 118.86     $ 115.59     $ 111.79
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           11          101          287
---------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
---------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $  94.71
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           71
---------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 107.64     $ 103.26     $  87.02
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 106.84     $ 111.80     $ 108.22
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            9           31
---------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
---------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 101.69     $ 104.08     $ 100.76
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1           11           21
---------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
---------------------------------------------------------------------------------------------------
  Unit value                              $  81.49     $ 157.61     $  93.36     $  87.48
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            5           42           44
---------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------
  Unit value                              $ 103.69     $ 123.02     $ 109.63     $  95.13
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           50          258          367
---------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
---------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 106.63     $  93.02     $  76.26
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            3           10
---------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
---------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 100.02     $  85.57
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            9          106
---------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
---------------------------------------------------------------------------------------------------
  Unit value                              $  82.88     $  83.36     $  86.60     $  88.97
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1           14          126
---------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
---------------------------------------------------------------------------------------------------
  Unit value                              $  89.20     $  84.97     $  78.49     $  76.09
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            5           28           49
---------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
---------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $  83.99     $  63.92
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           12          119
---------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
---------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 105.94
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------
  Unit value                              $  97.91     $ 115.06     $ 127.11     $ 132.52
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            7           41          119
---------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
---------------------------------------------------------------------------------------------------
  Unit value                              $ 103.53     $ 177.65     $ 142.46     $  92.82
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           36          288          316
---------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
---------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 104.53     $ 102.57     $  85.14
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            2           17           21
---------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
---------------------------------------------------------------------------------------------------
  Unit value                              $  99.10     $ 120.55     $ 112.84     $  87.16
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            6           84          100
---------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

SERIES 800 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

---------------------------------------------------------------------------------------------------
                                                FOR THE YEARS ENDING DECEMBER 31,
                                             1998         1999        2000         2001
---------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
---------------------------------------------------------------------------------------------------
  Unit value                              $ 100.60    $  98.04     $ 103.43     $ 95.23
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           3           17          32
---------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
---------------------------------------------------------------------------------------------------
  Unit value                              $  94.15    $ 122.67     $  98.56     $ 76.12
---------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           3           42          65
---------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2003 to a fixed maturity option with a maturity date of June 15, 2012 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2007.





-------------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED
                                                              RATE TO MATURITY
                                                              ON JUNE 15, 2007
                                                               5.00%        9.00%
-------------------------------------------------------------------------------------
 AS OF JUNE 15, 2007 (BEFORE WITHDRAWAL)
-------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
-------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080     $ 131,080
-------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                     $ 12,968     $ (11,593)
-------------------------------------------------------------------------------------
 ON JUNE 15, 2007 (AFTER WITHDRAWAL)
-------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
       withdrawal: (3) x $50,000/(1)]                      $  4,501     $  (4,851)
-------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount [$50,000 - (4)]     $ 45,499     $  54,851
-------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                        $ 85,581     $  76,229
-------------------------------------------------------------------------------------
(7) Maturity value                                         $120,032     $ 106,915
-------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487
-------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.


                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Appendix III: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the optional ratcheted death benefit, the death benefit is equal to the account value or the minimum death benefit (contributions, less withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:



-------------------------------------------------------------------------------------------------
  END OF CONTRACT YEAR       ACCOUNT VALUE(1)  CONTRIBUTION             RATCHETED DEATH BENEFIT
-------------------------------------------------------------------------------------------------
            1                $  105,000(2)     $100,000                  $ 100,000
-------------------------------------------------------------------------------------------------
            2                $  115,500(2)                               $ 100,000
-------------------------------------------------------------------------------------------------
            3                $  129,360(2)                               $ 129,360 (2)
-------------------------------------------------------------------------------------------------
            4                $  103,488                                  $ 129,360(3)
-------------------------------------------------------------------------------------------------
            5                $  113,837                                  $ 129,360 (3)
-------------------------------------------------------------------------------------------------
            6                $  127,497                                  $ 129,360(3)
-------------------------------------------------------------------------------------------------
            7                $  127,497                                  $ 129,360 (3)
-------------------------------------------------------------------------------------------------
            8                $  133,872(2)                               $ 129,360
-------------------------------------------------------------------------------------------------
            9                $  147,259                                  $ 147,259 (4)
-------------------------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the optional ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the optional ratcheted death benefit was elected at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.


                                         Appendix III: Death benefit example C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Unit Values                                                                  2
Calculation of Annuity Payments                                              2
The Reorganization                                                           3
Custodian and Independent Accountants                                        3
EQ/Alliance Money Market Option Yield Information                            4
Other Yield Information                                                      4
Distribution of the Contracts                                                5
Financial Statements                                                         5


HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE
 ACCOUNT A

Call 1-800-628-6673 or send this request form to:
 EQUI-VEST(R)
 Processing Office
 The Equitable Life
 P.O. Box 2996
 New York, NY 10116-2996


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2002.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







SAI (05/02)

Supplement dated May 1, 2002 to EQUI-VEST(R) Prospectus and EQUI-VEST(R) Employer-Sponsored Retirement Programs Prospectus

Combination Variable and Fixed Deferred Annuity Certificates Issued By The Equitable Life Assurance Society of the United States





--------------------------------------------------------------------------------


This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.

We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 2002. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 2996, New York, NY, 10116-2996, or calling (800) 628-6673. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.

In this Supplement, we provide information on (1) how to reach us; (2) the combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses; (5) disruptive transfer activity; (6) minimum distribution withdrawal; (7) the annual administrative charge; (8) our business day; (9) payment of death benefit; (10) tax information; (11) beneficiary continuation option; (12) condensed financial information; (13) Equitable Life;
(14) investment performance; and (15) Variable Immediate Annuity payout options.




                                                                          X00340

--------------------------------------------------------------------------------


(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

FOR EQUI-VEST(R) CONTRACTS:



--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459




--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------



Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094




--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463




--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------



Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
FOR EQUI-VEST(R) EMPLOYER-SPONSORED CONTRACTS:
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, NJ 07188-0463




--------------------------------------------------------------------------------
 FOR TSA AND CORPORATE TRUSTEED LOAN REPAYMENTS SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------



Equitable Life
Loan Repayment
EQUI-VEST(R) Lockbox
P.O. Box 13496
Newark, NJ 07188-0496




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------



Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996




--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------



Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard
3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------



Equitable Life EQUI-VEST(R) 200 Plaza Drive 2nd Floor Secaucus, NJ 07094




--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------



o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.




--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------



TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options; and

o change your TOPS personal identification number ("PIN") (not available through EQAccess).

o   change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).




--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------



You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m. and Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.




--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------



You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the EQ/Putnam International Equity, EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options") replaced or will replace interests in the EQ/T. Rowe Price International Stock, EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options, respectively (the "replaced options"), and these options are or will no longer be available. At the time of the replacement, all the assets that are in the replaced options are moved into the surviving options. After the replacement, any allocation elections to the replaced options will then be considered as allocation elections to the surviving options. The effective date for the replacement of EQ/T. Rowe Price International Stock investment option was April 26, 2002, therefore, references to it have been omitted from the fee table, the expense examples and the investment performance. The replacement of EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options will be on or about July 12, 2002, subject to shareholder vote. We will notify you if these replacements do not take place.


(3) INVESTMENT OPTIONS

Please note the following information:



--------------------------------------------------------------------------------
Former Name                     New Name                Effective Date
--------------------------------------------------------------------------------
EQ/Alliance High Yield          EQ/High Yield           May 1, 2002
--------------------------------------------------------------------------------
EQ/Putnam Investors Growth      EQ/Putnam Voyager       May 1, 2002
--------------------------------------------------------------------------------



The investment objective and adviser for the corresponding portfolio remain the same.


(4) THE TRUSTS' ANNUAL EXPENSES

The following table sets forth the annual expenses for each portfolio as of December 31, 2001. All portfolios may not be available in all annuity products.

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
---------------------------------------------------------------------------------------------------------------------
                                                                                                        Net
                                                                                                    total annual
                                             Management Fees                      Other expenses   expenses (After
                                             (After expense                       (After expense       expense
 Portfolio Name                              limitation)(1)      12b-1 Fees(2)    limitation)(3)   limitation)(4)
---------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                       0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care*                     0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity*            0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity*           0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth*                0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value*                 0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth*            0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value*             0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology*                      0.58%              0.25%             1.02%             1.85%
---------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%                --              0.08%             0.69%
EQ/Alliance Common Stock                         0.46%                --              0.07%             0.53%
EQ/Alliance Global                               0.73%                --              0.12%             0.85%
EQ/Alliance Growth and Income                    0.57%                --              0.06%             0.63%
EQ/Alliance Growth Investors                     0.57%                --              0.06%             0.63%
EQ/Alliance Intermediate Government Securities   0.50%                --              0.12%             0.62%
EQ/Alliance International                        0.85%                --              0.25%             1.10%
EQ/Alliance Money Market                         0.33%                --              0.07%             0.40%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%                --              0.07%             0.60%
EQ/Alliance Small Cap Growth                     0.75%                --              0.06%             0.81%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0,00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%                --              0.08%             0.65%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian US Equity                    0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%                --              0.06%             0.31%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%                --              0.07%             0.67%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus*                                0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
---------------------------------------------------------------------------------------------------------------------



Notes:

*   Subject to State availability.

(1) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (4) for any expense limitation agreement information.

(2) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (4) for any expense limitation agreement information.

(4) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information, see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.



--------------------------------------------------------------------------------
                                      Management        Other expenses
                                  Fees (before any    (before any fee
                                     fee waivers       waivers and/or
                                   and/or expense         expense
 Portfolio Name                    reimbursements)    reimbursements)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
--------------------------------------------------------------------------------

                                      Management        Other expenses
                                  Fees (before any    (before any fee
                                     fee waivers       waivers and/or
                                   and/or expense         expense
 Portfolio Name                    reimbursements)    reimbursements)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian US Equity         0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST(R) SERIES 300 CONTRACTS

For each type of series 300 contract, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above, for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




----------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end
                                                        of each period shown, the expenses
                                                                     would be:
                                                 ---------------------------------------------------
                                                 1 year      3 years      5 years      10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.24     $ 134.71     $ 190.82     $ 278.92
AXA Premier VIP Health Care                      $ 89.17     $ 161.18     $ 235.46     $ 368.51
AXA Premier VIP International Equity             $ 88.68     $ 159.72     $ 233.09     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Large Cap Value                  $ 84.21     $ 146.54     $ 211.50     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Technology                       $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Aggressive Stock                              $ 77.66     $ 126.97     $ 177.12     $ 251.47
EQ/Alliance Common Stock                         $ 76.07     $ 122.18     $ 168.60     $ 234.22
EQ/Alliance Global                               $ 79.25     $ 131.74     $ 185.57     $ 268.45
EQ/Alliance Growth and Income                    $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Growth Investors                     $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 76.96     $ 124.88     $ 173.40     $ 243.96
EQ/Alliance International                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Alliance Money Market                         $ 74.78     $ 118.28     $ 161.65     $ 219.99
EQ/Alliance Premier Growth                       $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Alliance Quality Bond                         $ 76.76     $ 124.28     $ 172.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 78.85     $ 130.55     $ 183.46     $ 264.23
EQ/Alliance Technology                           $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/AXP New Dimensions                            $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/Balanced                                      $ 77.26     $ 125.77     $ 174.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Capital Guardian International                $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/Capital Guardian Research                     $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Emerging Markets Equity                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Equity 500 Index                              $ 73.89     $ 115.58     $ 156.81     $ 210.03
EQ/Evergreen Omega                               $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/FI Mid Cap                                    $ 80.74     $ 136.19     $ 193.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/High Yield                                    $ 77.46     $ 126.37     $ 176.05     $ 249.33
EQ/International Equity Index                    $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 78.75     $ 130.25     $ 182.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Marsico Focus                                 $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 80.44     $ 135.30     $ 191.87     $ 281.00
EQ/MFS Investors Trust                           $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/MFS Research                                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Putnam International Equity                   $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Putnam Voyager                                $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Small Company Index                           $ 79.25     $ 131.74     $ 185.57     $ 268.45
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at
                                                        the end of each period shown, the
                                                                expenses would be:
                                                 ---------------------------------------------------
                                                 1 year     3 years     5 years      10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.88     $  76.54   $ 130.82     $ 278.92
AXA Premier VIP Health Care                      $ 34.33     $ 104.60   $ 177.09     $ 368.51
AXA Premier VIP International Equity             $ 33.80     $ 103.05   $ 174.57     $ 363.75
AXA Premier VIP Large Cap Core Equity            $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Growth                 $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Large Cap Value                  $ 29.08     $  89.08   $ 151.61     $ 319.76
AXA Premier VIP Small/Mid Cap Growth             $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Small/Mid Cap Value              $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Technology                       $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Aggressive Stock                              $ 22.15     $  68.33   $ 117.12     $ 251.47
EQ/Alliance Common Stock                         $ 20.48     $  63.26   $ 108.60     $ 234.22
EQ/Alliance Global                               $ 23.83     $  73.39   $ 125.57     $ 268.45
EQ/Alliance Growth and Income                    $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Growth Investors                     $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Intermediate Government Securities   $ 21.42     $  66.11   $ 113.40     $ 243.96
EQ/Alliance International                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Alliance Money Market                         $ 19.11     $  59.12   $ 101.65     $ 219.99
EQ/Alliance Premier Growth                       $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Alliance Quality Bond                         $ 21.21     $  65.48   $ 112.34     $ 241.80
EQ/Alliance Small Cap Growth                     $ 23.41     $  72.12   $ 123.46     $ 264.23
EQ/Alliance Technology                           $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/AXP New Dimensions                            $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/AXP Strategy Aggressive                       $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/Balanced                                      $ 21.73     $  67.06   $ 114.99     $ 247.18
EQ/Bernstein Diversified Value                   $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Calvert Socially Responsible                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Capital Guardian International                $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/Capital Guardian Research                     $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Capital Guardian U.S. Equity                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Emerging Markets Equity                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Equity 500 Index                              $ 18.17     $  56.26   $  96.81     $ 210.03
EQ/Evergreen Omega                               $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/FI Mid Cap                                    $ 25.41     $  78.11   $ 133.44     $ 284.11
EQ/FI Small/Mid Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/High Yield                                    $ 21.94     $  67.70   $ 116.05     $ 249.33
EQ/International Equity Index                    $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/J.P. Morgan Core Bond                         $ 23.31     $  71.81   $ 122.93     $ 263.17
EQ/Janus Large Cap Growth                        $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Lazard Small Cap Value                        $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Marsico Focus                                 $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Mercury Basic Value Equity                    $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Emerging Growth Companies                 $ 25.09     $  77.17   $ 131.87     $ 281.00
EQ/MFS Investors Trust                           $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/MFS Research                                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam Growth & Income Value                  $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Putnam International Equity                   $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Putnam Voyager                                $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Small Company Index                           $ 23.83     $  73.39   $ 125.57     $ 268.45
----------------------------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST(R) SERIES 400 CONTRACTS

For each type of series 400 contract, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges and expenses used to compute the examples below are the highest expenses under a series 400 contract. The expenses applicable under your contract may be lower.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




----------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end
                                                        of each period shown, the expenses
                                                                     would be:
                                                 ---------------------------------------------------
                                                  1 year      3 years      5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Health Care                      $ 95.62     $ 179.98     $ 265.84     $ 428.25
AXA Premier VIP International Equity             $ 95.13     $ 178.54     $ 263.53     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Value                  $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Technology                       $ 95.62     $ 179.98     $ 265.84     $ 428.25
EQ/Aggressive Stock                              $ 84.11     $ 146.24     $ 211.01     $ 318.75
EQ/Alliance Common Stock                         $ 82.52     $ 141.52     $ 202.82     $ 302.60
EQ/Alliance Global                               $ 85.70     $ 150.95     $ 218.74     $ 334.64
EQ/Alliance Growth and Income                    $ 83.51     $ 144.47     $ 208.00     $ 312.73
EQ/Alliance Growth Investors                     $ 83.51     $ 144.47     $ 208.00     $ 312.73
EQ/Alliance Intermediate Government Securities   $ 83.42     $ 144.18     $ 207.48     $ 311.72
EQ/Alliance International                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Alliance Money Market                         $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Alliance Premier Growth                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Alliance Quality Bond                         $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Alliance Small Cap Growth                     $ 85.30     $ 149.77     $ 216.82     $ 330.70
EQ/Alliance Technology                           $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/AXP New Dimensions                            $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/AXP Strategy Aggressive                       $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/Balanced                                      $ 83.71     $ 145.06     $ 209.03     $ 314.74
EQ/Bernstein Diversified Value                   $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Calvert Socially Responsible                  $ 87.68     $ 156.80     $ 228.33     $ 354.14
EQ/Capital Guardian International                $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Capital Guardian Research                     $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Emerging Markets Equity                       $ 95.13     $ 178.54     $ 263.53     $ 423.79
EQ/Equity 500 Index                              $ 80.34     $ 135.01     $ 191.35     $ 279.96
EQ/Evergreen Omega                               $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/FI Mid Cap                                    $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/High Yield                                    $ 83.91     $ 145.65     $ 210.05     $ 316.75
EQ/International Equity Index                    $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 85.20     $ 149.48     $ 216.33     $ 329.71
EQ/Janus Large Cap Growth                        $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Lazard Small Cap Value                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Marsico Focus                                 $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Mercury Basic Value Equity                    $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 86.89     $ 154.46     $ 224.50     $ 346.39
EQ/MFS Investors Trust                           $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Research                                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam Growth & Income Value                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam International Equity                   $ 89.67     $ 162.63     $ 237.83     $ 373.25
EQ/Putnam Voyager                                $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Small Company Index                           $ 85.70     $ 150.95     $ 218.74     $ 334.64
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at
                                                        the end of each period shown, the
                                                                expenses would be:
                                                 ---------------------------------------------------
                                                  1 year     3 years     5 years      10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 28.97     $  88.76   $ 151.09     $ 318.75
EQ/Alliance Common Stock                         $ 27.30     $  83.76   $ 142.82     $ 302.60
EQ/Alliance Global                               $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Growth and Income                    $ 28.34     $  86.89   $ 148.00     $ 312.73
EQ/Alliance Growth Investors                     $ 28.34     $  86.89   $ 148.00     $ 312.73
EQ/Alliance Intermediate Government Securities   $ 28.24     $  86.58   $ 147.48     $ 311.72
EQ/Alliance International                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Money Market                         $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Alliance Small Cap Growth                     $ 30.23     $  92.51   $ 157.26     $ 330.70
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 24.99     $  76.85   $ 131.35     $ 279.96
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 28.76     $  88.14   $ 150.06     $ 316.75
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Putnam Voyager                                $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Small Company Index                           $ 30.65     $  93.75   $ 159.31     $ 334.64
----------------------------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST(R) SERIES 500 CONTRACTS

For the series 500 Roth Advantage contract, the examples show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above, for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




----------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end
                                                        of each period shown, the expenses
                                                                     would be:
                                                 ---------------------------------------------------
                                                  1 year      3 years      5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 81.23     $ 137.68     $ 196.05     $ 289.28
AXA Premier VIP Health Care                      $ 90.16     $ 164.09     $ 240.19     $ 377.96
AXA Premier VIP International Equity             $ 89.67     $ 162.63     $ 237.83     $ 373.25
AXA Premier VIP Large Cap Core Equity            $ 85.20     $ 149.48     $ 216.33     $ 329.71
AXA Premier VIP Large Cap Growth                 $ 85.20     $ 149.48     $ 216.33     $ 329.71
AXA Premier VIP Large Cap Value                  $ 85.20     $ 149.48     $ 216.33     $ 329.71
AXA Premier VIP Small/Mid Cap Growth             $ 87.68     $ 156.80     $ 228.33     $ 354.14
AXA Premier VIP Small/Mid Cap Value              $ 87.68     $ 156.80     $ 228.33     $ 354.14
AXA Premier VIP Technology                       $ 90.16     $ 164.09     $ 240.19     $ 377.96
EQ/Aggressive Stock                              $ 78.65     $ 129.95     $ 182.40     $ 262.11
EQ/Alliance Common Stock                         $ 77.06     $ 125.18     $ 173.93     $ 245.03
EQ/Alliance Global                               $ 80.24     $ 134.71     $ 190.82     $ 278.92
EQ/Alliance Growth and Income                    $ 78.06     $ 128.16     $ 179.23     $ 255.74
EQ/Alliance Growth Investors                     $ 78.06     $ 128.16     $ 179.23     $ 255.74
EQ/Alliance Intermediate Government Securities   $ 77.96     $ 127.86     $ 178.70     $ 254.67
EQ/Alliance International                        $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/Alliance Money Market                         $ 75.77     $ 121.28     $ 167.00     $ 230.95
EQ/Alliance Premier Growth                       $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Alliance Quality Bond                         $ 77.76     $ 127.27     $ 177.65     $ 252.54
EQ/Alliance Small Cap Growth                     $ 79.84     $ 133.52     $ 188.72     $ 274.74
EQ/Alliance Technology                           $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/AXP New Dimensions                            $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/AXP Strategy Aggressive                       $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/Balanced                                      $ 78.25     $ 128.76     $ 180.29     $ 257.87
EQ/Bernstein Diversified Value                   $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Calvert Socially Responsible                  $ 82.22     $ 140.64     $ 201.26     $ 299.54
EQ/Capital Guardian International                $ 83.71     $ 145.06     $ 209.03     $ 314.74
EQ/Capital Guardian Research                     $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Capital Guardian U.S. Equity                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Emerging Markets Equity                       $ 89.67     $ 162.63     $ 237.83     $ 373.25
EQ/Equity 500 Index                              $ 74.88     $ 118.58     $ 162.18     $ 221.09
EQ/Evergreen Omega                               $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/FI Mid Cap                                    $ 81.73     $ 139.16     $ 198.66     $ 294.43
EQ/FI Small/Mid Cap Value                        $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/High Yield                                    $ 78.45     $ 129.36     $ 181.35     $ 259.99
EQ/International Equity Index                    $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/J.P. Morgan Core Bond                         $ 79.74     $ 133.22     $ 188.20     $ 273.70
EQ/Janus Large Cap Growth                        $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Lazard Small Cap Value                        $ 82.72     $ 142.11     $ 203.86     $ 304.64
EQ/Marsico Focus                                 $ 83.22     $ 143.59     $ 206.45     $ 309.70
EQ/Mercury Basic Value Equity                    $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/MFS Emerging Growth Companies                 $ 81.43     $ 138.27     $ 197.10     $ 291.34
EQ/MFS Investors Trust                           $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/MFS Research                                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Putnam Growth & Income Value                  $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Putnam International Equity                   $ 84.21     $ 146.54     $ 211.50     $ 319.76
EQ/Putnam Voyager                                $ 81.23     $ 137.68     $ 196.05     $ 289.28
EQ/Small Company Index                           $ 80.24     $ 134.71     $ 190.82     $ 278.92
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at
                                                        the end of each period shown, the
                                                                expenses would be:
                                                 ---------------------------------------------------
                                                  1 year     3 years     5 years      10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 25.93     $  79.68   $ 136.05     $ 289.28
AXA Premier VIP Health Care                      $ 35.37     $ 107.68   $ 182.12     $ 377.96
AXA Premier VIP International Equity             $ 34.85     $ 106.14   $ 179.61     $ 373.25
AXA Premier VIP Large Cap Core Equity            $ 30.13     $  92.19   $ 156.75     $ 329.71
AXA Premier VIP Large Cap Growth                 $ 30.13     $  92.19   $ 156.75     $ 329.71
AXA Premier VIP Large Cap Value                  $ 30.13     $  92.19   $ 156.75     $ 329.71
AXA Premier VIP Small/Mid Cap Growth             $ 32.75     $  99.96   $ 169.51     $ 354.14
AXA Premier VIP Small/Mid Cap Value              $ 32.75     $  99.96   $ 169.51     $ 354.14
AXA Premier VIP Technology                       $ 35.37     $ 107.68   $ 182.12     $ 377.96
EQ/Aggressive Stock                              $ 23.20     $  71.49   $ 122.40     $ 262.11
EQ/Alliance Common Stock                         $ 21.52     $  66.43   $ 113.93     $ 245.03
EQ/Alliance Global                               $ 24.88     $  76.54   $ 130.82     $ 278.92
EQ/Alliance Growth and Income                    $ 22.57     $  69.60   $ 119.23     $ 255.74
EQ/Alliance Growth Investors                     $ 22.57     $  69.60   $ 119.23     $ 255.74
EQ/Alliance Intermediate Government Securities   $ 22.47     $  69.28   $ 118.70     $ 254.67
EQ/Alliance International                        $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/Alliance Money Market                         $ 20.16     $  62.31   $ 107.00     $ 230.95
EQ/Alliance Premier Growth                       $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Alliance Quality Bond                         $ 22.26     $  68.65   $ 117.65     $ 252.54
EQ/Alliance Small Cap Growth                     $ 24.46     $  75.28   $ 128.72     $ 274.74
EQ/Alliance Technology                           $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/AXP New Dimensions                            $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/AXP Strategy Aggressive                       $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/Balanced                                      $ 22.78     $  70.23   $ 120.29     $ 257.87
EQ/Bernstein Diversified Value                   $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Calvert Socially Responsible                  $ 26.98     $  82.82   $ 141.26     $ 299.54
EQ/Capital Guardian International                $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Capital Guardian Research                     $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Capital Guardian U.S. Equity                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Emerging Markets Equity                       $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Equity 500 Index                              $ 19.22     $  59.44   $ 102.18     $ 221.09
EQ/Evergreen Omega                               $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/FI Mid Cap                                    $ 26.46     $  81.25   $ 138.66     $ 294.43
EQ/FI Small/Mid Cap Value                        $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/High Yield                                    $ 22.99     $  70.86   $ 121.35     $ 259.99
EQ/International Equity Index                    $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/J.P. Morgan Core Bond                         $ 24.36     $  74.96   $ 128.20     $ 273.70
EQ/Janus Large Cap Growth                        $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Lazard Small Cap Value                        $ 27.51     $  84.39   $ 143.86     $ 304.64
EQ/Marsico Focus                                 $ 28.03     $  85.95   $ 146.45     $ 309.70
EQ/Mercury Basic Value Equity                    $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/MFS Emerging Growth Companies                 $ 26.14     $  80.31   $ 137.10     $ 291.34
EQ/MFS Investors Trust                           $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/MFS Research                                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Putnam Growth & Income Value                  $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Putnam International Equity                   $ 29.08     $  89.08   $ 151.61     $ 319.76
EQ/Putnam Voyager                                $ 25.93     $  79.68   $ 136.05     $ 289.28
EQ/Small Company Index                           $ 24.88     $  76.54   $ 130.82     $ 278.92
----------------------------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS

For each type of series 100 and 200 contract, the examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $$1,000. We also assume there is no waiver of the withdrawal charge.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges and expenses used to compute the examples below are the highest applicable expenses under a series 100 or 200 contract (taking into account the expense limitation at an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, EQ/Alliance Common Stock and EQ/Alliance Money Market options). The expenses under your contract may be lower.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE: FOR IRA (TRADITIONAL, STANDARD ROTH, AND CERTAIN QP IRA2) SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:




----------------------------------------------------------------------------------------------------
                                                       At the end of each period shown, the
                                                             expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.29    $ 140.88    $ 191.46    $ 312.51
AXA Premier VIP Health Care                      $ 95.17    $ 167.18    $ 234.99    $ 399.13
AXA Premier VIP International Equity             $ 94.67    $ 165.73    $ 232.61    $ 394.53
AXA Premier VIP Large Cap Core Equity            $ 90.24    $ 152.63    $ 211.01    $ 352.00
AXA Premier VIP Large Cap Growth                 $ 90.24    $ 152.63    $ 211.01    $ 352.00
AXA Premier VIP Large Cap Value                  $ 90.24    $ 152.63    $ 211.01    $ 352.00
AXA Premier VIP Small/Mid Cap Growth             $ 92.70    $ 159.92    $ 223.07    $ 375.87
AXA Premier VIP Small/Mid Cap Value              $ 92.70    $ 159.92    $ 223.07    $ 375.87
AXA Premier VIP Technology                       $ 95.17    $ 167.18    $ 234.99    $ 399.13
EQ/Aggressive Stock                              $ 80.96    $ 124.86    $ 164.52    $ 256.59
EQ/Alliance Common Stock                         $ 80.96    $ 124.86    $ 164.52    $ 256.59
EQ/Alliance Global                               $ 85.30    $ 137.93    $ 186.52    $ 302.39
EQ/Alliance Growth and Income                    $ 83.13    $ 131.41    $ 175.57    $ 279.74
EQ/Alliance Growth Investors                     $ 83.13    $ 131.41    $ 175.57    $ 279.74
EQ/Alliance Intermediate Government Securities   $ 83.04    $ 131.11    $ 175.07    $ 278.70
EQ/Alliance International                        $ 87.77    $ 145.30    $ 198.83    $ 327.51
EQ/Alliance Money Market                         $ 80.96    $ 124.86    $ 164.52    $ 256.59
EQ/Alliance Premier Growth                       $ 88.26    $ 146.77    $ 201.28    $ 332.46
EQ/Alliance Quality Bond                         $ 82.84    $ 130.52    $ 174.07    $ 276.62
EQ/Alliance Small Cap Growth                     $ 84.91    $ 136.74    $ 184.53    $ 298.31
EQ/Alliance Technology                           $ 88.26    $ 146.77    $ 201.28    $ 332.46
EQ/AXP New Dimensions                            $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/AXP Strategy Aggressive                       $ 86.78    $ 142.35    $ 193.92    $ 317.54
EQ/Balanced                                      $ 80.96    $ 124.86    $ 164.52    $ 256.59
EQ/Bernstein Diversified Value                   $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Calvert Socially Responsible                  $ 87.28    $ 143.83    $ 196.38    $ 322.54
EQ/Capital Guardian International                $ 88.76    $ 148.23    $ 203.72    $ 337.38
EQ/Capital Guardian Research                     $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Capital Guardian U.S. Equity                  $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Emerging Markets Equity                       $ 94.67    $ 165.73    $ 232.61    $ 394.53
EQ/Equity 500 Index                              $ 79.98    $ 121.87    $ 159.46    $ 245.90
EQ/Evergreen Omega                               $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/FI Mid Cap                                    $ 86.78    $ 142.35    $ 193.92    $ 317.54
EQ/FI Small/Mid Cap Value                        $ 87.77    $ 145.30    $ 198.83    $ 327.51
EQ/High Yield                                    $ 83.53    $ 132.59    $ 177.57    $ 283.90
EQ/International Equity Index                    $ 87.77    $ 145.30    $ 198.83    $ 327.51
EQ/J.P. Morgan Core Bond                         $ 84.81    $ 136.45    $ 184.04    $ 297.29
EQ/Janus Large Cap Growth                        $ 88.26    $ 146.77    $ 201.28    $ 332.46
EQ/Lazard Small Cap Value                        $ 87.77    $ 145.30    $ 198.83    $ 327.51
EQ/Marsico Focus                                 $ 88.26    $ 146.77    $ 201.28    $ 332.46
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                       At the end of each period shown, the
                                                             expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                    $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/MFS Emerging Growth Companies                 $ 86.49    $ 141.47    $ 192.45    $ 314.53
EQ/MFS Investors Trust                           $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/MFS Research                                  $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Putnam Growth & Income Value                  $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Putnam International Equity                   $ 89.25    $ 149.70    $ 206.16    $ 342.28
EQ/Putnam Voyager                                $ 86.29    $ 140.88    $ 191.46    $ 312.51
EQ/Small Company Index                           $ 85.30    $ 137.93    $ 186.52    $ 302.39
----------------------------------------------------------------------------------------------------



FOR TSA AND UNIVERSITY TSA CONTRACTS AND FOR QP IRA(3) CONTRACTS (WHERE THE FREE WITHDRAWAL AMOUNT APPLIES IN THE FIRST CONTRACT YEAR):





----------------------------------------------------------------------------------------------------
                                                  If you surrender your contract at the end of
                                                               each period shown,
                                                             the expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.14    $ 134.41    $ 191.46    $ 312.51
AXA Premier VIP Health Care                      $ 89.07    $ 160.89    $ 234.99    $ 399.13
AXA Premier VIP International Equity             $ 88.58    $ 159.43    $ 232.61    $ 394.53
AXA Premier VIP Large Cap Core Equity            $ 84.11    $ 146.24    $ 211.01    $ 352.00
AXA Premier VIP Large Cap Growth                 $ 84.11    $ 146.24    $ 211.01    $ 352.00
AXA Premier VIP Large Cap Value                  $ 84.11    $ 146.24    $ 211.01    $ 352.00
AXA Premier VIP Small/Mid Cap Growth             $ 86.59    $ 153.58    $ 223.07    $ 375.87
AXA Premier VIP Small/Mid Cap Value              $ 86.59    $ 153.58    $ 223.07    $ 375.87
AXA Premier VIP Technology                       $ 89.07    $ 160.89    $ 234.99    $ 399.13
EQ/Aggressive Stock                              $ 74.78    $ 118.28    $ 164.52    $ 256.59
EQ/Alliance Common Stock                         $ 74.78    $ 118.28    $ 164.52    $ 256.59
EQ/Alliance Global                               $ 79.15    $ 131.44    $ 186.52    $ 302.39
EQ/Alliance Growth and Income                    $ 76.96    $ 124.88    $ 175.57    $ 279.74
EQ/Alliance Growth Investors                     $ 76.96    $ 124.88    $ 175.57    $ 279.74
EQ/Alliance Intermediate Government Securities   $ 76.86    $ 124.58    $ 175.07    $ 278.70
EQ/Alliance International                        $ 81.63    $ 138.86    $ 198.83    $ 327.51
EQ/Alliance Money Market                         $ 74.78    $ 118.28    $ 164.52    $ 256.59
EQ/Alliance Premier Growth                       $ 82.12    $ 140.34    $ 201.28    $ 332.46
EQ/Alliance Quality Bond                         $ 76.67    $ 123.98    $ 174.07    $ 276.62
EQ/Alliance Small Cap Growth                     $ 78.75    $ 130.25    $ 184.53    $ 298.31
EQ/Alliance Technology                           $ 82.12    $ 140.34    $ 201.28    $ 332.46
EQ/AXP New Dimensions                            $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/AXP Strategy Aggressive                       $ 80.64    $ 135.90    $ 193.92    $ 317.54
EQ/Balanced                                      $ 74.78    $ 118.28    $ 164.52    $ 256.59
EQ/Bernstein Diversified Value                   $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Calvert Socially Responsible                  $ 81.13    $ 137.38    $ 196.38    $ 322.54
EQ/Capital Guardian International                $ 82.62    $ 141.82    $ 203.72    $ 337.38
EQ/Capital Guardian Research                     $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Capital Guardian U.S. Equity                  $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Emerging Markets Equity                       $ 88.58    $ 159.43    $ 232.61    $ 394.53
EQ/Equity 500 Index                              $ 73.79    $ 115.28    $ 159.46    $ 245.90
EQ/Evergreen Omega                               $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/FI Mid Cap                                    $ 80.64    $ 135.90    $ 193.92    $ 317.54
EQ/FI Small/Mid Cap Value                        $ 81.63    $ 138.86    $ 198.83    $ 327.51
EQ/High Yield                                    $ 77.36    $ 126.07    $ 177.57    $ 283.90
EQ/International Equity Index                    $ 81.63    $ 138.86    $ 198.83    $ 327.51
EQ/J.P. Morgan Core Bond                         $ 78.65    $ 129.95    $ 184.04    $ 297.29
EQ/Janus Large Cap Growth                        $ 82.12    $ 140.34    $ 201.28    $ 332.46
EQ/Lazard Small Cap Value                        $ 81.63    $ 138.86    $ 198.83    $ 327.51
EQ/Marsico Focus                                 $ 82.12    $ 140.34    $ 201.28    $ 332.46
EQ/Mercury Basic Value Equity                    $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/MFS Emerging Growth Companies                 $ 80.34    $ 135.01    $ 192.45    $ 314.53
EQ/MFS Investors Trust                           $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/MFS Research                                  $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Putnam Growth & Income Value                  $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Putnam International Equity                   $ 83.12    $ 143.29    $ 206.16    $ 342.28
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                  If you surrender your contract at the end of
                                                               each period shown,
                                                             the expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                               $ 80.14    $ 134.41    $ 191.46    $ 312.51
EQ/Small Company Index                          $ 79.15    $ 131.44    $ 186.52    $ 302.39
----------------------------------------------------------------------------------------------------



FOR NQ CONTRACTS AND ALL SERIES 200 TRUSTEED CONTRACTS:





----------------------------------------------------------------------------------------------------
                                                  If you surrender your contract at the end of
                                                               each period shown,
                                                             the expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 80.14    $ 134.41    $ 191.46    $ 277.88
AXA Premier VIP Health Care                      $ 89.07    $ 160.89    $ 234.99    $ 367.56
AXA Premier VIP International Equity             $ 88.58    $ 159.43    $ 232.61    $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 84.11    $ 146.24    $ 211.01    $ 318.75
AXA Premier VIP Large Cap Growth                 $ 84.11    $ 146.24    $ 211.01    $ 318.75
AXA Premier VIP Large Cap Value                  $ 84.11    $ 146.24    $ 211.01    $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 86.59    $ 153.58    $ 223.07    $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 86.59    $ 153.58    $ 223.07    $ 343.47
AXA Premier VIP Technology                       $ 89.07    $ 160.89    $ 234.99    $ 367.56
EQ/Aggressive Stock                              $ 74.78    $ 118.28    $ 164.52    $ 219.99
EQ/Alliance Common Stock                         $ 74.78    $ 118.28    $ 164.52    $ 219.99
EQ/Alliance Global                               $ 79.15    $ 131.44    $ 186.52    $ 267.39
EQ/Alliance Growth and Income                    $ 76.96    $ 124.88    $ 175.57    $ 243.96
EQ/Alliance Growth Investors                     $ 76.96    $ 124.88    $ 175.57    $ 243.96
EQ/Alliance Intermediate Government Securities   $ 76.86    $ 124.58    $ 175.07    $ 242.88
EQ/Alliance International                        $ 81.63    $ 138.86    $ 198.83    $ 293.40
EQ/Alliance Money Market                         $ 74.78    $ 118.28    $ 164.52    $ 219.99
EQ/Alliance Premier Growth                       $ 82.12    $ 140.34    $ 201.28    $ 298.52
EQ/Alliance Quality Bond                         $ 76.67    $ 123.98    $ 174.07    $ 240.72
EQ/Alliance Small Cap Growth                     $ 78.75    $ 130.25    $ 184.53    $ 263.17
EQ/Alliance Technology                           $ 82.12    $ 140.34    $ 201.28    $ 298.52
EQ/AXP New Dimensions                            $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/AXP Strategy Aggressive                       $ 80.64    $ 135.90    $ 193.92    $ 283.08
EQ/Balanced                                      $ 74.78    $ 118.28    $ 164.52    $ 219.99
EQ/Bernstein Diversified Value                   $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Calvert Socially Responsible                  $ 81.13    $ 137.38    $ 196.38    $ 288.25
EQ/Capital Guardian International                $ 82.62    $ 141.82    $ 203.72    $ 303.62
EQ/Capital Guardian Research                     $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Emerging Markets Equity                       $ 88.58    $ 159.43    $ 232.61    $ 362.79
EQ/Equity 500 Index                              $ 73.79    $ 115.28    $ 159.46    $ 208.92
EQ/Evergreen Omega                               $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/FI Mid Cap                                    $ 80.64    $ 135.90    $ 193.92    $ 283.08
EQ/FI Small/Mid Cap Value                        $ 81.63    $ 138.86    $ 198.83    $ 293.40
EQ/High Yield                                    $ 77.36    $ 126.07    $ 177.57    $ 248.26
EQ/International Equity Index                    $ 81.63    $ 138.86    $ 198.83    $ 293.40
EQ/J.P. Morgan Core Bond                         $ 78.65    $ 129.95    $ 184.04    $ 262.11
EQ/Janus Large Cap Growth                        $ 82.12    $ 140.34    $ 201.28    $ 298.52
EQ/Lazard Small Cap Value                        $ 81.63    $ 138.86    $ 198.83    $ 293.40
EQ/Marsico Focus                                 $ 82.12    $ 140.34    $ 201.28    $ 298.52
EQ/Mercury Basic Value Equity                    $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/MFS Emerging Growth Companies                 $ 80.34    $ 135.01    $ 192.45    $ 279.96
EQ/MFS Investors Trust                           $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/MFS Research                                  $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Putnam Growth & Income Value                  $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Putnam International Equity                   $ 83.12    $ 143.29    $ 206.16    $ 308.69
EQ/Putnam Voyager                                $ 80.14    $ 134.41    $ 191.46    $ 277.88
EQ/Small Company Index                           $ 79.15    $ 131.44    $ 186.52    $ 267.39
----------------------------------------------------------------------------------------------------

IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE: FOR ALL SERIES 100 AND 200 CONTRACTS:





----------------------------------------------------------------------------------------------------
                                                  If you surrender your contract at the end of
                                                               each period shown,
                                                             the expenses would be:
                                                  1 year     3 years     5 years     10 years
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 24.78    $  76.22    $ 130.30    $ 277.88
AXA Premier VIP Health Care                      $ 34.22    $ 104.29    $ 176.59    $ 367.56
AXA Premier VIP International Equity             $ 33.70    $ 102.75    $ 174.06    $ 362.79
AXA Premier VIP Large Cap Core Equity            $ 28.97    $  88.76    $ 151.09    $ 318.75
AXA Premier VIP Large Cap Growth                 $ 28.97    $  88.76    $ 151.09    $ 318.75
AXA Premier VIP Large Cap Value                  $ 28.97    $  88.76    $ 151.09    $ 318.75
AXA Premier VIP Small/Mid Cap Growth             $ 31.60    $  96.55    $ 163.91    $ 343.47
AXA Premier VIP Small/Mid Cap Value              $ 31.60    $  96.55    $ 163.91    $ 343.47
AXA Premier VIP Technology                       $ 34.22    $ 104.29    $ 176.59    $ 367.56
EQ/Aggressive Stock                              $ 19.11    $  59.12    $ 101.65    $ 219.99
EQ/Alliance Common Stock                         $ 19.11    $  59.12    $ 101.65    $ 219.99
EQ/Alliance Global                               $ 23.73    $  73.07    $ 125.04    $ 267.39
EQ/Alliance Growth and Income                    $ 21.42    $  66.11    $ 113.40    $ 243.96
EQ/Alliance Growth Investors                     $ 21.42    $  66.11    $ 113.40    $ 243.96
EQ/Alliance Intermediate Government Securities   $ 21.32    $  65.80    $ 112.87    $ 242.88
EQ/Alliance International                        $ 26.35    $  80.94    $ 138.14    $ 293.40
EQ/Alliance Money Market                         $ 19.11    $  59.12    $ 101.65    $ 219.99
EQ/Alliance Premier Growth                       $ 26.88    $  82.51    $ 140.74    $ 298.52
EQ/Alliance Quality Bond                         $ 21.11    $  65.16    $ 111.80    $ 240.72
EQ/Alliance Small Cap Growth                     $ 23.31    $  71.81    $ 122.93    $ 263.17
EQ/Alliance Technology                           $ 26.88    $  82.51    $ 140.74    $ 298.52
EQ/AXP New Dimensions                            $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/AXP Strategy Aggressive                       $ 25.30    $  77.80    $ 132.92    $ 283.08
EQ/Balanced                                      $ 19.11    $  59.12    $ 101.65    $ 219.99
EQ/Bernstein Diversified Value                   $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Calvert Socially Responsible                  $ 25.83    $  79.37    $ 135.53    $ 288.25
EQ/Capital Guardian International                $ 27.40    $  84.07    $ 143.34    $ 303.62
EQ/Capital Guardian Research                     $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Capital Guardian U.S. Equity                  $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Emerging Markets Equity                       $ 33.70    $ 102.75    $ 174.06    $ 362.79
EQ/Equity 500 Index                              $ 18.06    $  55.94    $  96.27    $ 208.92
EQ/Evergreen Omega                               $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/FI Mid Cap                                    $ 25.30    $  77.80    $ 132.92    $ 283.08
EQ/FI Small/Mid Cap Value                        $ 26.35    $  80.94    $ 138.14    $ 293.40
EQ/High Yield                                    $ 21.84    $  67.38    $ 115.52    $ 248.26
EQ/International Equity Index                    $ 26.35    $  80.94    $ 138.14    $ 293.40
EQ/J.P. Morgan Core Bond                         $ 23.20    $  71.49    $ 122.40    $ 262.11
EQ/Janus Large Cap Growth                        $ 26.88    $  82.51    $ 140.74    $ 298.52
EQ/Lazard Small Cap Value                        $ 26.35    $  80.94    $ 138.14    $ 293.40
EQ/Marsico Focus                                 $ 26.88    $  82.51    $ 140.74    $ 298.52
EQ/Mercury Basic Value Equity                    $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/MFS Emerging Growth Companies                 $ 24.99    $  76.85    $ 131.35    $ 279.96
EQ/MFS Investors Trust                           $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/MFS Research                                  $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Putnam Growth & Income Value                  $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Putnam International Equity                   $ 27.93    $  85.64    $ 145.93    $ 308.69
EQ/Putnam Voyager                                $ 24.78    $  76.22    $ 130.30    $ 277.88
EQ/Small Company Index                           $ 23.73    $  73.07    $ 125.04    $ 267.39
----------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money," in your prospectus.

(2) These expenses also apply to a QP IRA with the number 119331 in the lower left corner of the first page of your contract, or those QP IRA contracts issued in Oregon.

(3) These expenses apply only to a QP IRA with the number 92 QPI in the lower left corner of the first page of your contract.

IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued, (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above examples of "If you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" under "Charges and expenses" in your prospectus.


(5) DISRUPTIVE TRANSFER ACTIVITY


The following reflects Equitable's current policy with regard to market timing-related transaction requests.


You should note that the EQUI-VEST(R) contracts are not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


(6) MINIMUM DISTRIBUTION WITHDRAWALS

We do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


(7) ANNUAL ADMINISTRATIVE CHARGE

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


(8) OUR BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after the close of the business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semi-annual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


(9) PAYMENT OF DEATH BENEFIT

The death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply (and less any outstanding loan balances plus accrued interest in the case of a TSA or Corporate Trusteed contract).


(10) TAX INFORMATION

The discussion in the Prospectus is amended to reflect changes due to the Economic Growth and Tax Relief Reconciliation Act of 2001, and proposed revisions to the proposed required minimum distribution Treasury Regulations.


HOW YOU CAN CONTRIBUTE TO YOUR SEP AND SARSEP CONTRACT





 Contract type   Source of contributions
SEP              o Employer.

                 o Eligible rollover distributions from other traditional IRAs,
                   403(b) plans, qualified plans and governmental EDC plans.

SARSEP           o Employer remitted employee salary reduction and/or non-
                   elective employer contributions (pre 1997 plans only).

                 o Additional "catch-up" contributions.

                 o Eligible rollover distributions from other traditional IRAs,
                   403(b) plans, qualified plans and governmental EDC plans.

 Contract type   Limitations on contributions
SEP              o Annual employer contributions up to the lesser of $40,000 or 25% of employee compensation.

                 o Limits on contributions after age 70 1/2.

SARSEP           o Annual employer contributions up to the lesser of $40,000 or
                   25% of employee compensation.

                 o Maximum salary reduction contribution is $11,000 for 2002.

                 o If plan permits, an individual at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction contributions.

                 o Limits on contributions after age 70 1/2.



FOR ALL CONTRACTS:


ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS OR A TRADITIONAL IRA OR ROTH IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as to a traditional IRA or Roth IRA.


FOR EQUI-VEST(R) EMPLOYER SPONSORED RETIREMENT PROGRAMS:

QUALIFIED PLANS AND TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

QUALIFIED PLANS -- GENERAL CONTRIBUTIONS

The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for plan years beginning after December 31, 2001 is the lesser of $40,000 or 100% of compensation or earned income. Compensation over $200,000 in 2002 is disregarded. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $11,000 for 2002. This amount is scheduled to increase until the limits reach $15,000 for 2006, and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs. If the plan permits, an individual who is at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction contributions for 2002.

TSAS -- CONTRIBUTIONS TO TSAS

The permissible annual contribution to the participant's TSA is calculated the same way as contributions to a 401(k) plan, beginning with plan years beginning after December 31, 2001:

o The annual limit on employer and employee contributions to defined contribution plans is the lesser of $40,000 or 100% of compensation for 2002.

o The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $11,000 for 2002.

The salary reduction limit is schedule to increase by $1,000 annually until the limits reach $15,000 in 2006. This limit may be further adjusted for cost of living changes in future years.

Special provisions may allow certain participants with at least 15 years of service to "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction contributions for 2002.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS

Beginning in 2002, eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may be able to make rollover contributions to your EQUI-VEST(R) TSA or qualified plan contract from these sources: qualified plans, governmental EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.

The recipient plan must agree to take the distribution. Generally, you may make a rollover contribution when you have a distributable event from an existing qualified plan, TSA, or governmental EDC Plan as a result of your:

o   termination of employment with the employer who provided the plan funds; or

o reaching age 591/2 even if you are still employed (except if you are a participant of an EDC plan); or

o   disability (special federal income tax definition).

You can roll over pre-tax funds from your traditional IRA to your qualified plan or TSA at any time, subject to recipient plan approval.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

You may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover.

You may roll over a distribution from a qualified plan or TSA to any of the following: a qualified plan, a governmental EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these.

The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or TSA to a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Also beginning in 2002, you may roll over any after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions may not be rolled into a governmental EDC plan.

Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

SIMPLIFIED EMPLOYEE PENSIONS (SEPS)

In 2002 an employer can annually contribute an amount for an employee up to the lesser of $40,000 or 25% of compensation. This amount may be further adjusted for cost of living changes in future years.

SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

Salary reduction contributions to a SIMPLE IRA are limited to $7,000 in 2002. This salary reduction limit is scheduled to increase by $1,000 annually until the limits reach $10,000 in 2005. This limit may be further adjusted for cost of living changes in future years.

If the plan permits, an individual at least age 50 at any time during 2002 can make up to $500 additional salary contributions for 2002.

EDC PLANS (ALSO KNOWN AS 457(B) PLANS)

PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS

The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental EDC plan. The participants of a tax-exempt EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2002 is the lesser of $11,000 or 100% of includible compensation.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for 2002 for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $22,000 for 2002.

For governmental EDC plans only, if the plan permits, an individual at least age 50 at any time during 2002 can make up to $1,000 additional salary reduction catch-up contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.

GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS. Beginning in 2002, eligible rollover distributions from 403(b) plans (TSAs), 401(a) qualified plans, other governmental EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental EDC plan, and the recipient plan is a governmental EDC plan, the recipient governmental EDC plan must agree to separately account for the rolled-over funds.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. Distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental EDC plan (qualified plans, TSA, or traditional IRA) into a governmental EDC plan, and you later take a distribution from the recipient governmental EDC plan, those amounts generally remain subject to the penalty.

WITHDRAWAL LIMITS: Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed (governmental EDC plan) or made available (tax-exempt EDC plan) to the employee or beneficiary.

TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS. Distributions to a tax-exempt EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting." Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt EDC plan may not be rolled over to any other eligible retirement plan.

TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. Beginning in 2002, the taxation of distributions from a governmental EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed in the Prospectus, that is amounts are generally not subject to tax until actually distributed, and amounts may be subject to a 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" in your prospectus. However, distributions from a governmental EDC plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions.

TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS. Beginning in 2002, a participant in a governmental EDC plan may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental EDC plan. The recipient plan must agree to take the distribution.

If you roll over funds from a governmental EDC plan into an eligible retirement plan which is not a governmental EDC plan (qualified plan, TSA, or traditional
IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

CONTRIBUTIONS

INCREASED LIMITS ON REGULAR CONTRIBUTIONS TO BOTH TYPES OF IRAS. The maximum amount of regular contributions to all IRAs for any individual (including both traditional and Roth IRAs) for 2002 has been increased from $2,000 to $3,000. If the traditional IRA owner is at least age 50 but under age 701/2 at any time during 2002 an additional catch-up contribution of up to $500 for 2002 may be made. For Roth IRAs, an additional catch-up contribution of up to $500 for 2002 may be made if the Roth IRA owner is at least age 50 at any time during 2002.

If the traditional IRA owner is single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $34,000 and $44,000 in 2002. If the traditional IRA owner is married, files a joint return, and is covered by a retirement plan during any part of the taxable year, the deduction for the traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002.


ROLLOVER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA (but not a Roth IRA) from "eligible retirement plans" which include other traditional IRAs, qualified plans, 403(b) arrangements ("TSAs") and beginning in 2002, governmental 457(b) plans (also known as "governmental EDC plans").

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002, after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax-qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available. For example, distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions. If you roll over funds from a governmental 457(b) plan into an eligible retirement plan which is not a governmental 457(b) plan (such as a traditional IRA), any subsequent distributions may be subject to this penalty.


ROLLOVER DISTRIBUTIONS FROM TRADITIONAL IRAS; ROLLOVERS BETWEEN ELIGIBLE RETIREMENT PLANS

Historically, a rollover from a traditional IRA could only be made to a qualified plan (or TSA) if the traditional IRA served as a "conduit" for only qualified plan (or only TSA) funds. Beginning in 2002, these rules have been substantially liberalized. Eligible rollover distributions from qualified plans, TSAs, governmental 457(b) plans and traditional IRAs may be rolled over into other such plans. Therefore, the following are eligible to receive tax-free rollover distributions from a traditional IRA: another traditional IRA, a qualified plan, a TSA, or a governmental 457(b) plan. A surviving spouse beneficiary may roll over funds from the deceased spouse's traditional IRA into these "eligible retirement plans."

After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.

The recipient eligible retirement plan must agree to take the distribution. An eligible retirement plan is not legally required to accept a rollover. Before you decide to roll over your distribution to another eligible retirement plan, you should find out whether the plan accepts rollover distributions from other plan types, and if so, the types of distributions it accepts as rollover contributions. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Check with the administrator of the plan that is to receive your rollover prior to making the rollover. If an eligible retirement plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from your traditional IRA.

If you roll over a distribution from your traditional IRA into a governmental 457(b) plan, the recipient governmental 457(b) plan must agree to separately account for the rolled-over funds. Even though distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 591/2 distributions, any subsequent distributions from the governmental 457(b) plan attributable to the IRA funds rolled over continue to be subject to the penalty.

REQUIRED MINIMUM DISTRIBUTIONS

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions--"account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your contract as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular contract for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you initially choose an account-based method, you may be able to apply your traditional IRA funds later to a life annuity-based payout, with any certain period not exceeding remaining life expectancy.


(11) BENEFICIARY CONTINUATION OPTION (BCO)

Upon your death under a Traditional IRA, Roth IRA, QP IRA or TSA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made. We will not, process any beneficiary continuation option election for which we have not received the election by December 15th of the calendar year following the deceased contract owner's death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option. As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each continuation beneficiary.

Under the beneficiary continuation option:

o   the contract continues in your name for the benefit of your beneficiary.

o the beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   the minimum death benefit provision will no longer be in effect.

o the beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, the beneficiary named by the original beneficiary has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed (unless that beneficiary elects to continue the payment method that was elected by the original beneficiary) when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions as discussed in "Tax Information" in the Prospectus, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


(12) CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2001. The tables also show the total number of units outstanding for all contracts to which this supplement relates.

SERIES 300 AND 400 CONTRACTS

------------------------------------------------------------------------------------------
                                                For the years ending December 31,
                                         -------------------------------------------------
                                             1994        1995         1996         1997
------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                             $  95.45     $ 123.95     $ 149.41     $ 163.33
  Number of units outstanding (000's)         664        1,310        2,468        3,226
 EQ/ALLIANCE COMMON STOCK
  Unit value                             $  97.03     $ 126.78     $ 155.42     $ 198.12
  Number of units outstanding (000's)         948        1,989        3,457        4,765
 EQ/ALLIANCE GLOBAL
  Unit value                             $ 104.12     $ 122.06     $ 138.00     $ 151.87
  Number of units outstanding (000's)       1,305        2,121        2,995        3,369
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                             $  98.86     $ 121.02     $ 143.37     $ 179.30
  Number of units outstanding (000's)         210          498          975        1,800
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                             $  96.31     $ 120.08     $ 133.40     $ 153.69
  Number of units outstanding (000's)       1,023        2,113        3,325        3,704
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                             $  98.19     $ 109.80     $ 112.40     $ 118.98
  Number of units outstanding (000's)          32           89          146          202
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                   --     $ 104.15     $ 112.83     $ 107.92
  Number of units outstanding (000's)          --          141          763          968
 EQ/ALLIANCE MONEY MARKET
  Unit value                             $ 102.61     $ 107.04     $ 111.21     $ 115.66
  Number of units outstanding (000's)          63           81          165          146
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/ALLIANCE QUALITY BOND
  Unit value                             $  93.87     $ 108.38     $ 112.65     $ 121.30
  Number of units outstanding (000's)          53          135          196          283
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                   --           --           --     $ 125.55
  Number of units outstanding (000's)          --           --           --          488
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/AXP NEW DIMENSIONS
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/BALANCED
  Unit value                             $  91.64     $ 108.26     $ 119.26     $ 135.29
  Number of units outstanding (000's)         289          386          548          655
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                   --           --           --           --
  Number of units outstanding (000's)          --           --           --           --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                   --           --           --     $  79.41
  Number of units outstanding (000's)          --           --           --          109
 EQ/EQUITY 500 INDEX
  Unit value                             $ 100.95     $ 135.94     $ 164.12     $ 214.66
  Number of units outstanding (000's)          47          592        1,486        2,686
------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                          ------------------------------------------------
                                             1998         1999         2000         2001
------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                              $ 161.59     $ 189.44     $ 162.34     $ 120.13
  Number of units outstanding (000's)        3,342        2,980        2,607        2,242
 EQ/ALLIANCE COMMON STOCK
  Unit value                              $ 252.88     $ 312.31     $ 264.88     $ 233.80
  Number of units outstanding (000's)        5,808        6,502        6,233        5,579
 EQ/ALLIANCE GLOBAL
  Unit value                              $ 182.50     $ 249.93     $ 200.17     $ 157.88
  Number of units outstanding (000's)        3,395        3,509        3,712        3,331
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                              $ 213.81     $ 250.31     $ 269.09     $ 262.05
  Number of units outstanding (000's)        2,475        3,095        3,352        3,789
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                              $ 180.63     $ 225.59     $ 207.65     $ 179.41
  Number of units outstanding (000's)        3,962        4,231        4,354        3,967
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT
SECURITIES
  Unit value                              $ 126.48     $ 124.96     $ 134.60     $ 143.62
  Number of units outstanding (000's)          314          360          309          587
 EQ/ALLIANCE INTERNATIONAL
  Unit value                              $ 117.72     $ 160.04     $ 121.54     $  92.48
  Number of units outstanding (000's)          971          926        1,028          945
 EQ/ALLIANCE MONEY MARKET
  Unit value                              $ 120.19     $ 124.47     $ 130.47     $ 133.66
  Number of units outstanding (000's)          262          360          297          395
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                    --     $ 116.36     $  93.70     $  70.28
  Number of units outstanding (000's)           --          887        2,596        2,788
 EQ/ALLIANCE QUALITY BOND
  Unit value                              $ 130.07     $ 125.76     $ 138.33     $ 147.79
  Number of units outstanding (000's)          557          622          566          899
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                              $ 118.57     $ 149.64     $ 168.29     $ 144.40
  Number of units outstanding (000's)        1,101          976        1,895        1,988
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                    --           --     $  66.10     $  49.27
  Number of units outstanding (000's)           --           --        1,313        1,757
 EQ/AXP NEW DIMENSIONS
  Unit value                                    --           --     $  82.87     $  69.07
  Number of units outstanding (000's)           --           --           41          105
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                    --           --     $  62.12     $  40.77
  Number of units outstanding (000's)           --           --           54          113
 EQ/BALANCED
  Unit value                              $ 157.63     $ 183.18     $ 178.32     $ 172.66
  Number of units outstanding (000's)          752          854          846        1,334
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                    --           --           --     $  94.39
  Number of units outstanding (000's)           --           --           --        1,544
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                    --     $ 107.58     $ 103.06     $  86.73
  Number of units outstanding (000's)           --            4           15           33
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                    --     $ 106.78     $ 111.59     $ 107.86
  Number of units outstanding (000's)           --            8           44           95
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                    --     $ 101.64     $ 103.88     $ 100.43
  Number of units outstanding (000's)           --           13           34           96
 EQ/EMERGING MARKETS EQUITY
  Unit value                              $  57.18     $ 110.43     $  65.32     $  61.12
  Number of units outstanding (000's)          217          590          926          850
 EQ/EQUITY 500 INDEX
  Unit value                              $ 271.24     $ 322.15     $ 287.40     $ 249.66
  Number of units outstanding (000's)        3,805        4,579        4,346        4,083
------------------------------------------------------------------------------------------

SERIES 300 AND 400 CONTRACTS (CONTINUED)

--------------------------------------------------------------------------------
                                                 For the years ending
                                                     December 31,
                                          --------------------------------------
                                              1994        1995         1996
--------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/FI MID CAP
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/HIGH YIELD
  UNIT VALUE                               $ 95.88     $ 113.44     $ 137.53
  Number of units outstanding (000's)           99          209          444
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/MARSICO FOCUS
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/MFS INVESTORS TRUST
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/MFS RESEARCH
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                                    --           --           --
  Number of units outstanding (000's)           --           --           --
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                         --------------------------------------------------------------
                                              1997         1998         1999         2000        2001
-------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
  Unit value                                     --           --     $ 106.57    $  92.84    $  76.01
  Number of units outstanding (000's)            --           --            5          18          33
 EQ/FI MID CAP
  Unit value                                     --           --           --    $  99.98    $  85.41
  Number of units outstanding (000's)            --           --           --          86         420
 EQ/FI SMALL/MID CAP VALUE
  Unit value                               $ 118.06     $ 104.82     $ 105.28    $ 109.21    $ 112.05
  Number of units outstanding (000's)           577          859          721         628       1,238
 EQ/HIGH YIELD
  UNIT VALUE                               $ 160.74     $ 150.42     $ 143.43    $ 129.28    $ 128.74
  Number of units outstanding (000's)           831        1,164          998         800         770
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                     --           --           --    $  83.95    $  63.80
  Number of units outstanding (000's)            --           --           --         165         464
 EQ/MARSICO FOCUS
  Unit value                                     --           --           --          --    $ 105.89
  Number of units outstanding (000's)            --           --           --          --          --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                               $ 115.97     $ 127.67     $ 149.82    $ 165.27    $ 172.07
  Number of units outstanding (000's)           145          444          617         634       1,044
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                               $ 121.34     $ 161.04     $ 275.93    $ 220.97    $ 143.76
  Number of units outstanding (000's)           256        1,090        2,427       3,720       3,422
 EQ/MFS INVESTORS TRUST
  Unit value                                     --           --     $ 104.48    $ 102.37    $  84.85
  Number of units outstanding (000's)            --           --           18          68          87
 EQ/MFS RESEARCH
  Unit value                               $ 115.01     $ 140.83     $ 171.06    $ 159.89    $ 123.32
  Number of units outstanding (000's)           236          720          959       1,258       1,124
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                               $ 115.17     $ 128.20     $ 124.76    $ 131.45    $ 120.85
  Number of units outstanding (000's)           250          581          648         521         532
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                               $  97.61     $ 109.49     $ 142.46    $ 114.30    $  88.15
  Number of units outstanding (000's)           387          671          765         871         896
-------------------------------------------------------------------------------------------------------

SERIES 500 CONTRACTS
------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                ------------------------------------------------
                                                     1998         1999        2000        2001
------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                                      $ 90.25     $ 105.69    $  90.49    $  66.89
  Number of units outstanding (000's)                   1            4           4           5
 EQ/ALLIANCE COMMON STOCK
  Unit value                                      $102.87     $ 126.91    $ 107.53    $  94.82
  Number of units outstanding (000's)                   5           19          24          27
 EQ/ALLIANCE GLOBAL
  Unit value                                      $ 98.37     $ 134.30    $ 107.66    $  84.81
  Number of units outstanding (000's)                  --            2           3           3
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                      $102.73     $ 120.13    $ 129.00    $ 125.48
  Number of units outstanding (000's)                   1            4           5           6
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                                      $101.93     $ 127.16    $ 116.92    $ 100.91
  Number of units outstanding (000's)                   1            2           3           3
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                      $103.22     $ 101.96    $ 109.70    $ 116.92
  Number of units outstanding (000's)                  --           --          --          --
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                      $ 93.00     $ 126.29    $  95.81    $  72.82
  Number of units outstanding (000's)                  --            1           1           1
 EQ/ALLIANCE MONEY MARKET
  Unit value                                      $101.68     $ 105.20    $ 110.16    $ 112.74
  Number of units outstanding (000's)                  --           --          --          --
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                           --     $ 116.32    $  93.56    $  70.10
  Number of units outstanding (000's)                  --           --           1           2
 EQ/ALLIANCE QUALITY BOND
  Unit value                                      $103.62     $ 100.08    $ 109.96    $ 117.34
  Number of units outstanding (000's)                  --           --          --          --
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                      $ 86.93     $ 109.59    $ 123.11    $ 105.52
  Number of units outstanding (000's)                   1            1           2          --
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                           --           --    $  66.05    $  49.18
  Number of units outstanding (000's)                  --           --           1           1
 EQ/AXP NEW DIMENSIONS
  Unit value                                           --           --    $  82.84    $  68.97
  Number of units outstanding (000's)                  --           --          --          --
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                           --           --    $  62.10    $  40.71
  Number of units outstanding (000's)                  --           --          --          --
 EQ/BALANCED
  Unit value                                      $102.39     $ 118.86    $ 115.59    $ 111.81
  Number of units outstanding (000's)                  --            2           2           4
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                           --           --          --    $ 100.70
  Number of units outstanding (000's)                  --           --          --           1
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                           --     $ 106.74    $ 111.42    $ 107.58
  Number of units outstanding (000's)                  --           --          --          --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                           --     $ 101.60    $ 103.72    $ 100.16
  Number of units outstanding (000's)                  --           --          --          --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                      $ 81.40     $ 157.03    $  92.78    $  86.72
  Number of units outstanding (000's)                  --           --           1           1
 EQ/EQUITY 500 INDEX
  Unit value                                      $103.68     $ 123.01    $ 109.62    $  95.12
  Number of units outstanding (000's)                   2            9          10          11
------------------------------------------------------------------------------------------------

SERIES 500 CONTRACTS (CONCLUDED)
---------------------------------------------------------------------------------------
                                               For the years ending December 31,
                                        -----------------------------------------------
                                             1998         1999        2000        2001
---------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
  Unit value                                   --     $ 106.53    $  93.33    $  75.81
  Number of units outstanding (000's)          --           --          --          --
 EQ/FI MID CAP
  Unit value                                   --           --    $  99.95    $  85.28
  Number of units outstanding (000's)          --           --          --          13
 EQ/FI SMALL/MID CAP VALUE
  Unit value                              $ 82.78     $  83.05    $  86.06    $  88.20
  Number of units outstanding (000's)          --            1           1           1
 EQ/HIGH YIELD
  Unit value                              $ 89.20     $  84.96    $  76.49    $  76.09
  Number of units outstanding (000's)          --            1           1           1
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                   --           --    $  83.92    $  63.71
  Number of units outstanding (000's)          --           --          --          --
 EQ/MARSICO FOCUS
  Unit value                                   --           --          --    $ 105.94
  Number of units outstanding (000's)          --           --          --          --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                              $ 97.80     $ 114.64    $ 126.32    $ 131.37
  Number of units outstanding (000's)          --            1           1           2
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                              $103.41     $ 177.00    $ 141.58    $  92.01
  Number of units outstanding (000's)           1            6           9           9
 EQ/MFS INVESTORS TRUST
  Unit value                                   --     $ 104.44    $ 102.22    $  84.63
  Number of units outstanding (000's)          --           --          --          --
 EQ/MFS RESEARCH
  Unit value                              $ 98.99     $ 120.11    $ 112.14    $  86.40
  Number of units outstanding (000's)           1            3           3           4
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                              $100.48     $  97.68    $ 102.80    $  94.40
  Number of units outstanding (000's)          --            1           1           2
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                              $ 94.04     $ 122.22    $  97.95    $  75.46
  Number of units outstanding (000's)          --            1           1           1
---------------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS
-------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                                      -------------------------------------------------
                                                         1992        1993        1994        1995
-------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                                          $  48.30    $  55.68    $  52.88    $  68.73
  Number of units outstanding
  (000's)                                               17,986      21,496      24,787      25,821
 EQ/ALLIANCE COMMON STOCK
  Unit value                                          $ 104.63    $ 128.81    $ 124.32    $ 162.42
  Number of units outstanding
  (000's)                                               11,841      13,917      15,749      16,292
 EQ/ALLIANCE GLOBAL
  Unit value                                                --          --    $ 104.12    $ 122.06
  Number of units outstanding
  (000's)                                                   --          --       1,305       2,121
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                                --          --    $  98.86    $ 121.02
  Number of units outstanding
  (000's)                                                   --          --         210         498
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                                                --          --    $  96.31    $ 120.08
  Number of units outstanding
  (000's)                                                   --          --       1,023       2,113
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                                --          --    $  98.19    $ 109.80
  Number of units outstanding
  (000's)                                                   --          --          32          89
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                                --          --          --    $ 104.15
  Number of units outstanding
  (000's)                                                   --          --          --         141
 EQ/ALLIANCE MONEY MARKET
  Unit value                                          $  25.01    $  25.41    $  26.08    $  27.22
  Number of units outstanding
  (000's)                                                1,201       1,065       1,000       1,021
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/ALLIANCE QUALITY BOND
  Unit value                                                --          --    $  93.87    $ 108.38
  Number of units outstanding
  (000's)                                                   --          --          53         135
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/AXP NEW DIMENSIONS
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/BALANCED
  Unit value                                          $  26.04    $  28.85    $  26.18    $  30.92
  Number of units outstanding
  (000's)                                               25,975      31,259      32,664      30,212
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit Value                                                --          --          --          --
  Number of units outstanding
  (000's)                                                   --          --          --          --
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                ------------------------------------------------------------------------
                                                    1996        1997        1998         1999        2000        2001
------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                                     $  82.91    $  90.75    $  89.92     $ 105.59    $  90.70    $  67.13
  Number of units outstanding
  (000's)                                          27,945      28,030      25,634       20,946      18,138      16,058
 EQ/ALLIANCE COMMON STOCK
  Unit value                                     $ 199.05    $ 253.68    $ 323.75     $ 399.74    $ 339.28    $ 299.82
  Number of units outstanding
  (000's)                                          16,933      17,386      17,231       16,705      15,685      14,197
 EQ/ALLIANCE GLOBAL
  Unit value                                     $ 138.00    $ 151.87    $ 182.50     $ 249.93    $ 200.17    $ 157.88
  Number of units outstanding
  (000's)                                           2,995       3,369       3,395        3,509       3,712       3,331
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                     $ 143.37    $ 179.30    $ 213.81     $ 250.31    $ 269.09    $ 262.05
  Number of units outstanding
  (000's)                                             975       1,800       2,475        3,095       3,352       3,789
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                                     $ 133.40    $ 153.69    $ 180.63     $ 225.59    $ 207.65    $ 179.41
  Number of units outstanding
  (000's)                                           3,325       3,704       3,962        4,231       4,354       3,967
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                     $ 112.40    $ 118.98    $ 126.48     $ 124.96    $ 134.60    $ 143.62
  Number of units outstanding
  (000's)                                             146         202         314          360         309         587
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                     $ 112.83    $ 107.92    $ 117.72     $ 160.04    $ 121.54    $  92.48
  Number of units outstanding
  (000's)                                             763         968         971          926       1,028         945
 EQ/ALLIANCE MONEY MARKET
  Unit value                                     $  28.28    $  29.41    $  30.55     $  31.63    $  33.15    $  33.96
  Number of units outstanding
  (000's)                                           1,013         973       1,261        1,516       1,458       1,796
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                           --          --          --     $ 116.36    $  93.70    $  70.28
  Number of units outstanding
  (000's)                                              --          --          --          887       2,596       2,788
 EQ/ALLIANCE QUALITY BOND
  Unit value                                     $ 112.65    $ 121.30    $ 130.07     $ 125.76    $ 138.33    $ 147.79
  Number of units outstanding
  (000's)                                             196         283         557          622         566         899
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                           --    $ 125.55    $ 118.57     $ 149.64    $ 168.29    $ 144.40
  Number of units outstanding
  (000's)                                              --         488       1,101          976       1,895       1,988
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                           --          --          --           --    $  66.10    $  49.27
  Number of units outstanding
  (000's)                                              --          --          --           --       1,313       1,757
 EQ/AXP NEW DIMENSIONS
  Unit value                                           --          --          --           --    $  82.87    $  69.07
  Number of units outstanding
  (000's)                                              --          --          --           --          41         105
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                           --          --          --           --    $  62.12    $  40.77
  Number of units outstanding
  (000's)                                              --          --          --           --          54         113
 EQ/BALANCED
  Unit value                                     $  34.06    $  38.66    $  45.07     $  52.39    $  51.10    $  49.61
  Number of units outstanding
  (000's)                                          28,319      26,036      24,361       22,434      20,413      19,822
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                           --          --          --           --          --    $  94.39
  Number of units outstanding
  (000's)                                              --          --          --           --          --       1,544
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit Value                                           --          --          --     $ 107.58    $ 103.06    $  86.73
  Number of units outstanding
  (000's)                                              --          --          --            4          15          33
------------------------------------------------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS (CONCLUDED)
-------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
                                              ---------------------------------------------------------
                                                1992    1993       1994         1995         1996
-------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/EQUITY 500 INDEX
  Unit value                                    --      --      $ 100.95     $ 135.94     $ 164.12
  Number of units outstanding
  (000's)                                       --      --            47          592        1,486
 EQ/EVERGREEN OMEGA
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/FI MID CAP
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/HIGH YIELD
  Unit value                                    --      --      $  95.88     $ 113.44     $ 137.53
  Number of units outstanding
  (000's)                                       --      --            99          209          444
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/MARSICO FOCUS
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/MFS INVESTORS TRUST
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/MFS RESEARCH
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                                    --      --            --           --           --
  Number of units outstanding
  (000's)                                       --      --            --           --           --
-------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                         --------------------------------------------------------------
                                             1997        1998         1999         2000         2001
-------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                    --          --     $ 106.78     $ 111.59     $ 107.86
  Number of units outstanding
  (000's)                                       --          --            8           44           95
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                    --          --     $ 101.64     $ 103.88     $ 100.43
  Number of units outstanding
  (000's)                                       --          --           13           34           96
 EQ/EMERGING MARKETS EQUITY
  Unit value                              $  79.41    $  57.18     $ 110.43     $  65.32     $  61.12
  Number of units outstanding
  (000's)                                      109         217          590          926          850
 EQ/EQUITY 500 INDEX
  Unit value                              $ 214.66    $ 271.24     $ 322.15     $ 287.40     $ 249.66
  Number of units outstanding
  (000's)                                    2,686       3,805        4,579        4,346        4,083
 EQ/EVERGREEN OMEGA
  Unit value                                    --          --     $ 106.57     $  92.84     $  76.01
  Number of units outstanding
  (000's)                                       --          --            5           18           33
 EQ/FI MID CAP
  Unit value                                    --          --           --     $  99.98     $  85.41
  Number of units outstanding
  (000's)                                       --          --           --           86          420
 EQ/FI SMALL/MID CAP VALUE
  Unit value                              $ 118.06    $ 104.82     $ 105.28     $ 109.21     $ 112.05
  Number of units outstanding
  (000's)                                      577         859          721          628        1,238
 EQ/HIGH YIELD
  Unit value                              $ 160.74    $ 150.42     $ 143.43     $ 129.28     $ 128.74
  Number of units outstanding
  (000's)                                      831       1,164          998          800          770
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                    --          --           --     $  83.95     $  63.90
  Number of units outstanding
  (000's)                                       --          --           --          165          464
 EQ/MARSICO FOCUS
  Unit value                                    --          --           --           --     $ 105.94
  Number of units outstanding
  (000's)                                       --          --           --           --           --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                              $ 115.97    $ 127.97     $ 149.82     $ 165.27     $ 172.07
  Number of units outstanding
  (000's)                                      145         444          617          634        1,044
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                              $ 121.34    $ 161.04     $ 275.93     $ 220.97     $ 143.76
  Number of units outstanding
  (000's)                                      256       1,090        2,427        3,720        3,422
 EQ/MFS INVESTORS TRUST
  Unit value                                    --          --     $ 104.48     $ 102.37     $  84.85
  Number of units outstanding
  (000's)                                       --          --           18           68           87
 EQ/MFS RESEARCH
  Unit value                              $ 115.01    $ 140.83     $ 171.06     $ 159.89     $ 123.32
  Number of units outstanding
  (000's)                                      236         720          959        1,258        1,124
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                              $ 115.17    $ 128.20     $ 124.76     $ 131.45     $ 120.85
  Number of units outstanding
  (000's)                                      250         581          648          521          532
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                              $  97.61    $ 109.49     $ 142.46     $ 114.30     $  88.15
  Number of units outstanding
  (000's)                                      387         671          765          871          896
-------------------------------------------------------------------------------------------------------



(13) EQUITABLE LIFE


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately
481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


(14) INVESTMENT PERFORMANCE


The tables below show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The tables take into account all fees and charges under the contracts including the withdrawal charge and annual administrative charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us such as premium taxes in your state, or the annuity administrative fee, if applicable. The performance shown reflects the highest charges applicable under any contract to which this supplement applies.

The results shown under "length of option period" are based on the actual historical investment experience of the variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.


Finally, the results shown for the EQ/Alliance Money Market, EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of the Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH PERFORMANCE ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

EQUI-VEST(R) EMPLOYER SPONSORED




                                                  TABLE
              AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001
------------------------------------------------------------------------------------------------------
                                                                 Length of option period
                                                 -----------------------------------------------------
                                                                                        Since option
 Variable investment options                      1 year        5 years     10 years    inception+**
------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (31.40)%       (7.89)%       0.54%          8.21%
EQ/Alliance Common Stock                         (18.17)%        5.34%        9.31%         12.18%
EQ/Alliance Global                               (26.88)%       (0.59)%         --           3.23%
EQ/Alliance Growth and Income                    ( 9.72)%        9.65%          --          10.40%
EQ/Alliance Growth Investors                     (19.90)%        2.87%          --           4.98%
EQ/Alliance Intermediate Government Securities   ( 1.08)%        1.37%          --           2.17%
EQ/Alliance International                        (29.46)%       (7.47)%         --         ( 3.90)%
EQ/Alliance Money Market                         ( 5.03)%        0.08%        0.57%          3.40%
EQ/Alliance Premier Growth                       (30.46)%          --           --         (18.36)%
EQ/Alliance Quality Bond                         ( 0.96)%        1.97%          --           2.31%
EQ/Alliance Small Cap Growth                     (20.45)%          --           --           2.46%
EQ/Alliance Technology                           (30.90)%          --           --         (32.19)%
EQ/AXP New Dimensions                            (22.73)%          --           --         (28.76)%
EQ/AXP Strategy Aggressive                       (39.15)%          --           --         (52.01)%
EQ/Balanced                                      (10.23)%        4.45%        3.70%          6.90%
EQ/Bernstein Diversified Value                   ( 5.71)%          --           --         ( 6.09)%
EQ/Calvert Socially Responsible                  (21.98)%          --           --         ( 9.93)%
EQ/Capital Guardian International                (27.65)%          --           --         ( 4.28)%
EQ/Capital Guardian Research                     (10.39)%          --           --         ( 1.21)%
EQ/Capital Guardian U.S. Equity                  (10.38)%          --           --         ( 3.97)%
EQ/Emerging Markets Equity                       (13.25)%          --           --         (15.00)%
EQ/Equity 500 Index                              (19.46)%        5.56%          --          10.62%
EQ/Evergreen Omega                               (24.10)%          --           --         (15.64)%
EQ/FI Mid Cap                                    (20.81)%          --           --         (16.47)%
EQ/FI Small/Mid Cap Value                        ( 4.88)%          --           --         ( 2.87)%
EQ/High Yield                                    ( 7.68)%       (5.13)%         --           0.54%
EQ/Janus Large Cap Growth                        (29.54)%          --           --         (32.87)%
EQ/Lazard Small Cap Value                          7.68%           --           --         ( 4.60)%
EQ/Mercury Basic Value Equity                    ( 3.48)%          --           --           7.34%
EQ/MFS Emerging Growth Companies                 (39.68)%          --           --           3.20%
EQ/MFS Investors Trust                           (23.16)%          --           --         (10.99)%
EQ/MFS Research                                  (28.50)%          --           --         ( 0.20)%
EQ/Putnam Growth & Income Value                  (14.77)%          --           --         ( 0.62)%
EQ/Putnam International Equity                   (28.23)%          --           --         ( 4.12)%
EQ/Putnam Voyager                                (30.92)%          --           --         ( 4.20)%
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                               Length of portfolio period
                                                 -----------------------------------------------------
                                                                                           Since
                                                                                         portfolio
 Variable investment options                      3 years        5 years     10 years   inception+***
------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.51)%       (7.89)%       0.54%          8.21%
EQ/Alliance Common Stock                         ( 6.72)%        5.34%        9.31%          9.19%
EQ/Alliance Global                               ( 8.84)%       (0.59)%       5.12%          5.63%
EQ/Alliance Growth and Income                      2.82%         9.65%          --           9.84%
EQ/Alliance Growth Investors                     ( 4.39)%        2.87%        5.47%          9.18%
EQ/Alliance Intermediate Government Securities     0.11%         1.37%        1.99%          2.83%
EQ/Alliance International                        (11.83)%       (7.47)%         --         ( 3.04)%
EQ/Alliance Money Market                         ( 0.60)%        0.08%        0.57%          3.40%
EQ/Alliance Premier Growth                           --            --           --         (16.21)%
EQ/Alliance Quality Bond                           0.13%         1.97%          --           2.00%
EQ/Alliance Small Cap Growth                       2.59%           --           --           4.80%
EQ/Alliance Technology                               --            --           --         (29.62)%
EQ/AXP New Dimensions                                --            --           --         (28.76)%
EQ/AXP Strategy Aggressive                           --            --           --         (52.01)%
EQ/Balanced                                      ( 1.12)%        4.45%        3.70%          6.90%
EQ/Bernstein Diversified Value                   ( 4.00)%          --           --           0.47%
EQ/Calvert Socially Responsible                      --            --           --         (10.54)%
EQ/Capital Guardian International                    --            --           --         ( 9.45)%
EQ/Capital Guardian Research                         --            --           --         ( 1.81)%
EQ/Capital Guardian U.S. Equity                      --            --           --         ( 3.84)%
EQ/Emerging Markets Equity                       ( 1.79)%          --           --         (15.00)%
EQ/Equity 500 Index                              ( 6.86)%        5.56%          --          10.03%
EQ/Evergreen Omega                                   --            --           --         (12.35)%
EQ/FI Mid Cap                                        --            --           --         (16.47)%
EQ/FI Small/Mid Cap Value                        ( 1.94)%          --           --         ( 1.38)%
EQ/High Yield                                    ( 9.17)%       (5.13)%       3.40%          4.04%
EQ/Janus Large Cap Growth                            --            --           --         (32.87)%
EQ/Lazard Small Cap Value                          6.66%           --           --           1.74%
EQ/Mercury Basic Value Equity                      6.27%           --           --           8.90%
EQ/MFS Emerging Growth Companies                 ( 7.76)%          --           --           5.03%
EQ/MFS Investors Trust                               --            --           --         ( 8.61)%
EQ/MFS Research                                  ( 8.45)%          --           --           1.21%
EQ/Putnam Growth & Income Value                  ( 6.10)%          --           --           0.50%
EQ/Putnam International Equity                    (2.24)%          --           --           3.35%
EQ/Putnam Voyager                                (12.18)%          --           --           2.14%
------------------------------------------------------------------------------------------------------



+   Unannualized if time since inception is less than one year

** The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

*** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
    EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
    EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/ 93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International

    Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/ 97); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

EQUI-VEST(R) SERIES 100-500 (INDIVIDUAL):



                                                  TABLE
              AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001

--------------------------------------------------------------------------------------------------------
                                                                 Length of option period
                                                 -------------------------------------------------------
                                                                                         Since option
 Variable investment options                       1 year        5 years     10 years    inception+*
--------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (31.47)%       (7.99)%       0.43%          8.09%
EQ/Alliance Common Stock                         (18.25)%        5.34%        9.31%         12.06%
EQ/Alliance Global                               (26.96)%       (0.71)%         --           3.23%
EQ/Alliance Growth and Income                    ( 9.82)%        9.65%          --          10.40%
EQ/Alliance Growth Investors                     (19.99)%        2.74%          --           4.98%
EQ/Alliance Intermediate Government Securities   ( 1.19)%        1.25%          --           2.15%
EQ/Alliance International                        (29.54)%       (7.58)%         --         ( 3.95)%
EQ/Alliance Money Market                         ( 5.12)%       (0.03)%       0.45%          3.27%
EQ/Alliance Premier Growth                       (30.54)%          --           --         (18.45)%
EQ/Alliance Quality Bond                         ( 1.07)%        1.85%          --           2.30%
EQ/Alliance Small Cap Growth                     (20.54)%          --           --           2.33%
EQ/Alliance Technology                           (30.97)%          --           --         (32.27)%
EQ/AXP New Dimensions                            (22.82)%          --           --         (28.84)%
EQ/AXP Strategy Aggressive                       (39.22)%          --           --         (52.06)%
EQ/Balanced                                      (10.33)%        4.33%        3.58%          6.78%
EQ/Bernstein Diversified Value                   ( 5.81)%          --           --         ( 6.19)%
EQ/Calvert Socially Responsible                      --            --           --         ( 9.93)%
EQ/Capital Guardian International                (27.72)%          --           --         ( 4.28)%
EQ/Capital Guardian Research                     (10.49)%          --           --         ( 1.32)%
EQ/Capital Guardian U.S. Equity                  (10.48)%          --           --         ( 4.08)%
EQ/Emerging Markets Equity                       (13.35)%          --           --         (15.10)%
EQ/Equity 500 Index                              (19.55)%        5.56%          --          10.62%
EQ/Evergreen Omega                               (24.18)%          --           --         (15.73)%
EQ/FI Mid Cap                                    (20.90)%          --           --         (16.56)%
EQ/FI Small/Mid Cap Value                        ( 4.99)%          --           --         ( 2.99)%
EQ/High Yield                                    ( 7.78)%       (5.25)%         --           0.54%
EQ/Janus Large Cap Growth                        (29.62)%          --           --         (32.95)%
EQ/Lazard Small Cap Value                          7.68%           --           --         ( 4.60)%
EQ/Mercury Basic Value Equity                    ( 3.59)%          --           --           7.34%
EQ/MFS Emerging Growth Companies                 (39.75)%          --           --           3.09%
EQ/MFS Investors Trust                           (23.24)%          --           --         (11.10)%
EQ/MFS Research                                  (28.58)%          --           --         ( 0.32)%
EQ/Putnam Growth & Income Value                  (14.86)%          --           --         ( 0.74)%
EQ/Putnam International Equity                   (28.31)%          --           --         ( 4.12)%
EQ/Putnam Voyager                                (30.99)%          --           --         ( 4.20)%
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                                               Length of portfolio period
                                                 -------------------------------------------------------
                                                                                            Since
                                                                                          portfolio
 Variable investment options                      3 years        5 years     10 years   inception+**
--------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.60)%       (7.99)%       0.43%          8.09%
EQ/Alliance Common Stock                         ( 6.82)%        5.34%        9.31%          9.06%
EQ/Alliance Global                               ( 8.94)%       (0.71)%       5.12%          5.50%
EQ/Alliance Growth and Income                      2.70%         9.65%          --           9.84%
EQ/Alliance Growth Investors                     ( 4.50)%        2.74%        5.47%          9.05%
EQ/Alliance Intermediate Government Securities   ( 0.01)%        1.25%        1.86%          2.70%
EQ/Alliance International                        (11.94)%       (7.58)%         --         ( 3.04)%
EQ/Alliance Money Market                         ( 0.71)%       (0.03)%       0.45%          3.27%
EQ/Alliance Premier Growth                           --            --           --         (16.31)%
EQ/Alliance Quality Bond                           0.01%         1.85%          --           1.87%
EQ/Alliance Small Cap Growth                       2.46%           --           --           4.79%
EQ/Alliance Technology                               --            --           --         (29.70)%
EQ/AXP New Dimensions                                --            --           --         (28.84)%
EQ/AXP Strategy Aggressive                           --            --           --         (52.06)%
EQ/Balanced                                      ( 1.22)%        4.33%        3.58%          6.78%
EQ/Bernstein Diversified Value                   ( 4.11)%          --           --           0.35%
EQ/Calvert Socially Responsible                      --            --           --         (10.64)%
EQ/Capital Guardian International                    --            --           --         ( 9.55)%
EQ/Capital Guardian Research                         --            --           --         ( 1.93)%
EQ/Capital Guardian U.S. Equity                      --            --           --         ( 3.95)%
EQ/Emerging Markets Equity                       ( 1.91)%          --           --         (15.10)%
EQ/Equity 500 Index                              ( 6.97)%        5.56%          --          10.03%
EQ/Evergreen Omega                                   --            --           --         (12.46)%
EQ/FI Mid Cap                                        --            --           --         (16.56)%
EQ/FI Small/Mid Cap Value                        ( 2.06)%          --           --         ( 1.50)%
EQ/High Yield                                    ( 9.28)%       (5.25)%       3.40%          3.91%
EQ/Janus Large Cap Growth                            --            --           --         (32.95)%
EQ/Lazard Small Cap Value                          6.66%           --           --           1.63%
EQ/Mercury Basic Value Equity                      6.27%           --           --           8.90%
EQ/MFS Emerging Growth Companies                 ( 7.87)%          --           --           5.03%
EQ/MFS Investors Trust                               --            --           --         ( 8.72)%
EQ/MFS Research                                  ( 8.56)%          --           --           1.08%
EQ/Putnam Growth & Income Value                  ( 6.20)%          --           --           0.38%
EQ/Putnam International Equity                   ( 2.34)%          --           --           3.27%
EQ/Putnam Voyager                                (12.27)%          --           --           2.02%
--------------------------------------------------------------------------------------------------------



 + Unannualized (including Since Inception values if time since inception is less than one year)

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield and EQ/Alliance Quality Bond (1/4/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager and EQ/Calvert Socially Responsible (8/30/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87); EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/Alliance High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97); EQ/Alliance Premier Growth, EQ/Capital Guardian International and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap,

   EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


(15) CLARIFICATION OF VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are available and offered through a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. the amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

As stated in your prospectus, we deduct a fee of up to $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option.

Appendix



--------------------------------------------------------------------------------


Dates of previous Prospectuses and Supplements:



------------------------------------------------------------------------------------------------------------------------------------
 Product Name                                          Prospectus Dates  Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
o EQUI-VEST(R)                                         5/1/00; 5/1/01    5/19/01; 6/23/00; 9/1/00; 1/5/01; 2/9/01; 12/17/01; 1/14/02
o EQUI-VEST(R) Employer-Sponsored Retirement Programs  5/1/00; 5/1/01    5/19/01; 6/23/00; 9/1/00; 1/5/01; 2/9/01; 12/17/01; 1/14/02
------------------------------------------------------------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------


TABLE OF CONTENTS FOR EQUI-VEST(R)

                                                                            Page


Unit values                                                                  2
Calculation of annuity payments                                              2
The reorganization                                                           3
Custodian and independent accountants                                        3
EQ/Alliance Money Market option yield information                            4
Other yield information                                                      4
Distribution of the contracts                                                5
Financial statements                                                         5

TABLE OF CONTENTS FOR EQUI-VEST(R) EMPLOYER SPONSORED PROGRAMS

                                                                            Page


Unit values                                                                  2
Calculation of annuity payments                                              2
The reorganization                                                           3
Custodian and independent accountants                                        3
EQ/Alliance Money Market option yield information                            4
Other yield information                                                      5
Distribution of the contracts                                                5
Financial statements                                                         5

How to Obtain an EQUI-VEST(R) Statement of Additional Information for Separate Account A


Call 1-800-628-6673 or send this request form to:

 EQUI-VEST(R)
 Employer Sponsored Programs/Combination variable fixed deferred annuity (as applicable)
 Processing Office
     The Equitable Life

     P.O. Box 2996
     New York, NY 10116-2996
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2002


Check one:
Employer-Sponsored Retirement Programs             |_|
Combination variable and fixed deferred annuity    |_|


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City           State    Zip



888-1297 (5/02)

SUPPLEMENT, DATED MAY 1, 2002, TO THE
EQUI-VEST(R) EXPRESS(SM) PROSPECTUS AND

EQUI-VEST(R) PROSPECTUS
COMBINATION VARIABLE AND FIXED DEFERRED
ANNUITY CERTIFICATES ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

--------------------------------------------------------------------------------



This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.

We have filed with the Securities and Exchange Commission (SEC) our statement of additional information (SAI) dated May 1, 2002. If you do not presently have a copy of the prospectus and prior supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 2996, New York, NY 10116-2996, or calling (800) 628-6673. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this supplement. The SAI has been incorporated by reference into this supplement.

In this Supplement, we provide information on (1) how to reach us; (2) the combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses; (5) disruptive transfer activity; (6) minimum distribution withdrawals; (7) the annual administrative charge; (8) our business day; (9) payment of the death benefit; (10) tax information; (11) the beneficiary continuation option; (12) condensed financial information; (13) Equitable Life; (14) investment performance; and (15) Variable Immediate Annuity payout options.








                                                                          X00338

(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459
--------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
P.O. Box 2996
New York, NY 10116-2996
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094
--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
EQUI-VEST(R)
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463
--------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463
--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.
--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options; and

o change your TOPS personal identification number ("PIN") (not available through EQAccess).

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m. and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

--------------------------------------------------------------------------------
TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the EQ/Putnam International Equity, EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options") replaced or will replace interests in the EQ/T. Rowe Price International Stock, EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options, respectively (the "replaced options"), and these options are or will no longer be available. At the time of the replacement, all the assets that are in the replaced options are moved into the surviving options. After the replacement, any allocation elections to the replaced options will then be considered as allocation elections to the surviving options. The effective date for the replacement of EQ/T. Rowe Price International Stock investment option was April 26, 2002, therefore, references to it have been omitted from the fee table, the expense examples and the investment performance. The replacement of EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options will be on or about July 12, 2002, subject to shareholder vote. We will notify you if these replacements do not take place.


(3) INVESTMENT OPTIONS

Please note the following information:

--------------------------------------------------------------------------------
FORMER NAME              NEW NAME                       EFFECTIVE DATE
--------------------------------------------------------------------------------
EQ/Alliance High Yield          EQ/High Yield           May 1, 2002
EQ/Putnam Investors Growth      EQ/Putnam Voyager       May 1, 2002
--------------------------------------------------------------------------------

The investment objective and adviser for the corresponding portfolio remains the same.



(4) THE TRUSTS' ANNUAL EXPENSES

The following table sets forth the annual expenses for each portfolio as of December 31, 2001. All portfolios may not be available in all annuity products.

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

------------------------------------------------------------------------------------------------------------------------
                                                                                                          NET
                                                                                                      TOTAL ANNUAL
                                             MANAGEMENT FEES                     OTHER EXPENSES     EXPENSES (AFTER
                                             (AFTER EXPENSE                      (AFTER EXPENSE        EXPENSE
 PORTFOLIO NAME                               LIMITATION)(1)    12B-1 FEES(2)    LIMITATION)(3)     LIMITATION)(4)
------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                       0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care*                     0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity*            0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity*           0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth*                0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value*                 0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth*            0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value*             0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology*                      0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus*                                0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------

Notes:

* Subject to state availability.

(1) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (4) for any expense limitation agreement information.

(2) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (4) for any expense limitation agreement information.

(4) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which is effective through April 30, 2003. Under these agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.

--------------------------------------------------------------------------------
                                         MANAGEMENT       OTHER EXPENSES
                                     FEES (BEFORE ANY    (BEFORE ANY FEE
                                        FEE WAIVERS      WAIVERS AND/OR
                                      AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                       REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond                  0.60%              0.84%
AXA Premier VIP Health Care                1.20%              1.16%
AXA Premier VIP International
Equity                                     1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                     0.90%              0.93%
AXA Premier VIP Large Cap Growth           0.90%              0.79%
AXA Premier VIP Large Cap Value            0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                     1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                      1.10%              1.15%
AXA Premier VIP Technology                 1.20%              1.02%
--------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 0.90%              0.06%
EQ/Alliance Technology                     0.90%              0.08%
EQ/AXP New Dimensions                      0.65%              1.06%
EQ/AXP Strategy Aggressive                 0.70%              0.77%
EQ/Bernstein Diversified Value             0.65%              0.09%



--------------------------------------------------------------------------------
                                         MANAGEMENT       OTHER EXPENSES
                                     FEES (BEFORE ANY    (BEFORE ANY FEE
                                        FEE WAIVERS      WAIVERS AND/OR
                                      AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                       REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible            0.65%              1.46%
EQ/Capital Guardian International          0.85%              0.29%
EQ/Capital Guardian Research               0.65%              0.15%
EQ/Capital Guardian U.S. Equity            0.65%              0.11%
EQ/Emerging Markets Equity                 1.15%              0.68%
EQ/Evergreen Omega                         0.65%              0.99%
EQ/FI Mid Cap                              0.70%              0.27%
EQ/FI Small/Mid Cap Value                  0.75%              0.11%
EQ/International Equity Index              0.35%              0.50%
EQ/J.P. Morgan Core Bond                   0.45%              0.11%
EQ/Janus Large Cap Growth                  0.90%              0.14%
EQ/Lazard Small Cap Value                  0.75%              0.13%
EQ/Marsico Focus                           0.90%              2.44%
EQ/MFS Investors Trust                     0.60%              0.12%
EQ/MFS Research                            0.65%              0.07%
EQ/Putnam Growth & Income Value            0.60%              0.13%
EQ/Putnam International Equity             0.85%              0.29%
EQ/Putnam Voyager                          0.65%              0.08%
--------------------------------------------------------------------------------


EQUI-VEST(R)
EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) We also assume that the optional ratcheted death benefit has not been elected and there is no waiver of the withdrawal charge. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in your Prospectus under "Charges and Expenses."

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above, for the entire one, three, five and ten year periods included in the examples. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





-----------------------------------------------------------------------------------------
                                            IF YOU SURRENDER YOUR CONTRACT AT THE END
                                               OF EACH PERIOD SHOWN, THE EXPENSES
                                                            WOULD BE:
                                        -------------------------------------------------
                                         1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 83.64     $ 150.71     $ 220.26     $ 344.44
AXA Premier VIP Health Care             $ 92.60     $ 176.90     $ 262.70     $ 428.25
AXA Premier VIP International Equity    $ 92.10     $ 175.46     $ 260.39     $ 423.79
AXA Premier VIP Large Cap Core Equity   $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Large Cap Growth        $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Large Cap Value         $ 87.62     $ 162.41     $ 239.33     $ 382.65
AXA Premier VIP Small/Mid Cap Growth    $ 90.11     $ 169.68     $ 251.08     $ 405.74
AXA Premier VIP Small/Mid Cap Value     $ 90.11     $ 169.68     $ 251.08     $ 405.74
AXA Premier VIP Technology              $ 92.60     $ 176.90     $ 262.70     $ 428.25
EQ/Aggressive Stock                     $ 83.54     $ 150.42     $ 219.78     $ 343.47
EQ/Alliance Common Stock                $ 81.94     $ 145.71     $ 212.05     $ 327.72
EQ/Alliance Global                      $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/Alliance Growth and Income           $ 82.94     $ 148.65     $ 216.89     $ 337.60
-----------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                               THE END OF EACH PERIOD SHOWN, THE
                                                       EXPENSES WOULD BE:
                                        -------------------------------------------------
                                         1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care             $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity    $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity   $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth        $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value         $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth    $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value     $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology              $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                     $ 31.60     $  96.55   $ 163.91     $ 343.47
EQ/Alliance Common Stock                $ 29.92     $  91.57   $ 155.72     $ 327.72
EQ/Alliance Global                      $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Growth and Income           $ 30.97     $  94.68   $ 160.85     $ 337.60
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                        OF EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
                                               ---------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     $ 82.94     $ 148.65     $ 216.89     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 82.84     $ 148.36     $ 216.41     $ 336.61
EQ/Alliance International                        $ 87.62     $ 162.41     $ 239.33     $ 382.65
EQ/Alliance Money Market                         $ 80.65     $ 141.87     $ 205.74     $ 314.74
EQ/Alliance Premier Growth                       $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Alliance Quality Bond                         $ 82.64     $ 147.77     $ 215.44     $ 334.64
EQ/Alliance Small Cap Growth                     $ 84.73     $ 153.94     $ 225.54     $ 355.11
EQ/Alliance Technology                           $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/AXP New Dimensions                            $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/AXP Strategy Aggressive                       $ 84.13     $ 152.18     $ 222.66     $ 349.31
EQ/Balanced                                      $ 83.14     $ 149.24     $ 217.85     $ 339.56
EQ/Bernstein Diversified Value                   $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Calvert Socially Responsible                  $ 84.63     $ 153.64     $ 225.06     $ 354.14
EQ/Capital Guardian International                $ 86.13     $ 158.04     $ 232.22     $ 368.51
EQ/Capital Guardian Research                     $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Emerging Markets Equity                       $ 92.10     $ 175.46     $ 260.39     $ 423.79
EQ/Equity 500 Index                              $ 79.75     $ 139.20     $ 201.35     $ 305.65
EQ/Evergreen Omega                               $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/FI Mid Cap                                    $ 84.13     $ 152.18     $ 222.66     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/High Yield                                    $ 83.34     $ 149.83     $ 218.82     $ 341.52
EQ/International Equity Index                    $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 82.14     $ 146.30     $ 213.02     $ 329.71
EQ/Janus Large Cap Growth                        $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Lazard Small Cap Value                        $ 85.13     $ 155.11     $ 227.45     $ 358.96
EQ/Marsico Focus                                 $ 85.63     $ 156.57     $ 229.84     $ 363.75
EQ/Mercury Basic Value Equity                    $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 83.83     $ 151.30     $ 221.22     $ 346.39
EQ/MFS Investors Trust                           $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/MFS Research                                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Putnam Growth & Income Value                  $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Putnam International Equity                   $ 86.62     $ 159.50     $ 234.59     $ 373.25
EQ/Putnam Voyager                                $ 83.64     $ 150.71     $ 220.26     $ 344.44
EQ/Small Company Index                           $ 82.64     $ 147.77     $ 215.44     $ 334.64
--------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                               ---------------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 30.86     $  94.37   $ 160.34     $ 336.61
EQ/Alliance International                        $ 35.90     $ 109.22   $ 184.63     $ 382.65
EQ/Alliance Money Market                         $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 32.86     $ 100.27   $ 170.01     $ 355.11
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 31.18     $  95.31   $ 161.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 27.61     $  84.70   $ 144.37     $ 305.65
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 31.39     $  95.93   $ 162.89     $ 341.52
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Putnam Voyager                                $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Small Company Index                           $ 30.65     $  93.75   $ 159.31     $ 334.64
--------------------------------------------------------------------------------------------------



IF YOU ELECT THE OPTIONAL RATCHETED DEATH BENEFIT:

The above examples do not reflect a charge for the optional ratcheted death benefit. If you elected the optional ratcheted death benefit, we will also deduct an annual charge equal to 0.15% of your account value on each contract date anniversary up to age 90. Therefore, the expenses shown in the above examples would, in each case, be increased by an amount not in excess of $1.57 in the first year, $1.74 in the third year, $1.91 in the fifth year and $2.44 in the tenth year.


EQUI-VEST(R) EXPRESS(SM)


EXAMPLES
The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We assume there is no waiver of the withdrawal charge. Total Separate Account A annual expenses used to compute the examples below are the maximum expenses rather than the lower current expenses discussed in your Prospectus under "Charges and Expenses."

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each of the Trusts in the table above, for the entire one, three, five and ten year periods included the examples. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

--------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                               ---------------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 101.70     $ 146.86     $ 194.42     $ 344.44
AXA Premier VIP Health Care                      $ 111.15     $ 174.53     $ 239.40     $ 428.25
AXA Premier VIP International Equity             $ 110.62     $ 173.01     $ 236.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 105.90     $ 159.22     $ 214.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 108.52     $ 166.90     $ 227.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 108.52     $ 166.90     $ 227.09     $ 405.74
AXA Premier VIP Technology                       $ 111.15     $ 174.53     $ 239.40     $ 428.25
EQ/Aggressive Stock                              $ 101.60     $ 146.55     $ 193.91     $ 343.47
EQ/Alliance Common Stock                         $  99.92     $ 141.57     $ 185.72     $ 327.72
EQ/Alliance Global                               $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/Alliance Growth and Income                    $ 100.97     $ 144.68     $ 190.85     $ 337.60
EQ/Alliance Growth Investors                     $ 100.97     $ 144.68     $ 190.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 100.86     $ 144.37     $ 190.34     $ 336.61
EQ/Alliance International                        $ 105.90     $ 159.22     $ 214.63     $ 382.65
EQ/Alliance Money Market                         $  98.55     $ 137.51     $ 179.03     $ 314.74
EQ/Alliance Premier Growth                       $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Alliance Quality Bond                         $ 100.65     $ 143.75     $ 189.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 102.86     $ 150.27     $ 200.01     $ 355.11
EQ/Alliance Technology                           $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/AXP New Dimensions                            $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 102.23     $ 148.41     $ 196.97     $ 349.31
EQ/Balanced                                      $ 101.18     $ 145.31     $ 191.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 102.75     $ 149.96     $ 199.51     $ 354.14
EQ/Capital Guardian International                $ 104.33     $ 154.60     $ 207.09     $ 368.51
EQ/Capital Guardian Research                     $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Emerging Markets Equity                       $ 110.62     $ 173.01     $ 236.95     $ 423.79
EQ/Equity 500 Index                              $  97.61     $ 134.70     $ 174.37     $ 305.65
EQ/Evergreen Omega                               $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/FI Mid Cap                                    $ 102.23     $ 148.41     $ 196.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/High Yield                                    $ 101.39     $ 145.93     $ 192.89     $ 341.52
EQ/International Equity Index                    $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 100.13     $ 142.19     $ 186.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 103.28     $ 151.51     $ 202.04     $ 358.96
EQ/Marsico Focus                                 $ 103.80     $ 153.05     $ 204.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 101.91     $ 147.48     $ 195.44     $ 346.39
EQ/MFS Investors Trust                           $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/MFS Research                                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Putnam International Equity                   $ 104.85     $ 156.14     $ 209.61     $ 373.25
EQ/Putnam Voyager                                $ 101.70     $ 146.86     $ 194.42     $ 344.44
EQ/Small Company Index                           $ 100.65     $ 143.75     $ 189.31     $ 334.64
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                               ---------------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 31.60     $  96.55   $ 163.91     $ 343.47
EQ/Alliance Common Stock                         $ 29.92     $  91.57   $ 155.72     $ 327.72
EQ/Alliance Global                               $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Growth and Income                    $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Growth Investors                     $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 30.86     $  94.37   $ 160.34     $ 336.61
EQ/Alliance International                        $ 35.90     $ 109.22   $ 184.63     $ 382.65
EQ/Alliance Money Market                         $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 32.86     $ 100.27   $ 170.01     $ 355.11
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 31.18     $  95.31   $ 161.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 27.61     $  84.70   $ 144.37     $ 305.65
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 31.39     $  95.93   $ 162.89     $ 341.52
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Putnam Voyager                                $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Small Company Index                           $ 30.65     $  93.75   $ 159.31     $ 334.64
--------------------------------------------------------------------------------------------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" in the prospectus.



IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a variable annuity payout option, the expenses shown in the above examples for "If you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" in your prospectus.


(5) DISRUPTIVE TRANSFER ACTIVITY


The following reflects Equitable's current policy with regard to market timing-related transaction requests.

You should note that the EQUI-VEST(R) contracts are not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


(6) MINIMUM DISTRIBUTION WITHDRAWALS

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals that are calculated based on the proposed revisions to the minimum distribution rules and your EQUI-VEST(R) contract account value. (See "Required minimum distributions" in "Tax information" later in this Prospectus.) The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.


(7) ANNUAL ADMINISTRATIVE CHARGE

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


(8) OUR BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after the close of the business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semi-annual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


(9) PAYMENT OF DEATH BENEFIT

The death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or, if greater, (ii) the "minimum death benefit" or for Series 800 only, the ratcheted death benefit, if applicable. The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.


(10) TAX INFORMATION

The discussion in the Prospectus is amended to reflect changes due to the Economic Growth and Tax Relief Reconciliation Act of 2001, and proposed revisions to the proposed required minimum distribution Treasury Regulations.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (IRAS) AND ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA. Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA con-tribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution--even if you make a contribution to one plan and take the distribution from another plan--during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as to a traditional IRA or Roth IRA.


CONTRIBUTIONS

INCREASED LIMITS ON REGULAR CONTRIBUTIONS TO BOTH TYPES OF IRAS. The maximum amount of regular contributions to all IRAs for any individual (including both traditional and Roth IRAs) for 2002 has been increased from $2,000 to $3,000. If the traditional IRA owner is at least age 50 but under age 70-1/2 at any time during 2002 an additional catch-up contribution of up to $500 for 2002 may be made. For Roth IRAs, an additional catch-up contribution of up to $500 for 2002 may be made if the Roth IRA owner is at least age 50 at any time during 2002.

If the traditional IRA owner is single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $34,000 and $44,000 in 2002. If the traditional IRA owner is married, files a joint return, and is covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002.


ROLLOVER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA (but not a Roth IRA) from "eligible retirement plans" which include other traditional IRAs, qualified plans, 403(b) arrangements ("TSAs") and beginning in 2002, governmental 457(b) plans (also known as "governmental EDC plans").

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002, after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax-qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available. For example, distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions. If you roll over funds from a governmental 457(b) plan into an eligible retirement plan which is not a governmental 457(b) plan (such as a traditional IRA), any subsequent distributions may be subject to this penalty.


ROLLOVER DISTRIBUTIONS FROM TRADITIONAL IRAS; ROLLOVERS BETWEEN ELIGIBLE RETIREMENT PLANS

Historically, a rollover from a traditional IRA could only be made to qualified plan (or TSA) if the traditional IRA served as a "conduit" for only qualified plan (or only TSA) funds. Beginning in 2002, these rules have been substantially liberalized. Eligible rollover distributions from qualified plans, TSAs, governmental 457(b) plans and traditional IRAs may be rolled over into other such plans. Therefore, the following are eligible to receive tax-free rollover distributions from a traditional IRA: another traditional IRA, a qualified plan, a TSA, or a governmental 457(b) plan. A surviving spouse beneficiary may roll over funds from the deceased spouse's traditional IRA into these "eligible retirement plans."

After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.

The recipient eligible retirement plan must agree to take the distribution. An eligible retirement plan is not legally required to accept a rollover. Before you decide to roll over your distribution to another eligible retirement plan, you should find out whether the plan accepts rollover contributions from other plan types, and if so, the types of distributions it accepts as rollover contributions. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Check with the administrator of the plan that is to receive your rollover prior to making the rollover. If an eligible retirement plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from your traditional IRA.

If you roll over a distribution from your traditional IRA into a governmental 457(b) plan, the recipient governmental 457(b) plan must agree to separately account for the rolled-over funds. Even though distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions, any subsequent distributions from the governmental 457(b) plan attributable to the IRA funds rolled over continue to be subject to this penalty.

REQUIRED MINIMUM DISTRIBUTIONS

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions--"account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisors change.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you initially choose an account-based method, you may be able to apply your traditional IRA funds later to a life annuity-based payout, with any certain period not exceeding remaining life expectancy.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? For a traditional IRA, these could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and on the status of your beneficiary. For Roth IRAs, lifetime minimum distributions do not apply but distributions are required after death.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.


(11) BENEFICIARY CONTINUATION OPTION

Upon your death under a Traditional IRA, Roth IRA or QP IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made. We will not process any beneficiary continuation option election for which we have not received the election by December 15 of the calendar year following your death. Beneficiaries who do not make a timely election will not be eligible for the beneficiary continuation option. As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

Under the beneficiary continuation option:

o   the contract continues in your name for the benefit of your beneficiary.

o the beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o any death benefit (including the minimum death provision, if applicable) provision will no longer be in effect.

o the beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, the beneficiary named by the original beneficiary has the option to either continue taking minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed (unless that beneficiary elects to continue the payment method that was elected by the original beneficiary) when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions as discussed in "Tax Information" later in this Prospectus, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


(12) CONDENSED FINANCIAL INFORMATION



EQUI-VEST(R) CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 1.20%

---------------------------------------------------------------------------------------------------------
                                                                                             FOR THE
                                                                                           YEARS ENDING
                                                                                           DECEMBER 31,
                                                                                                1998
---------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  90.25
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 102.87
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  98.37
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 102.73
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 101.93
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 103.32
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  93.00
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 101.68
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
  Number of units outstanding (000's)                                                             --
---------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999         2000        2001
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 105.70    $  90.50    $  66.90
  Number of units outstanding (000's)                                                              17          71         100
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 126.92    $ 107.54    $  94.83
  Number of units outstanding (000's)                                                             105         702         944
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 134.29    $ 107.66    $  84.81
  Number of units outstanding (000's)                                                              20         181         235
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 120.14    $ 129.01    $ 125.48
  Number of units outstanding (000's)                                                              37         262         526
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 127.17    $ 116.93    $ 100.93
  Number of units outstanding (000's)                                                              21         222         280
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.97    $ 109.71    $ 116.93
  Number of units outstanding (000's)                                                               1          16         112
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 126.30    $  95.90    $  72.66
  Number of units outstanding (000's)                                                               3          36          45
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 105.21    $ 110.19    $ 112.74
  Number of units outstanding (000's)                                                              17          57         125
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 116.42    $  93.88    $  70.52
  Number of units outstanding (000's)                                                              36         350         438
-------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 1.20% (CONTINUED)

---------------------------------------------------------------------------------------------------------
                                                                                             FOR THE
                                                                                           YEARS ENDING
                                                                                           DECEMBER 31,
                                                                                                1998
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.62
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  86.94
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/BALANCED
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 102.39
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------
  Unit Value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  81.49
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.69
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  82.88
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
---------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  89.20
  Number of units outstanding (000's)                                                              --
---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999         2000         2001
---------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 100.07     $ 110.03     $ 117.42
  Number of units outstanding (000's)                                                               4           27          112
---------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 109.62     $ 123.09     $ 105.51
  Number of units outstanding (000's)                                                               2           98          166
---------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  66.17     $  49.39
  Number of units outstanding (000's)                                                              --          128          196
---------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  82.91     $  69.20
  Number of units outstanding (000's)                                                              --            2           14
---------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  62.15     $  40.85
  Number of units outstanding (000's)                                                              --            2           24
---------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 118.36     $ 115.59     $ 111.79
  Number of units outstanding (000's)                                                              11          101          287
---------------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $  94.71
  Number of units outstanding (000's)                                                              --           --           71
---------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------------------------------
  Unit Value                                                                                 $ 107.64     $ 103.26     $  87.02
  Number of units outstanding (000's)                                                              --           --           --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.84     $ 111.80     $ 108.22
  Number of units outstanding (000's)                                                               1            9           31
---------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.69     $ 104.08     $ 100.76
  Number of units outstanding (000's)                                                               1           11           21
---------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 157.61     $  93.36     $  87.48
  Number of units outstanding (000's)                                                               5           42           44
---------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 123.02     $ 109.63     $  95.13
  Number of units outstanding (000's)                                                              50          258          367
---------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.63     $  93.02     $  76.26
  Number of units outstanding (000's)                                                              --            3           10
---------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 100.02     $  85.57
  Number of units outstanding (000's)                                                              --            9          106
---------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  83.36     $  86.60     $  88.97
  Number of units outstanding (000's)                                                               1           14          126
---------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  84.97     $  76.49     $  76.09
  Number of units outstanding (000's)                                                               5           28           49
---------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 1.20% (CONTINUED)

--------------------------------------------------------------------------------------------------------
                                                                                             FOR THE
                                                                                           YEARS ENDING
                                                                                           DECEMBER 31,
                                                                                              1998
--------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  97.91
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 103.53
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  99.10
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & Income Value
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 100.60
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  94.15
  Number of units outstanding (000's)                                                             --
--------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999         2000        2001
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  83.99    $  63.92
  Number of units outstanding (000's)                                                              --          12         119
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --    $ 105.94
  Number of units outstanding (000's)                                                              --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 115.06    $ 127.11    $ 132.52
  Number of units outstanding (000's)                                                               7          41         119
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 177.65    $ 142.46    $  92.82
  Number of units outstanding (000's)                                                              36         288         316
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 104.53    $ 102.57    $  85.14
  Number of units outstanding (000's)                                                               2          17          21
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 120.55    $ 112.84    $  87.16
  Number of units outstanding (000's)                                                               6          84         100
-------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & Income Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  98.04    $ 103.43    $  95.23
  Number of units outstanding (000's)                                                               3          17          32
-------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 122.67    $  98.56    $  76.12
  Number of units outstanding (000's)                                                               3          42          65
-------------------------------------------------------------------------------------------------------------------------------




EQUI-VEST(R) EXPRESS(SM) CONTRACTS
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 0.95%

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999         2000        2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 112.33    $  96.42    $  71.46
  Number of units outstanding (000s)                                                                3          28          33
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.02    $  94.30    $  83.37
  Number of units outstanding (000's)                                                              25         296         387
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 119.52    $  96.06    $  75.87
  Number of units outstanding (000's)                                                               9         109         162
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.87    $ 111.81    $ 109.04
  Number of units outstanding (000's)                                                              14         145         300
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 112.30    $ 103.52    $  89.58
  Number of units outstanding (000's)                                                              10         101         133
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 126.71    $  96.46    $  73.27
  Number of units outstanding (000's)                                                               1          33          48
----------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 0.95% (CONTINUED)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999         2000          2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.49     $ 106.56    $  109.30
  Number of units outstanding (000's)                                                              43          139          270
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 116.53     $  94.20    $   70.94
  Number of units outstanding (000's)                                                              21          242          305
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE QUALITY BOND
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  99.28     $ 109.43    $  117.07
  Number of units outstanding (000's)                                                               4           26          113
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 130.79     $ 147.23    $  126.52
  Number of units outstanding (000's)                                                               1           63          129
-------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  66.29    $   49.61
  Number of units outstanding (000's)                                                              --           92          168
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  82.97    $   69.43
  Number of units outstanding (000's)                                                              --            2           14
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  62.20    $   40.99
  Number of units outstanding (000's)                                                              --            5           28
-------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 108.71     $ 105.98    $  102.76
  Number of units outstanding (000's)                                                               2           34          136
-------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.94     $ 112.19    $  108,87
  Number of units outstanding (000s)                                                               --            4            9
-------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 101.79     $ 104.44    $  101.37
  Number of units outstanding (000's)                                                              --            3            9
-------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 147.71     $  87.72    $   82.40
  Number of units outstanding (000's)                                                               1           28           35
-------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.17     $  94.85    $   82.52
  Number of units outstanding (000's)                                                               9           78          139
-------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.73     $  93.34    $   76.72
  Number of units outstanding (000's)                                                              --            1            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 100.11    $   85.86
  Number of units outstanding (000's)                                                              --            7           77
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.09     $ 110.49       113.81
  Number of units outstanding (000's)                                                               1           13          105
-------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  99.34     $  89.64    $   89.40
  Number of units outstanding (000's)                                                               4           23           51
----------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001 ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME ASSET BASED CHARGE OF 0.95% (CONTINUED)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            FOR THE YEARS ENDING DECEMBER 31,
                                                                                                1999        2000        2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  84.05    $  64.14
  Number of units outstanding (000's)                                                             --          12          82
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --    $ 106.00
  Number of units outstanding (000s)                                                              --          --           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  97.22    $ 107.68    $ 112.55
  Number of units outstanding (000's)                                                              5          31          88
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 157.69    $ 126.78    $  82.81
  Number of units outstanding (000's)                                                             17         181         204
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 104.63    $ 102.92    $  85.65
  Number of units outstanding (000's)                                                              1          12          17
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 116.97    $ 109.77    $  85.00
  Number of units outstanding (000's)                                                              3          56          69
-------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & Income Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  92.44    $  97.78    $  90.25
  Number of units outstanding (000's)                                                             --           6          13
-------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 123.90    $  99.81    $  77.28
  Number of units outstanding (000's)                                                              3          43          85
----------------------------------------------------------------------------------------------------------------------------------



(13) EQUITABLE LIFE
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


(14) INVESTMENT PERFORMANCE
The tables below show the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The tables take into account all fees and charges under the contracts, including the withdrawal charges, the annual administrative charge and the optional enhanced death benefit charge, if applicable, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable.

The results shown under "length of option period" are based on the actual historical investment experience of the variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market,

EQ/Balanced, EQ/Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001 and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

                                                  TABLE
              AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001

EQUI-VEST(R) EXPRESS(SM):

----------------------------------------------------------------------------------------------------
                                                                 LENGTH OF OPTION PERIOD
                                                                                       SINCE OPTION
 VARIABLE INVESTMENT OPTIONS                      1 YEAR        5 YEARS     10 YEARS    INCEPTION+*
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (34.37)%       (7.52)%       0.71%          8.26%
----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (20.36)%        6.17%        9.72%         12.29%
----------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (29.61)%        0.06%          --           3.90%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    (11.43)%       10.47%          --          11.03%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (22.19)%        3.57%          --           5.70%
----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities   ( 2.28)%        2.10%          --           2.45%
----------------------------------------------------------------------------------------------------
EQ/Alliance International                        (32.56)%       (7.14)%         --         ( 3.91)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 6.47)%        0.79%        0.76%          3.61%
----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (33.20)%          --           --         (18.81)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                         ( 2.15)%        2.71%          --           2.61%
----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (22.78)%          --           --           3.21%
----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (33.66)%          --           --         (34.25)%
----------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (25.00)%          --           --         (30.46)%
----------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (42.42)%          --           --         (55.54)%
----------------------------------------------------------------------------------------------------
EQ/Balanced                                      (11.98)%        5.12%        3.88%          7.07%
----------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 6.93)%          --           --         ( 5.71)%
----------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --         ( 0.28)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                (30.21)%          --           --         ( 4.66)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     (11.89)%          --           --         ( 0.55)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  (11.88)%          --           --         ( 3.47)%
----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       (14.94)%          --           --         (14.68)%
----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (21.74)%        6.41%          --          11.34%
----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (26.45)%          --           --         (15.89)%
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (22.95)%          --           --         (17.32)%
----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 6.05)%          --           --         ( 1.96)%
----------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 9.27)%       (4.64)%         --           1.01%
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (32.22)%          --           --         (34.87)%
----------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          7.28%           --           --         ( 5.00)%
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                    ( 4.56)%          --           --           8.55%
----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (42.99)%          --           --           4.23%
----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (25.45)%          --           --         (10.93)%
----------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (31.11)%          --           --           0.81%
----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (16.54)%          --           --           0.37%
----------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   (30.83)%          --           --         ( 4.50)%
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (33.68)%          --           --         ( 4.58)%
----------------------------------------------------------------------------------------------------







----------------------------------------------------------------------------------------------------
                                                                 LENGTH OF PORTFOLIO PERIOD
                                                                                       SINCE OPTION
 VARIABLE INVESTMENT OPTIONS                      1 YEAR        5 YEARS     10 YEARS    INCEPTION+*
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.94)%       (7.52)%       0.71%          8.26%
----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         ( 6.70)%        6.17%        9.72%          9.33%
----------------------------------------------------------------------------------------------------
EQ/Alliance Global                               ( 8.96)%        0.06%        5.53%          5.79%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      3.29%        10.47%          --          10.37%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 4.23)%        3.57%        5.80%          9.37%
----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     0.50%         2.10%        2.17%          3.01%
----------------------------------------------------------------------------------------------------
EQ/Alliance International                        (12.23)%       (7.14)%         --         ( 2.96)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 0.23)%        0.79%        0.76%          3.61%
----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --           --         (16.57)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                           0.55%         2.71%          --           2.18%
----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       3.05%           --           --           5.61%
----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --           --         (31.49)%
----------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --           --         (30.46)%
----------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --           --         (55.54)%
----------------------------------------------------------------------------------------------------
EQ/Balanced                                      ( 0.79)%        5.12%        3.88%          7.07%
----------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 3.57)%          --           --           1.58%
----------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --         (10.45)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    --            --           --         ( 9.32)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --           --         ( 1.23)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --           --         ( 3.37)%
----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       ( 1.23)%          --           --         (14.68)%
----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              ( 6.86)%        6.41%          --          10.73%
----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   --            --           --
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --           --         (17.32)%
----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 1.39)%          --           --         ( 0.42)%
----------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 9.33)%       (4.64)%       3.79%          4.23%
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --           --         (34.87)%
----------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          7.58%           --           --           2.90%
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      7.14%           --           --          10.12%
----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 ( 7.56)%          --           --           6.16%
----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               --            --           --
----------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 8.30)%          --           --           2.25%
----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 5.79)%          --           --           1.52%
----------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   ( 1.69)%          --           --           4.40%
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (12.27)%          --           --           3.18%
----------------------------------------------------------------------------------------------------




+   Unannualized if time since inception is less than one year

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert
    Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
    2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
    EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
    EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity
    (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97);

 EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

                                                  TABLE
              AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON
                               DECEMBER 31, 2001

EQUI-VEST(R):

----------------------------------------------------------------------------------------------------
                                                                 LENGTH OF OPTION PERIOD
                                                                                       SINCE OPTION
 VARIABLE INVESTMENT OPTIONS                      1 YEAR        5 YEARS     10 YEARS    INCEPTION+*
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (31.25)%       (7.93)%       0.43%          7.97%
----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (17.99)%        5.41%        9.44%         12.00%
----------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (26.74)%       (0.64)%         --           3.63%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    ( 9.54)%        9.80%          --          10.75%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (19.72)%        2.76%          --           5.42%
----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities   ( 0.87)%        1.31%          --           2.16%
----------------------------------------------------------------------------------------------------
EQ/Alliance International                        (29.53)%       (7.57)%         --         ( 3.98)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 4.84)%        0.04%        0.46%          3.29%
----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (30.14)%          --           --         (18.12)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                         ( 0.75)%        1.89%          --           2.32%
----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (20.28)%          --           --           2.33%
----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (30.58)%          --           --         (31.96)%
----------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (22.38)%          --           --         (28.49)%
----------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (38.87)%          --           --         (51.82)%
----------------------------------------------------------------------------------------------------
EQ/Balanced                                      (10.05)%        4.34%        3.59%          6.77%
----------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 5.27)%          --           --         ( 5.82)%
----------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --           1.23%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                (27.31)%          --           --         ( 4.14)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     ( 9.97)%          --           --         ( 0.93)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  ( 9.96)%          --           --         ( 3.70)%
----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       (12.86)%          --           --         (14.80)%
----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (19.30)%        5.66%          --          11.05%
----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (23.75)%          --           --         (15.40)%
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (20.44)%          --           --         (16.15)%
----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 4.45)%          --           --         ( 2.65)%
----------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 7.49)%       (5.18)%         --           0.74%
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (29.22)%          --           --         (32.62)%
----------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                           8.18%          --           --         ( 4.46)%
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                    ( 3.04)%          --           --           7.76%
----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (39.41)%          --           --           3.38%
----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (22.80)%          --           --         (10.74)%
----------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (28.17)%          --           --           0.02%
----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (14.38)%          --           --         ( 0.40)%
----------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   (27.90)%          --           --         ( 3.99)%
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (30.59)%          --           --         ( 4.07)%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
                                                               LENGTH OF PORTFOLIO PERIOD
                                                                                            SINCE
                                                                                          PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      3 YEARS       5 YEARS     10 YEARS    INCEPTION+**
----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.50)%       (7.93)%       0.43%          7.97%
----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         ( 6.72)%        5.41%        9.44%          8.99%
----------------------------------------------------------------------------------------------------
EQ/Alliance Global                               ( 8.85)%       (0.64)%       5.25%          5.50%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      2.75%         9.80%          --          10.09%
----------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 4.39)%        2.76%        5.51%          9.08%
----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     0.10%         1.31%        1.87%          2.71%
----------------------------------------------------------------------------------------------------
EQ/Alliance International                        (11.91)%       (7.57)%         --         ( 3.04)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 0.60)%        0.04%        0.46%          3.29%
----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --           --         (15.99)%
----------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                           0.14%         1.89%          --           1.89%
----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       2.52%           --           --           4.79%
----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --           --         (29.39)%
----------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --           --         (28.49)%
----------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --           --         (51.82)%
----------------------------------------------------------------------------------------------------
EQ/Balanced                                      ( 1.13)%        4.34%        3.59%          6.77%
----------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   ( 3.76)%          --           --           0.70%
----------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible                      --            --           --         (10.29)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                    --            --           --         ( 9.20)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --           --         ( 1.55)%
----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --           --         ( 3.58)%
----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       ( 1.54)%          --           --         (14.80)%
----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              ( 6.87)%        5.66%          --          10.44%
----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                   --            --           --         (12.13)%
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --           --         (16.15)%
----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 1.70)%          --           --         ( 1.16)%
----------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 9.19)%       (5.18)%       3.51%          3.93%
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --           --         (32.62)%
----------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                          7.00%           --           --           1.96%
----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      6.56%           --           --           9.36%
----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 ( 7.53)%          --           --           5.35%
----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                               --            --           --         ( 8.38)%
----------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 8.22)%          --           --           1.42%
----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 5.86)%          --           --           0.72%
----------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   ( 1.98)%          --           --           3.55%
----------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                                (11.95)%          --           --           2.31%
----------------------------------------------------------------------------------------------------




+   Unannualized if time since inception is less than one year

* The variable investment option inception dates are: EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Money Market (7/31/81); EQ/Alliance Common Stock (8/27/81); EQ/Equity 500 Index (6/1/94); EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Quality Bond and EQ/High Yield (1/4/94); EQ/Alliance Intermediate Government Securities (6/1/94); EQ/Alliance International (9/1/95); EQ/Alliance Small Cap Growth, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value (6/2/97); EQ/Emerging Markets Equity (8/20/97); EQ/Evergreen Omega, EQ/MFS Investors Trust, EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian International, EQ/Capital Guardian Research, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value, EQ/Putnam International Equity, EQ/Putnam Voyager (8/30/99); EQ/Calvert
    Socially Responsible (9/1/99); EQ/Alliance Technology (5/22/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (10/22/01); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Technology, AXA Premier VIP Health Care, AXA Premier VIP Core Bond, EQ/International Equity Index, EQ/J.P. Morgan Core Bond and EQ/Small Company Index (January 14,
    2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
    EQ/Aggressive Stock and EQ/Balanced (1/27/86); EQ/Alliance Common Stock (1/13/76); EQ/Equity 500 Index (3/1/94); EQ/Alliance Global (8/27/87);
    EQ/Alliance Growth and Income (10/1/93); EQ/Alliance Growth Investors (10/2/89); EQ/ High Yield (1/2/87); EQ/Alliance International (4/3/95); EQ/Alliance Money Market (7/13/81); EQ/Alliance Intermediate Government Securities (4/1/91); EQ/Alliance Quality Bond (10/1/93); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/FI Small/Mid Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (5/1/97); EQ/Emerging Markets Equity
    (8/20/97); EQ/Evergreen Omega and EQ/MFS Investors Trust (1/1/99); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (1/1/98); EQ/MFS Emerging Growth Companies (5/1/97);

    EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (5/1/99); EQ/Calvert Socially Responsible (9/1/ 99); EQ/Alliance Technology (5/1/00); EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (9/1/00); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP International Equity, AXA Premier VIP Healthcare, AXA Premier VIP Core Bond and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


(15) CLARIFICATION OF VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are available and offered through a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. As stated in your prospectus, we deduct a fee of up to $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option.

Appendix




--------------------------------------------------------------------------------


DATES OF PREVIOUS PROSPECTUSES AND SUPPLEMENTS:



--------------------------------------------------------------------------------------------------------
 PRODUCT NAME               PROSPECTUS DATES    SUPPLEMENT DATES
o EQUI-VEST(R) Express(SM) 5/1/00; 5/1/01      6/23/00; 9/1/00; 1/5/01; 2/9/01; 8/3/01; 9/1/01; 1/14/02
o EQUI-VEST(R)             5/1/00; 5/1/01      6/23/00; 9/1/00; 1/5/01; 2/9/01; 8/3/01; 9/1/01; 1/14/02
--------------------------------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS




                                                                            PAGE
Unit Values                                                                 2
Calculation of Annuity Payments                                             2
The reorganization                                                          3
Custodian and independent accountants                                       3
EQ/Alliance Money Market option yield information                           3
Other yield information                                                     4
Distribution of the contracts                                               5
Financial statements                                                        5


HOW TO OBTAIN AN EQUI-VEST(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
 EQUI-VEST(R)
 Processing Office
 The Equitable Life
 P.O. Box 2996
 New York, NY 10116-2996

--------------------------------------------------------------------------------

Please send me an EQUI-VEST(R) Statement of Additional Information dated May 1, 2002.


Check one:

EQUI-VEST(R) Express(SM)                                          | |

EQUI-VEST(R) combination variable and fixed deferred annuity      | |


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City            State    Zip







888-1297 (5/02)

EQUI-VEST(R)
Employer-Sponsored Retirement Programs
TSA ADVANTAGE(SM)
SUPPLEMENT DATED MAY 1, 2002
TO THE PROSPECTUS DATED MAY 1, 2002




--------------------------------------------------------------------------------


This supplement adds and modifies certain information contained in the prospectus dated May 1, 2002 for the EQUI-VEST(R) deferred variable annuity contract issued by The Equitable Life Assurance Society of the United States.

We offer the series 600 TSA Advantage(SM) contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA Advantage(SM) contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA Advantage(SM) contract, contributions including rollover contributions and direct transfer contributions from existing
Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA Advantage(SM) contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the TSA Advantage (Series
600) product. New participants, however, can be enrolled into existing TSA Advantage units.

For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA Advantage(SM) is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between Equitable Life and an employer sponsoring a 403(b) plan that uses an EQUI-VEST(R) TSA Advantage(SM) contract as a funding vehicle for plan assets, Equitable Life may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST(R) TSA Advantage(SM) contract issued to a participant of that employer's 403(b) plan.

--------------------------------------------------------------------------------
A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(R) contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------

We may at some future time, under certain circumstances and subject to applicable law, allow a current owner of a series 100 or series 200 TSA contract to exchange it for a TSA Advantage(SM) contract. An exchange for a TSA Advantage(SM) contract may or may not be advantageous to you, based on all the circumstances, including a comparison of contractual terms and conditions and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

                        ------------------------------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We offer the EQUI-VEST(R) TSA Advantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to the EQUI-VEST(R) series 100 and 200 TSA contracts, except for certain material differences. Terms we use in this supplement have the same meaning as in the prospectus, unless we indicate otherwise.

Material differences between TSA Advantage(SM) and the provisions of the EQUI-VEST(R) TSA series 100 and 200 contracts described in the Prospectus include the information, above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information," in the Prospectus).

--------------------------------------------------------------------------------


THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" IN "FEES AND CHARGES" IN THE PROSPECTUS:


--------------------------------------------------------------------------------


FEES AND CHARGES UNDER SERIES 600   o Daily charge on amounts invested in
                                      variable investment options for mortality
                                      and expense risks and other expenses at a
                                      current annual rate of 1.20% currently (2%
                                      maximum).

                                    o Annual administrative charge: $30
                                      currently or 2% of the account value, if less ($65 maximum).

                                    o Charge for third-party transfer (such as
                                      in the case of a direct rollover to a
                                      traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

                                    o No sales charge deducted at the time you
                                      make contributions.

                                    o Withdrawal charge: We deduct a charge
                                      equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges may not exceed 8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this supplement.

                                    o We deduct a charge designed to approximate
                                      certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                                    o We deduct a $350 annuity administrative
                                      fee from amounts applied to a variable
                                      annuity payout option.

                                    o Annual expenses of the Trusts' portfolios
                                      are calculated as a percentage of the
                                      average daily net assets invested in each
                                      portfolio. These expenses include
                                      management fees ranging from 0.25% to
                                      1.20% annually, 12b-1 fees of 0.25%
                                      annually, and other expenses.
--------------------------------------------------------------------------------

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to the series 600 TSA Advantage(SM) contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this supplement.


The guaranteed interest option and fixed maturity options discussed in the prospectus are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the guaranteed interest and the fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.



EQUI-VEST(R) SERIES 600 CONTRACTS




--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------
Mortality and expense risk(1)                   0.95%
Other expenses                                  0.25%
                                                ----
Total Separate Account A annual expenses        1.20% current (2.00% maximum)
--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Annual administrative charge(2)                 $30 current or 2% of your
                                                account value, if less
                                                ($65 maximum)
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal charge(3)                    6%
--------------------------------------------------------------------------------
CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE(4)  NONE CURRENTLY ($65 MAXIMUM
                                                PER OCCURRENCE)
--------------------------------------------------------------------------------



                                                                     Fee table 3

THE TRUSTS ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------------------------------------------
                                                                                                          NET
                                                                                                    TOTAL ANNUAL
                                             MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                             (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
PORTFOLIO NAME                               LIMITATION)(5)      12B-1 FEES(6)    LIMITATION)(7)   LIMITATION)(8)
-------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growrth            0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
-------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian US Equity                    0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
-------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the death benefit.

(2) The charge is the lesser of $30 or 2% of account value. We reserve the right to increase this charge to an annual maximum of $65.


(3) This charge applies to withdrawn contributions that are made in the first six contract years, the current and five prior contract years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts, in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.



4 Fee table

(4) We do not currently impose a third-party transfer or exchange charge. However, we reserve the right to impose a charge in the future, but the charge may not exceed a maximum of $65 for each occurrence.


(5) The management fees shown for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plan") adopted by each Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreements information.

(8) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid for by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation agreement did not result in a fee waiver or reimbursement.



--------------------------------------------------------------------------------
                                    MANAGEMENT        OTHER EXPENSES
                                FEES (BEFORE ANY    (BEFORE ANY FEE
                                   FEE WAIVERS       WAIVERS AND/OR
                                 AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                  REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond           0.60%              0.84%
AXA Premier VIP Health Care         1.20%              1.16%
AXA Premier VIP International
Equity                              1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                              0.90%              0.93%
AXA Premier VIP Large Cap
Growth                              0.90%              0.79%
AXA Premier VIP Large Cap
Value                               0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                              1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                               1.10%              1.15%
AXA Premier VIP Technology          1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth          0.90%              0.06%
EQ/Alliance Technology              0.90%              0.08%
EQ/AXP New Dimensions               0.65%              1.06%
EQ/AXP Strategy Aggressive          0.70%              0.77%
EQ/Bernstein Diversified Value      0.65%              0.09%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MANAGEMENT        OTHER EXPENSES
                                FEES (BEFORE ANY    (BEFORE ANY FEE
                                   FEE WAIVERS       WAIVERS AND/OR
                                 AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                  REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible     0.65%              1.46%
EQ/Capital Guardian
International                       0.85%              0.29%
EQ/Capital Guardian Research        0.65%              0.15%
EQ/Capital Guardian US Equity       0.65%              0.11%
EQ/Emerging Markets Equity          1.15%              0.68%
EQ/Evergreen Omega                  0.65%              0.99%
EQ/FI Mid Cap                       0.70%              0.27%
EQ/FI Small/Mid Cap Value           0.75%              0.11%
EQ/International Equity Index       0.35%              0.50%
EQ/J.P. Morgan Core Bond            0.45%              0.11%
EQ/Janus Large Cap Growth           0.90%              0.14%
EQ/Lazard Small Cap Value           0.75%              0.13%
EQ/Marsico Focus                    0.90%              2.44%
EQ/MFS Investors Trust              0.60%              0.12%
EQ/MFS Research                     0.65%              0.07%
EQ/Putnam Growth & Income
Value                               0.60%              0.13%
EQ/Putnam International Equity      0.85%              0.29%
EQ/Putnam Voyager                   0.65%              0.08%
--------------------------------------------------------------------------------



                                                                    Fee table  5

EXAMPLES: EQUI-VEST SERIES 600 CONTRACTS


For the series 600 TSA Advantage contract, the examples show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.714 per $1,000. We also assume there is no waiver of the withdrawal charge. Total Separate Account A expenses used to compute the example below are the maximum expenses rather than the lower current expenses. The series 600 contracts were first offered in July 1998.

These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





----------------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                        OF EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
                                                 ---------------------------------------------------
                                                    1 YEAR      3 YEARS      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 86.69     $ 153.88     $ 223.55     $ 344.44
AXA Premier VIP Health Care                      $ 95.62     $ 179.98     $ 265.84     $ 428.25
AXA Premier VIP International Equity             $ 95.13     $ 178.54     $ 263.53     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Large Cap Value                  $ 90.66     $ 165.54     $ 242.55     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 93.14     $ 172.78     $ 254.26     $ 405.74
AXA Premier VIP Technology                       $ 95.62     $ 179.98     $ 265.84     $ 428.25
EQ/Aggressive Stock                              $ 86.59     $ 153.58     $ 223.07     $ 343.47
EQ/Alliance Common Stock                         $ 85.00     $ 148.89     $ 215.37     $ 327.72
EQ/Alliance Global                               $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Alliance Growth and Income                    $ 86.00     $ 151.83     $ 220.19     $ 337.60
EQ/Alliance Growth Investors                     $ 86.00     $ 151.83     $ 220.19     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 85.90     $ 151.53     $ 219.70     $ 336.61
EQ/Alliance International                        $ 90.66     $ 165.54     $ 242.55     $ 382.65
EQ/Alliance Money Market                         $ 83.71     $ 145.06     $ 209.07     $ 314.74
EQ/Alliance Premier Growth                       $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Alliance Quality Bond                         $ 85.70     $ 150.95     $ 218.74     $ 334.64
EQ/Alliance Small Cap Growth                     $ 87.78     $ 157.09     $ 228.80     $ 355.11
EQ/Alliance Technology                           $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/AXP New Dimensions                            $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/AXP Strategy Aggressive                       $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/Balanced                                      $ 86.19     $ 152.41     $ 221.15     $ 339.56
EQ/Bernstein Diversified Value                   $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Calvert Socially Responsible                  $ 87.68     $ 156.80     $ 228.33     $ 354.14
EQ/Capital Guardian International                $ 89.17     $ 161.18     $ 235.46     $ 368.51
EQ/Capital Guardian Research                     $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Emerging Markets Equity                       $ 95.13     $ 178.54     $ 263.53     $ 423.79
EQ/Equity 500 Index                              $ 82.82     $ 142.41     $ 204.70     $ 305.65
EQ/Evergreen Omega                               $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/FI Mid Cap                                    $ 87.19     $ 155.34     $ 225.94     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/High Yield                                    $ 86.39     $ 153.00     $ 222.11     $ 341.52
EQ/International Equity Index                    $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 85.20     $ 149.48     $ 216.33     $ 329.71
EQ/Janus Large Cap Growth                        $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Lazard Small Cap Value                        $ 88.18     $ 158.26     $ 230.71     $ 358.96
EQ/Marsico Focus                                 $ 88.68     $ 159.72     $ 233.09     $ 363.75
EQ/Mercury Basic Value Equity                    $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 86.89     $ 154.46     $ 224.50     $ 346.39
EQ/MFS Investors Trust                           $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/MFS Research                                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam Growth & Income Value                  $ 86.69     $ 153.88     $ 223.55     $ 344.44
EQ/Putnam International Equity                   $ 89.67     $ 162.63     $ 237.83     $ 373.25
EQ/Putnam Voyager                                $ 86.69     $ 153.88     $ 223.55     $ 344.44
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                                 ---------------------------------------------------
                                                    1 YEAR     3 YEARS     5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.70     $  96.86   $ 164.42     $ 344.44
AXA Premier VIP Health Care                      $ 41.15     $ 124.53   $ 209.40     $ 428.25
AXA Premier VIP International Equity             $ 40.62     $ 123.01   $ 206.95     $ 423.79
AXA Premier VIP Large Cap Core Equity            $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Growth                 $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Large Cap Value                  $ 35.90     $ 109.22   $ 184.63     $ 382.65
AXA Premier VIP Small/Mid Cap Growth             $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Small/Mid Cap Value              $ 38.52     $ 116.90   $ 197.09     $ 405.74
AXA Premier VIP Technology                       $ 41.15     $ 124.53   $ 209.40     $ 428.25
EQ/Aggressive Stock                              $ 31.60     $  96.55   $ 163.91     $ 343.47
EQ/Alliance Common Stock                         $ 29.92     $  91.57   $ 155.72     $ 327.72
EQ/Alliance Global                               $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Alliance Growth and Income                    $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Growth Investors                     $ 30.97     $  94.68   $ 160.85     $ 337.60
EQ/Alliance Intermediate Government Securities   $ 30.86     $  94.37   $ 160.34     $ 336.61
EQ/Alliance International                        $ 35.90     $ 109.22   $ 184.63     $ 382.65
EQ/Alliance Money Market                         $ 28.55     $  87.51   $ 149.03     $ 314.74
EQ/Alliance Premier Growth                       $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Alliance Quality Bond                         $ 30.65     $  93.75   $ 159.31     $ 334.64
EQ/Alliance Small Cap Growth                     $ 32.86     $ 100.27   $ 170.01     $ 355.11
EQ/Alliance Technology                           $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/AXP New Dimensions                            $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/AXP Strategy Aggressive                       $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/Balanced                                      $ 31.18     $  95.31   $ 161.87     $ 339.56
EQ/Bernstein Diversified Value                   $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Calvert Socially Responsible                  $ 32.75     $  99.96   $ 169.51     $ 354.14
EQ/Capital Guardian International                $ 34.33     $ 104.60   $ 177.09     $ 368.51
EQ/Capital Guardian Research                     $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Capital Guardian U.S. Equity                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Emerging Markets Equity                       $ 40.62     $ 123.01   $ 206.95     $ 423.79
EQ/Equity 500 Index                              $ 27.61     $  84.70   $ 144.37     $ 305.65
EQ/Evergreen Omega                               $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/FI Mid Cap                                    $ 32.23     $  98.41   $ 166.97     $ 349.31
EQ/FI Small/Mid Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/High Yield                                    $ 31.39     $  95.93   $ 162.89     $ 341.52
EQ/International Equity Index                    $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/J.P. Morgan Core Bond                         $ 30.13     $  92.19   $ 156.75     $ 329.71
EQ/Janus Large Cap Growth                        $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Lazard Small Cap Value                        $ 33.28     $ 101.51   $ 172.04     $ 358.96
EQ/Marsico Focus                                 $ 33.80     $ 103.05   $ 174.57     $ 363.75
EQ/Mercury Basic Value Equity                    $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Emerging Growth Companies                 $ 31.91     $  97.48   $ 165.44     $ 346.39
EQ/MFS Investors Trust                           $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/MFS Research                                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam Growth & Income Value                  $ 31.70     $  96.86   $ 164.42     $ 344.44
EQ/Putnam International Equity                   $ 34.85     $ 106.14   $ 179.61     $ 373.25
EQ/Putnam Voyager                                $ 31.70     $  96.86   $ 164.42     $ 344.44
----------------------------------------------------------------------------------------------------


6 Fee table

--------------------------------------------------------------------------------
                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                OF EACH PERIOD SHOWN, THE EXPENSES
                                             WOULD BE:
                         -------------------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
EQ/Small Company Index   $ 85.70     $ 150.95     $ 218.74     $ 334.64



--------------------------------------------------------------------------------
                             IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                 THE END OF EACH PERIOD SHOWN, THE
                                        EXPENSES WOULD BE:
                         -------------------------------------------------------
                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------
EQ/Small Company Index   $ 30.65     $ 93.75    $ 159.31     $ 334.64.


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" in the Prospectus.


IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" in the Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2001.



                                                                     Fee table 7

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS" IN "CHARGES AND EXPENSES" IN THE
PROSPECTUS:


Charges and expenses

--------------------------------------------------------------------------------

CHARGES UNDER SERIES 600 CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA Advantage(SM) contracts. If your account value on such date is $25,000 or more for TSA Advantage contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.


We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.


Also, we may reduce or eliminate the administrative charge when a TSA Advantage(SM) contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We currently waive the annual administration charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in February of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


There currently is no third-party transfer (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company) charge for series 600 contracts. We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies.



WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest


8  Charges and expenses
option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturities date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the amount withdrawn or the defaulted loan amount. Any change will not be unfairly discriminatory. Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:

o The annuitant retires under the terms of the TSA plan, or separates from service;

o   The annuitant reaches age 59-1/2 and completes at least five contract years;

o   The annuitant dies and a death benefit is payable to the beneficiary;

o We receive a properly completed election form providing for the account value to be used to buy a life annuity;

o The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 59-1/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 59-1/2;

o The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

o A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

o We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
    Guam) and meets all of the following:

    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    --  it provides continuous room and board to three or more persons;

    --  it is supervised by a registered nurse or licensed practical nurse;

    --  it keeps daily medical records of each patient;

    --  it controls and records all medications dispensed; and

    --  its primary service is other than to provide housing for residents.

o The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.


                                                         Charges and expenses  9

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charges of 1.20%.



SERIES 600 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

--------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                                              1998         1999         2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 90.25     $ 105.70     $  90.50     $  66.90
--------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                             --           17           71          100
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------
 Unit value                                                 $102.87     $ 126.92     $ 107.54     $  94.83
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          105          702          944
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Global
--------------------------------------------------------------------------------------------------------------
Unit value                                                  $ 98.37     $ 134.29     $ 107.66     $  84.81
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           20          181          235
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $102.73     $ 120.14     $ 129.01     $ 125.48
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           37          262          526
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth Investors
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $101.93     $ 127.17     $ 116.93     $ 100.93
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           21          222          280
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $103.32     $ 101.97     $ 109.71     $ 116.93
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1           16          112
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 93.00     $ 126.30     $  95.90     $  72.66
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            3           36           45
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $101.68     $ 105.21     $ 110.19     $ 112.74
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           17           57          125
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 116.42     $  93.88     $  70.52
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           36          350          438
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $103.62     $ 100.07     $ 110.03     $ 117.42
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            4           27          112
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 86.94     $ 109.62     $ 123.09     $ 105.51
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            2           98          166
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $  66.17     $  49.39
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          128          196
--------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $  82.91     $  69.20
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            2           14
--------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $  62.15     $  40.85
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            2           24
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.


--------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
                                                              1998         1999         2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/Balanced
 --------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 102.39    $  118.86    $  115.59    $  111.79
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           11          101          287
--------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $   94.71
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           71
--------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  107.64    $  103.26    $   87.02
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --       106.84       111.80       108.22
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1            9           31
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  101.69    $  104.08    $  100.76
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1           11           21
--------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $  81.49    $  157.61    $   93.36    $   87.48
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            5           42           44
--------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 103.69    $  123.02    $  109.63    $   95.13
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           50          258          367
--------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  106.63    $   93.02    $   76.26
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3           10
--------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --    $  100.02    $   85.57
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            9          106
--------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $  82.88    $   83.36    $   86.60    $   88.97
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1           14          126
--------------------------------------------------------------------------------------------------------------
 EQ/High Yield
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $  89.20    $   84.97    $   78.49    $   76.09
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            5           28           49
--------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --    $   83.99    $   63.92
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           12          119
--------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $  105.94
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $  97.91    $  115.06    $  127.11    $  132.52
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            7           41          119
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 103.53    $  177.65    $  142.46    $   92.82
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           36          288          316
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  104.53    $  102.57    $   85.14
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            2           17           21
--------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

--------------------------------------------------------------------------------------------------------------
                                                                   FOR THE YEARS ENDING DECEMBER 31,
                                                              1998         1999         2000         2001
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Research

  Unit value                                                $ 99.10     $ 120.55     $ 112.84     $ 87.16
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            6           84          100
--------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $100.60     $  98.04     $ 103.43      $ 95.23
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            3           17           32
--------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price International Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 94.15     $ 122.67     $  98.56      $ 76.12
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            3           42           65
--------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

EQUI-VEST(R) Employer-Sponsored Retirement Programs

SUPPLEMENT DATED MAY 1, 2002 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002


     EQUI-VEST(R) VANTAGE(SM)
--------------------------------------------------------------------------------



This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2002, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by The Equitable Life Assurance Society of the United States ("Prospectus").


We offer the EQUI-VEST(R) Vantage(SM) contract to fund certain Section 403(b) plans ("plans"). The EQUI-VEST(R) Vantage(SM) contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(R) Vantage(SM) contract may not currently be available in every state. Your financial professional can provide information about state availability.

EQUI-VEST(R) Vantage(SM) is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) Vantage(SM) contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The participant will also be the annuitant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.1


We offer the EQUI-VEST(R) Vantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage(SM) , does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(R) Vantage(SM) TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity and with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


                                   ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST(R) series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST(R) Vantage(SM) contract. An exchange for participation in an EQUI-VEST(R) Vantage(SM) contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.


Material differences between EQUI-VEST(R) Vantage(SM) and the provisions of the EQUI-VEST(R) series 100 and 200 contracts described in the Prospectus include the information above as well as the following:


-------

1 This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage(SM) product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right and to "contract" when referring to the participation certificate or contract that includes the right.


                                                                          X00320

1. THE FOLLOWING IS ADDED AS A NEW HEADING TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" BEFORE "PAYOUT OPTIONS" ON PAGE 13 OF THE PROSPECTUS:


    EQUI-VEST(R) VANTAGE(SM)
    DEATH BENEFIT PROTECTION      The contract provides a death benefit for the
                                  beneficiary should the annuitant die. The death benefit is equal to the account value under the contract attributable to the participant or the minimum death benefit, whichever is higher. However, if you elect the optional enhanced death benefit, the death benefit is equal to the account value under the contract attributable to the participant or the enhanced death benefit, whichever is higher.


2. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 13 OF THE PROSPECTUS:

--------------------------------------------------------------------------------

FEES AND CHARGES FOR          o Separate account charge deducted daily on
EQUI-VEST(R) VANTAGE(SM)        amounts invested in variable investment options:
                                Varies by employer group, annual rate ranges between 0% -- 0.90%.

                              o Annual administrative charge: There is no annual
                                administrative charge.

                              o Charge for third-party transfer (such as in the
                                case of a direct transfer of the account value to another 403(b) arrangement
                                ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract):
                                $25 current ($65 maximum) per occurrence per participant.

                              o No sales charge deducted at the time
                                contributions are made.

                              o Withdrawal charge: We deduct a charge of up to
                                6% of the amount withdrawn from the account value under the contract attributable to the participant for whom the withdrawal is made (or of the defaulted loan amount, if applicable) in the first five contract years or participation years, depending upon the employer's group. The total of all withdrawal charges may not exceed 8% of all contributions attributable to the participant in the first five contract or participation years (as applicable) that are permitted to be withdrawn.

                              o We deduct a charge designed to approximate
                                certain taxes that may be imposed on us, such as premium taxes in a participant`s state. The charge is generally deducted from the amount applied to an annuity payout option.

                              o We deduct an annual charge equal to 0.15% of the
                                account value on each participation date anniversary if you elect the optional enhanced death benefit.

                              o We deduct a $350 annuity administrative fee from
                                amounts applied to a variable annuity payout option.

                              o Annual expenses of EQ Advisors Trust and AXA
                                Premier VIP Trust (the "Trusts") portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25%
                                annually, and other expenses.


--------------------------------------------------------------------------------
3. VARIABLE INVESTMENT OPTIONS



The Variable Investment Options for which information is provided in Section 4 below are available under the contract, subject to state regulatory approval and availability under your employer's plan.

4. THE FOLLOWING TABLE AND EXAMPLES ARE ADDED AFTER "IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION" ON PAGE 19 OF THE PROSPECTUS:


FEE TABLE

The fee table below will help participants and contract holders understand the charges and expenses that apply to EQUI-VEST(R) Vantage(SM). The table reflects charges that the participant will directly incur on account values under the contract that are attributable to the participants, as well as charges and expenses of the portfolios that the participant bears indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in a participant`s state, may also apply. Also, an annuity administrative fee may apply when a participant`s annuity payout option begins. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The guaranteed interest option and fixed maturity options discussed in the Prospectus are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, and the third-party transfer or exchange charge do apply to the guaranteed interest and the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender from a fixed maturity option.



EQUI-VEST(R) VANTAGE(SM) CONTRACTS
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM THE VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------------
Separate account charge                                         0.0% to 0.90%1
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM THE ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------------------------------------------
Annual administrative charge                                    $0
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM THE ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------
Withdrawal charge                                               6% of the amount withdrawn (or the defaulted loan
                                                                amount, if applicable) from the account value
                                                                attributable to a participant under the contract
                                                                during the first four contract or participation
                                                                years, as applicable and 5% of such amount during
                                                                the fifth contract or participation year, as
                                                                applicable (not to exceed 8% of contributions
                                                                attributable to the participant that are permitted
                                                                to be withdrawn)

Charge for third-party transfer or direct rollover              $25 current ($65 maximum) (per occurrence per
                                                                participant)
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM THE ACCOUNT VALUE EACH YEAR IF A PARTICIPANT ELECTS THE OPTIONAL ENHANCED DEATH BENEFIT
-------------------------------------------------------------------------------------------------------------------
Optional enhanced death benefit charge (as a percentage of
the account value attributable to the participant is
deducted annually on each participation date anniversary
until age 85                                                    0.15%
-------------------------------------------------------------------------------------------------------------------




1 For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

THE TRUSTS ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-------------------------------------------------------------------------------------------------------------------
                                                                                                        NET
                                                                                                   TOTAL ANNUAL
                                           MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                           (AFTER EXPENSE                       (AFTER EXPENSE        EXPENSE
 PORTFOLIO NAME                            LIMITATION)(1)      12B-1 FEES(2)    LIMITATION)(3)    LIMITATION)(4)
-------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                       0.00%              0.25%             0.70%              0.95%
AXA Premier VIP Health Care*                     0.44%              0.25%             1.16%              1.85%
AXA Premier VIP International Equity*            0.62%              0.25%             0.93%              1.80%
AXA Premier VIP Large Cap Core Equity*           0.17%              0.25%             0.93%              1.35%
AXA Premier VIP Large Cap Growth*                0.31%              0.25%             0.79%              1.35%
AXA Premier VIP Large Cap Value*                 0.08%              0.25%             1.02%              1.35%
AXA Premier VIP Small/Mid Cap Growrth*           0.42%              0.25%             0.93%              1.60%
AXA Premier VIP Small/Mid Cap Value*             0.20%              0.25%             1.15%              1.60%
AXA Premier VIP Technology*                      0.58%              0.25%             1.02%              1.85%
-------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%              0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%              0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%              1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%              0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%              0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%              0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%              1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%              0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%              1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%              0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%              1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%              1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%              0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%              1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%              0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%              0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%              1.05%
EQ/Cap Guardian International                    0.66%              0.25%             0.29%              1.20%
EQ/Cap Guardian Research                         0.55%              0.25%             0.15%              0.95%
EQ/Cap Guardian US Equity                        0.59%              0.25%             0.11%              0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%              1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%              0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%              0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%              1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%              1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%              0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%              1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%              0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%              1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%              1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%              1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%              0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%              0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%              0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%              0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%              0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%              1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%              0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%              0.85%
-------------------------------------------------------------------------------------------------------------------



*   Subject to state availability

(1) The management fee for each portfolio cannot be increased without a vote of that Portfolio`s shareholders. See footnote (4) for any expense limitation agreement information.

(2) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee can be increased in accordance with the terms of the Rule 12b-1 Plan and the Investment Company Act of 1940.

(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (4) for any expense limitation agreement information.

(4) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective from May 1, 2002 through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio`s

Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement and provided that the Portfolio`s current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for each Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                 MANAGEMENT        OTHER EXPENSES
                             FEES (BEFORE ANY    (BEFORE ANY FEE
                                FEE WAIVERS       WAIVERS AND/OR
                              AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME               REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond         0.60%              0.84%
AXA Premier VIP Health Care       1.20%              1.16%
AXA Premier VIP International
Equity                            1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                            0.90%              0.93%
AXA Premier VIP Large Cap
Growth                            0.90%              0.79%
AXA Premier VIP Large Cap
Value                             0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growrth                           1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                             1.10%              1.15%
AXA Premier VIP Technology        1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth        0.90%              0.06%
EQ/Alliance Technology            0.90%              0.08%
EQ/AXP New Dimensions             0.65%              1.06%
EQ/AXP Strategy Aggressive        0.70%              0.77%
EQ/Bernstein Diversified Value    0.65%              0.09%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 MANAGEMENT        OTHER EXPENSES
                             FEES (BEFORE ANY    (BEFORE ANY FEE
                                FEE WAIVERS       WAIVERS AND/OR
                              AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME               REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible   0.65%              1.46%
EQ/Capital Guardian
International                     0.85%              0.29%
EQ/Capital Guardian Research      0.65%              0.15%
EQ/Capital Guardian US Equity     0.65%              0.11%
EQ/Emerging Markets Equity        1.15%              0.68%
EQ/Evergreen Omega                0.65%              0.99%
EQ/FI Mid Cap                     0.70%              0.27%
EQ/FI Small/Mid Cap Value         0.75%              0.11%
EQ/International Equity Index     0.35%              0.50%
EQ/J.P. Morgan Core Bond          0.45%              0.11%
EQ/Janus Large Cap Growth         0.90%              0.14%
EQ/Lazard Small Cap Value         0.75%              0.13%
EQ/Marsico Focus                  0.90%              2.44%
EQ/MFS Investors Trust            0.60%              0.12%
EQ/MFS Research                   0.65%              0.07%
EQ/Putnam Growth & Income
Value                             0.60%              0.13%
EQ/Putnam International Equity    0.85%              0.29%
EQ/Putnam Voyager                 0.65%              0.08%
--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST(R) VANTAGESM CONTRACTS

For the EQUI-VEST(R) Vantage(SM) contract, the examples show the expenses that a hypothetical certificate holder would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) We also assume that the contract year and participation year is the same, the optional enhanced death benefit has been elected and that there is no waiver of the withdrawal charge. Total Separate Account A expenses used to compute the example below are the maximum charges that could apply under an EQUI-VEST(R) Vantage(SM) contract. Please note that the charges that would apply under your contract may be lower if: (i) your participation is under a contract with lower Separate Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit. The examples assume the continuation of total annual expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust and AXA Premier VIP Trust in the table, above, for the entire one, three, five and ten year (if applicable) periods included in the examples. The EQUI-VEST(R) Vantage(SM) contracts were first offered on January 14, 2002.

These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




----------------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                        OF EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
                                                 ---------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 82.74     $ 130.22     $ 168.95     $ 239.64
AXA Premier VIP Health Care                      $ 91.62     $ 156.74     $ 213.40     $ 332.73
AXA Premier VIP International Equity             $ 91.13     $ 155.28     $ 210.98     $ 327.78
AXA Premier VIP Large Cap Core Equity            $ 86.69     $ 142.07     $ 188.92     $ 282.07
AXA Premier VIP Large Cap Growth                 $ 86.69     $ 142.07     $ 188.92     $ 282.07
AXA Premier VIP Large Cap Value                  $ 86.69     $ 142.07     $ 188.92     $ 282.07
AXA Premier VIP Small/Mid Cap Growth             $ 89.16     $ 149.42     $ 201.23     $ 307.72
AXA Premier VIP Small/Mid Cap Value              $ 89.16     $ 149.42     $ 201.23     $ 307.72
AXA Premier VIP Technology                       $ 91.62     $ 156.74     $ 213.40     $ 332.73
EQ/Aggressive Stock                              $ 82.64     $ 129.92     $ 168.45     $ 238.55
EQ/Alliance Common Stock                         $ 81.06     $ 125.15     $ 160.36     $ 221.08
EQ/Alliance Global                               $ 84.22     $ 134.67     $ 176.48     $ 255.75
EQ/Alliance Growth and Income                    $ 82.05     $ 128.13     $ 165.42     $ 232.03
EQ/Alliance Growth Investors                     $ 82.05     $ 128.13     $ 165.42     $ 232.03
EQ/Alliance Intermediate Government Securities   $ 81.95     $ 127.84     $ 164.92     $ 230.94
EQ/Alliance International                        $ 86.69     $ 142.07     $ 188.92     $ 282.07
EQ/Alliance Money Market                         $ 79.78     $ 121.27     $ 153.75     $ 206.67
EQ/Alliance Premier Growth                       $ 84.71     $ 136.15     $ 178.98     $ 261.07
EQ/Alliance Quality Bond                         $ 81.75     $ 127.24     $ 163.91     $ 228.76
EQ/Alliance Small Cap Growth                     $ 83.83     $ 133.49     $ 174.48     $ 251.48
EQ/Alliance Technology                           $ 84.71     $ 136.15     $ 178.98     $ 261.07
EQ/AXP New Dimensions                            $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/AXP Strategy Aggressive                       $ 83.23     $ 131.70     $ 171.47     $ 245.03
EQ/Balanced                                      $ 82.25     $ 128.73     $ 166.43     $ 234.21
EQ/Bernstein Diversified Value                   $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/Calvert Socially Responsible                  $ 83.73     $ 133.19     $ 173.98     $ 250.41
EQ/Capital Guardian International                $ 85.21     $ 137.63     $ 181.47     $ 266.36
EQ/Capital Guardian Research                     $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/Capital Guardian U.S. Equity                  $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/Emerging Markets Equity                       $ 91.13     $ 155.28     $ 210.98     $ 327.78
EQ/Equity 500 Index                              $ 78.89     $ 118.57     $ 149.15     $ 196.58
EQ/Evergreen Omega                               $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/FI Mid Cap                                    $ 83.23     $ 131.70     $ 171.47     $ 245.03
EQ/FI Small/Mid Cap Value                        $ 84.22     $ 134.67     $ 176.48     $ 255.75
EQ/High Yield                                    $ 82.44     $ 129.32     $ 167.44     $ 236.38
EQ/International Equity Index                    $ 84.22     $ 134.67     $ 176.48     $ 255.75
EQ/J.P. Morgan Core Bond                         $ 81.26     $ 125.75     $ 161.37     $ 223.28
EQ/Janus Large Cap Growth                        $ 84.71     $ 136.15     $ 178.98     $ 261.07
EQ/Lazard Small Cap Value                        $ 84.22     $ 134.67     $ 176.48     $ 255.75
EQ/Marsico Focus                                 $ 84.71     $ 136.15     $ 178.98     $ 261.07
EQ/Mercury Basic Value Equity                    $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/MFS Emerging Growth Companies                 $ 82.94     $ 130.81     $ 169.96     $ 241.80
EQ/MFS Investors Trust                           $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/MFS Research                                  $ 82.74     $ 130.22     $ 168.95     $ 239.64
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                                 ---------------------------------------------------
                                                  1 YEAR     3 YEARS     5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 21.00     $ 64.84    $ 111.27     $ 239.64
AXA Premier VIP Health Care                      $ 30.45     $ 93.15    $ 158.32     $ 332.73
AXA Premier VIP International Equity             $ 29.93     $ 91.59    $ 155.75     $ 327.78
AXA Premier VIP Large Cap Core Equity            $ 25.20     $ 77.49    $ 132.41     $ 282.07
AXA Premier VIP Large Cap Growth                 $ 25.20     $ 77.49    $ 132.41     $ 282.07
AXA Premier VIP Large Cap Value                  $ 25.20     $ 77.49    $ 132.41     $ 282.07
AXA Premier VIP Small/Mid Cap Growth             $ 27.82     $ 85.34    $ 145.43     $ 307.72
AXA Premier VIP Small/Mid Cap Value              $ 27.82     $ 85.34    $ 145.43     $ 307.72
AXA Premier VIP Technology                       $ 30.45     $ 93.15    $ 158.32     $ 332.73
EQ/Aggressive Stock                              $ 20.90     $ 64.53    $ 110.74     $ 238.55
EQ/Alliance Common Stock                         $ 19.21     $ 59.44    $ 102.18     $ 221.08
EQ/Alliance Global                               $ 22.58     $ 69.60    $ 119.24     $ 255.75
EQ/Alliance Growth and Income                    $ 20.26     $ 62.62    $ 107.53     $ 232.03
EQ/Alliance Growth Investors                     $ 20.26     $ 62.62    $ 107.53     $ 232.03
EQ/Alliance Intermediate Government Securities   $ 20.16     $ 62.30    $ 107.00     $ 230.94
EQ/Alliance International                        $ 25.20     $ 77.49    $ 132.41     $ 282.07
EQ/Alliance Money Market                         $ 17.85     $ 55.29    $  95.18     $ 206.67
EQ/Alliance Premier Growth                       $ 23.10     $ 71.18    $ 121.88     $ 261.07
EQ/Alliance Quality Bond                         $ 19.95     $ 61.67    $ 105.93     $ 228.76
EQ/Alliance Small Cap Growth                     $ 22.16     $ 68.33    $ 117.12     $ 251.48
EQ/Alliance Technology                           $ 23.10     $ 71.18    $ 121.88     $ 261.07
EQ/AXP New Dimensions                            $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/AXP Strategy Aggressive                       $ 21.52     $ 66.43    $ 113.93     $ 245.03
EQ/Balanced                                      $ 20.47     $ 63.26    $ 108.60     $ 234.21
EQ/Bernstein Diversified Value                   $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/Calvert Socially Responsible                  $ 22.05     $ 68.02    $ 116.59     $ 250.41
EQ/Capital Guardian International                $ 23.63     $ 72.76    $ 124.52     $ 266.36
EQ/Capital Guardian Research                     $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/Capital Guardian U.S. Equity                  $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/Emerging Markets Equity                       $ 29.93     $ 91.59    $ 155.75     $ 327.78
EQ/Equity 500 Index                              $ 16.91     $ 52.41    $  90.31     $ 196.58
EQ/Evergreen Omega                               $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/FI Mid Cap                                    $ 21.52     $ 66.43    $ 113.93     $ 245.03
EQ/FI Small/Mid Cap Value                        $ 22.58     $ 69.60    $ 119.24     $ 255.75
EQ/High Yield                                    $ 20.68     $ 63.89    $ 109.67     $ 236.38
EQ/International Equity Index                    $ 22.58     $ 69.60    $ 119.24     $ 255.75
EQ/J.P. Morgan Core Bond                         $ 19.43     $ 60.07    $ 103.25     $ 223.28
EQ/Janus Large Cap Growth                        $ 23.10     $ 71.18    $ 121.88     $ 261.07
EQ/Lazard Small Cap Value                        $ 22.58     $ 69.60    $ 119.24     $ 255.75
EQ/Marsico Focus                                 $ 23.10     $ 71.18    $ 121.88     $ 261.07
EQ/Mercury Basic Value Equity                    $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/MFS Emerging Growth Companies                 $ 21.21     $ 65.48    $ 112.33     $ 241.80
EQ/MFS Investors Trust                           $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/MFS Research                                  $ 21.00     $ 64.84    $ 111.27     $ 239.64
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                      IF YOU SURRENDER YOUR CONTRACT AT THE END
                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                      WOULD BE:
                                  ---------------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/Putnam International Equity    $ 85.70     $ 139.11     $ 183.96     $ 271.62
EQ/Putnam Voyager                 $ 82.74     $ 130.22     $ 168.95     $ 239.64
EQ/Small Company Index            $ 81.75     $ 127.24     $ 163.91     $ 228.76



-------------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                         the end of each period shown, the
                                                 expenses would be:
                                  ---------------------------------------------------
                                   1 year     3 years     5 years      10 years
-------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/Putnam International Equity    $ 24.15     $ 74.34    $ 127.16     $ 271.62
EQ/Putnam Voyager                 $ 21.00     $ 64.84    $ 111.27     $ 239.64
EQ/Small Company Index            $ 19.95     $ 61.67    $ 105.93     $ 228.76


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount in a single sum instead of as payments under an annuity payout option. See "Accessing your money" in the Prospectus.


IF A PARTICIPANT ELECTS A VARIABLE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and a participant elects a variable annuity payout option, the expenses shown in the above example of "if a participation certificate is not surrendered" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" in the Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see the Appendix at the end of this supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2001.


4. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 21:



--------------------------------------------------------------------------------
 Contract type   Source of contributions
--------------------------------------------------------------------------------
EQUI-VEST(R)     o Employer Contributions: Contributions made by the
Vantage(SM)        Employer under the Plan, other than those
                   described in the items below.

                 o Employer Matching Contributions: Employer Contributions
                   matching Salary Reduction Contributions under the terms of the Plan.

                 o Qualified Non-Elective and Qualified Matching Contributions:
                   Contributions made by the Employer to meet the requirements of the nondiscrimination tests set forth in the Code.

                 o Salary Reduction Contributions (Elective Deferral
                   Contributions): Contributions under a salary reduction agreement that an employee enters into with the Employer under the Plan.

                 o Rollover Contributions: Contributions of eligible rollover distributions directly or indirectly from another eligible retirement arrangement.

                 o After Tax Contributions: Amounts reported by the Employer as having after-tax consequences under the Code.

                 o Direct Transfer Contributions: Amounts directly transferred from another 403(b) arrangement pursuant to Revenue Ruling
                   90-24.

                 o Additional "catch-up" contributions.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 Contract type   Limitations on contributions
--------------------------------------------------------------------------------
EQUI-VEST(R)     o For 2002, maximum amount of employer and employee
Vantage(SM)        contributions is generally the lesser of $40,000 or
                   100% of compensation, with maximum salary
                   reduction contribution of $11,000.

                 o Rollover or direct transfer contributions after age 701/2 must be net of required minimum distributions.

                 o Aggregate direct rollover and direct transfer contributions must meet Equitable Life`s anticipated minimum contribution requirements or meet minimum plan participation requirements.

                 o If your employer`s plan permits, additional salary reduction catch-up contributions totalling up to $1,000 can be made where you are at least age 50 at any time during 2002.

                 o Different sources of contributions and earnings may be
                   subject to withdrawal restrictions.

                 o We currently do not accept rollovers of after tax funds
                   except as direct rollovers from 403(b) plans (we separately account for these rollover contributions).
--------------------------------------------------------------------------------



5. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 22 IS REPLACED IN ITS ENTIRETY BY THE
    FOLLOWING:


We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 22 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage(SM) contracts) and Annuitant HR-10.


7. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "CONTRACT FEATURES AND BENEFITS" AT PAGE 28 IN THE PROSPECTUS:



EQUI-VEST(R) VANTAGESM DEATH BENEFIT


The Equi-Vest(R) Vantage(SM) contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to the account value attributable to your participation under the contract as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the minimum death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances plus accrued interest.

If you elect the enhanced death benefit, the death benefit is equal to the account value attributable to your participation under the contract as of the date we receive satisfactory proof of the annuitant`s death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the enhanced death benefit on the date of the annuitant`s death, less any subsequent withdrawals, withdrawal charges and taxes that apply, less any outstanding loan whichever provides the highest amount. You should note that in certain circumstances, where you have made withdrawals, the minimum death benefit will provide a higher benefit than the enhanced death benefit.


EQUI-VEST(R) VANTAGESM OPTIONAL ENHANCED DEATH BENEFIT


For an additional fee you may elect the enhanced death benefit.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until the annuitant is age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third contract date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from the account value attributable to your participation under the contract we will adjust your death benefit on the date you take the withdrawal.



HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current minimum death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).


You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST (R) Vantage(SM) contract. Additionally, to elect this benefit, the annuitant must have been less than age 80 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract, and the minimum death benefit described in your participation certificate no longer applies.



8. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 32:


Except as set forth in the following sentence, EQUI-VEST(R) Vantage(SM) participants may only withdraw amounts from their participant account values that are 100% vested. A participant may, however, transfer any non-vested account value attributable to such participant under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any participant withdrawal requests require contract holder approval. In addition, in many instances when a participant is under age 591/2,the participant`s ability to withdraw funds from an EQUI-VEST(R) Vantage(SM) contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to a participant`s death, disability, severance from employment with the employer who provided the funds. Also, a participant may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.

9. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 32:



FORFEITURES



A plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. Participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a participant`s cash value and deposit such amount in a forfeiture account. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.


Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge will apply when forfeitures have occurred. See "Withdrawal Charge for EQUI-VEST(R) Vantage(SM) contracts" under "Charges and expenses" in the Prospectus Supplement.




10. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 33:

Any participant loan requests require contract holder approval.


11. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 33:


EQUI-VEST(R) VANTAGESM TERMINATION OF PARTICIPATION

We may terminate the participant`s participation under the Equi-Vest(R) Vantage(SM) contract and pay that participant the account value attributable to his or her participation under the contract if:

(1) the account value attributable to a participant under the contract is less than $500 and that participant has not made contributions under the contract for a period of three years;

(2) a participant requests a partial withdrawal that reduces the account value attributable to a participant under the contract to an amount of less than $500;

(3) a participant has not made any contributions under the contract within 120 days from his or her participation date; or

(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage(SM) contract is terminated by us.

We will deduct the amount of any outstanding loan balance (including any applicable withdrawal charge), any applicable market value adjustment on amounts allocated to the fixed maturity options and any applicable withdrawal charge from the account value when we terminate a participant`s participation under the contract.


The contract holder may discontinue an EQUI-VEST(R) Vantage(SM) contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST(R) Vantage(SM) contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any other manner permitted under section 403(b) of the Code. If an EQUI-VEST(R) Vantage(SM) contract is discontinued, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder`s original withdrawal charge schedule.


An EQUI-VEST(R) Vantage(SM) contract may be terminated only after all participation under the contract is terminated.

12. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 39:


CHARGES UNDER EQUI-VEST(R) VANTAGE(SM) CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0% to 0.90% of daily net assets attributable to all under the group contract. Differences in this charge are due to variations in group characteristics which may include:

o the factors on which the mortality and expense risks charge and administration charges are based,

o the extent to which certain administrative functions in connection with the TSA contracts are to be performed by us or by the contract holder,

o   the total amount of Plan assets

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant`s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) contracts.


CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER


We deduct a charge for third-party transfer (such as in the case of (i) a direct transfer of the account value to another employer-designated funding vehicle or
(ii) a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or (iii) a direct rollover to another eligible retirement plan. This charge is currently $25 ($65 maximum) per occurrence per participant. In addition, this charge will be imposed on each third-party transfer out of the contract`s forfeiture account into another eligible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract.



CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT


If a participant elects the optional enhanced death benefit we deduct a charge annually from the account value attributable to such participant on each participation date until the participant is age 85. The charge is equal to 0.15% of the account value attributable to the participant on the participation date anniversary.

We deduct this charge pro rata from the variable investment options and the Guaranteed Interest Option. If these amounts are insufficient we will make up the required amounts from the Fixed Maturity Option in order of the earliest maturity date(s) first to the extent you have values in those options.



WITHDRAWAL CHARGE FOR EQUI-VEST(R) VANTAGE(SM) CONTRACTS

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) contracts.


If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if:
(i) a participant transfers or directly rolls over any account value attributable to the participant under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:

(1) The participant withdraws no more than 10% of the vested account value each participation year attributable to that participant under the contract.

(2) The participant has reached age 55 and retired or has severed from employment with the employer.

(3) The withdrawal is made to satisfy minimum distribution requirements.

(4) The participant elects a withdrawal that qualifies as a hardship withdrawal under the Code.

(5) The participant dies and a death benefit is payable to the Beneficiary.


(6) The withdrawal is made to provide an annuity from Equitable requested by the Employer.

(7) The participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or the participant is totally disabled. Total disability is the participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the participant must continue to be deemed totally disabled.

    Written notice of claim must be given to us during the participant`s lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.


(8) We receive proof satisfactory to us that the participant`s life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9) The participant is confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    --  it provides continuous room and board to three or more persons;

    --  it is supervised by a registered nurse or licensed practical nurse;

    --  it keeps daily medical records of each patient;

    --  it controls and records all medications dispensed; and

    --  its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following the such participation.

In instances where a withdrawal charge applies, other than where the participant`s participation under the contract is terminated, in order to give a participant the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from the account value attributable to a participant under the contract. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options in order of the earliest maturity date(s). If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case a participant terminates participation under the contract, we will pay the account value attributable to the participant under the contract after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the account value attributable to a participant under the contract during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from the account value attributable to a participant under the contract during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made by the participant during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

FORFEITED ANNUITY ACCOUNT VALUE. If a portion of a participant`s annuity account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.


13. THE FIRST BULLET UNDER "CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 44 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


o Annual contributions made through the employer`s payroll, which may include a participant`s salary reduction contributions and employer contributions. Some employer contributions may be subject to forfeiture under an employer`s plan.



14. THE FOLLOWING IS ADDED TO END OF THE FIRST BULLET UNDER "ANNUAL CONTRIBUTIONS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 45:

Employer contributions subject to forfeiture are not taken into account until vested for this formula. Therefore, previously contributed funds may affect the amount available to be contributed under this formula.


15. THE FOLLOWING IS ADDED TO THE END OF THE SECOND BULLET UNDER "ANNUAL CONTRIBUTIONS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 45:

Employer contributions subject to forfeiture are taken into account under this formula.


16. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" IN THE PROSPECTUS AT PAGE 46:

The plan may also impose withdrawal restrictions on employer contributions and related earnings.


17. THE SECOND PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" IN THE PROSPECTUS AT PAGE 46 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract, these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.


18. INVESTMENT PERFORMANCE. Page 64 of the Prospectus describes certain measurements of investment performance of the variable investment options and/or the portfolios in which they invest. The table following that discussion may be of general interest. Since charges under the EQUI-VEST(R) Vantage(SM) contract, as well as the series of contracts described in the Prospectus, vary, the tables on page 64 of the Prospectus assume for the highest charges that might apply. The maximum charges that might apply under the EQUI-VEST(R) Vantage(SM) contract (including the charge for the optional enhanced death benefit) are lower than the charges used in computing the investment performance in the Prospectus table.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge of 0.90%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.






EQUIVEST VANTAGE CONTRACTS UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH
VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME
ON OR AFTER DECEMBER 31, 2001.

----------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                                  1999        2000        2001
----------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
  Unit value                                                  $ 106.50    $  91.46    $  67.82
  Number of units outstanding (000's)                              127         126          35
 EQ/ALLIANCE COMMON STOCK
  Unit value                                                  $ 130.14    $ 110.60    $  97.85
  Number of units outstanding (000's)                              233         224          54
 EQ/ALLIANCE GLOBAL
  Unit value                                                  $ 139.76    $ 112.39    $  88.80
  Number of units outstanding (000's)                               13          15           5
 EQ/ALLIANCE GROWTH AND INCOME
  Unit value                                                  $ 122.29    $ 131.71    $ 128.51
  Number of units outstanding (000's)                               14          16           5
 EQ/ALLIANCE GROWTH INVESTORS
  Unit value                                                  $ 129.93    $ 119.83    $ 103.75
  Number of units outstanding (000's)                               18          22           2
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
  Unit value                                                  $ 102.33    $ 110.43    $ 118.06
  Number of units outstanding (000's)                                3           3          --
 EQ/ALLIANCE INTERNATIONAL
  Unit value                                                  $ 131.34    $ 100.03    $  76.02
  Number of units outstanding (000's)                                4           4           1
 EQ/ALLIANCE MONEY MARKET
  Unit value                                                  $ 105.79    $ 111.13    $ 114.06
  Number of units outstanding (000's)                                1           3           1
 EQ/ALLIANCE PREMIER GROWTH
  Unit value                                                  $ 116.55    $  94.27    $  70.28
  Number of units outstanding (000's)                                1           6          --
 EQ/ALLIANCE QUALITY BOND
  Unit value                                                  $ 100.33    $ 110.65    $ 118.44
  Number of units outstanding (000's)                                2           2           1
 EQ/ALLIANCE SMALL CAP GROWTH
  Unit value                                                  $ 110.37    $ 124.31    $ 106.88
  Number of units outstanding (000's)                                5          12           2
 EQ/ALLIANCE TECHNOLOGY
  Unit value                                                        --    $  66.31    $  49.65
  Number of units outstanding (000's)                               --           5           2
 EQ/AXP NEW DIMENSIONS
  Unit value                                                        --    $  82.99    $  69.48
  Number of units outstanding (000's)                               --          --          --
 EQ/AXP STRATEGY AGGRESSIVE
  Unit value                                                        --    $  62.21    $  41.02
  Number of units outstanding (000's)                               --          --          --
 EQ/BALANCED
  Unit value                                                  $ 121.00    $ 118.02    $ 114.50
  Number of units outstanding (000's)                               65          66          22
----------------------------------------------------------------------------------------------------


EQUIVEST VANTAGE CONTRACTS (CONTINUED) UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.

----------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                                  1999         2000        2001
----------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
  Unit value                                                        --           --    $  95.39
  Number of units outstanding (000's)                               --           --           1
 EQ/CALVERT SOCIALLY RESPONSIBLE
  Unit value                                                  $ 107.76     $ 103.69    $  87.65
  Number of units outstanding (000's)                               --           --          --
 EQ/CAPITAL GUARDIAN RESEARCH
  Unit value                                                  $ 106.96     $ 112.26    $ 109.00
  Number of units outstanding (000's)                               --           --          --
 EQ/CAPITAL GUARDIAN U.S. EQUITY
  Unit value                                                  $ 101.79     $ 104.51    $ 101.25
  Number of units outstanding (000's)                               --           --          --
 EQ/EMERGING MARKETS EQUITY
  Unit value                                                  $ 198.84     $ 118.14    $ 111.05
  Number of units outstanding (000's)                                2            2          --
 EQ/EQUITY 500 INDEX
  Unit value                                                  $ 125.64     $ 112.30    $  97.75
  Number of units outstanding (000's)                               53           55           7
 EQ/EVERGREEN OMEGA
  Unit value                                                  $ 106.75     $  93.40    $  76.81
  Number of units outstanding (000's)                               --           --          --
 EQ/FI MID CAP
  Unit value                                                        --     $ 100.13    $  85.92
  Number of units outstanding (000's)                               --           --          --
 EQ/FI SMALL/MID CAP VALUE
  Unit value                                                  $ 103.94     $ 108.31    $ 111.62
  Number of units outstanding (000's)                                3            3           1
 EQ/HIGH YIELD
  Unit value                                                  $  85.66     $  77.34    $  77.17
  Number of units outstanding (000's)                                5            5           1
 EQ/JANUS LARGE CAP GROWTH
  Unit value                                                        --     $  84.07    $  64.18
  Number of units outstanding (000's)                               --           --          --
 EQ/MARSICO FOCUS
  Unit value                                                        --           --    $ 105.94
  Number of units outstanding (000's)                               --           --          --
 EQ/MERCURY BASIC VALUE EQUITY
  Unit value                                                  $ 113.77     $ 126.07    $ 131.84
  Number of units outstanding (000's)                                1            2           1
 EQ/MFS EMERGING GROWTH COMPANIES
  Unit value                                                  $ 166.37     $ 133.82    $  87.46
  Number of units outstanding (000's)                                7           17           3
 EQ/MFS INVESTORS TRUST
  Unit value                                                  $ 104.65     $ 102.99    $  85.75
  Number of units outstanding (000's)                               --           --          --
 EQ/MFS RESEARCH
  Unit value                                                  $ 123.09     $ 115.57    $  89.54
  Number of units outstanding (000's)                                4            6           1
 EQ/PUTNAM GROWTH & INCOME VALUE
  Unit value                                                  $  98.44     $ 104.17    $  96.20
  Number of units outstanding (000's)                                2            2          --
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
  Unit value                                                  $ 134.15     $ 108.11    $  83.75
  Number of units outstanding (000's)                                2            4          --
----------------------------------------------------------------------------------------------------

EQUI-VEST(R)
Supplement dated May 1, 2002
to EQUI-VEST(R) Employer-Sponsored
Retirement Programs

SUPPLEMENT PROSPECTUS DATED MAY 1, 2002


EQUI-VEST(R) TSA contracts (Series 100) offered to Employees of certain non-profit organizations within the State of Oregon

THE EQUITABLE LIFE ASSURANCE SOCIETY
OF THE UNITED STATES
1290 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10104

--------------------------------------------------------------------------------

This Supplement adds to and modifies certain information contained in the Prospectus or Supplement to Prospectus dated May 1, 2002 ("Prospectus") for the EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts issued by The Equitable Life Assurance Society of the United States ("Equitable Life").

We will offer the EQUI-VEST(R) series 100 contracts, as described below ("Modified Oregon TSA Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) ("Section 403(b) plans") sponsored by certain Section 501(c)(3) non-profit organizations, within the State of Oregon ("employer"). Modified Oregon TSA Contracts will be available only when an employer (i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.

This Supplement describes the material differences between the series 100 contracts described in the Prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of EQ Advisors Trust and AXA Premier VIP Trust (the "Trusts") available under Modified Oregon TSA Contract include 12b-1 fees among their charges. The series 100 contracts described in the Prospectus include Class IA/A shares, which are not subject to 12b-1 fees and are not offered under Modified Oregon TSA Contracts.


This Supplement should be read together with the Prospectus. For purposes of this Supplement, the term "annuitant" refers to holders of current contracts (contract number 11947CT-I and certificate number 11934T) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus. Modified Oregon TSA Contracts became available on February 9, 2001.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information," in the Prospectus.)

THE FIRST BULLET IN "FEES AND CHARGES" UNDER "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE - KEY FEATURES" SECTION IN THE PROSPECTUS HAS BEEN MODIFIED FOR OREGON TSA CONTRACTS, AS FOLLOWS:


We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.




                   FOR USE ONLY IN THE STATE OF OREGON                     E3825

-----   ------------------------------------------------------------------------
  2


FEE TABLE. The following fee table is applicable to Modified Oregon TSA Contracts. Please also see the discussion of the modifications to "Charges and expenses" set forth later in this Supplement.


--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Mortality and expense risks(1)                                         0.65%
Other expenses(2)                                                      0.25%
                                                                       -----
Total Separate Account A annual expenses(3)                            0.90%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Annual administrative charge

  If your account value is less than $25,000      $30 or 2% of your account
  on the last day of your contract year           value, if less

  If your account value is $25,000 or more        $0
  on the last day of your contract year

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Maximum withdrawal charge(4)                     6%
--------------------------------------------------------------------------------


For EQ Advisors Trust annual expenses, see the "Fee Table" section in the Prospectus.


THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



----------------------------------------------------------------------------------------------------------------------
                                                                                       Other
                                                         Management                   expenses     Net total annual
                                                         Fees (After                   (After       expenses (After
                                                          expense        12b-1        expense           expense
                    Portfolio Name                     limitation)(5)    Fees(6)   limitation)(7)   limitation)(8)
----------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                                  0.00%         0.25%         0.70%            0.95%
AXA Premier VIP Health Care*                                0.44%         0.25%         1.16%            1.85%
AXA Premier VIP International Equity*                       0.62%         0.25%         0.93%            1.80%
AXA Premier VIP Large Cap Core Equity*                      0.17%         0.25%         0.93%            1.35%
AXA Premier VIP Large Cap Growth*                           0.31%         0.25%         0.79%            1.35%
AXA Premier VIP Large Cap Value*                            0.08%         0.25%         1.02%            1.35%
AXA Premier VIP Small/Mid Cap Growth*                       0.42%         0.25%         0.93%            1.60%
AXA Premier VIP Small/Mid Cap Value*                        0.20%         0.25%         1.15%            1.60%
AXA Premier VIP Technology*                                 0.58%         0.25%         1.02%            1.85%
----------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                         0.61%         0.25%         0.08%            0.94%
EQ/Alliance Common Stock                                    0.46%         0.25%         0.07%            0.78%
EQ/Alliance Global                                          0.73%         0.25%         0.12%            1.10%



                      FOR USE ONLY IN THE STATE OF OREGON

---------------------------------------------------------------------   --------
                                                                             3

----------------------------------------------------------------------------------------------------------------------
                                                                                       Other
                                                         Management                   expenses     Net total annual
                                                         Fees (After                   (After       expenses (After
                                                          expense        12b-1        expense           expense
                   Portfolio Name                      limitation)(5)    Fees(6)   limitation)(7)   limitation)(8)
----------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                               0.57%         0.25%         0.06%            0.88%
EQ/Alliance Growth Investors                                0.57%         0.25%         0.06%            0.88%
EQ/Alliance Intermediate Government Securities              0.50%         0.25%         0.12%            0.87%
EQ/Alliance International                                   0.85%         0.25%         0.25%            1.35%
EQ/Alliance Money Market                                    0.33%         0.25%         0.07%            0.65%
EQ/Alliance Premier Growth                                  0.84%         0.25%         0.06%            1.15%
EQ/Alliance Quality Bond                                    0.53%         0.25%         0.07%            0.85%
EQ/Alliance Small Cap Growth                                0.75%         0.25%         0.06%            1.06%
EQ/Alliance Technology                                      0.82%         0.25%         0.08%            1.15%
EQ/AXP New Dimensions                                       0.00%         0.25%         0.70%            0.95%
EQ/AXP Strategy Aggressive                                  0.00%         0.25%         0.75%            1.00%
EQ/Balanced                                                 0.57%         0.25%         0.08%            0.90%
EQ/Bernstein Diversified Value                              0.61%         0.25%         0.09%            0.95%
EQ/Calvert Socially Responsible                             0.00%         0.25%         0.80%            1.05%
EQ/Capital Guardian International                           0.66%         0.25%         0.29%            1.20%
EQ/Capital Guardian Research                                0.55%         0.25%         0.15%            0.95%
EQ/Capital Guardian U.S. Equity                             0.59%         0.25%         0.11%            0.95%
EQ/Emerging Markets Equity                                  0.87%         0.25%         0.68%            1.80%
EQ/Equity 500 Index                                         0.25%         0.25%         0.06%            0.56%
EQ/Evergreen Omega                                          0.00%         0.25%         0.70%            0.95%
EQ/FI Mid Cap                                               0.48%         0.25%         0.27%            1.00%
EQ/FI Small/Mid Cap Value                                   0.74%         0.25%         0.11%            1.10%
EQ/High Yield                                               0.60%         0.25%         0.07%            0.92%
EQ/International Equity Index                               0.35%         0.25%         0.50%            1.10%
EQ/J.P. Morgan Core Bond                                    0.44%         0.25%         0.11%            0.80%
EQ/Janus Large Cap Growth                                   0.76%         0.25%         0.14%            1.15%
EQ/Lazard Small Cap Value                                   0.72%         0.25%         0.13%            1.10%
EQ/Marsico Focus*                                           0.00%         0.25%         0.90%            1.15%
EQ/Mercury Basic Value Equity                               0.60%         0.25%         0.10%            0.95%
EQ/MFS Emerging Growth Companies                            0.63%         0.25%         0.09%            0.97%
EQ/MFS Investors Trust                                      0.58%         0.25%         0.12%            0.95%
EQ/MFS Research                                             0.63%         0.25%         0.07%            0.95%
EQ/Putnam Growth & Income Value                             0.57%         0.25%         0.13%            0.95%
EQ/Putnam International Equity                              0.71%         0.25%         0.29%            1.25%
EQ/Putnam Voyager                                           0.62%         0.25%         0.08%            0.95%
EQ/Small Company Index                                      0.25%         0.25%         0.35%            0.85%


Notes:


*   Subject to state availability.

(1) A portion of this change is for providing the death benefit.

(2) This charge is for financial accounting and other administrative services relating to the contract.



                      FOR USE ONLY IN THE STATE OF OREGON

-----   ------------------------------------------------------------------------
  4


(3) Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of .90%.


(4) This charge is 6% generally declining for the first through 12 contract years. The total of all withdrawal charges may not exceed 8% of all withdrawn contributions that were made in the current and nine prior years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.


(5) The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectuses for each of the Trusts. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation agreement did not result in a fee waiver or reimbursement.


                      FOR USE ONLY IN THE STATE OF OREGON

---------------------------------------------------------------------   --------
                                                                           5


------------------------------------------------------------
                                                 Other
                               Management       expenses
                              Fees (before    (before any
                                 any fee      fee waivers
                             waivers and/or      and/or
                                 expense        expense
       Portfolio Name        reimbursements) reimbursements)
------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------
AXA Premier VIP Core Bond         0.60%           0.84%
AXA Premier VIP Health Care       1.20%           1.16%
AXA Premier VIP
International Equity              1.05%           0.93%
AXA Premier VIP Large Cap
Core Equity                       0.90%           0.93%
AXA Premier VIP Large Cap
Growth                            0.90%           0.79%
AXA Premier VIP Large Cap
Value                             0.90%           1.02%
AXA Premier VIP Small/Mid
Cap Growth                        1.10%           0.93%
AXA Premier VIP Small/Mid
Cap Value                         1.10%           1.15%
AXA Premier VIP Technology        1.20%           1.02%
------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------
EQ/Alliance Premier Growth        0.90%           0.06%
EQ/Alliance Technology            0.90%           0.08%
EQ/AXP New Dimensions             0.65%           1.06%
EQ/AXP Strategy Aggressive        0.70%           0.77%
------------------------------------------------------------




------------------------------------------------------------
                                                 Other
                               Management       expenses
                              Fees (before    (before any
                                 any fee      fee waivers
                             waivers and/or      and/or
                                 expense        expense
       Portfolio Name        reimbursements) reimbursements)
------------------------------------------------------------
EQ/Bernstein Diversified Value    0.65%           0.09%
EQ/Calvert Socially Responsible   0.65%           1.46%
EQ/Capital Guardian International 0.85%           0.29%
EQ/Capital Guardian Research      0.65%           0.15%
EQ/Capital Guardian U.S. Equity   0.65%           0.11%
EQ/Emerging Markets Equity        1.15%           0.68%
EQ/Evergreen Omega                0.65%           0.99%
EQ/FI Mid Cap                     0.70%           0.27%
EQ/FI Small/Mid Cap Value         0.75%           0.11%
EQ/International Equity Index     0.35%           0.50%
EQ/J.P. Morgan Core Bond          0.45%           0.11%
EQ/Janus Large Cap Growth         0.90%           0.14%
EQ/Lazard Small Cap Value         0.75%           0.13%
EQ/Marsico Focus                  0.90%           2.44%
EQ/MFS Investors Trust            0.60%           0.12%
EQ/MFS Research                   0.65%           0.07%
EQ/Putnam Growth & Income
Value                             0.60%           0.13%
EQ/Putnam International Equity    0.85%           0.29%
EQ/Putnam Voyager                 0.65%           0.08%
------------------------------------------------------------



The prospectuses for each Trust is attached at the end of the Prospectus.

THE SECTION ENTITLED "CHARGES UNDER THE CONTRACTS" UNDER "CHARGES AND EXPENSES"
SECTION IN THE PROSPECTUS HAS BEEN MODIFIED AS FOLLOWS:


MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.


CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:


We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.


WITHDRAWAL CHARGE FOR SERIES 100 CONTRACTS. In addition to the exceptions to the withdrawal charges applicable to TSA contracts discussed under "For SEP, SARSEP, SIMPLE IRA, TSA, EDC and Annuitant-Owned HR-10 contracts" in the



                      FOR USE ONLY IN THE STATE OF OREGON

-----   ------------------------------------------------------------------------
 6


above-noted section in the Prospectus, the following will apply under Modified Oregon TSA Contracts:


o the annuitant retires pursuant to the terms of the Plan or separates from service;

o the annuitant has been diagnosed and certified in writing, by each of a United States licensed attending physician and independent physician, to be unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months; or in the case of an individual who has turned age 55 and is blind, inability by reason of blindness, to engage in substantial gainful activity requiring skills, or abilities comparable to those of any gainful activity in which he has previously engaged with some regularity and over a substantial period of time. The term "blindness" shall mean the central visual keenness of 20/200 or less in the better eye with use of a correcting lens. An eye which is accompanied by a limitation in the fields of vision, such that the wider diameter of the visual field beneath an angle no greater than 20 degrees, shall be considered for purposes of this paragraph as having a central visual keenness of 20/200 or less; or

o we receive proof satisfactory to us that the annuitant's life expectancy is six months or less (this proof must include certification by a licensed physician in the United States); or

o the annuitant elects a withdrawal that qualifies as a hardship withdrawal under federal income tax rules. A hardship withdrawal is a distribution that is made on account of an immediate and heavy financial need of the annuitant and the distribution is not in excess of the amount necessary to satisfy such financial need; or

o the annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a physician licensed in the United States. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located. It must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:

    o its main function is to provide skilled, intermediate or custodial nursing care;

    o  it provides continuous room and board to three or more persons;

    o  it is supervised by a registered nurse or a practical nurse;

    o  it keeps daily medical records of each patient;

    o  it controls and records all medications dispensed; and

    o  its primary service is other than to provide housing for residents.

                      FOR USE ONLY IN THE STATE OF OREGON

-------------------------------------------------------------------     --------
                                                                            7

CONDENSED FINANCIAL INFORMATION


The unit values and number of units outstanding shown below, as of December 31,2001, are for contracts offered under Separate Account A with the same asset based charge of 0.90%

EQUI-VEST(R) MODIFIED OREGON TSA CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.




                                                   FOR THE YEARS ENDING DECEMBER 31,
                                              ----------------------------------------------------
                                              ----------------------------------------------------
                                                       1999               2000               2001
--------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------
Unit value                                          $106.50            $ 91.46            $ 67.82
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     127                126                 35
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------
Unit value                                          $130.14            $110.60            $ 97.85
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     233                224                 54
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------
Unit value                                          $139.76            $112.39            $ 88.80
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      13                 15                  5
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------
Unit value                                          $122.29            $131.71            $128.51
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      14                 16                  5
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------
Unit value                                          $129.93            $119.83            $103.75
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                      18                 22                  2
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------------------------
Unit value                                          $102.33            $110.43            $118.06
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       3                  3                 --
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------
Unit value                                          $131.34            $100.03            $ 76.02
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       4                  4                  1
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------
Unit value                                          $105.79            $111.13            $114.06
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       1                  3                  1
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------
Unit value                                          $116.55            $ 94.27            $ 70.28
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       1                  6                 --
--------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------
Unit value                                          $100.33            $110.65            $118.44
--------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       2                  2                  1
--------------------------------------------------------------------------------------------------




                      FOR USE ONLY IN THE STATE OF OREGON

------  ------------------------------------------------------------------------
  8


                                                    For the years ending December 31,
                                               ----------------------------------------------------
                                               ----------------------------------------------------
                                                        1999               2000               2001
---------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------
Unit value                                           $110.37            $124.31            $106.88
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        5                 12                  2
---------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY
---------------------------------------------------------------------------------------------------
Unit value                                                --            $ 66.31            $ 49.65
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                  5                  2
---------------------------------------------------------------------------------------------------
EQ/AXP NEW DIMENSIONS
---------------------------------------------------------------------------------------------------
Unit value                                                --            $ 82.99            $ 69.48
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/AXP STRATEGY AGGRESSIVE
---------------------------------------------------------------------------------------------------
Unit value                                                --            $ 62.21            $ 41.02
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/BALANCED
---------------------------------------------------------------------------------------------------
Unit value                                           $121.00            $118.02            $114.50
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       65                 66                 22
---------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE
---------------------------------------------------------------------------------------------------
Unit value                                                --                 --            $ 95.39
---------------------------------------------------------------------------------------------------
Number of units outstanding (000s)                        --                 --                  1
---------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------
Unit value                                           $107.76            $103.69            $ 87.65
---------------------------------------------------------------------------------------------------
Number of units outstanding (000s)                        --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------
Unit value                                           $106.96            $112.26            $109.00
---------------------------------------------------------------------------------------------------
Number of units outstanding (000s)                        --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S. EQUITY
---------------------------------------------------------------------------------------------------
Unit value                                           $101.79            $104.51            $101.25
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY
---------------------------------------------------------------------------------------------------
Unit value                                           $198.84            $118.14            $111.05
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        2                  2                 --
---------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------
Unit value                                           $125.64            $112.30            $ 97.75
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       53                 55                  7
---------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
---------------------------------------------------------------------------------------------------
Unit value                                           $106.75            $ 93.40            $ 76.81
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/FI MID CAP
---------------------------------------------------------------------------------------------------
Unit value                                                --            $100.13            $ 85.92
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------


                      FOR USE ONLY IN THE STATE OF OREGON

-------------------------------------------------------------------     --------
                                                                            9


                                                    For the years ending December 31,
                                               ----------------------------------------------------
                                               ----------------------------------------------------
                                                        1999               2000               2001

---------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE
---------------------------------------------------------------------------------------------------
Unit value                                           $103.94            $108.31            $111.62
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        3                  3                  1
---------------------------------------------------------------------------------------------------
EQ/HIGH YIELD
---------------------------------------------------------------------------------------------------
Unit value                                           $ 85.66            $ 77.34            $ 77.17
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        5                  5                  1
---------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH
---------------------------------------------------------------------------------------------------
Unit value                                                --            $ 84.07            $ 64.18
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS
---------------------------------------------------------------------------------------------------
Unit value                                                --                 --            $105.94
---------------------------------------------------------------------------------------------------
Number of units outstanding (000s)                        --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------
Unit value                                           $113.77            $126.07            $131.84
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        1                  2                  1
---------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH COMPANIES
---------------------------------------------------------------------------------------------------
Unit value                                           $166.37            $133.82            $ 87.46
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        7                 17                  3
---------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST
---------------------------------------------------------------------------------------------------
Unit value                                           $104.65            $102.99            $ 85.75
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                       --                 --                 --
---------------------------------------------------------------------------------------------------
EQ/MFS RESEARCH
---------------------------------------------------------------------------------------------------
Unit value                                           $123.09            $115.57            $ 89.54
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        4                  6                  1
---------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
---------------------------------------------------------------------------------------------------
Unit value                                           $ 98.44            $104.17            $ 96.20
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        2                  2                 --
---------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE INTERNATIONAL STOCK
---------------------------------------------------------------------------------------------------
Unit value                                           $134.15            $108.11            $ 83.75
---------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                        2                  4                 --
---------------------------------------------------------------------------------------------------


                      FOR USE ONLY IN THE STATE OF OREGON

-----   ------------------------------------------------------------------------
 10


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.



                                                For the years ending December 31,
                                              -------------------------------------------------
                                              -------------------------------------------------
                                                    1999               2000               2001
-----------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND
-----------------------------------------------------------------------------------------------
Unit value                                       $100.33            $110.65            $118.44
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    2                  2                  1
-----------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------
Unit value                                       $110.37            $124.31            $106.88
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    3                 12                  2
-----------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY
-----------------------------------------------------------------------------------------------
Unit value                                       $100.00            $ 66.31            $ 49.65
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                  5                 --
-----------------------------------------------------------------------------------------------
EQ/AXP NEW DIMENSIONS
-----------------------------------------------------------------------------------------------
Unit value                                       $100.00            $ 82.99            $ 69.48
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --                 --
-----------------------------------------------------------------------------------------------
EQ/AXP STRATEGY AGGRESSIVE
-----------------------------------------------------------------------------------------------
Unit value                                       $100.00            $ 62.21            $ 41.02
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --                 --
-----------------------------------------------------------------------------------------------
EQ/BALANCED
-----------------------------------------------------------------------------------------------
Unit value                                       $121.00            $118.02            $ 99.46
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   65                 66                 22
-----------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE
-----------------------------------------------------------------------------------------------
Unit value                                            --                 --            $ 95.39
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --
-----------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
-----------------------------------------------------------------------------------------------
Unit value                                       $107.76            $103.69            $ 87.65
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --                 --
-----------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------------------------------
Unit value                                       $106.96            $112.26            $109.00
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --                 --
-----------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S. EQUITY
-----------------------------------------------------------------------------------------------
Unit value                                       $101.79            $104.51            $101.25
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                   --                 --                 --
-----------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY
-----------------------------------------------------------------------------------------------
Unit value                                       $198.84            $118.14            $111.04
-----------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    2                  2                 --
-----------------------------------------------------------------------------------------------



                      FOR USE ONLY IN THE STATE OF OREGON

---------------------------------------------------------------------   --------
                                                                           11


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2001.




                                                 For the years ending December 31,
                                                ------------------------------------------------
                                                ------------------------------------------------
                                                     1999               2000               2001
------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------
Unit value                                        $125.64            $112.30            $ 97.75
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    53                 55                  7
------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
------------------------------------------------------------------------------------------------
Unit value                                        $106.75            $ 93.40            $ 76.81
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    --                 --                 --
------------------------------------------------------------------------------------------------
EQ/FI MID CAP
------------------------------------------------------------------------------------------------
Unit value                                        $100.00            $100.13            $ 85.92
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    --                 --                 --
------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------
Unit value                                        $103.94            $108.31            $111.62
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     3                  3                  1
------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------------------------------------------
Unit value                                        $100.00            $ 84.07            $ 64.18
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    --                 --                 --
------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS
------------------------------------------------------------------------------------------------
Unit value                                             --                 --            $105.94
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    --                 --                 --
------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------
Unit value                                        $113.77            $126.07            $131.84
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     1                  2                  1
------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------
Unit value                                        $166.37            $133.82            $ 87.46
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     7                 17                  3
------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST
------------------------------------------------------------------------------------------------
Unit value                                        $104.65            $102.99            $ 85.75
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                    --                 --                 --
------------------------------------------------------------------------------------------------
EQ/MFS RESEARCH
------------------------------------------------------------------------------------------------
Unit value                                        $123.09            $115.57            $ 89.54
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     4                  6                  1
------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------------------------------
Unit value                                        $ 98.44            $104.17            $ 96.20
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     2                  2                 --
------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------
Unit value                                        $134.15            $108.11            $ 83.75
------------------------------------------------------------------------------------------------
Number of units outstanding (000's)                     2                  4                 --
------------------------------------------------------------------------------------------------




                      FOR USE ONLY IN THE STATE OF OREGON

The Equitable Life Assurance Society Of The United States

SUPPLEMENT DATED MAY 1, 2002
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002

FOR EMPLOYEES OF EMPLOYERS ASSOCIATED WITH REALTY ONE


--------------------------------------------------------------------------------
This Supplement modifies certain information contained in the prospectus or supplement to prospectus dated May 1, 2002 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Realty One, a real estate brokerage firm, on the basis described in the Prospectus, except that the Withdrawal Charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.


The annual administrative charge is waived.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information," in the Prospectus).

The Equitable Life Assurance Society Of The United States

SUPPLEMENT DATED MAY 1, 2002
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002

EQUI-VEST(R) TSA CONTRACTS
(SERIES 100 AND SERIES 200)
OFFERED TO CERTAIN PUBLIC SCHOOL EMPLOYEES WITHIN THE STATE OF INDIANA



--------------------------------------------------------------------------------
This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2002 ("Prospectus") for Equi-Vest(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 TSA Contracts, as described below ("Modified TSA Contracts"), to certain participants in plans that meet the requirements of Internal Revenue Code Section 403(b) (referred to as Section 403(b) Plans) sponsored by a public education institution described in "Tax information" under "Tax-Sheltered annuity arrangements (TSAs)" as
Section 403(b) Plans sponsored by a public education institution described in
Section 403(b)(1)(A)(ii) of the Code within the State of Indiana ("Employer"). Modified TSA Contracts will be available only when an Employer makes contributions for employees participating in Section 403(b) Plans (whether in addition to, or instead of, employee salary reduction or elective deferral contributions, as applicable) and has entered into an agreement with Equitable Life that permits Equitable Life to offer to you Modified TSA Contracts as a funding vehicle for your Employer's Section 403(b) Plan ("Modified TSA Agreement"). Terms not otherwise defined in this Supplement have the same meaning as in the Prospectus.


Modified TSA Contracts are offered to participants on the same basis and under the same terms and conditions described in the Prospectus as applicable to the EQUI-VEST(R) TSA Series 100 and Series 200 Contracts, except for certain material differences described in this Supplement.


EXCEPTIONS TO WITHDRAWAL CHARGE. Your Employer may notify us of its termination of a Modified TSA Agreement during the seven-day period ("Employer Window Period") starting on the fifth anniversary of the initial Modified TSA Contract purchased pursuant to a Modified TSA Agreement. If your Employer terminates its Modified TSA Agreement during an Employer Window Period, then you will have a 30-day period ("Annuitant Window Period"), starting on the first business day after the end of an Employer Window Period, during which to notify our Processing Office, in writing, whether you desire to terminate your Modified TSA Contract and transfer your Modified TSA Contract's account value to a successor funding vehicle without a withdrawal charge being applied.

Accordingly, the Prospectus section entitled "Charges under the contracts" in "Charges and expenses" has been revised to add the following waiver:


No charge will be applied to any amount withdrawn from your Modified TSA Contract if your Employer terminates its Modified TSA Agreement with us; and within the 30-day Annuitant Window Period, you choose to transfer the account value under your Modified TSA Contract to a successor funding vehicle.

Your opportunity to transfer your account value without paying a withdrawal charge is wholly dependent upon your Employer providing you with timely notice of the termination of its Modified TSA Agreement with us and notifying you of the Annuitant Window Period.


Equitable Life is not obligated to provide you with information relating to your Employer's decision to terminate its Modified TSA Agreement.


You are not required to make such a transfer and you may decide to continue your Modified TSA Contract even if your Employer terminates its Modified TSA Agreement.

                      FOR USE ONLY IN THE STATE OF INDIANA



888-                                                                       E3820

-----   ------------------------------------------------------------------------
  2


GUARANTEED INTEREST OPTION RATES. Until the start of the Employer Window Period, all Modified TSA Contracts held by Annuitants of one Employer ("Unit") will be credited with a current rate of interest in the Guaranteed Interest Option up to 0.50% lower than the current rate for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer. Equitable Life reserves the right to apply different interest percentage rates to Units, at its discretion, based upon variances in Unit experience, expenses and other factors. The current rate credited under Modified TSA Contracts, however, will never be lower than the minimum guaranteed rates under all EQUI-VEST(R) Series 100 and Series 200 TSA Contracts. See "Your contract's value in the guaranteed interest option" under "Determining your contract's value" in the Prospectus.


Once the Employer Window Period begins, the rates for any Modified TSA Contract within a Unit will be the same as the rates in effect for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer.

ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge under Modified TSA Contracts may be reduced or waived when participant services are performed at a modified or minimum level under a Modified TSA Agreement. This annual administrative charge may continue to be reduced or waived even if your Employer terminates its Modified TSA Agreement with us. Any reduction or waiver to an annual administrative charge will not be unfairly discriminatory. See "Charges and expenses" in the Prospectus.




Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information" in the Prospectus.



                      FOR USE ONLY IN THE STATE OF INDIANA



                                                                        E3820

The Equitable Life Assurance Society Of The United States


SUPPLEMENT DATED MAY 1, 2002
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002


--------------------------------------------------------------------------------

This supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2002 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer a modified version of its EQUI-VEST(R) Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:


o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Agreement is as follows:


       Contract Year(s)                 Charge
  --------------------------- ---------------------------
           1                           6%
           2                           5
           3                           4
           4                           3
           5                           2
           6+                          0

This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses."

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the withdrawal charge section in "Charges and expenses" has been revised to add the following waivers:


No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

-- The annuitant has separated from service, or

-- The annuitant makes a withdrawal at any time and qualifies to receive Social
   Security disability benefits as certified by the Social Security Administration or any successor agency, or

-- The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.


o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", in the prospectus.)

                     FOR USE ONLY IN THE STATE OF ILLINOIS


888-                                                                       E3819

The Equitable Life Assurance Society Of The United States

SUPPLEMENT DATED MAY 1, 2002
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002


--------------------------------------------------------------------------------

This supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2002 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST(R) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST(R) Prospectus include the following:


o Withdrawal Charge. The Withdrawal Charge schedule for the Modified TSA Contract is as follows:

    Contract Year(s)                    Charge
            1                             6%
            2                             5
            3                             4
            4                             3
            5                             2
            6+                            0


This table replaces the EQUI-VEST(R) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" in the Prospectus.



o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans, see "Loans from qualified plans and TSAs" under "Tax information" in the Prospectus.

o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the withdrawal charge section in "Charges and expenses" has been revised as follows:


   No charge will be applied to any amount withdrawn from the TSA Contract if:

    -- the annuitant has separated from service, or

    -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or


    -- the annuitant makes a withdrawal at any time and qualifies to receive
       Social Security disability benefits as certified by the Social Security Administration or any successor agency.

    -- The annuitant withdraws funds that were transferred on or after January
       18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than Equitable Life.


                     FOR USE ONLY IN THE STATE OF MARYLAND

                                                                           E3826

-----   ------------------------------------------------------------------------
  2

o ANNUAL ADMINISTRATIVE CHARGE. No annual administrative charge will be charged to participants in the Modified TSA Contract.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information" in the Prospectus.)

The Equitable Life Assurance Society Of The United States


SUPPLEMENT DATED MAY 1, 2002
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2002


FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA

--------------------------------------------------------------------------------

This Supplement modifies certain information contained in the Prospectus dated May 1, 2002 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the Withdrawal Charge and Annual Administrative Charge applicable to the Modified EDC Contracts will be as follows:


o Withdrawal Charge. The Withdrawal Charge ("WC") schedule for the Modified EDC Contract is as follows:

       CONTRACT YEAR(S)                   WC
  --------------------------- ---------------------------
           1                           6%
           2                           5
           3                           4
           4                           3
           5                           2
           6+                          0

This table replaces the table in the Prospectus under "Withdrawal charge for series 100 and 200 contracts" in "Charges and expenses."

No WC will apply in the event of the:
     -- Death
     -- Disability
     -- Separation from service from Allegheny County
     -- Retirement of the participant.

The annual administrative charge is waived.


Because you are purchasing an annuity contract to fund an employer sponsored retirement arrangement, under Section 457 of the Code, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information," in the Prospectus).

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
SUPPLEMENT DATED MAY 1, 2002, TO THE EQUI-VEST EMPLOYER-SPONSORED RETIREMENT PROGRAMS ("EQUI-VEST") PROSPECTUS AND THE TSA ADVANTAGE SUPPLEMENT ("SERIES 600")


--------------------------------------------------------------------------------

This supplement, which is for use in the state of Washington ONLY, modifies certain information in the above-referenced Prospectus and Supplement. Unless otherwise indicated, all other information in the Prospectus and Supplement remains unchanged. The modifications are as follows:

(1) All references to the "Fixed Maturity Options ("FMOs")" are deleted in their entirety. The contracts described in the above-referenced Prospectus and Supplement do not offer FMOs.*

*The incidental reference to "fixed maturity options" at the top of page 8 in the Series 600 Supplement, however, is not deleted.



(2) In "Charges and Expenses" under "Annual administrative charge," the seventh paragraph in the EQUI-VEST Prospectus and the fourth paragraph in the Series 600 Supplement are deleted in their entirety and replaced with the following:

         The charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.


(3)  APPLICABLE TO EQUI-VEST CONTRACTS ONLY:


     o All references to "Trusteed (sometimes referred to as "Unincorporated and/or Corporate Trusteed") contracts are deleted in their entirety. These contracts are not available through the above-referenced Prospectus.

     o In "Charges and Expenses" under "Withdrawal charge for Series 300 and 400 contracts," the following paragraph is added immediately following the first paragraph:

              For SIMPLE IRA contracts, in the case of surrenders, we will pay you the greater of (i ) the cash value, or (ii) the free withdrawal amount plus 94% of the remaining account value. For issue ages 60 and older, the percentage is 95% in the 5th contract year following a contribution; for issue ages under 60, the percentage is 94.5% in the 6th contract year following a contribution.

    o In "Charges and Expenses" under "Disability, terminal illness or confinement to a nursing home," the first bullet in the last paragraph is deleted in its entirety and replaced with the following:

            o after six (for SIMPLE IRA contracts, five) contract years and the annuitant is at least age 59-1/2; or










                     FOR USE IN THE STATE OF WASHINGTON ONLY




Form Number 888-1326A                                            Cat No. 129484
                                                                          E4032

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED MAY 1, 2002, TO THE EQUI-VEST ("SERIES 800") AND EQUI-VEST EXPRESS PROSPECTUSES
--------------------------------------------------------------------------------


This supplement, which is for use in the state of Washington ONLY, modifies certain information in the above-referenced Prospectuses. Unless otherwise indicated, all other information in the Prospectuses remains unchanged. The modifications are as follows:

(1) APPLICABLE TO SERIES 800 AND EQUI-VEST EXPRESS CONTRACTS:

    o All references to the "Fixed Maturity Options ("FMOs")" are deleted in their entirety. The contracts described in the above-referenced Prospectuses and Supplement do not offer FMOs.

(2) APPLICABLE TO SERIES 800 CONTRACTS ONLY:


    o All references to the "ratcheted death benefit" are deleted in their entirety. The contract described in the Series 800 Prospectus does not offer the ratcheted death benefit feature.


    o In "EQUI-VEST at a glance -- key features" under "Annuitant issue ages," all references to age "90" are changed to "85."


    o In "Contract features and benefits" under "How you can purchase and contribute to your contract," note the following changes:


        (1) Under each column heading entitled "Available for annuitant issue ages," the information presented is deleted in its entirety and replaced with the following:

            0 through 85

        (2) Under each column heading entitled "Limitations on contributions," the second and third bullets are deleted in their and entirety and replaced with the following single bullet:

            For annuitants age 84 through 85 at contract issue, additional contributions may be made up to one year beyond the annuitant's issue age.

        (3) The footnote, which is marked with an asterisk, immediately following the chart is deleted in its entirety and replaced with the following:

            * For traditional IRA contracts, the maximum issue age is 70, but we will issue up to age 85 if the contribution is a rollover contribution.

    o In "Accessing your money" under "Selecting an annuity payout option," paragraphs (i)-(iv) are deleted in their entirety and replaced with the following two paragraphs:

        (i) if the annuitant was not older than age 80 when the contract was issued, the contract anniversary that follows the annuitant's 90th birthday;

        (ii) if the annuitant was age 81 through 85 when the contract was issued, the contract anniversary that follows the annuitant's 95th birthday.


    o In "Charges and expenses" under "Annual administrative charge," the second paragraph is deleted in its entirety and replaced with the following:


        The charge is deducted pro rata from the variable investment options. If your account value is allocated 100% to the guaranteed interest option, the charge will be waived.


    o In "Charges and expenses" under "Withdrawal charges," the second sentence of the third paragraph is deleted and replaced with the following:


        In the case of surrenders, we will pay you the greater of (i) the cash value, or (ii) the free withdrawal amount plus 94% (95% in the fifth contract year if the annuitant was age 60 or over when the contract was issued) of the remaining account value.


                     FOR USE IN THE STATE OF WASHINGTON ONLY

Form Number 888-1326                                      Catalog Number 129481

                                                                    Job # X00359

    o In "Charges and expenses" the section entitled "Annuitant ages 86 through 90 when the contract is issued" is deleted in its entirety.



    o In "Charges and expenses" under "Disability, terminal illness, or confinement to nursing home," the last paragraph and two bullets are deleted in their entirety and replaced with the following heading and two bullets:


        For NQ, Traditional IRA, QP IRA and Roth IRA contracts, the withdrawal charge also does not apply in the following circumstances:

        o   after five contract years and the annuitant is at least age 59-1/2;
            or

        o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


                    FOR USE IN THE STATE OF WASHINGTON ONLY

The Equitable Life Assurance  Society of the United States


SUPPLEMENT DATED MAY 1, 2002, TO EQUI-VEST(R) SERIES 100 AND SERIES 200, EMPLOYER-SPONSORED RETIREMENT PROGRAMS, PROSPECTUS DATED MAY 1, 2002
--------------------------------------------------------------------------------



This supplement modifies certain information in the prospectus or supplements to prospectus dated May 1, 2002 (the "Prospectus") for EQUI-VEST(R) Employer-Sponsored Retirement programs, deferred variable annuity contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the "Modified EDC Agreement") only to participants in the EDC plan for Wayne County, Michigan. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST(R) Series 100 and Series 200 EDC contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.



1. EXCEPTIONS TO THE WITHDRAWAL CHARGE. Under the section titled, "For SEP, SARSEP, SIMPLE IRA, TSA, EDC and Annuitant-Owned HR-10 contracts," in "Withdrawal charge for series 100 and 200 contracts," the following exceptions are added:

     o    the Participant retires pursuant to terms of the Plan; or

     o    the Participant separates from service; or

     o the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and approved by the Plan; or

     o we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

     o the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally o disabled. Total disability is the Participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

          Written notice of claim must be given to us during the Participant's lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or
          (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

          The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the Certificate was issued or if the condition began within the 12 month period following the issuance of the Certificate.



2. ANNUAL ADMINISTRATIVE CHARGE. The following is added to the sixth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

     For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.



             FOR USE ONLY WITH WAYNE COUNTY, MICHIGAN EDC CONTRACTS

x00360



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.        Indemnification of Directors and Officers
                -----------------------------------------

                Equitable Life's By-Laws provide, in Article VII, as follows:

                7.4      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}


                The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.


Item 16.        Exhibits
                --------

                Exhibits No.
                ------------


                (1)        (a)      Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now AXA Advisors,
                                    LLC), Equitable and Equitable Variable
                                    Life Insurance Company, dated as of May 1,
                                    1994, incorporated by reference to Exhibit
                                    3.(c) to Registration Statement File
                                    No. 2-30070, previously filed on February
                                    14, 1995, refiled electronically on July 10,
                                    1998.

                           (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as
                                    Exhibit 1(c) to this Registration Statement
                                    No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

                           (c) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A, filed August 28, 1997.

                           (d) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on
                                    April 20, 2001.

                           (e) Distribution Agreement for services by AXA Network, LLC to The Equitable Life Assurance Society of the United States dated
                                    January 1, 2000 previously filed with this Registration Statement, File No. 33-89510, on April 20, 2001.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-64749 on December 5, 2001.



                (2)        Not applicable.


                (4)        (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on April
                                    24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement
                                    File No. 2-30070, refiled electronically
                                    July 10, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.


                           (e) Form of application used with the annuity contract identified above, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                           (f) Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g) Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (h) Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (i) Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (j) Form of data pages for EQUI-VEST Express No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(g) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k) Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (l) Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (m) Form of EQUI-VEST data pages, Form No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (n) Form of endorsement -- EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts) previously filed with this Registration Statement File No. 33-89510 on April 26, 2000.

                           (o) Form of Endorsement (No. 2001 ENJONQ) applicable to Non Qualified Certificates incorporated herein by reference to Exhibit 4(i) to Registration Statement File No. 333-81393 filed on form N-4 on April 19, 2001.

                           (p) Form of Endorsement (No. 2000 ENMVA) applicable to Market Value Adjustment Terms incorporated herein by reference to Exhibit 4(s) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (q) Form of Amendment (No. 2001 BCOTSA6) to Certificate 9412CAIB and Endorsement 96 ENTSAIL and 96 ENTSAILI incorporated herein by reference to Exhibit 4(u) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (r) Form of Amendment (No. 2001 BCOTSA2) to Equivest Series 2000 contract incorporated herein by reference to Exhibit 4(v) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                           (s) Form of Amendment (No 2001 BCOTSAI) to Certificate issued under Contract No. 11930T incorporated herein by reference to Exhibit 4(t) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                (5)        (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate
                                    General Counsel of Equitable, as to the
                                    legality of the securities being registered, previously filed with this Registration No.
                                    33-89510 on February 14, 1995, refiled
                                    electronically, July 10, 1998.

                           (b) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                           (c) Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (d) Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.

                (8)        Not applicable.

                (12)       Not applicable.

                (15)       Not applicable.

                (23)       Consent of PricewaterhouseCoopers LLP.

                (24)       (a)      Powers of Attorney previously filed with
                                    this Registration Statement, File No.
                                    33-89510 on April 26, 2000.

                           (b) Power of Attorney for Claus-Michael Dill previously filed with this Registration Statement, File No. 33-89510, on
                                    April 20, 2001.

                           (c) Power of Attorney for Christopher M. Condron incorporated herein by reference to
                                    Exhibit 10(c) to the Registration
                                    Statement, (File No. 333-61380) on
                                    Form N-4, May 22, 2001.

                           (d) Power of Attorney for Bruce W. Calvert incorporated herein by reference to
                                    Exhibit 23(f) to the Registration Statement on Form N-4 (File No. 333-67876),
                                    filed on August 17, 2001.


                (26)       Not applicable.

                (27)       Not applicable.

                (28)       Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)        To include any prospectus
                                               required by section 10(a)(3) of
                                               the Securities Act of 1933;

                                    (ii)       to reflect in the Prospectus any
                                               facts or events arising after the
                                               effective date of the
                                               registration statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the aggregate,
                                               represent a fundamental change in
                                               the information set forth in the
                                               registration statement;

                                    (iii)      To include any material
                                               information with respect to the
                                               plan distribution not previously
                                               disclosed in the registration
                                               statement of or any material
                                               change to such information in the
                                               registration statement;

                  The directors and officers of Equitable Life are insured under Policies issued by Lloyd's of London, X.L. Insurance Company and Ace Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 4, 2002.



                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Robin Wagner
                                           ----------------------
                                               Robin Wagner
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                   Chairman of the Board, Chief Executive
                                          Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                         Vice Chairman of the Board,
                                          Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                        Senior Vice President and
                                          Controller

*DIRECTORS:

Bruce W. Calvert           Jean-Rene Fourtou          George T. Lowy
Francoise Colloc'h         Norman C. Francis          Edward D. Miller
Christopher M. Condron     Donald J. Greene           Didier Pineau Valencienne
Henri de Castries          John T. Hartley            George J. Sella, Jr.
Claus-Michael Dill         John H.F. Haskell, Jr.     Peter J. Tobin
Joseph L. Dionne           Mary R. (Nina) Henderson   Stanley B. Tulin
Denis Duverne              W. Edwin Jarmain





*By: /s/ Robin Wagner
---------------------------
    Robin Wagner
    Attorney-in-Fact
    April 4, 2002

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------

23(a)      Consent of PricewaterhouseCoopers LLP.            EX-99.23a